                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                       FIRST VIRTUAL HOLDINGS INCORPORATED

--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

--------------------------------------------------------------------------------
     (Name of person(s) filing proxy statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22 (a) (2) of Schedule 14A.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies: Common Stock, $.001 par value
         (2)      Aggregate number of securities to which transaction applies:
                  6,000,000
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2.4065 based on the average of the high and low sales prices of the Registrant's Common Stock on August 28, 1998
         (4)      Proposed maximum aggregate value of transaction: $14,439,000
         (5)      Total fee paid: $2,887.80
[ ]      Fee paid previously with preliminary materials.
[X]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:  $2,887.80
         (2)      Form, Schedule, or Registration Statement No.:  000-21751
         (3)      Filing Party:  First Virtual Holdings Incorporated
         (4)      Date Filed: September 1, 1998

                                                                PRELIMINARY COPY

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON                , 1998

TO THE STOCKHOLDERS OF FIRST VIRTUAL HOLDINGS INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of First Virtual Holdings Incorporated, a Delaware corporation ("FV"), will be held on
            , 1998 at      a.m., local time, at FV's executive offices, 4104
Sorrento Valley Blvd., Suite 200, San Diego, California 92121 for the following purposes:

     1. To (i) approve and adopt the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of August 20, 1998, among FV, Email Publishing Inc., a Delaware corporation ("EPub"), EPub Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of FV ("Sub"), certain stockholders of EPub, and Chase Manhattan Bank & Trust Company, N.A., as escrow agent, and (ii) approve the merger of Sub with and into EPub pursuant to which EPub will become a wholly-owned subsidiary of FV and all outstanding shares of EPub capital stock will be converted into shares of FV common stock.

     2. To approve an amendment to FV's Amended and Restated Certificate of Incorporation that will change FV's corporate name to "MessageMedia, Inc."

     3. To approve an amendment to FV's Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of FV common stock from 40,000,000 to 100,000,000 shares.

     4. To amend FV's 1995 Stock Plan to increase the number of shares of common stock available for issuance thereunder by 2,000,000 shares to an aggregate of 6,000,000 shares.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 30, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may revoke your proxy at any time before it has been voted, and, if you attend the meeting, you may vote in person even if you have previously returned your proxy card. Thank you for your continued support.

                                          Sincerely,

                                          Lewis Silverberg
                                          Secretary

San Diego, California
            , 1998

[FV LOGO]                                                            [EPUB LOGO]

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                             EMAIL PUBLISHING INC.

                             INFORMATION STATEMENT

     First Virtual Holdings Incorporated, a Delaware corporation ("FV"), Email Publishing Inc., a Delaware corporation ("EPub"), EPub Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of FV ("Sub"), certain stockholders of EPub and Chase Manhattan Bank & Trust Company, N.A. ("Escrow Agent") have entered into an Agreement and Plan of Reorganization, dated as of August 20, 1998 (the "Reorganization Agreement"). The Reorganization Agreement sets forth the terms and conditions on which FV will assume control of EPub. The Reorganization Agreement calls for FV to acquire EPub by means of a merger of the Sub with and into EPub. As a result of the transaction, EPub will become a wholly-owned subsidiary of FV, the current stockholders of EPub will cease to be stockholders of EPub and all outstanding shares of common stock and preferred stock of EPub, $0.001 par value per share ("EPub Capital Stock"), will be converted into shares of the common stock of FV, $0.001 par value per share ("FV Common Stock") (all such actions referred to in the preceding two sentences is herein collectively defined as the "Merger").

     This Proxy Statement/Information Statement is being furnished to stockholders of FV in connection with the solicitation of proxies by the Board of Directors of FV (the "FV Board") for use at the special meeting of FV
stockholders to be held on             , 1998, at FV's executive offices, 4104
Sorrento Valley Blvd., Suite 200, San Diego, California 92121, commencing at
     a.m., local time, and at any adjournment or postponement thereof (the "FV Stockholders Meeting"). At the FV Stockholders Meeting, stockholders of FV will be asked to approve and adopt the Reorganization Agreement and approve the Merger. In addition, the stockholders of FV will be asked to (i) approve an amendment to FV's Certificate of Incorporation that will change FV's corporate name to "MessageMedia, Inc.", (ii) approve an amendment to FV's Certificate of Incorporation that will increase the number of authorized shares of FV Common Stock from 40,000,000 to 100,000,000 shares and (iii) amend FV's 1995 Stock Plan to increase the number of shares of FV Common Stock available for issuance thereunder by 2,000,000 shares to an aggregate of 6,000,000 shares. Stockholders of FV are requested to sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope enclosed for that purpose.

     This Proxy Statement/Information Statement is being furnished to the stockholders of EPub in connection with the solicitation of written consents from the stockholders of EPub. The stockholders of EPub are being asked to approve and adopt the Reorganization Agreement and approve the Merger. The stockholders of EPub are requested to sign, date and return the enclosed form of action by written consent of the stockholders as promptly as possible in the postage paid envelope enclosed for that purpose.
                            ------------------------

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/ INFORMATION STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. THE STOCKHOLDERS OF FV AND EPUB ARE URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/INFORMATION STATEMENT IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 19.
                            ------------------------

     This Proxy Statement/Information Statement and the accompanying proxy card or form of action by written consent are first being mailed to stockholders of
FV and EPub on or about             , 1998.

 THE DATE OF THIS PROXY STATEMENT/INFORMATION STATEMENT IS             , 1998.

     Upon consummation of the Merger (i) each issued and outstanding share of EPub Capital Stock (other than any shares as to which appraisal rights pursuant to the Delaware General Corporation Law have been exercised) will be converted into a number of shares (the "Exchange Ratio") of FV Common Stock equal to 6,000,000 shares divided by the aggregate number of shares of common stock of EPub outstanding as of the effective time of the Merger, assuming conversion or exercise of all outstanding rights to acquire shares of common stock of EPub;
(ii) each outstanding option and warrant to purchase EPub Capital Stock will be assumed by FV and will become an equivalent right with respect to FV Common Stock, on the same terms as the original option or warrant, as applicable; and
(iii) all shares of EPub Capital Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate formerly representing shares of EPub Capital Stock will thereafter cease to have any rights with respect thereto, except the right to receive certificates representing the shares of FV Common Stock into which such shares of EPub Capital Stock have been converted.


     On July 10, 1998, the last full trading day prior to the public announcement of FV's and EPub's intent to enter into the Reorganization Agreement, the closing sale price of FV Common Stock on the Nasdaq National Market ("Nasdaq") was $4.63 per share. On November 9, 1998, the closing price of the FV Common Stock was $3.69 per share.


     Based on the capitalization of EPub as of August 20, 1998, the Exchange Ratio would be 2.20 if the Merger were consummated on such date. Because the numerator of the Exchange Ratio is fixed, changes in the market price of FV Common Stock before the consummation of the Merger will affect the dollar value of FV Common Stock to be received by stockholders of EPub in the Merger. There can be no assurance as to the market price per share of FV Common Stock at any time prior to, at or after the consummation of the Merger. Stockholders of EPub are encouraged to obtain current market quotations for FV Common Stock prior to voting on the proposal to approve and adopt the Reorganization Agreement and approve the Merger. Additionally, the Exchange Ratio will be decreased to the extent additional shares of, or rights to acquire, EPub Capital Stock are issued prior to the closing of the Merger.


     The aggregate and per share consideration to be received by the stockholders of EPub is valued at approximately $22,140,000 (of which $1,539,892 is the approximate value of the shares to be issued upon exercise of options and warrants assumed by FV in the Merger) and $3.69, respectively, based on the closing price of the FV Common Stock on November 9, 1998.


                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/INFORMATION STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND WRITTEN CONSENTS MADE HEREBY, AND, IF GIVEN, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FV, EPUB OR ANY OTHER PERSON. THE DELIVERY OF THIS PROXY STATEMENT/INFORMATION STATEMENT SHALL NOT CREATE UNDER ANY CIRCUMSTANCES ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FV OR EPUB SINCE THE DATE HEREOF, OR THAT ANY INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS PROVIDED.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................  iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............  iii
SUMMARY.....................................................    1
SELECTED FINANCIAL INFORMATION..............................   17
RISK FACTORS................................................   20
  Risks Related to the Merger...............................   20
  Risks Related to FV's Business............................   22
  Risks Related to EPub's Business..........................   33
COMPARATIVE PER SHARE DATA..................................   38
MARKET PRICE INFORMATION....................................   39
FIRST VIRTUAL HOLDINGS INCORPORATED STOCKHOLDERS MEETING....   40
  Date, Time and Place of FV Stockholders Meeting...........   40
  Purpose...................................................   40
  Record Date and Outstanding Shares........................   40
  Vote Required.............................................   40
  Voting and Solicitation...................................   41
  Quorum; Abstentions; Broker Nonvotes......................   41
  Stockholder Proposals.....................................   41
  FV Auditors...............................................   42
  Recommendation of FV Board................................   42
EMAIL PUBLISHING INC. ACTION BY WRITTEN CONSENT OF THE
  STOCKHOLDERS..............................................   43
  Purpose...................................................   43
  Record Date and Outstanding Shares........................   43
  Vote Required.............................................   43
  Recommendation of EPub Board..............................   43
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS.............   43
  FV's Reasons for the Merger...............................   44
  EPub's Reasons for the Merger.............................   45
  Material Contacts and Board Deliberations.................   47
  Opinion of FV Financial Advisor...........................   48
  Interests of Certain Persons in the Merger................   51
  Material Federal Income Tax Considerations................   53
  Anticipated Accounting Treatment..........................   55
  EPub Options and Warrants.................................   55
  Regulatory Matters........................................   55
  Appraisal Rights of Dissenting Stockholders...............   56
FV MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   59

                                                              PAGE
                                                              ----
EPUB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   66
BUSINESS OF EPUB............................................   69
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
  OF EPUB...................................................   73
TERMS OF THE MERGER.........................................   74
  Effective Time............................................   74
  Manner and Basis for Converting Shares....................   74
  Treatment of Options and Warrants.........................   75
  Stock Ownership Following the Merger......................   76
  Effect of the Merger......................................   76
  Representations and Warranties............................   76
  Indemnification...........................................   77
  Conduct of EPub's Business Prior to the Merger............   77
  No Solicitation...........................................   78
  Conditions to the Merger..................................   78
  Termination of the Reorganization Agreement...............   80
  Effect of Termination.....................................   80
  Amendments and Waivers....................................   80
  Anti-Dilution Rights......................................   81
  Co-Sale Agreement.........................................   81
  Noncompetition and Employment Agreements..................   82
  Restrictions on Transfer..................................   83
  Registration Rights.......................................   84
  Voting Agreement..........................................   84
  Interim Loan..............................................   84
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........   85
COMPARISON OF CAPITAL STOCK.................................   92
  Description of FV Capital Stock...........................   92
  Description of EPub Capital Stock.........................   93
  Comparison of Capital Stock...............................   96
FV STOCKHOLDER PROPOSAL NO. 2...............................  101
FV STOCKHOLDER PROPOSAL NO. 3...............................  102
FV STOCKHOLDER PROPOSAL NO. 4...............................  103
LEGAL MATTERS...............................................  106
INDEX TO FINANCIAL STATEMENTS...............................  F-1
ANNEX A -- Agreement and Plan of Reorganization, dated as of
           August 20, 1998, Among FV, EPub, Sub, certain
           stockholders of EPub and Escrow Agent
ANNEX B -- Delaware Appraisal Rights Provisions
ANNEX C -- Opinion of William Blair & Company...............  C-1

                             AVAILABLE INFORMATION

     FV is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. FV Common Stock is listed on the Nasdaq Stock Market, and such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, NW, Washington, DC 20006.

     Under the rules and regulations of the SEC, the solicitation of written consents from stockholders of EPub to approve the Merger constitutes an offering of the FV Common Stock to be issued in connection with the Merger. Accordingly, FV will file with the SEC a Form D under the Securities Act with respect to such offering.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the SEC by FV pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Information
Statement:

          1. FV's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

          2. FV's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.


          3. FV's Current Reports on Form 8-K filed with the SEC on January 29, 1998, April 29, 1998, May 1, 1998, June 26, 1998 (as amended by FV's
     Current Report on Form 8-K/A filed with the SEC on November 3, 1998) and August 25, 1998.


          4. The description of FV Common Stock contained in FV's Registration Statement on Form 8A filed with the SEC on November 19, 1996.

     The SEC file number for each of the documents incorporated by reference herein is 0-21751.

     All documents and reports filed by FV pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement/Information Statement and the date of the FV Stockholders Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Information Statement and to be part hereof from the dates of filing of such documents and reports. Statements contained in this Proxy Statement/Information Statement as to the contents of any contract or other document referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the reports referenced above or incorporated by reference therein, each such statement being qualified in all respects by such reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information contained or incorporated by reference in this Proxy Statement/Information Statement relating to FV has been supplied by FV and all such information relating to EPub has been supplied by EPub.

     THIS PROXY STATEMENT/INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE RELATING TO FV THAT ARE NOT PRESENTED HEREIN OR

DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/INFORMATION STATEMENT HAS BEEN DELIVERED FROM FIRST VIRTUAL HOLDINGS INCORPORATED, 4104 SORRENTO VALLEY BLVD., SUITE 200, SAN DIEGO, CALIFORNIA 92121, ATTENTION: INVESTOR RELATIONS; TELEPHONE NUMBER: (619) 410-3759. IN ORDER TO ASSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE FV
STOCKHOLDERS MEETING, ANY SUCH REQUEST SHOULD BE MADE BY             , 1998.

     This Proxy Statement/Information Statement contains trademarks of FV and EPub and may contain trademarks of others.

                                    SUMMARY

     Other than statements of historical fact, statements made in this Proxy Statement/Information Statement, including statements as to the benefits expected to result from the Merger and as to future financial performance, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" below, which FV and EPub stockholders should carefully review. Since EPub is not a public company subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act, any of the forward-looking statements of EPub made in this Proxy Statement/Information Statement are not subject to Section 27A of the Securities Act and Section 21E of the Exchange Act.

     The following contains a summary of certain information contained elsewhere in this Proxy Statement/ Information Statement. This summary does not contain a complete statement of all material elements of the proposal to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement/Information Statement and in the information and documents annexed hereto and incorporated by reference herein.

     FV and EPub, along with certain other parties, have entered into the Reorganization Agreement. The Reorganization Agreement sets forth the terms and conditions on which FV will acquire control of EPub. The Reorganization Agreement sets forth the terms for FV to acquire EPub by merging a wholly-owned subsidiary of FV with and into EPub. All outstanding shares of capital stock and options and warrants to purchase capital stock of EPub will be exchanged for shares of FV Common Stock or equivalent options or warrants to purchase FV Common Stock. The terms of the Reorganization Agreement are summarized below and a copy of the full text of the Reorganization Agreement is attached as Annex A to this Proxy Statement/Information Statement. In summary, the Reorganization Agreement defines, (i) the terms of the Merger, (ii) the representations, warranties, covenants and agreements of the parties to the Reorganization Agreement, (iii) indemnification obligations and (iv) certain conditions which must be satisfied prior to the consummation of the Merger.

THE COMPANIES

  First Virtual Holdings Incorporated

     FV's objective is to develop and provide market-leading products and services which facilitate e-mail communications between businesses and their customers. These products and services include the ability to incorporate personalized content and formatting within e-mail messages; the ability to automatically process responses to e-mail messages; the ability to initiate financial transactions based on responses to e-mail messages; and the ability to incorporate graphic and multimedia elements, such as banner advertisements or Java applets, within e-mail messages.

     FV completed development and started commercial use of its Interactive Messaging Platform ("IMP") in July 1998. The IMP is a family of products and services that enable the development and deployment of e-mail solutions which address all aspects of using e-mail in a business-to-customer environment, including customized e-mail generation; sophisticated e-mail delivery; and automatic response processing. The IMP is designed to be an extensible and scaleable infrastructure for online interactive communications, payment and data warehousing. The IMP is also designed to allow companies to incorporate customized content and formatting into e-mail sent to their customers. It integrates the ability to deliver personalized, proactive customer service messages and/or sales and marketing offers via e-mail with the capability to automatically process customer responses to such e-mail messages and to initiate financial transactions (such as charging the customer's credit card) in a secure manner. The IMP is interoperable with virtually all e-mail platforms and protocols and is expected to integrate FV's VirtualRECEIPT, VirtualALERT and VirtualMAIL technologies.

     FV was established as a Wyoming corporation in May 1994 and was reincorporated in Delaware in February 1996. FV's executive offices are located at 4104 Sorrento Valley Blvd., Suite 200, San Diego, California 92121, and its telephone number is (619) 410-3700.

  Email Publishing Inc.

     EPub's objective is to be the leading provider of e-mail message delivery services to businesses and organizations on an "outsourced" basis. EPub's service offerings are intended to make managing communications via e-mail easy and accessible to companies with a need to get their message to a larger audience, whether the message is in the form of an advertisement, a newsletter, a picture, a software upgrade or just information. The EPub message publishing platform allows EPub to send personalized, targeted and highly customized mass e-mail on behalf of its clients to a large number of recipients who have a pre-existing relationship with these clients.

     Target clients for EPub's services include a variety of organizations desiring close customer contact and timely delivery of information. Markets addressable with EPub's products and service offerings include magazine publishers, software providers, credit card issuers, catalog companies, direct marketers and travel services, such as airlines, rental car agencies and hotel operators. Initially, EPub has focused primarily on the magazine and software publishing industry. As EPub expands its sales and support capabilities, it plans to broaden the scope of its targeted vertical market segments.

     EPub markets its services nationally via tradeshows, direct mail and advertising. EPub sells its services through a direct sales force and through other indirect channels, such as resellers.

     EPub was established as a Delaware corporation in September 1996. EPub's investors include Softven No. 2 Investment Enterprise Partnership and several other private investors. EPub's executive offices are located at 6685 Gunpark Drive East, Suite 240, Boulder, Colorado 80301, and its telephone number is
(303) 440-7550.

  EPub Holdings, Inc.

     Sub is a Delaware corporation recently organized by FV for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Sub's executive offices are located at 4104 Sorrento Valley Blvd., Suite 200, San Diego, California 92121, and its telephone number is (619) 410-3700.

SPECIAL MEETING OF STOCKHOLDERS OF FV

  Date, Time, Place and Purpose

     The FV Stockholders Meeting will be held at FV's executive offices, 4104
Sorrento Valley Blvd., Suite 200, San Diego, California 92121 on             ,
1998 at      a.m., local time. The purpose of the FV Stockholders Meeting is to allow FV stockholders to vote upon proposals to (1) approve and adopt the Reorganization Agreement and approve the Merger, (2) approve an amendment to FV's Certificate of Incorporation that will change FV's corporate name to "MessageMedia, Inc.", (3) approve an amendment to FV's Certificate of Incorporation that will increase the number of authorized shares of FV Common Stock to 100,000,000 shares and (4) amend FV's 1995 Stock Plan to increase the number of shares available for issuance thereunder to an aggregate of 6,000,000 shares. See "FV Stockholders Meeting -- Date, Time and Place of FV Stockholders Meeting" and "-- Purpose."

  Record Date and Vote Required

     Only holders of record of FV Common Stock at the close of business on October 30, 1998 (the "FV Record Date") are entitled to notice of and to vote at the FV Stockholders Meeting. The affirmative vote of (1) the holders of a majority of the shares of FV Common Stock represented (in person or by proxy) and voting at the FV Stockholders Meeting and (2) the holders of a majority of the shares of FV Common Stock represented and voting at the FV Stockholders meeting, other than shares held by SOFTBANK Holdings Inc., a Delaware corporation ("SOFTBANK Holdings"), SOFTBANK Technology Ventures IV L.P., a Delaware limited partnership ("SOFTBANK Technology"), and their affiliates (collectively, "SOFTBANK"), is required to approve and adopt the Reorganization Agreement and to approve the Merger.

Approval of the proposal to amend FV's Certificate of Incorporation requires the affirmative vote of a majority of the shares of FV Common Stock outstanding as of the FV Record Date. Approval of the proposal to amend FV's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder requires the affirmative vote of holders of a majority of the shares of FV Common Stock represented and voting at the FV Stockholders Meeting. As of the FV Record Date, there were approximately 200 stockholders of record of FV Common Stock and 33,091,260 shares of FV Common Stock outstanding, with each share entitled to one vote on the matter to be acted upon at the FV Stockholders Meeting. SOFTBANK Holdings, SOFTBANK Technology, Lee H. Stein, Paymentech Inc. and First USA Financial Corp., who collectively beneficially own an aggregate of 75.3% of the FV Common Stock, have entered into a certain voting agreement with EPub pursuant to which such stockholders have agreed to vote such shares (and any additional shares of FV Common Stock that such stockholders acquire beneficial ownership of prior to the termination of such voting agreement) in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. The parties to the voting agreement need not vote their shares in accordance with such agreement if the majority of the shares of FV Common Stock represented and voting at such FV Stockholders Meeting, other than shares held by the parties to the voting agreement and their affiliates, are voted against the approval and adoption of the Reorganization Agreement and approval of the Merger. See "FV Stockholders Meeting -- Vote Required."

  Voting of Proxies and Revocation

     All holders of record of FV Common Stock as of the FV Record Date are invited to attend the FV Stockholders Meeting in person. However, to ensure representation at the FV Stockholders Meeting, all FV stockholders should mark, sign, date and return the proxy card enclosed herein as promptly as possible in the postage paid envelope enclosed for that purpose. The shares represented by the returned proxies will be voted in accordance with the specifications made therein. If no specifications are made, such shares will be voted for the proposal to approve and adopt the Reorganization Agreement and approve the Merger and the other FV stockholder proposals, and for such other matters as may properly come before the FV Stockholders Meeting, as the proxyholders deem advisable. FV stockholders returning their proxies may revoke such proxies at any time before the FV Stockholders Meeting by delivering a revised proxy or notice of their election to revoke their proxy to FV, and if such FV stockholders attend the FV Stockholders Meeting, they may vote in person even if they have previously returned their proxies.

  Recommendation of FV Board of Directors

     The FV Board has approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to and in the best interests of FV and its stockholders. After careful consideration, the FV Board recommends a vote "for" approval and adoption of the Reorganization Agreement and "for" approval of the Merger. Stockholders should read this Proxy Statement/Information Statement carefully prior to voting. The conclusion of the FV Board with respect to the Merger is based upon a number of factors. See "FV Stockholders Meeting -- Recommendations of FV Board," "Approval of the Merger and Related Transactions -- FV's Reasons For the Merger," and "-- Material Contacts and Board Deliberations." In addition, the FV Board has approved the amendments to FV's Certificate of Incorporation and FV's 1995 Stock Plan and recommends votes "for" such proposals. See "FV Stockholder Proposal No. 2," "FV Stockholder Proposal No. 3" and "FV Stockholder Proposal No. 4."

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS OF EPUB

  Purpose

     A form of action by written consent (the "Action by Written Consent") is being presented to the stockholders of EPub together with this Proxy Statement/Information Statement. The purpose of the Action by Written Consent is to approve and adopt the Reorganization Agreement and approve the Merger. EPUB HAS REQUESTED THAT THE EPUB STOCKHOLDERS PROVIDE THEIR CONSENTS IN WRITING TO THE REORGANIZATION AGREEMENT AND THE PROPOSED MERGER AND

RELATED REQUIRED DOCUMENTATION BY FACSIMILE NO LATER THAN                TO MARK
G. SENEKER OF COOLEY GODWARD LLP, COUNSEL FOR EPUB, AT (303) 546-4099. ORIGINALLY EXECUTED CONSENTS AND RELATED DOCUMENTS ARE REQUESTED TO BE RETURNED
TO MARK G. SENEKER OF COOLEY GODWARD LLP NO LATER THAN                . See
"EPub Action by Written Consent of the Stockholders."

  Record Date and Approval Required

     Only holders of record of EPub Capital Stock at the close of business on
November   , 1998 (the "EPub Record Date") are entitled to notice of and to participate in the Action by Written Consent of the stockholders of EPub. Pursuant to the Delaware General Corporation Law ("DGCL"), the affirmative vote of the holders of a majority of the shares of EPub Capital Stock, on an as-converted to common stock basis, outstanding as of the EPub Record Date is required to approve and adopt the Reorganization Agreement and to approve the Merger. Certain executive officers, directors and stockholders of EPub (who as of the EPub Record Date owned in the aggregate approximately 98.4% of the outstanding shares of EPub Capital Stock, on an as-converted to common stock basis) (the "EPub Majority Stockholders") are parties to the Reorganization Agreement which obligates each such stockholder to vote all shares of EPub Capital Stock held by such holder in favor of the proposal to approve and adopt the Reorganization Agreement and approve the Merger.

     As a condition to Closing, FV will require that EPub stockholders holding no more than three percent (3%) of the EPub Capital Stock exercise, or be entitled to exercise, appraisal rights granted under applicable Delaware law.

     As of the EPub Record Date, there were 14 stockholders of record of EPub Common Stock and 1,906,503 shares of EPub Common Stock outstanding, one stockholder of record of EPub Series A Preferred Stock and 400,000 shares of EPub Series A Preferred Stock outstanding, and three stockholders of record of EPub Series A-1 Preferred Stock and 232,558 shares of EPub Series A-1 Preferred Stock outstanding. Each share of Common Stock, Series A Preferred Stock and Series A-1 Preferred Stock is entitled to one vote on the matters to be acted upon by the Action by Written Consent. See "EPub Action by Written Consent of the Stockholders -- Vote Required."

  Recommendation Of EPub Board of Directors

     The EPub Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to and in the best interests of EPub and its stockholders. After careful consideration, the EPub Board unanimously recommends a vote in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. Stockholders should read this Proxy Statement/Information Statement carefully prior to voting. The EPub stockholders are advised that the EPub Board did not obtain an independent opinion as to the fairness of the consideration to be received by the EPub stockholders in the Merger. See "EPub Action by Written Consent of the Stockholders -- Recommendation of EPub Board of Directors," "Approval of the Merger and Related Transactions -- EPub's Reasons For the Merger," "-- Material Contacts and Board Deliberations" and "Risk Factors -- Risks Related to the Merger -- No Independent Fairness Opinion Obtained by EPub Board."

RISK FACTORS

     See "Risk Factors" beginning on page 19 for a discussion of material risks pertaining to the Merger and the businesses of FV and EPub.

FV AND EPUB PROPOSAL NO. 1 -- APPROVAL OF REORGANIZATION AGREEMENT AND MERGER

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the FV Board with respect to the Reorganization Agreement and the Merger, holders of FV Common Stock should be aware that members of the FV Board and certain stockholders of FV have certain interests in the Merger that are in addition to the interests of holders of FV Common Stock generally. In particular, certain members of the FV Board own, or may be deemed affiliates of entities which own, a significant number of shares of EPub Capital Stock. See "Approval of the Merger and Related Transactions -- Interests of Certain Persons in the Merger."

     In considering the recommendation of the EPub Board with respect to the Reorganization Agreement and the Merger, holders of EPub Capital Stock should be aware that members of the EPub Board and the executive officers of EPub have certain interests in the Merger that are in addition to the interests of holders of EPub Capital Stock generally. In particular, certain of EPub's executive officers are expected to enter into employment agreements following the Merger under which they will receive cash payments if they are terminated under certain circumstances. See "Approval of the Merger and Related Transactions -- Interests of Certain Persons in the Merger."

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss generally should be recognized by the holders of shares of EPub Capital Stock on the conversion of their shares of EPub Capital Stock solely into shares of FV Common Stock in the Merger. As a condition to the consummation of the Merger, FV and EPub will have received an opinion from their respective tax counsel that the Merger will constitute a reorganization under Section 368(a) of the Code. Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each EPub stockholder, each EPub stockholder is urged to consult its own tax advisors. See "Approval of the Merger and Related Transactions -- Certain Federal Income Tax Considerations;" and "Terms of the Merger -- Conditions to the Merger."

GOVERNMENTAL AND REGULATORY MATTERS

     The Merger must satisfy the requirements of federal and certain state securities laws. See "Approval of the Merger and Related
Transactions -- Governmental and Regulatory Matters."

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a purchase for accounting and financial reporting purposes in accordance with generally accepted accounting principles.

RIGHTS OF DISSENTING STOCKHOLDERS

     The stockholders of EPub who vote against the Merger may be entitled to appraisal rights under applicable Delaware law. EPub stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the DGCL. Such stockholders must hold the shares of EPub Capital Stock on the date of making a demand for appraisal rights with respect to such stock and must continuously hold such shares through the Effective Time of the Merger. Such stockholders should (i) file a written demand for appraisal of shares with EPub before the taking of the vote on the Merger and (ii) not vote for or consent to the adoption and approval of the Reorganization Agreement and approval of the Merger. EPub stockholders must deliver notice of their election to exercise appraisal rights to EPub prior to the Effective Time of the Merger. Within 120 days after the Effective Time of the Merger, such stockholders may
(i) deliver to EPub a written demand for a statement listing the aggregate number of shares of EPub Capital Stock not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares and (ii) file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such EPub Capital Stock. If a petition for appraisal is filed in a timely fashion, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. EPub stockholders considering seeking appraisal of their shares of EPub Capital Stock should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Reorganization Agreement if they did not seek appraisal of their shares.

     This summary does not purport to be a complete statement of provisions for the DGCL relating to the rights of EPub stockholders to an appraisal of the value of their shares and is qualified in its entirety by reference to DGCL
Section 262, the full text of which is attached to this Proxy/Information Statement as Annex B. EPub stockholders should also refer to the more detailed discussion under "Approval of the Merger and Related Transactions -- Appraisal Rights."

FAIRNESS OPINION

     William Blair & Company, L.L.C. has delivered to the FV Board its written opinion, dated August 19, 1998, to the effect that the transaction contemplated by the terms of the Reorganization Agreement is fair, from a financial point of view, to FV. The full text of the opinion of William Blair & Company, L.L.C., which sets forth assumptions made and matters considered, is attached as Annex C to this Proxy Statement/ Information Statement and is incorporated herein by reference. Holders of FV Common Stock are urged to, and should, read such opinion in its entirety. See "Approval of the Merger and Related Transactions -- Opinion of FV Financial Advisor" and Annex C hereto.

ADVANTAGES AND DISADVANTAGES OF THE MERGER CONSIDERED BY FV AND EPUB BOARDS

     In approving the Reorganization Agreement and the transactions contemplated thereby and recommending a stockholder vote in favor of approval and adoption of the Reorganization Agreement and approval of the Merger, each of the FV Board and EPub Board has considered several potential benefits of the Merger.

     The FV Board has identified several potential benefits of the Merger, including:

     - the complementary electronic messaging technology of EPub which may allow FV to provide its clients with a broader range of products and services that address all aspects of the e-mail communications process;

     - the valuable messaging expertise and experience of EPub which may enhance FV's ability to deliver valuable products and services to its clients and to remain on the leading edge of messaging technology; and

     - the complementary target clients of EPub in the traditional and software publishing markets and of FV in the financial services, travel, catalog and on-line services industries which may allow FV and EPub to leverage and cross-market each other's products and services.

     The EPub Board's recommendation in favor of approval and adoption of the Reorganization Agreement and approval of the Merger is based primarily on its belief that the Merger:

     - presents a strategic opportunity to maximize EPub's and EPub's stockholders' potential returns; and

     - gives EPub stockholders an opportunity to achieve greater liquidity in their investment through sales of FV Common Stock in the public market.

     More specifically, the EPub Board has considered the potential benefits of:

     - the opportunity to participate in a combined company with greater resources and capabilities;

     - sharing information, resources and ideas to increase functionality of products and services and to achieve economies of scale and business synergy;

     - the ability of the combined company to expand its customer base by leveraging EPub's relationships in the traditional and software publishing markets and FV's strength in the interactive messaging market;

     - the merger consideration to be issued to EPub stockholders and the assumption of liabilities by FV in connection with the Merger; and

     - the liquidity of the Nasdaq National Market listed FV Common Stock to be issued in connection with the Merger. See "Approval of the Merger and Related Transactions -- FV's Reasons for the Merger" and "-- EPub's Reason for the Merger."

     The FV and EPub Board also considered a number of potentially negative factors in their deliberations concerning the Merger, including, but not limited to:

     - the possibility of management disruption associated with the Merger and the risk that key technical and management personnel of EPub might not continue with EPub;

     - the risks associated with obtaining necessary approvals of the Merger and the possibility that the Merger may not be consummated even if approved by the stockholders;

     - the possibility that the Merger might adversely affect FV's or EPub's relationships with certain of their respective customers, suppliers and partners;

     - the risk that the potential benefits of the Merger might not be realized;

     - the risk that the market price of FV Common Stock might be adversely affected by the public announcement of the Merger;

     - the substantial charges expected to be incurred in connection with the Merger, including the transaction expenses arising from the Merger and the costs associated with combining the operations of the two companies;

     - the limitations on EPub stockholders' ability to sell shares of FV Common Stock received in the Merger due to the fact that these shares will initially not be registered under the Securities Act or under any applicable state securities laws and therefore will initially be "restricted securities" under the Securities Act and the fact that a majority of the shares will be subject to a contractual restriction on transfer preventing EPub stockholders from selling or otherwise disposing of any such shares of the merger consideration for six to twelve months after the closing of the Merger (see "Terms of the Merger -- Restrictions on Transfer");

     - the fact that 20% of the shares of FV Common Stock that would otherwise be issued to the EPub stockholders in the Merger will be placed in an escrow fund and could be forfeited if FV makes a claim or claims against the escrow fund (see "Terms of the Merger -- Indemnification"); and

     - the other risks described under "Risk Factors." See "Approval of the Merger and Related Transactions -- FV's Reasons for the Merger,"
       "-- EPub's Reasons for the Merger," and "Risk Factors."

MATERIAL CONTACTS AND BOARD DELIBERATIONS

     On October 2, 1997, representatives of FV and EPub met to initiate preliminary discussions between the two companies. During the period from such date to the end of January 1998, the representatives of the companies discussed possible strategic relationships between FV and EPub, including the possible acquisition of EPub by FV, evaluated the business prospects of EPub and the strategic fit between FV and EPub and conducted preliminary deal term discussions, initial financial due diligence and preliminary assessment of EPub's technology, software and systems. On January 28, 1998, the parties agreed to suspend further negotiation of the proposed acquisitions until FV completed its next equity financing. On May 27, 1998, FV and EPub signed a joint marketing agreement, whereby FV agreed to resell EPub's services.

     On May 29, 1998, FV and EPub commenced negotiating a preliminary draft of a letter of intent to acquire EPub. During the period from such date to July 10, 1998, the representatives of the companies discussed the potential synergies between FV and EPub, the operational logistics that would need to be addressed in the event of FV's acquisition of EPub and the integration of the two companies to achieve cost efficiencies and marketplace leverage, and the representatives of FV learned more about EPub's existing technology, as well as EPub's future technical plans, and engaged William Blair & Company, L.L.C. as its financial advisor in connection with a possible acquisition of EPub. On July 10, 1998, the parties executed a non-binding letter of intent whereby FV would acquire EPub.

     During the period from July 10, 1998 to the end of August 1998, the parties conducted general financial, tax, legal and technical due diligence, representatives of FV and EPub and their respective legal and financial advisors negotiated and finalized definitive terms to the acquisition of EPub by FV and the FV and EPub Boards held special meetings to consider the final terms and conditions of the proposed acquisition of EPub.

     The Reorganization Agreement was executed by all parties on August 20, 1998, and a joint public announcement of the execution of the Reorganization Agreement was made on that date.

THE MERGER

     The terms and conditions of the Merger are set forth in the Reorganization Agreement. The descriptions of the Reorganization Agreement set forth below and elsewhere in this Proxy Statement/Information Statement are qualified in their entirety by reference to the Reorganization Agreement and certain related agreements, which are attached as appendices or exhibits hereto. The FV and EPub stockholders are strongly encouraged to review the Reorganization Agreement and such related agreements in their entirety prior to determining whether to provide the vote or consent requested herewith.

  Terms of the Merger; Exchange Ratio

     At the Effective Time of the Merger (as defined below), Sub will merge with and into EPub and EPub will become a wholly-owned subsidiary of FV. Once the Merger is consummated, Sub will cease to exist as a corporation and EPub will remain as a wholly-owned subsidiary of FV (the "Surviving Corporation"). As a result of the Merger, each outstanding share of EPub Capital Stock, other than any shares as to which appraisal rights under the DGCL have been exercised, will be converted into a number of shares (the "Exchange Ratio") of FV Common Stock equal to 6,000,000 shares divided by the aggregate number of shares of common stock of EPub outstanding as of the Effective Time of the Merger, assuming conversion or exercise of all outstanding rights to acquire shares of common stock of EPub (the "Merger Consideration"), and each outstanding option and warrant with respect to EPub Capital Stock will be assumed by FV and will become an equivalent option and warrant with respect to shares of FV Common Stock. In determining the number of shares of FV Common Stock to be issued in the Merger, FV and EPub considered the relative contribution of the two companies to various factors considered to be determinative of the combined entity's future revenue and earnings prospects. These factors included the prospective combined technology, engineering and management resources, customer base, and product and service offerings of the combined entity. As a result of the discussions described on pages 46 to 47 of this Proxy Statement, the parties agreed that considering the foregoing factors, 6,000,000 shares of FV Common Stock would constitute an appropriate percentage of FV's total capitalization for consideration in the Merger, based on approximately 31,000,000 shares of FV Common Stock outstanding as of June 30, 1998. Neither FV nor EPub conducted an independent appraisal of the other company, and the parties did not attempt an analysis of future earnings or cash flow projections, comparable company valuations or other valuation methodologies. No fraction of a share of FV Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of EPub Capital Stock who would otherwise be entitled to a fraction of a share of FV Common Stock (after aggregating all fractional shares of FV Common Stock that otherwise would be received by such holder) shall receive from FV an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by $1.675. See "Terms of the Merger Manner and Basis for Converting Shares."


     The aggregate value of the shares of FV Common Stock to be issued in the Merger is approximately $22,140,000 (of which $1,539,892 is the approximate value of the shares to be issued upon exercise of options and warrants assumed by FV in the Merger), based on the closing price of the FV Common Stock on November 9, 1998, of which approximately $3,530,859 will initially be placed in an escrow account as described below.

     The following diagram illustrates the Merger and the post-Merger ownership structure of FV and EPub:

                                   THE MERGER

                                [MERGER DIAGRAM]

                       POST-MERGER OWNERSHIP STRUCTURE(3)

                        [POST-MERGER OWNERSHIP DIAGRAM]
---------------

(1) Shares of FV Common Stock are exchanged for all outstanding shares of EPub Capital Stock.

(2) Sub, a wholly-owned subsidiary of FV, is merged with and into EPub. EPub is the surviving corporation.

(3) Following the Merger, the current stockholders of FV and the former stockholders of EPub own all outstanding capital stock of FV and EPub is a wholly-owned subsidiary of FV.

     Twenty percent (20%) of the shares of FV Common Stock otherwise issuable to EPub stockholders in connection with the Merger will be withheld and placed into an escrow fund for a period of twelve months following the Effective Time of the Merger. Such escrow fund will be used to satisfy indemnification obligations of the EPub stockholders (excluding Catalyst Infotech Development Fund, L.P., Grandhaven L.L.C., Hexagon Investments L.L.C., Labyrinth Enterprises L.L.C. and Legacy Enterprises L.L.C. who collectively beneficially owned an aggregate of 14.3% of the EPub Capital Stock as of the EPub Record Date) under the Reorganization Agreement on account of breaches of the representations, warranties, covenants and agreements of EPub or the EPub Majority Stockholders. Consequently, upon the closing of the Merger, EPub stockholders will not receive their full pro rata portion of the shares of FV Common Stock issued in connection with the Merger at the Effective Time of the Merger. The FV Common Stock placed in the escrow fund will not be released to the EPub stockholders for a period of one year. Moreover, to the extent the escrow fund is used to satisfy such indemnification obligations, the shares of FV Common Stock available for distribution to the EPub stockholders upon dissolution of the escrow fund will be accordingly reduced and EPub stockholders will not receive their pro rata portion of the FV Common Stock comprising such reduction. Current EPub stockholders need not remain stockholders of FV in order to receive their pro rata portion of the shares of FV Common Stock remaining in the escrow fund, if any, upon dissolution of the escrow fund. See "Terms of the Merger -- Indemnification."



     FV Common Stock is currently traded on Nasdaq under the symbol "FVHI". On July 10, 1998, the last full trading day prior to the public announcement of FV's and EPub's intent to enter into the Reorganization Agreement, the closing sale price of FV Common Stock on Nasdaq was $4.63 per share. On November 9, 1998, the closing price per share of FV Common on Nasdaq was $3.69. See "Market Price Information." Based on the capitalization of EPub as of August 20, 1998, the Exchange Ratio would be 2.20 if the Merger were consummated on such date. Because the numerator of the Exchange Ratio is fixed, changes in the market price of FV Common Stock will affect the value of the FV Common Stock to be received by stockholders of EPub in the Merger. There can be no assurance as to the market price per share of FV Common Stock at any time prior to, at or after the consummation of the Merger. EPub stockholders are encouraged to obtain current market quotations for FV Common Stock prior to voting on the proposal to approve and adopt the Reorganization Agreement and approve the Merger. Additionally, the Exchange Ratio will be decreased to the extent additional shares of, or rights to acquire, EPub Capital Stock are issued prior to the closing of the Merger.


     The terms and conditions of the Merger are set forth in the Reorganization Agreement, which appears as Annex A to this Proxy/Information Statement. The Reorganization Agreement sets forth, among other things, (i) the terms of the Merger, including the Exchange Ratio, (ii) the representations, warranties, covenants and agreements made by EPub and FV in connection with the Merger,
(iii) indemnification provisions and (iv) certain conditions which must be satisfied prior to the consummation of the Merger. Pursuant to the terms of the Reorganization Agreement, FV will acquire EPub by the merger of the Sub with and into EPub, whereby the separate corporate existence of the Sub will cease, EPub will be the surviving corporation and EPub will become a wholly-owned subsidiary of FV. If the representations, warranties, covenants and agreements of the parties contained in the Reorganization Agreement are violated or the conditions to the consummation of the Merger are not complied with, the Merger, notwithstanding approval by the stockholders of FV and EPub, may not be consummated. See also "Termination of the Reorganization Agreement."

     The Reorganization Agreement may be amended prior to the Effective Time of the Merger with the consent of FV and EPub, and FV and EPub may waive any of the conditions to consummation of the Merger set forth in the Reorganization Agreement. FV and EPub currently do not anticipate that the Reorganization Agreement will be amended or that any of the material conditions to the consummation of the Merger will be waived, and both companies intend to re-submit the proposal to approve and adopt the Reorganization Agreement and approve the Merger to their respective stockholders for approval in the event that there is a material adverse change in the terms of the Reorganization Agreement or if a material condition to the consummation of the Merger is to be waived. However, the respective Boards of Directors of FV and/or EPub may choose to consummate the Merger notwithstanding the occurrence of events or circumstances which cause the representations and warranties of the other party in the Reorganization Agreement to no longer be true and correct if such events or circumstances do not, in the judgment of the applicable Board of Directors, undermine the fundamental benefits of the Merger. In particular, since the date of the Reorganization Agreement, EPub has been named as a defendant in a complaint filed by InfoBeat, Inc. ("InfoBeat") in the Federal District Court in the District of Colorado. InfoBeat's complaint alleges infringement of a patent held by InfoBeat and seeks injunctive relief and unspecified damages. In addition, FV has filed a complaint against InfoBeat in the Federal District Court in San Diego, California. FV's complaint alleges infringement of a patent held by FV and seeks injunctive relief and unspecified damages. These events could be deemed to cause the representations and warranties of FV and/or EPub in the Reorganization Agreement to no longer be true. FV and EPub intend to waive any right to not effect the Merger which may arise out of such events.


  Effective Time of the Merger

     The Merger will become effective upon the filing of an Agreement of Merger (the "Merger Agreement") with the Secretary of State of the State of Delaware (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is currently anticipated that the Effective Time will be on
            , 1998. See "Terms of the Merger -- Effective Time."

  Exchange of EPub Stock Certificates

     Promptly after the Effective Time, FV, acting through American Stock Transfer & Trust Company as its exchange agent (the "Exchange Agent"), will deliver to each EPub stockholder of record as of the Effective Time of the Merger by U.S. mail at its address of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of EPub Capital Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF EPUB CAPITAL STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.

  Form S-8 Registration Statement

     After the Effective Time, FV will file a registration statement on Form S-8 under the Securities Act covering the shares of FV Common Stock issuable upon exercise of options to purchase EPub Common Stock to be assumed by FV. See "Terms of the Merger -- Manner and Basis for Converting Shares."

  Stock Ownership Following the Merger

     Based upon the capitalization of EPub as of August 20, 1998, at the Effective Time, an aggregate of approximately 5,582,685 shares of FV Common Stock will be issued to EPub stockholders in the Merger, and FV will assume options and warrants of EPub which will become equivalent options and warrants of FV to acquire up to approximately 417,315 additional shares of FV Common Stock. Based upon the number of shares of FV Common Stock issued and outstanding as of June 30, 1998, and after giving effect to the issuance of FV Common Stock as described in the previous sentence and the exercise of all options to purchase EPub Capital Stock assumed by FV, the former holders of EPub Capital Stock and options to purchase EPub Capital Stock would hold, and have voting power with respect to, approximately 16.1% of FV's total issued and outstanding shares. The foregoing numbers of shares and percentages are subject to adjustment to reflect any changes in the capitalization of either FV or EPub subsequent to the dates indicated and prior to the Effective Time of the Merger, and there can be no assurance as to the actual capitalization of FV or EPub at the Effective Time or FV at any time following the Effective Time.

  Board of Directors; Management Following the Merger

     The Board of Directors of the Surviving Corporation will consist of the directors of Sub immediately prior to the Effective Time. The officers of Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation.

  Representations and Warranties

     The Reorganization Agreement contains representations and warranties by EPub, the EPub Majority Stockholders, FV and Sub relating to a number of matters, including: (i) the due organization of EPub, FV and Sub; (ii) the authorization, execution, delivery and enforceability of the Reorganization Agreement and related matters; (iii) the capital structure of EPub and FV; (iv) the absence of conflicts under certificates of incorporation or bylaws, required consents or approvals and violations of any instruments or law; (v) the absence of any liability to pay any fees or commissions to any broker or agent with respect to the transactions under the Reorganization Agreement and (vi) the absence of certain material adverse changes or events.

     The covenants, representations and warranties of EPub will survive the Merger for a period of 12 months from the Effective Time, provided that all covenants, representations and warranties relating to title to and validity of capital stock and taxes will survive until the expiration of the applicable statutes of limitations. All representations and warranties of FV will survive the Merger for a period of 12 months from the Effective Time. See "Terms of the Merger -- Representations and Warranties" for additional representations and warranties by EPub, the EPub Majority Stockholders and FV.

  Indemnification


     Pursuant to the Reorganization Agreement, the EPub stockholders (excluding Catalyst Infotech Development Fund, L.P., Grandhaven L.L.C., Hexagon Investments L.L.C., Labyrinth Enterprises L.L.C. and Legacy Enterprises L.L.C. who collectively beneficially owned an aggregate of 14.3% of the EPub Capital Stock as of the EPub Record Date) are required to indemnify FV, its officers, directors and affiliates for damages resulting from any breach of the covenants, representations and warranties of EPub and the EPub Majority Stockholders. Such indemnity will be satisfied solely by an escrow fund consisting of 20% of the shares of FV Common Stock issued to EPub stockholders (excluding certain EPub stockholders referred to in the Reorganization Agreement); provided, however, such indemnity will not be limited to such escrow fund for knowing breach of any covenant, representation or warranty or for fraud. In no event will any EPub stockholder be required to compensate FV and its affiliates for losses in an amount exceeding the value of such stockholder's pro rata portion of the Merger Consideration. FV and Sub have agreed to indemnify the EPub stockholders (excluding certain EPub stockholders referred to in the Reorganization Agreement) for damages resulting from any breach of the covenants, representations and warranties of FV or Sub. Such indemnity will be limited to an aggregate amount of 17.14% of the value of the Merger Consideration; provided, however, such indemnity will not be limited to such amount for knowing breach of any covenant, representation or warranty or for fraud. See "Terms of the Merger -- Indemnification."


  Conduct of EPub's Business Prior to the Merger

     Pursuant to the Reorganization Agreement, EPub has agreed that, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time of the Merger, EPub will not take certain actions, or enter into certain transactions, outside of the ordinary course of business. See "Terms of the Merger -- Conduct of EPub's Business Prior to the Merger."

  No Solicitation

     Pursuant to the Reorganization Agreement, except under certain limited circumstances, EPub and the EPub Majority Stockholders have agreed that they will not (i) solicit, initiate or encourage the submission of any proposal or offer from any entity relating to the acquisition of any capital stock or other voting securities, or any portion of the assets, of EPub (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any entity to do or seek any of the foregoing. See "Terms of the Merger -- No Solicitation."

  Conditions to the Merger

     Consummation of the Merger is subject to certain conditions, including (i) approval and adoption of the Reorganization Agreement and approval of the Merger by the holders of 90% of the outstanding EPub Capital Stock and a majority of the outstanding shares of FV Common Stock other than shares held by entities which may be deemed affiliates of certain EPub stockholders, (ii) approval by the stockholders of FV of the proposal set forth in this Proxy Statement/Information Statement to increase the number of authorized shares of FV Common Stock, (iii) absence of any law or order prohibiting consummation of the Merger and any action, suit or proceeding which may prohibit the Merger or have certain other adverse effects, (iv) receipt by FV and EPub of legal opinions that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, (v) receipt of the consents of certain third parties with respect to the Merger, (vi) subject to certain materiality thresholds, the accuracy of the representations and warranties made by each party in the Reorganization Agreement, (vii) subject to certain materiality thresholds, performance of all covenants required by the Reorganization Agreement, (viii) the execution and delivery of certain employment agreements and noncompetition agreements among FV, EPub and the officers of EPub, (ix) maintenance of an FV Common Stock price of $1.40 or more for more than seven days in the fifteen trading day period ending the three trading days prior to the Effective Time, and (x) the absence of any material adverse effect with regard to FV or EPub. See "Terms of the Merger -- Conditions to the Merger."

  Termination of the Reorganization Agreement

     The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual written consent of FV and EPub; (ii) by either FV or EPub if (A) there is a final nonappealable order of a court of competent jurisdiction in effect preventing the consummation of the Merger or
(B) there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; (iii) by FV if the Merger is not consummated by (1) November 30, 1998 in the event the SEC determines to undertake a review of the Proxy Statement or (2) October 31, 1998 in the event the SEC determines to not undertake a review of the Proxy Statement by reason of the failure of any condition to the Merger described above; (iv) by FV, if there is any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transaction by any governmental entity which would (A) prohibit FV's or EPub's ownership or operation of all or a portion of the business of EPub or (B) compel FV or EPub to dispose of or hold separate all or a portion of the business or assets of FV or EPub as a result of the Merger; (v) by FV, upon a breach of any representation, warranty or covenant on the part EPub or the EPub Majority Stockholders set forth in the Reorganization Agreement, subject to certain materiality thresholds and cure provisions and provided that FV is not in material breach of any of its obligations under the Reorganization Agreement; and (vi) by EPub, upon a breach of any representation, warranty or covenant on the part of FV set forth in the Reorganization Agreement, subject to certain materiality thresholds and cure provisions and provided that EPub and the EPub Majority Stockholders are not in material breach of any of their obligations under the Reorganization Agreement. If the Reorganization Agreement is terminated by FV or EPub as described above, the Reorganization Agreement will be of no further force or effect, except that certain provisions contained therein, including those relating to the parties bearing their own respective costs and expenses, will survive such termination, and each party will remain liable for any breaches of the Reorganization Agreement occurring prior to such termination. See "Terms of the Merger -- Termination of the Reorganization Agreement" and "-- Effect of Termination."

  Anti-Dilution Rights

     To provide EPub stockholders a degree of anti-dilution protection against FV issuing additional shares of FV Common Stock below a threshold price of the $1.50 per share of FV Common Stock, FV has agreed to enter into a letter agreement with the EPub stockholders pursuant to which FV, during the one year period following the Effective Time, is required to issue to EPub stockholders additional shares of FV Common Stock (as determined pursuant to a weighted average formula) in the event FV, subject to certain exceptions, issues additional shares of FV Common Stock or securities convertible into FV Common Stock at a price per share less than such threshold price. See "Terms of the Merger -- Anti-Dilution Rights."

  Noncompetition and Employment Agreements

     Each of Andrew Currie and Brian Makare, as a condition to the Merger, is required pursuant to the Reorganization Agreement to enter into a noncompetition agreement with FV and EPub which, during the period of such individual's employment with FV and/or any affiliated entity and for a period of one year thereafter, prevents such employee, subject to limited exceptions, from engaging in any business in direct competition with the business of EPub for the purpose of competing with FV or EPub, contacting any employees of EPub or FV with the purpose of enticing such employees out of the employ of FV or EPub, contacting customers of EPub or FV for the purpose of competing with FV or EPub and contacting persons who were called upon by EPub or FV as prospective acquisition candidates, in each case subject to certain geographical restrictions. In addition, each of Mr. Currie and Mr. Makare, as a condition to the Merger, is required pursuant to the Reorganization Agreement to enter into employment agreements with FV, which among other things, provides for severance compensation in the event such employee is terminated other than for Cause (as defined therein) during a period of two years from the date of such employment agreements. See "Terms of the Merger -- Noncompetition and Employment Agreements."

  Restrictions on Transfer; Registration Rights

     The shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger will not be registered under the Securities Act or under any applicable state securities laws and will be "restricted securities" under the Securities Act. Such shares will not be freely salable. Accordingly, such shares must be held indefinitely and may not be sold or disposed of unless a registration statement with respect to such shares has become effective under the Securities Act or an exemption from regulation under the Securities Act is applicable to such transaction. In addition, such shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger will be subject to a contractual restriction on transfer preventing EPub stockholders from selling or otherwise disposing of such shares prior to the first anniversary of the closing of the Merger. Such contractual restriction on transfer will only apply to 67% of the total number of shares of FV Common Stock received by an EPub stockholder in the Merger, and beginning on the date six months after the closing of the Merger, such restriction will only apply to 34% of the total number of shares of FV Common Stock received by an EPub stockholder. Furthermore, each EPub stockholder must agree, if requested by FV and if all executive officers and directors of FV similarly agree, not to sell or otherwise transfer or dispose of any FV capital stock held by the EPub stockholder during a period of time determined by FV and its underwriters (not to exceed 90 days) following the effective date of a registration statement of FV filed under the Securities Act. See "Terms of the Merger -- Restrictions on Transfer." Pursuant to the Registration Rights Agreement described below, the EPub stockholders will have certain rights with respect to the registration of the shares of FV Common Stock to be issued in connection with the Merger. Except as set forth in such agreement, FV is under no obligation to register any of the FV Common Stock issuable pursuant to the Reorganization Agreement.

     FV, as a condition to the Merger, is required pursuant to the Reorganization Agreement to enter into a Registration Rights Agreement with the EPub stockholders entitling such stockholders and their permitted transferees to certain rights with respect to the registration of shares of FV Common Stock under the Securities Act. Subject to certain limitations set forth in the Registration Rights Agreement, FV will prepare and file with the SEC, and use its reasonable best efforts to have declared within 60 days of the Effective Time, a registration statement on Form S-3 providing for the resale by such stockholders of all shares of FV Common Stock then owned (or to be owned upon exercise of securities convertible into FV Common Stock) by such stockholders. In addition, subject to certain limitations in the Registration Rights Agreement, if FV registers any of its securities either for its own account or for the account of other security holders, such holders will be entitled to include their shares of FV Common Stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the Offering. See "Terms of the Merger -- Registration Rights."

  Voting Agreement

     SOFTBANK Holdings, SOFTBANK Technology, Lee H. Stein, Paymentech Inc. and First USA Financial Corp., who collectively beneficially own an aggregate of 75.3% of the FV Common Stock as of the FV Record Date, have entered into a certain voting agreement with EPub pursuant to which such stockholders have agreed to vote such shares (and any additional shares of FV Common Stock that such stockholders acquire beneficial ownership of prior to the termination of such voting agreement) in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. The parties to the voting agreement need not vote their shares in accordance with such agreement if the majority of the shares of FV Common Stock represented and voting at such FV Stockholders Meeting, other than shares held by the parties to the voting agreement and their affiliates, are voted against the approval and adoption of the Reorganization Agreement and approval of the Merger. See "FV Stockholders Meeting -- Voting Required."

  Co-Sale Agreement


     To provide EPub stockholders a certain level of liquidity with respect to the shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger, SOFTBANK Holdings and SOFTBANK Technology have agreed to enter into a co-sale agreement with EPub stockholders granting such stockholders certain co-sale rights with respect to such shares of the Merger Consideration. See "Terms of the Merger -- Co-Sale Agreement."


FV STOCKHOLDER PROPOSAL NO. 2 -- CHANGE OF CORPORATE NAME

     The FV Board is proposing an amendment to FV's Amended and Restated Certificate of Incorporation to change the name of the corporation to "MessageMedia, Inc." The FV Board believes that a change in the name of the corporation is advisable in light of FV's new business focus on e-mail-based messaging services and technologies, including FV's Interactive Messaging Platform and its shift away from secure Internet-based payment systems. The FV Board believes the adoption of the name "MessageMedia, Inc." will serve to heighten market awareness of FV's Interactive Messaging Platform and related services and technologies and to enhance customer brand recognition. See "FV Stockholder Proposal No. 2."

FV STOCKHOLDER PROPOSAL NO. 3 -- INCREASE IN AUTHORIZED CAPITAL STOCK

     The FV Board is proposing an amendment to FV's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of FV Common Stock from 40,000,000 shares to 100,000,000 shares. The FV Board has determined that an increase in the authorized capital stock is necessary in light of the fact that, as of the FV Record Date, 33,091,260 of the 40,000,000 authorized shares of FV Common Stock were issued and outstanding, and an additional 5,602,454 shares were reserved for issuance upon exercise of outstanding stock options and warrants. The FV Board believes that the issuance of additional shares of FV Common Stock is likely to be required in order to attract and retain officers, employees and consultants and in connection with future acquisitions of any businesses, assets or technologies that FV may undertake. In particular, the adoption of this proposal is necessary in order to permit the issuance of the shares of FV Common Stock issuable to EPub stockholder in the Merger. If adopted, subject to applicable restrictions under the DGCL and the rule and regulations of Nasdaq, the proposal will allow the FV Board, without further action by the FV stockholders, to issue the additional authorized shares of FV Common Stock as the FV Board may deem advisable in its sole discretion. See "FV Stockholder Proposal No. 3."

FV STOCKHOLDER PROPOSAL NO. 4 -- AMENDMENT OF 1995 STOCK PLAN

     FV's 1995 Stock Plan authorizes the FV Board, or a committee which the FV Board may appoint from among its members, to grant options and rights to purchase shares of FV Common Stock. In July 1998, the FV Board amended FV's 1995 Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 2,000,000 shares to an aggregate of 6,000,000 shares. FV stockholders are being asked to approve this share increase at the FV Stockholders Meeting. The FV Board believes that increasing the number of shares available under FV's 1995 Stock Plan is necessary in order to allow FV to continue to attract, retain and motivate employees. See "FV Stockholder Proposal No. 4."

MARKET AND PRICE DATA


     FV Common Stock is traded on Nasdaq under the symbol "FVHI." On July 10, 1998, the last full trading day prior to the public announcement of FV's and EPub's intent to enter into the Reorganization Agreement, the closing sale price of FV Common Stock as reported on Nasdaq was $4.63 per share. On November 9, 1998, the closing price of FV Common Stock as reported on Nasdaq was $3.69 per share. Stockholders of EPub are encouraged to obtain current market quotations for FV Common Stock prior to voting on the proposal to approve and adopt the Reorganization Agreement and approve the Merger. There can be no assurance as to the actual price of FV Common Stock prior to, at or at any time following, the Effective Time of the Merger.

                         SELECTED FINANCIAL INFORMATION

     The following selected historical financial information of FV and EPub has been derived from their respective historical financial statements and should be read in conjunction with such financial statements and notes thereto. The audited financial statements and notes thereto of FV as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 and the unaudited financial statements and notes thereto as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are set forth elsewhere in this Proxy Statement/Information Statement. The audited financial statements and notes thereto of FV as of and for the period from inception through December 31, 1994 are not included herein. The selected historical financial information of FV as of June 30, 1997 and 1998, and for the six-month periods ended June 30, 1997 and 1998 has been derived from the unaudited financial statements of FV and, in the opinion of FV's management, reflects all adjustments necessary for the fair presentation of such unaudited interim financial information. The selected historical financial information of EPub as of June 30, 1997 and 1998, and for the period from inception through June 30, 1997 and for the twelve-month period ended June 30, 1998 has been derived from the audited financial statements of EPub set forth elsewhere in this Proxy Statement/ Information Statement. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

                       FV SELECTED FINANCIAL INFORMATION

                              INCEPTION                                                     SIX MONTHS ENDED
                               THROUGH               YEAR ENDED DECEMBER 31,                    JUNE 30,
                             DECEMBER 31,   -----------------------------------------   -------------------------
                                 1994          1995           1996           1997          1997          1998
                             ------------   -----------   ------------   ------------   -----------   -----------
STATEMENT OF OPERATIONS
  DATA:
Revenue....................   $   3,580     $   197,902   $    695,866   $  1,450,598   $   785,984   $   498,294
Cost of revenue............          --         123,375        265,900        270,416       171,985        34,637
                              ---------     -----------   ------------   ------------   -----------   -----------
  Gross profit.............       3,580          74,527        429,966      1,180,182       613,999       463,657
Operating expenses
  Marketing and sales......     143,678         346,400      1,836,545      5,424,110     2,171,371     1,213,499
  Research, development and
    engineering............     307,315         530,809      4,652,582      6,687,177     3,058,821     2,896,745
  General and
    administrative.........     358,790       1,292,781      4,237,638      4,377,688     2,573,242     2,230,721
  Restructuring charge.....          --              --             --             --            --       812,166
  Depreciation and
    amortization...........      16,327         106,628        524,124      1,097,716       547,033       840,075
                              ---------     -----------   ------------   ------------   -----------   -----------
Total operating expenses...     826,110       2,276,618     11,250,889     17,586,691     8,350,467     7,993,206
                              ---------     -----------   ------------   ------------   -----------   -----------
  Loss from operations.....    (822,530)     (2,202,091)   (10,820,923)   (16,406,509)   (7,736,468)   (7,529,549)
  Interest income
    (expense)..............     (13,149)        (67,890)       130,983        459,227       300,739        (8,497)
                              ---------     -----------   ------------   ------------   -----------   -----------
Net loss...................    (835,679)     (2,269,981)   (10,689,940)   (15,947,282)   (7,435,729)   (7,538,046)
  Dividends imputed on
    preferred stock........          --              --             --     (1,250,000)           --      (153,126)
                              ---------     -----------   ------------   ------------   -----------   -----------
Net loss applicable to
  common shares............   $(835,679)    $(2,269,981)  $(10,689,940)  $(17,197,282)  $(7,435,729)  $(7,691,172)
                              =========     ===========   ============   ============   ===========   ===========
Net loss per share, basic
  and diluted..............   $   (0.26)    $     (0.54)  $      (2.33)  $      (1.94)  $     (0.84)  $     (0.69)
Shares used in per share
  computation, basic and
  diluted..................   3,185,606       4,170,231      4,588,262      8,842,367     8,803,463    11,183,418

                                                               JUNE 30,
                                                                 1998
                                                              ----------
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........  $6,301,489
Furniture, equipment, software and information technology,
  net.......................................................   1,539,788
Total assets................................................   8,296,091
Current liabilities.........................................   2,688,903
Amount due to stockholder, net of current portion...........     125,000
Stockholders' equity........................................   5,482,188

                      EPUB SELECTED FINANCIAL INFORMATION

                                                              INCEPTION    FISCAL YEAR
                                                               THROUGH        ENDED
                                                               JUNE 30,     JUNE 30,
                                                                 1997         1998
                                                              ----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $   80,347   $  864,030
Operating expenses
  Marketing and sales.......................................      19,237      271,772
  Research and development..................................      46,769      125,782
  General and administrative................................     258,611      611,911
                                                              ----------   ----------
Total operating expenses....................................     324,617    1,009,465
                                                              ----------   ----------
  Loss from operations......................................    (244,270)    (145,435)
  Interest expense..........................................      (1,025)     (11,710)
  Interest income...........................................          --          889
  Miscellaneous income......................................       5,000        2,800
                                                              ----------   ----------
Net loss....................................................  $ (240,295)  $ (153,456)
                                                              ==========   ==========
Net loss per share, basic and diluted.......................  $    (0.13)  $    (0.08)
Shares used in per share computation, basic and diluted.....   1,871,445    1,887,012

                                                                   JUNE 30,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $144,023   $ 62,273
Property and equipment, net.................................    31,015    220,552
Total assets................................................   214,081    442,329
Current liabilities.........................................    21,704    175,107
Long-term debt and capital lease obligations, net of current
  portion...................................................    12,103     88,840
Stockholders' equity........................................   180,274    178,382

               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The selected unaudited pro forma combined financial information of FV, EPub and Distributed Bits L.L.C. ("Distributed Bits") gives effect to the Merger and proposed acquisition of Distributed Bits and is derived from the unaudited pro forma combined financial statements and should be read in conjunction with such pro forma statements and the notes thereto, which are included in this Proxy Statement/Information Statement. FV has entered into a non-binding letter of intent with Distributed Bits with respect to the acquisition by FV of Distributed Bits. See "FV Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments" and "Risk
Factors -- Risks Related to FV's Business -- Integration of Potential Acquisitions." The pro forma data does not reflect any additional shares issued since June 30, 1998.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the proposed acquisition of Distributed Bits had been consummated on January 1, 1997, nor is it necessarily indicative of future operating results or financial position.

                                                                           SIX MONTHS ENDED
                                                        YEAR ENDED             JUNE 30,
                                                       DECEMBER 31,   ---------------------------
                                                           1997           1997           1998
                                                       ------------   ------------   ------------
STATEMENT OF OPERATIONS DATA(1):
Revenue..............................................  $  1,786,229   $    868,301   $  1,109,010
Cost of revenue......................................       270,416        171,985         34,637
                                                       ------------   ------------   ------------
  Gross profit.......................................     1,515,813        696,316      1,074,373
Operating expenses
  Marketing and sales................................     5,539,333      2,201,935      1,442,301
  Research, development and engineering..............     7,236,765      3,263,791      3,417,099
  General and administrative.........................     4,914,790      2,802,417      2,916,013
  Restructuring charge...............................            --             --        812,166
  Depreciation and amortization......................    13,560,194      6,778,272      7,071,314
                                                       ------------   ------------   ------------
Total operating expenses.............................    31,251,082     15,046,415     15,658,893
                                                       ------------   ------------   ------------
  Loss from operations...............................   (29,735,269)   (14,350,099)   (14,584,520)
  Interest income....................................       554,587        352,333         55,761
  Interest expense...................................       (92,511)       (48,944)       (72,478)
                                                       ------------   ------------   ------------
Net Loss.............................................   (29,273,193)   (14,046,710)   (14,601,237)
  Dividends imputed on preferred stock...............    (1,250,000)            --       (153,126)
                                                       ------------   ------------   ------------
Net loss applicable to common shares.................  $(30,523,193)  $(14,046,710)  $(14,754,363)
                                                       ============   ============   ============
Net loss per share, basic and diluted................  $      (1.85)  $      (0.85)  $      (0.78)
Shares used in per share computation, basic and
  diluted............................................    16,539,023     16,500,119     18,880,074

                                                                JUNE 30,
                                                                  1998
                                                              -------------
BALANCE SHEET DATA(1):
Cash, cash equivalents and short-term investments...........   $ 6,436,602
Furniture, equipment, software and information technology,
  net.......................................................     1,865,756
Total assets................................................    33,883,732
Current liabilities.........................................     3,855,283
Amounts payable, net of current portion.....................       248,362
Stockholders' equity........................................    29,780,087

---------------
(1) FV intends to account for the Merger and the proposed acquisition of Distributed Bits using the purchase method of accounting. FV, EPub and Distributed Bits estimate that they will incur merger-related and acquisition related costs, consisting primarily of transaction costs for attorneys, accountants, financial printing and other related charges, of approximately $500,000 for FV, $150,000 for EPub and $100,000 for Distributed Bits LLC. This estimate is preliminary and is therefore subject to change. These costs will be added to the purchase price. See "Unaudited Pro Forma Combined Financial Statements" and the notes thereto included elsewhere herein.

                                  RISK FACTORS

     This proxy statement/information statement contains forward-looking statements within the meaning of Section 27a of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this proxy statement/information statement. Such statements are subject to certain risks and uncertainties, including those discussed below, that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since EPub is not a public company subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act, any of the forward-looking statements of EPub made in this Proxy Statement/Information Statement are not subject to
Section 27A of the Securities Act and Section 21E of the Exchange Act. The following factors should be considered carefully by holders of FV common stock and EPub capital stock in evaluating whether to approve and adopt the Reorganization Agreement and approve the merger. These factors should be considered in conjunction with the other information included or incorporated by reference in this proxy statement/information statement, including in conjunction with forward-looking statements made herein. FV and EPub undertake no obligation to publicly release the results of any revisions to forward-looking statements contained herein that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For periods following the merger, references to FV should be considered to refer to FV and its subsidiaries, including EPub, unless the context otherwise requires.

RISKS RELATED TO THE MERGER

  Uncertainty Relating to Integration

     The successful combination of FV and EPub, including the successful operation of EPub as a subsidiary of FV, will require substantial effort from each company. The diversion of the attention of management and any difficulties encountered in the transition process could have an adverse impact on FV's ability to realize the anticipated benefits of the Merger. The successful combination of the two companies will also require coordination of the companies' research and development and sales and marketing efforts. In addition, the process of combining the two organizations could cause the interruption of, or a loss of momentum in, FV's and/or EPub's activities. There can be no assurance that FV will be able to retain EPub's key management, technical, sales and customer support personnel, or that FV will realize the anticipated benefits of the Merger. See also "Risks Related to FV's
Business -- Integration of Potential Acquisitions."

  Integration of Technologies

     Each of FV's and EPub's success in the businesses of interactive messaging services for electronic commerce and e-mail message delivery services, respectively, is dependent on its ability to respond to technological developments and protect its proprietary technology by a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its proprietary technology. See "Risks Related to FV's Business -- Dependence Upon Product and Service Development; Risks of Technological Change and Evolving Industry Standards," "-- Limited Intellectual Property," "Risks Related to EPub's Business -- Developing Internet Market; Unproven Acceptance of EPub's Products and Services; Rapid Technological Change" and "-- Risks Associated with Reliance on Intellectual Property Rights." The successful combination of FV and EPub will not only require that each company continue to respond to such technological change and protect its proprietary technology, but also that the companies integrate their technologies to achieve certain potential benefits of the Merger. See "Approval of the Merger and Related Transactions -- FV's Reasons for the Merger -- Complementary Electronic Messaging Technology." There can be no assurance that FV will be able to maximize the financial and strategic position of FV through the successful incorporation of EPub's technology and rights into FV's products and services.

  Need for Additional Capital as a Result of Expansion of Operations

     FV expects it will need to raise additional funds which may not be readily available or available on acceptable terms. See "Risks Related to FV's
Business -- Need for Additional Capital," "-- Uncertainty of Nasdaq National Market Listing" and "Risks Related to EPub's Business -- Possible Adverse Effect Due to Future Capital Requirements; Uncertainty of Additional Financing." The consummation of the Merger and the resulting expansion of operations may further strain FV's financial resources. There is no assurance that FV will be able to raise additional funds on acceptable terms to support such expansion of operations. The failure to raise any needed funds on sufficiently favorable terms could have a material adverse effect on the combined business, financial condition and results of operations.

  Effect of Merger on Customers and Partners

     Certain of EPub's existing customers or strategic partners may view themselves as competitors of FV and therefore determine that the Merger is competitively disadvantageous to them. As a consequence, EPub's relationship with these customers or strategic partners could be adversely affected. In addition, FV's relationships with certain of its suppliers that compete with EPub may be adversely affected by the Merger.

  Risks Associated with Fixed Exchange Ratio

     As a result of the Merger, each outstanding share of EPub Common Stock will be converted into a number of shares of FV Common Stock equal to 6,000,000 shares divided by the aggregate number of shares of common stock of EPub outstanding as of the Effective Time of the Merger, assuming conversion or exercise of all outstanding rights to acquire shares of common stock of EPub. Based on the capitalization of EPub as of August 20, 1998, the Exchange Ratio would be 2.20 if the Merger were consummated on such date. Because the numerator of the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of FV Common Stock, the specific value of the consideration to be received by EPub stockholders in the Merger will depend on the market price of FV Common Stock at the Effective Time. In the event that the market price of FV Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of FV Common Stock to be received by EPub stockholders in the Merger would correspondingly decrease or increase. The market price of FV Common Stock as of a recent date is set forth herein under "Summary -- Market and Price Data" and "Market Price Information." EPub stockholders are advised to obtain recent market quotations for FV Common Stock. FV Common Stock historically has been subject to substantial price volatility. No assurance can be given as to the market price of FV Common Stock at any time before the Effective Time or as to the market price of FV Common Stock at any time thereafter. See "Summary -- Market and Price Data," "Market Price Information" and "Comparison of Capital Stock." Additionally, the Exchange Ratio will be decreased to the extent additional shares of, or rights to acquire, EPub Capital Stock are issued prior to the closing of the Merger.

  Possible Volatility of Stock Prices

     EPub stockholders will receive FV Common Stock in the Merger. The market price for FV Common Stock could be subject to significant fluctuations in response to various factors and events, including variations in FV's operating results and fluctuations in the stock market as a whole.

  Tax Consequences of Merger

     The Merger is intended to qualify as a reorganization under Section 368(a) of the Code with the consequences that generally no gain or loss should be recognized by the EPub stockholders on the exchange of EPub Capital Stock for FV Common Stock. There is no assurance, however, that the Merger will qualify as a reorganization or that the FV Common Stock received by the EPub stockholders will be received without recognition of gain or loss. See "The Merger -- Certain Federal Income Tax Consequences."

  Escrow of Shares and Indemnity Obligations

     Under the Reorganization Agreement, twenty percent (20%) of the shares of FV Common Stock to be delivered to the EPub stockholders (excluding Catalyst Infotech Development Fund, L.P., Grandhaven L.L.C., Hexagon Investments L.L.C., Labyrinth Enterprises L.L.C. and Legacy Enterprises L.L.C.) at the Effective Time will be placed in escrow to secure the indemnity obligations of EPub and the Majority Stockholders. Such escrow shares will be deposited, pro rata, from the shares of FV Common Stock that would otherwise be delivered to the EPub stockholders after the closing of the Merger. In the event such escrow shares are delivered to FV from the escrow pursuant to the Reorganization Agreement, the number of shares of FV Common Stock ultimately received by the EPub stockholders would be less than anticipated at the Effective Time.

  Issuance of Restricted Securities

     The shares of FV Common Stock to be issued in the Merger for the EPub Capital Stock will not be registered under the Securities Act. Such shares of FV Common Stock may not be resold or transferred in the absence of such registration except in compliance with Rule 144 under the Securities Act or unless FV receives an opinion of counsel reasonably acceptable to it stating that such resale or transfer is otherwise exempt from the registration and prospectus delivery requirements of the Securities Act. The Reorganization Agreement provides that the shares of FV Common Stock to be issued in connection with the Merger will be registered under the Securities Act within sixty (60) days following the closing. Even after such registration statement is declared effective, the resale of any shares of FV Common Stock issued in connection with the Merger may be delayed by FV as it deems necessary to update information contained in any prospectus made part of such registration statement. In addition, such shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger will be subject to contractual restrictions on transfer pursuant to a certain stockholder representation statement to be executed and delivered to FV by each EPub stockholder as a condition to the consummation of the Merger. See "Terms of the Merger -- Restrictions on Transfer."

  No Independent Fairness Opinion Obtained by EPub Board

     The EPub Board believes that the Merger is fair to and in the best interests of EPub and its stockholders, and the EPub Board has unanimously approved the Reorganization Agreement and the Merger. In reaching its decision, the EPub Board considered a number of factors. However, the EPub Board did not obtain a fairness opinion from an independent financial advisor as to the fairness of the consideration to be received by the EPub stockholders. There can be no assurance that an independent financial advisor would determine that the consideration to be paid to the EPub stockholders would be fair to such stockholders from a financial point of view.

RISKS RELATED TO FV'S BUSINESS

  History of Operating Losses and Anticipated Future Losses

     FV has incurred net operating losses in each quarter since its inception in March 1994. As of June 30, 1998, FV had an accumulated deficit of approximately $37.5 million. To date, FV has not generated significant revenues. There can be no assurance that FV's revenues will increase in the future. In addition, as a result of the anticipated significant investment that FV is making and plans to continue to make in its systems, sales, marketing, research, development and engineering and administrative infrastructure over the near term, FV expects to continue to incur significant operating losses on both a quarterly and an annual basis for the foreseeable future. For these and other reasons, there can be no assurance that FV will ever achieve or be able to sustain profitability. FV and its business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for Internet products and services. There can be no assurance that FV will succeed in addressing any or all of these risks, and the failure to do so would have a material adverse effect on FV's business, financial condition and results of operations. Furthermore, because of FV's history of operating losses and, as of December 31, 1997, insufficient working capital to finance FV's planned operations through 1998, FV's independent auditors in their report on

FV's 1997 financial statements noted that such conditions raised substantial doubt about FV's ability to continue as a going concern.

  Limited Operating History

     FV commenced operations in March 1994 and, accordingly, FV has a limited operating history upon which to base an evaluation of its business and prospects. To date, substantially all of FV's revenues have been attributable to the receipt of registration fees from consumers and merchants, transaction processing fees, merchandising fees, sales of VirtualTAGs and consulting fees associated with the FV Internet Payment System ("FVIPS"). FV ceased its FVIPS operations on August 17, 1998 and is currently encouraging its merchants and consumers to migrate to alternative Internet payment systems. FV has decided to dedicate all its resources to developing and implementing its IMP and related services and technologies. FV's future financial performance will depend significantly on the successful introduction and customer acceptance of the IMP and other new and enhanced products and services. Demand for new product categories such as the IMP is inherently difficult to predict, and FV believes that its prior experience in developing and operating FVIPS does not offer a meaningful basis to assess the future prospects of the IMP and related products and services. Accordingly, there is no assurance that a significant market for the IMP or for any other technologies or services of FV will develop or that FV will be successful in marketing the IMP or any new or enhanced products or services.

  Integration of Potential Acquisitions

     As a part of its business strategy, FV intends to make acquisitions of, or significant investments in, complementary companies, products or technologies. Any such future acquisition would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired companies, the potential disruption of FV's ongoing business, the inability of management to maximize the financial and strategic position of FV through the successful incorporation of acquired technology and rights into FV's products and services, additional expense associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of any integration of new management personnel. There can be no assurance that FV would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

     On July 28, 1998, FV entered into a non-binding letter of intent with Distributed Bits with respect to the potential acquisition by FV of Distributed Bits. In addition to the integration risks described above, there can be no assurances that such proposed acquisition of Distributed Bits or other potential acquisitions by FV will be consummated. Such potential acquisitions are generally contingent upon numerous factors, including the negotiation of a definitive agreement mutually satisfactory to the parties, completion by FV of its financial, technical and legal due diligence, approval of the transaction by the FV Board and approval of the transaction by the acquisition target, as well as other customary approvals and matters. See "FV Management's Discussions and Analysis of Financial Condition and Results of Operations -- Recent Developments."

 Need for Additional Capital

     FV will need to raise additional funds to fund its operations, as well as to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses or technologies. If adequate funds cannot be obtained or are not available on acceptable terms, FV may be unable to develop or enhance its products and services, take advantage of important opportunities or respond to competitive pressures, any of which could have a material adverse effect on FV's business, financial condition and results of operations. Also, as additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of FV will be further reduced, stockholders may experience significant additional dilution and such equity securities may also have rights, preferences or privileges senior to those of the holders of FV Common Stock. Although FV believes that it has sufficient capital to fund its operations through the end of 1998, FV may elect to raise up to $15 million through a private placement of capital stock of FV before the end of first quarter of 1999.

  Uncertainty of Nasdaq National Market Listing

     FV anticipates that it will need to raise additional funds from time to time to ensure that FV remains in compliance with the requirements of the Nasdaq National Market for continued listing. If Nasdaq in the future decides to discontinue the listing of FV Common Stock, such actions by Nasdaq would adversely affect the liquidity and market price of FV Common Stock.

     If FV should continue to experience losses from operations, it may be unable to maintain the standards for continued quotation on the Nasdaq National Market, and the shares of FV Common Stock could be subject to removal from the Nasdaq National Market. Trading, if any, in the FV Common Stock would therefore be conducted on the Nasdaq SmallCap Market, which is a significantly less liquid market than the Nasdaq National Market. As a result, a stockholder could find it more difficult to dispose of the FV Common Stock. Nasdaq has recently promulgated new rules which make continued listing of companies on both the Nasdaq National Market and the Nasdaq SmallCap Market more difficult and has significantly increased its enforcement efforts with regard to the standards for such listing. In addition, if the FV Common Stock were removed from the Nasdaq National Market and does not qualify for listing on the Nasdaq SmallCap Market, the FV Common Stock could be subject to the so-called "penny stock" rules that impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, failure to qualify for listing on, or removal from, the Nasdaq SmallCap Market, if it were to occur, could affect the ability or willingness of broker-dealers to sell and/or make a market in the FV Common Stock and the ability of FV stockholders to sell their securities in the secondary market. In addition, if the market price of the FV Common Stock is less than $5.00 per share, FV may become subject to certain "penny stock" rules even if still quoted on the Nasdaq SmallCap Market. Such rules may further limit the market liquidity of the FV Common Stock and the ability of FV stockholders to sell such FV Common Stock in the secondary market. Furthermore, under such circumstances, if FV was deemed to be an issuer of "penny stock," forward-looking statements of FV would not be subject to Section 27A of the Securities Act and Section 21E of the Exchange Act.

  Anticipated Fluctuations in Quarterly Operating Results

     As a result of the early stage of development of Internet commerce, the IMP and FV's limited operating history, FV's revenue expectations are based almost entirely on internal estimates of future demand and not on actual experience. In particular, it is difficult to forecast revenue expectations for the IMP, which was released for commercial use in July 1998. Moreover, FV has only limited historical financial data for quarterly or annual periods on which to base planned operating expenses. FV's expense levels have been established in large part due to its current expectations for future revenues and its expected development and marketing requirements. In the event market demand and revenues do not meet expectations, FV may be unable to adjust its spending levels on a timely basis to compensate for unexpected revenue shortfalls. To a certain extent, FV has encountered this problem to date. As a result, FV has not and may not be able to take advantage of revenue opportunities as quickly as it would hope because of an effort to scale down its infrastructure to match lower than expected revenues. There can be no assurance that revenues associated with use of the IMP or Internet related consulting will increase significantly or at all. Any material shortfall of demand for FV's products and services would have a material adverse effect on FV's business and financial condition and could cause significant fluctuations in FV's results of operations.

     FV expects its future operating results over both the short and the long term will be subject to annual and quarterly fluctuations due to several factors, many of which are beyond the control of FV, including, among others, market response to FV's IMP; difficulties encountered in the development or deployment of products or services, including interactive messaging; market acceptance of Internet commerce in general and the IMP concept in particular; fluctuating market demand for FV's products and services; the degree of acceptance of the Internet as an advertising and merchandising medium; the timing and effectiveness of collaborative marketing efforts initiated by FV's strategic partners; the timing of the introduction of new products and services offered by FV; the timing of the release of enhancements to FV's products and services; product introductions and service offerings by FV's competitors; the mix of the products and services provided by FV; the timing and rate at which FV increases its expenses to support projected growth; the cost of compliance with applicable government regulations; competitive conditions in FV's marketplace; and general economic conditions. In addition, the fees charged by FV for advertising, messaging, and consulting services are subject to change as FV introduces the IMP and assesses its marketing strategy and competitive position. FV believes that period-to-period comparisons of its operating results are not meaningful and should not be relied upon as any indication of future performance. Due to the foregoing factors, among others, it is probable and possible that FV's future quarterly or annual operating results from time to time will not meet the expectations of market analysts or investors, which may have a material adverse effect on the price of FV Common Stock.

  Risks Related to Product Transition

     FV has derived substantially all of it revenues to date from FVIPS, VirtualTAGs and related services. In the second quarter of fiscal 1997, FV determined to refocus its resources on developing and commercializing the IMP. Since the IMP has just recently been completed, and since the IMP has only been implemented on a limited basis, no assurance can be given that the IMP will be successful or that the cost of future enhancements will not exceed future revenues generated by the IMP. In addition, there is no assurance that FV's current server capacity and communications systems will be adequate to support high volumes of IMP usage. A key element of FV's strategy is to generate a high volume of messages and associated transactions through the IMP. Accordingly, the performance of FV's products and services is critical to FV's ability to achieve market acceptance and continued use of these products and services. Significant increases in the volume of messages processed by FV's systems could strain the capacity of FV's software or hardware, which could lead to slower response time or system failures. Any additional investment in enhancing the capacity of FV's server and communications systems may adversely affect FV's financial condition and operating results and may result in service delays and interruptions that would adversely impact FV's revenues and reputation. In the event that the IMP is not successfully introduced and marketed and revenues from the IMP are not sufficient to return the cost of its operation and future enhancements, FV's business, financial condition and results of operation will be materially and adversely affected.

  Uncertain Acceptance of Interactive Messaging Services

     FV's future success depends to a significant degree on FV's ability to successfully market the IMP and related services. The first phase of the IMP has just recently been commercially introduced and, to date, FV has not secured any significant customer commitments to license, use or implement the IMP. Moreover, market demand for new product and service categories such as interactive messaging is inherently uncertain. The IMP represents a departure from the traditional methods of marketing and information exchange employed by FV's target customers, who have typically relied predominantly on advertising and direct mail to attract new customers and maintain customer relationships. Acceptance of the IMP will require a transition to new ways of conducting business by enterprises that have already made substantial investments in other means of conducting commerce and exchanging information. Accordingly, the market prospects for the IMP are highly uncertain. Moreover, although FV believes that the IMP will prove to be an efficient and cost-effective marketing and relationship-management vehicle for a broad variety of customers, there is no assurance that prospective customers will be able to implement the IMP without substantial additional cost, or that the cost-efficiency of the IMP will compare favorably with traditional methods of marketing and information exchange for most customers. Failure of the IMP to meet customers' demands for efficacy and cost-efficiency may result in a decline in use of FV's interactive messaging services over time and would materially and adversely affect FV's business, financial condition and results of operations.

  Dependence on Distribution Relationships, Collateral Systems and Expansion of Direct Sales Force

     A key element of FV's current business and marketing strategy is to establish, develop and maintain relationships with financial institutions, catalog companies, direct marketers and travel services, which include airlines, rental car agencies and hotel operators, to promote FV's products and services to their merchant and consumer customers. Although FV has established relationships with such entities in an effort to enhance FV's ability to penetrate the market for interactive messaging, such relationships are nonexclusive and have not resulted in any comprehensive or measurable increase in FV's revenues to date. No assurance can be given that FV will be able to develop strategic relationships or that any such relationship will prove to be effective in creating demand for the IMP. In addition, there can be no assurance that FV's existing or potential marketing partners, most of whom have significantly greater financial and marketing resources than FV, will not change their business strategies or discontinue their relationships with FV, develop and market products and services that compete with FV's products and services in the future or form collaborative marketing relationships with one or more of FV's competitors that offer alternative Internet commerce solutions.

     The operation of the IMP is dependent on the continued availability and reliability of the Internet and collateral telecommunications. FV is substantially dependent on several third party providers of Internet connectivity and collateral telecommunication services. There can be no assurance that these companies will continue to provide services to FV without disruptions in service, at the current cost, or at all. Although FV believes that such services could be obtained from other sources in due course if required, reengineering FV's computer systems and telecommunications infrastructure to accommodate a new service provider could only be accomplished at significant cost and with significant delay. Any interruption of such service providers also would be likely to result in the disruption of the operation of the IMP with an attendant loss of revenues and potential loss of customers. Such losses could have a material adverse effect on FV's business, financial condition and results of operations.

     In order to promote the use of the IMP, FV will be required to significantly expand its direct sales force and marketing organization and manage such personnel effectively. Establishing required marketing and sales capability will require substantial efforts and significant management and financial resources. FV's management has very limited experience in recruiting, developing or managing a marketing and sales force. There can be no assurance that FV will be able to recruit and retain direct marketing and sales personnel in order to build an effective marketing and sales organization, that building such a marketing and sales organization will be cost effective or that FV's marketing and sales efforts will be successful.

  Undeveloped and Rapidly Changing Markets

     The markets for FV's products and services are at a very early stage of development, are rapidly changing and are characterized by an increasing number of market entrants that have introduced or are developing competing products and services for use on the Internet and the World Wide Web. As is typical for a new and rapidly evolving industry, demand for and market acceptance of recently introduced products and services are subject to a high level of uncertainty and risk. Acceptance and usage of the IMP is dependent on continued growth in use of e-mail as a primary means of communications by businesses and consumers. Increased usage of interactive messaging is also contingent on acceptance of e-mail as a vehicle for targeted marketing of products and services and on the ability of FV to successfully differentiate its services from random mass e-mailing products and services which have encountered substantial resistance from consumers. Businesses that already have invested substantial resources in traditional or other methods of conducting business may be reluctant to adopt new commercial methodologies or strategies that may limit or compete with their existing businesses. Individuals with established patterns of purchasing goods and services may be reluctant to alter those patterns. Accordingly, it is not assured that sufficient demand for FV's products and services will develop to sustain FV's business.

     FV's success is critically dependent on the significant expansion of the Internet infrastructure in order to provide adequate Internet access, the proper management of Internet traffic and a substantial amount of public education to, among other things, increase confidence in the integrity and security of Internet commerce. There can be no assurance that use of e-mail as a primary method of communication or commerce over the Internet will become widespread, that a market for FV's products and services will emerge or that the IMP will be generally adopted. If the market fails to develop, or develops more slowly than expected, if the Internet infrastructure is not adequately expanded or managed, or if FV's products and services do not achieve market acceptance by a significant number of individuals, businesses and financial institutions, then FV's business, financial condition and results of operations will be materially and adversely affected.

  Competition

     The market for products and services that enable interactive messaging capabilities and the sale of goods and services over the Internet is intensely competitive, and, to the extent that commercial activity over the Internet increases, FV expects competition to increase significantly. There are no substantial barriers to entry into FV's business, and FV expects established and new entities to enter the market for interactive messaging services and interactive Internet communications in the near future. It is possible that a single supplier will dominate one or more market segments. Furthermore, since there are many potential entrants to the field, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing service is competitive with FV's current services.

     FV's principal competitors in the interactive messaging services arena include providers of e-mail based services such as PostX Corporation, Axciom, ReplyNet, InfoBeat, Inc. and Cyber Data Systems, Inc. FV also competes with Narrative Communication in the interactive advertising arena and with BroadVision Inc., Intellipost Corporation and E-Care Group, Inc. for one-to-one marketing, as well as with traditional advertising, merchandising and direct marketing companies that use more conventional means of delivering information and marketing messages to consumers.

     FV may experience additional competition from Internet service providers, advertising and direct marketing agencies and other large established businesses who enter the market for interactive messaging services. Companies such as America Online, Microsoft Corp., IBM Corp., Integrion, AT&T, Hewlett-Packard Company, Netscape Communications Corporation, Harte-Hanks Data Technology, ADVO, The Interpublic Group of Companies, Inc. and Foote, Cone and Belding, which possess large, existing customer bases, substantial financial resources and established distribution channels, could develop, market or resell a number of messaging services or payment alternatives. Such potential competitors may also choose to enter the market for messaging services by acquiring one of FV's existing competitors or by forming strategic alliances with such competitors, either of which may impede FV's ability to compete effectively.

     Several of FV's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases, more diversified lines of products and services and significantly greater financial, technical, marketing and other resources than FV. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to individuals, businesses and financial institutions. In addition, many of FV's current or potential competitors have broad distribution channels that may be used to bundle competing products or services directly to end-users or purchasers. If such competitors were to bundle competing products or services for their customers, the demand, if any, for FV's products and services might be substantially reduced, and the ability of FV to successfully effect the distribution of its products and the utilization of its services would be substantially diminished. As a result of the foregoing or other factors, there can be no assurance that FV will compete effectively with current or future competitors or that the competitive pressures will not have a material adverse effect on FV's business, financial condition and results of operations.

 Dependence Upon Product and Service Development; Risks of Technological Change and Evolving Industry Standards

     FV's success depends upon its ability to develop the IMP and other new products and services that satisfy evolving customer requirements including potential applications for Internet advertising, merchandising and direct marketing. The market for FV's services is characterized by rapidly changing technology, emerging industry standards and customer requirements that have been changing every few months. There can be no assurance that FV will successfully identify new product and service opportunities and develop and bring to market new products and services in a timely manner. Failure of FV, for technological or other reasons, to develop and introduce the IMP and other new products and services that are compatible with emerging industry standards and that satisfy customer requirements would have a material adverse effect on FV's business, financial condition and results of operations. In addition, FV or its competitors may announce enhancements to existing products or services, or new products or services embodying new technologies, emerging industry standards or customer requirements that render FV's existing products and services obsolete and unmarketable. There can be no assurance that the announcement or introduction of new products or services by FV or its competitors or any change in emerging industry standards will not cause customers to terminate use of FV's existing products and services, which could have a material adverse effect on FV's business, financial condition and results of operations.

     FV's products and services are designed around current technical standards, and FV's current and future revenues are dependent on continued industry acceptance of such standards. While FV intends to provide compatibility with the standards promulgated by leading industry participants and groups, widespread adoption of a proprietary or closed standard could preclude FV from effectively doing so. There can be no assurance that FV's products and services will achieve market acceptance, that FV will be successful in developing and introducing new products and services that meet changing customer needs and respond to technological changes or emerging industry standards in a timely manner, if at all, that the standards upon which FV's products and services are or will be based will be accepted by the industry or that products, services or technologies developed by others will not render FV's products and services noncompetitive or obsolete. The inability of FV to respond to changing market conditions, technological developments, emerging industry standards or changing customer requirements or the development of competing technologies or products that render FV's products and services noncompetitive or obsolete would have a material adverse effect on FV's business, financial condition and results of operations.

  Risks of Defects and Development Delays

     Products and services based on sophisticated software and computing systems often encounter development delays, and the underlying software may contain undetected errors and failures when introduced or when usage increases. FV may experience delays in the development of the software and computing systems underlying FV's services. In addition, there can be no assurance that, despite testing by FV and its clients, errors will not be found in the underlying software or that FV will not experience development delays, resulting in delays in the commercial release of its products and services or in the market acceptance of its products and services, each of which could have a material adverse effect on FV's business, financial condition and results of operations.

  Risk of Capacity Constraints

     A key element of FV's strategy is to generate a high volume of messages and associated transactions through FV's IMP. Accordingly, the performance of FV's products and services is critical to FV's ability to achieve market acceptance and continued use of these products and services. Significant increases in the volume of messages could strain the capacity of FV's software or hardware, which could lead to slower response time or system failures. FV has and intends to continue to make substantial investments to increase its server capacity by adding new servers and upgrading its software, when necessary. As the number of Web and Internet users increases, there can be no assurance that FV's products and services will be able to meet this demand. FV and its customers are also dependent upon Web browsers, e-mail clients and Internet and online service providers for access to its services, and users have experienced difficulties due to system failures unrelated to FV's system, products or services. To the extent that the capacity constraints described above are not effectively addressed by FV, such constraints could have a material adverse effect on FV's business, financial condition and results of operations.

  Dependence on Increased Usage and Stability of the Internet

     The future of the Internet as a center for commerce will depend in significant part on continued rapid growth in the number of households and commercial, educational and government institutions with access to the Internet, in the level of usage by individuals and in the number and quality of products and services designed for use on the Internet. In particular, future growth of e-mail as a pre-eminent method of communication depends on growing user preference of e-mail over traditional means of communication and on widespread access to reliable and affordable e-mail services by individuals, businesses and other organizations. Because usage of the Internet as a medium for on-line exchange of information, advertising,
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

merchandising and entertainment is a recent phenomenon, it is difficult to predict whether the number of users drawn to the Internet will continue to increase and whether any significant market for the IMP or any substantial commercial use of the Internet, will develop. There can be no assurance that Internet usage patterns, and reliance on e-mail communication in particular, will continue to grow and will not decline as the novelty of the medium recedes. In addition, it is uncertain whether the cost of Internet access will decline. Failure of the Internet or e-mail communication to achieve increased acceptance and be accessible to a broad audience at moderate costs would jeopardize the viability of Internet commerce and the market for FV's products and services. Accordingly, there can be no assurance that e-mail messaging or Internet commerce will become widespread or that sustainable markets for FV's products and services will develop. If such markets fail to develop, develop more slowly than expected or become dominated by one or more competitors, FV's business, financial condition and results of operations will be materially and adversely affected. Furthermore, if the Internet becomes unable to support the demands of its users, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols or due to increased governmental regulation. If the necessary infrastructure, complementary services or facilities are not developed, or if the Internet does not become a viable commercial marketplace, FV's business, financial condition and results of operations will be materially and adversely affected.

  Management of Potential Growth; Risks Associated with Management Team

     The rapid development necessary for FV to exploit the market opportunity for the IMP and its other services requires an effective planning and management process. FV has recently experienced significant changes in its senior management. Lee H. Stein, FV's Chairman and Chief Executive Officer resigned from his position as an officer of FV on June 30, 1998, although Mr. Stein continues to serve on the FV Board and continues to serve as a consultant to FV. In addition, John M. Stachowiak, FV's Vice President, Finance and Administration and Chief Financial Officer resigned from his position as an officer of FV on May 15, 1998 and Dr. Carolyn Turbyfill, FV's VP of Engineering and Operations, resigned from her position as an officer of FV on June 15, 1998. FV has not designated successors for Mr. Stein or Ms. Turbyfill. FV's future success will depend to a significant extent on FV's ability to recruit new management talent and on the ability of its executive officers and other members of its management to operate effectively, both individually and as a group. There can be no assurance that FV will satisfactorily allocate responsibilities and that the management team will succeed in these roles in a timely and efficient manner. FV has experienced some difficulty and will most likely continue to experience difficulty in integrating or replacing members of the management team from a variety of industry backgrounds. It is uncertain whether current or future members of the management team can be successfully assimilated or replaced. FV's failure to attract, retain and assimilate qualified personnel, or the failure of any of the executives to perform effectively, or the loss of any such personnel, could have a material adverse effect on FV's business, financial condition and results of operations.

     In addition, FV believes that its future success will depend upon its continuing ability to identify, attract, train and retain other highly skilled managerial, engineering, sales and marketing and other personnel. Competition for such personnel is intense. There can be no assurance that FV will be successful in identifying, attracting, training and retaining the necessary personnel, and the failure to do so could have a material adverse effect on FV's business, financial condition and results of operations.

     The introduction of the IMP and FV's efforts to grow FV's customer base have placed, and are expected to continue to place, a significant strain on FV's managerial, operational and financial resources. There can be no assurance that FV will be able to effectively manage the expansion of its operations, that FV's systems, procedures and controls will be adequate to support FV's operations or that Company's management will be able to achieve the rapid execution necessary to exploit the market opportunity for FV's products and services. Any inability of FV to effectively manage available resources could have a material adverse effect on FV's business, financial condition and results of operations.

  Risks of Systems Failures; Lack of Insurance and Security Risks

     FV's services are dependent on FV's ability to protect its computer equipment and the information stored in its data centers against loss or damage that may be caused by system overloads, fire, power loss, telecommunications failures, unauthorized intrusion, infection by computer viruses and similar events. FV's data centers and servers are currently located in San Diego, California, and at a facility in Dallas, Texas. There can be no assurance that a system failure at either of these locations would not materially and adversely affect FV's ability to provide its products and services.

     FV currently retains highly confidential customer information in a secure database server that FV believes to be isolated from the Internet. Although the server is protected by firewalls and proprietary, one-way batch protocols along with regular Company reviews of the system for security weaknesses, there can be no assurance that unauthorized individuals could not obtain access to this database server. Any unauthorized penetration of FV's servers could result in the theft of confidential customer information, e-mail addresses and comprehensive transaction histories. Unauthorized penetration could lead to attempts to use such information for fraudulent purposes. Although FV believes that the its system's architecture should thwart attempts to use misappropriated information, widespread attempts to effect such transactions would require FV to devote substantial resources to counteracting such attempts and could result in a compromise of the system or the interruption of FV's ability to provide its products and services and may result in adverse publicity for FV and, consequently, have a material adverse effect on FV's business, financial condition and results of operations. It is also possible that an employee of FV could attempt to misuse confidential customer information, exposing FV to legal liability. Furthermore, although FV employs disclaimers and limitation of warranty provisions in its client agreements to attempt to limit its liability to clients, including liability arising out of systems failure, there can be no assurance that such provisions will be enforceable or will otherwise prove effective in limiting FV's exposure to damage claims.

     Although FV carries property, errors and omissions, crime and business interruption insurance, its coverage may not be adequate to compensate FV for all losses that may occur. FV is in the process of increasing its server capacity, improving its security mechanisms and taking other precautions to protect itself and its customers from events that could interrupt delivery of FV's products and services or result in a loss of transaction or customer data. However, these measures will not eliminate a significant risk to FV's operations from a natural disaster or systems failure. There can be no assurance that these measures would protect FV from an organized effort to inundate FV's servers with massive quantities of e-mail or other Internet message traffic which could overload FV's systems and result in a significant interruption of service. Any systems failure that causes a significant interruption to or increases response time of FV's products and services could reduce use of FV's products and services and would reduce the attractiveness of FV's products and services to current and future customers. FV's business interruption insurance would not fully compensate FV for lost revenues, income, additional costs or increased costs experienced by FV during the occurrence of any disruption of its computer systems, nor is there any assurance that FV will be able to obtain such coverage on reasonable terms or at all in the future. Significant service interruptions could also damage FV's reputation and result in the loss of a significant portion of its clients, which could have a material adverse effect on FV's business, financial condition and results of operations.

  Limited Intellectual Property

     FV relies on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its proprietary rights. FV believes that, due to the rapid pace of technological innovation for Internet products, FV's ability to establish and maintain a position of technology leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology. There can be no assurance that trade secret, copyright and trademark protections will be adequate to safeguard the proprietary software underlying FV's products and services, or that its agreements with employees, consultants and others who participate in the development of its software will not be breached, that FV will have adequate remedies for any breach or that FV's trade secrets will not otherwise become known. Moreover, notwithstanding FV's efforts to protect its intellectual property, there is no assurance that competitors will not be able to develop functionally equivalent interactive messaging technologies without infringing any of FV's intellectual property rights. Despite FV's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use products or technology that FV considers proprietary, and third parties may attempt to develop similar technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries. Accordingly, there can be no assurance that FV's means of protecting its proprietary rights will be adequate or that FV's competitors will not independently develop similar technology.


     As the volume of Internet commerce increases, and the number of products and service providers that support Internet commerce increases, FV believes that Internet commerce technology providers may become increasingly subject to infringement claims. There can be no assurance that infringement claims will not be filed by plaintiffs in the future. Any such claims, with or without merit, could be time consuming, result in costly litigation, disrupt or delay the enhancement or shipment of FV's products and services or require FV to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable or favorable to FV, which could have a material adverse effect on FV's business, financial condition and results of operations. In addition, FV may initiate claims or litigation against third parties for infringement of FV's proprietary rights or to establish the validity of FV's proprietary rights. In particular, on October 29, 1998, FV filed a complaint in the Federal District Court in San Diego, California against InfoBeat, Inc. (the "InfoBeat Lawsuit"). FV's complaint alleges infringement of a patent held by FV and seeks injunctive relief and unspecified damages. Litigation to determine the validity of any claims could result in significant expense to FV and divert the efforts of FV's technical and management personnel from productive tasks, whether or not such litigation is determined in favor of FV. In addition, patent litigation such as the InfoBeat Lawsuit often gives rise to counterclaims by the defendants, which could include challenges to the validity of patents held by FV. In the event of an adverse ruling in any such litigation, FV may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses for infringing technology. The failure of FV to develop or license a substitute technology could have a material adverse effect on FV's business, financial condition and results of operations.


  Government Regulation and Legal Uncertainties

     FV believes it is not currently subject to direct regulation by any government agency in the U.S., other than regulations generally applicable to businesses, and there are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, no assurance can be given that federal, state or foreign agencies will not attempt in the near future to begin to regulate the market for Internet commerce. In addition, if a government agency were to challenge FV's position with respect to the applicability of regulations to its activities, responding to such a challenge could result in significant expenditures of FV's financial and management resources, which could have a material adverse effect on FV's business, financial condition and results of operations. More generally, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, taxation and characteristics and quality of products and services. For example, the Telecommunications Reform Act of 1996 may subject certain Internet content providers to criminal penalties for the transmission of certain information and could also result in liability to Internet service providers, World Wide Web hosting sites and transaction facilitators such as FV. Various foreign jurisdictions have also moved to regulate access to the Internet and to strictly control World Wide Web content. Even if FV's business is not directly subject to regulation, the adoption of any such laws or regulations may inhibit the growth of the Internet, or the businesses of the users of FV's products and services, which could in turn adversely affect FV's business, financial condition and results of operations. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel, taxation and personal privacy is uncertain. Such uncertainty creates the risk that such laws could be interpreted in a manner that could generally inhibit commerce on the Internet and adversely impact FV's business.

     Due to the growth of Internet commerce, Congress has considered regulating providers of services and transactions in this market, and federal or state authorities could enact laws, rules or regulations affecting FV's business or operations. Government agencies may promulgate rules and regulations affecting FV's activities or those of the users of its products and services. Any or all of these potential actions could result in increased operating costs for FV or for the principal users of its services and could also reduce the convenience and functionality of FV's services, possibly resulting in reduced market acceptance which would have a material adverse effect on FV's business, financial condition and results of operations.

  Year 2000 Compliance

     Many currently installed computer systems and software products are coded to accept only two-digit entries in date code fields. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in approximately 1 1/4 years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with compliance. Although FV believes that FV's Interactive Messaging Platform is Year 2000 compliant, there can be no assurance that coding errors or other defects will not be discovered in the future. While the Interactive Messaging Platform was designed to be Year 2000 compliant, FV has not yet undertaken a systematic effort to identify any Year 2000 compliance problems in the various components of the Interactive Messaging Platform. FV believes that compliance testing will require approximately 200-300 man-hours, and intends to complete such testing in 1999.

     Several collateral software and communications systems provided by third parties are required for the operation of the Interactive Messaging System, any of which may contain coding which is not Year 2000 compliant. These collateral systems include server software used to operate FV's network servers, software controlling routers, switches and other components of FV's data network, disk management software used to control FV's data disk arrays, firewall, security, monitoring and back-up software used by FV, as well as desktop PC applications software. In each case, FV employs widely available software applications from leading third party vendors, and expects that such vendors will provide any required upgrades or modifications in a timely fashion. However, any failure of third party software suppliers to provide Year 2000 compliant versions of the software used by FV could result in a temporary disruption of Interactive Messaging Platform service or otherwise disrupt FV's operations.

     Year 2000 compliance problems could also undermine the general infrastructure necessary to support FV's operations. For instance, FV depends on third party Internet service providers (ISPs) for connectivity to the Internet and to customers' information systems. Any interruption of service from FV's ISPs could result in a temporary interruption of FV's interactive messaging and other services. FV has attempted to address this risk by obtaining redundant service capacity from multiple ISPs. In addition, FV relies on a third-party data center to house certain of its servers and communications systems. Any interruption in the security, access, monitoring or power systems at the third party data center could result in an interruption of FV's services. Moreover, the effects of Year 2000 compliance deficiencies on the integrity and stability of the Internet are difficult to predict. A significant disruption in the ability of businesses and consumers to reliably access the Internet would have an adverse effect on demand for FV's services and adversely impact FV's business, financial condition and results of operations.

     Failure of FV's customers to ensure that their software systems are Year 2000 compliant could also adversely affect FV's operations. The Interactive Messaging Platform is designed to interface with customer databases and communications systems in order to retrieve relevant information from customers' electronic commerce systems or customer databases and in order to allow customers to independently control certain features of the service including the content of transmitted messages. FV cannot assess or control the degree of Year 2000 compliance in its customers' information systems. Disruptions in the information systems of significant customers could temporarily prevent such customers from accessing or using the Interactive Messaging Platform, which could materially affect FV's operating results. In order to address the risk of disruptions in customer information systems, FV has designed the Interactive Messaging Platform to include redundant manual control features which can be used by such customers. Nevertheless, certain customers may elect to discontinue use of FV's interactive messaging services until such customers' internal information technology problems have been alleviated, which would adversely affect FV's business, financial condition and results of operations. Moreover, the spending patterns of current or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or update their systems for Year 2000 compliance. These expenditures may result in reduced funds available for such customers to pay for FV's services, which could have a material adverse affect on FV's business, financial condition and results of operations.

RISKS RELATED TO EPUB'S BUSINESS

  History of Operating Losses; Limited Operating History

     EPub was formed in 1996, and, accordingly, has only a limited operating history upon which an evaluation of EPub and its prospects can be based. Since its inception, EPub has recorded only limited revenue and has not been profitable. EPub's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The new and rapidly evolving markets in which EPub operates, together with an evolving and unpredictable business model, makes these risks, uncertainties, expenses and difficulties particularly pronounced. In order to address these risks and uncertainties, EPub must, among other things, maintain and increase its customer base, implement and successfully execute its business and marketing strategy, respond to competitive pressures, continue to develop and upgrade its products and technology more rapidly than competitors, provide superior customer service and attract, retain and motivate qualified personnel. There can be no assurance that EPub will successfully implement any of its strategies or successfully address such risks and uncertainties or that EPub will be profitable in the future.

  Uncertainty of Future Operating Results; Potential Fluctuations in Operating Results

     Although EPub's revenue has increased significantly in recent periods, such growth is not necessarily indicative of future operating results. Moreover, EPub's operating results may fluctuate significantly in the future. As a result of EPub's limited operating history, as well as the recent emergence of the Internet markets addressed by EPub, EPub has neither internal nor industry-based historical financial data for any significant period of time upon which to project revenues or base planned operating expenses. Future operating results will depend on a variety of factors, including the ability of EPub to maintain or increase market demand for its products and services, usage and acceptance of the Internet, the introduction and acceptance of new, enhanced or alternative products or services by EPub or its competitors, EPub's ability to anticipate and effectively adapt to a developing market and to rapidly changing technologies, general economic conditions, competition by existing and emerging competitors, software defects and other quality control problems and the mix of products and services sold.

     EPub's expense levels are based, in part, on its expectations as to future revenues and are not expected to decrease, at least in the short term. EPub may not be able to adjust its spending plan in a timely manner to compensate for any future revenue shortfall. Further, EPub may from time to time be forced by the competitive environment in which it competes to make strategic decisions that disrupt or reduce anticipated revenues. Accordingly, any significant shortfall in relation to EPub's revenue expectations would have a material adverse impact on EPub's business, results of operations, financial condition and prospects.

  Developing Internet Market; Unproven Acceptance of EPub's Products and Services; Rapid Technological Change

     EPub's future success is highly dependent upon the increased use of the Internet for information, publication, distribution, communication and commerce. The market for EPub's products and services has only recently developed, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed services and products for use on the Internet. There can be no assurance that a stable market for EPub's services and products will develop, that EPub's services and products will be adopted by potential users or that businesses or consumers will continue their efforts to use the Internet.

     Critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use. The adoption of the Internet for commerce, communications, distribution and publication, particularly by those individuals and enterprises that have historically relied on alternative means for such purposes, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt new technologies. If EPub's markets fail to develop, or develop more slowly than expected, or if EPub's services and products do not achieve market acceptance, EPub's business, results of operations, financial condition and prospects would be materially and adversely affected.

  Competition

     Competition in the e-mail products and services industry is intense and EPub expects competition to persist, intensify and increase in the future. There are no substantial barriers to entry into EPub's business and EPub expects established and new entities to enter EPub's market for products and services in the near future. Furthermore, since there are many potential entrants to the field, it is difficult to assess which companies are likely to offer competitive products and services in the future.

     Several of EPub's existing and potential competitors have substantially longer operating histories, greater financial, technological, marketing and other resources, larger installed customer bases and longer-standing relationships with customers than EPub. EPub's principal competitors include Postmaster Direct, Matchlogic, Email Channel and Infobeat.

     EPub believes that its ability to compete successfully depends on numerous factors, both within and outside of its control, including continuing to quickly field required messaging features. A variety of potential actions by EPub's competitors, including pricing changes and development of new services or products or enhancement of existing services and products, could have a material adverse effect on EPub's business, financial condition and results of operations. There can be no assurance that EPub will be able to compete successfully with existing or new competitors. The failure of EPub to adapt to emerging market demands or compete successfully with existing competitors would have a material adverse effect on EPub's business, financial condition and results of operations.

  Reliance on Significant Customers

     A significant portion of EPub's revenues has been, and EPub believes will continue to be, generated by a limited number of customers. CMP Media, EPub's largest customer, accounted for 94% and 64% of EPub's revenue during the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998, respectively. EPub expects to continue to depend on large contracts with a small number of significant customers, which can cause its revenue and earnings to fluctuate between quarters based on the timing of contracts. None of EPub's customers has any obligation to purchase additional products or services. Consequently, the failure by EPub to develop relationships with significant new customers would have a material adverse effect on EPub's business, financial condition and results of operations.

  Dependence on Key Personnel; Ability to Attract and Retain Personnel

     EPub's future success will depend in large part on the continued contributions of its key technical, research, development and senior management personnel. The loss of the services of one or more of these employees, particularly if lost to competitors, could have a material adverse effect on EPub's business, financial condition and results of operations. In particular, the services of Andrew Currie, EPub's President and Chief Executive Officer, and Brian Makare, EPub's Vice President of Engineering and Product Development, would be difficult to replace.

     The future success of EPub will depend to a significant extent on its ability to attract, train and retain highly skilled software development professionals, particularly project managers, software engineers and other senior technical personnel. There is a worldwide shortage of, and significant competition for, software development professionals with the advanced technical skills necessary to develop the services offered by EPub. The failure to attract, train and retain current or future employees could have a material adverse effect on EPub's business, financial condition and results of operations.

     Neither Mr. Currie nor Mr. Makare currently has an employment agreement with EPub. However, as a condition to the Merger, each of such persons must enter into an employment agreement and a noncompetition agreement with FV. Mr. Currie and Mr. Makare are currently parties to a noncompetition and proprietary information agreement with EPub that prohibits each of them from, during the term of their employment and for up to two years thereafter, engaging in a business in the United States involved in the design, development, marketing or sales of Internet e-mail software products for the publication of an identical or personalized e-mail message to multiple e-mail addresses through the management of free controlled circulation or paid e-mail subscriptions. Upon consummation of the Merger, such existing agreements will be terminated in their entirety and Messrs. Currie and Makare shall become parties to employment agreements and noncompetition agreements with FV. Further, a portion of the shares of EPub stock held by Messrs. Currie, Makare and Feld are currently subject to a right of repurchase in favor of EPub in the event of termination of their services to EPub as directors, employees or consultants. Effective upon the consummation of the Merger, such repurchase rights shall lapse in their entirety. See "Terms of the Merger -- Noncompetition and Employment Agreements."

  Risks Associated with Reliance on Intellectual Property Rights

     EPub's success and ability to compete is dependent in part upon its proprietary technology. EPub currently relies on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. EPub seeks to protect its software, documentation and other written materials under trade secret, patent and copyright laws, which afford only limited protection. EPub does not hold any patents. EPub believes that, due to the rapid pace of technological innovation for Internet products, EPub's ability to establish and maintain a position of leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology.


     Additionally, there have been substantial amounts of litigation in the computer industry regarding intellectual property rights. There can be no assurance that third parties will not in the future claim infringement by EPub with respect to current or future products, trademarks or other proprietary rights, that EPub will counterclaim against any such parties in such actions or that if EPub makes claims against third parties with respect thereto, that any such party will not counterclaim against EPub in such actions. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause product delays or require EPub to redesign its products, any of which could have a material adverse effect upon EPub's business, financial condition or results of operations. On October 19, 1998, InfoBeat, Inc. ("InfoBeat"), a competitor of EPub filed a complaint in the Federal District Court for the District of Colorado, alleging infringement of a patent held by InfoBeat. The complaint seeks injunctive relief and unspecified damages. Although EPub believes that the complaint is without merit, litigation with InfoBeat could result in significant expense to EPub and could divert EPub management's time and resources from other matters. In the event of an adverse ruling in such litigation, EPub may be required to pay substantial damages, discontinue certain of its services, pay significant royalties to InfoBeat or devote significant resources to developing alternative technologies.


     EPub generally enters into confidentiality agreements with its employees and with its consultants and customers. There can be no assurance that these agreements will not be breached and that EPub will have adequate remedies for any such breach. Litigation may be necessary to protect EPub's proprietary technology. Any such litigation may be time-consuming and costly. Despite EPub's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of EPub's products or services or to obtain and use information that EPub regards as proprietary. There can be no assurance that EPub's means of protecting its proprietary rights will be adequate.

     Because the computer industry is characterized by technological changes, the policing of the unauthorized use of computer software is a difficult task. Software piracy is expected to continue to be a persistent problem for the software industry. Despite steps taken by EPub to protect its software products, third parties still may make unauthorized copies of EPub's products for their own use or for sale to others.

  Dependence on Increased Usage; Stability of the Internet


     The usage of the Internet for services such as those offered by EPub will depend in significant part on continued rapid growth in the number of households and commercial, educational and government institutions with access to the Internet, in the level of usage by such entities and in the number and quality of products and services designed for use on the Internet. Because usage of the Internet as a source for information, products and services is a relatively recent phenomenon, it is difficult to predict whether the number of users drawn to the Internet will continue to increase and whether any significant market for usage of the Internet for such purposes will continue to develop and expand. There can be no assurance that Internet usage patterns will not decline as the novelty of the medium recedes or that the quality of products and services offered online will improve significantly to continue to support user interest. In addition, it is uncertain whether the cost of Internet access will decline. Failure of the Internet to stimulate user interest and be accessible to a broad audience at moderate costs would jeopardize the markets for EPub's services.

     Moreover, issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Internet has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use without corresponding increases and improvements in the Internet infrastructure, there can be no assurance that the Internet will be able to support the demands placed upon it by such continued growth. Any failure of the Internet to support such increasing number of users due to inadequate infrastructure, or otherwise, would seriously limit the development of the Internet as a viable source of advertising, which could materially and adversely affect the acceptance of EPub's services which would, in turn, materially and adversely affect EPub's business, results of operations, financial condition and prospects.

  Reliability of EPub's Network Infrastructure; Access to Internet; Single Site

     The performance of EPub's network and technological infrastructure is critical to EPub's ability to attract customers, to achieve market acceptance and to its overall business success. Any system failure that causes interruptions, increases response times or decreases the reliability of EPub's services could reduce the attractiveness of EPub's services to advertisers and users. In addition, a dramatic unanticipated increase in the number of customers or the average volume of traffic generated by EPub's services could strain the capacity of the software, hardware or telecommunications lines deployed by EPub. Such strains could result in delays in response times, service interruptions or potentially system failures. Any substantial increase in the volume of EPub's services will require EPub to expand and further upgrade its network infrastructure. There can be no assurance that EPub will be able to accurately project the rate or timing of increases, if any, to the use of its services or timely expand and upgrade its systems and infrastructure to accommodate such increases.

     EPub is dependent upon Web browser companies and Internet and online service providers for access to its products and services, and users have experienced and may in the future experience difficulties due to system, software or telecommunications failures or incompatibilities that are not within EPub's control. EPub is also dependent on hardware suppliers for prompt delivery, installation and service of servers and other equipment utilized by EPub. Finally, EPub must also contract with telecommunications service providers to obtain access to the Internet. EPub generally does not control the quality and the cost of such service. A significant disruption or change in the cost of the Internet access and service provided to EPub by its service providers could have a material adverse effect on EPub's business, results of operations, financial condition and prospects.

     In addition, EPub's operation depends upon its ability to maintain and protect its computer systems, all of which are located at EPub's principal offices in Boulder, Colorado. This system is vulnerable to damage from fire, floods, power loss, telecommunications failures, physical break-ins and similar events. EPub does not currently have a disaster recovery plan in effect and does not have redundant systems for its service at an alternate site. Despite the implementation of network security measures by EPub, its servers are also vulnerable to viruses, break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays in or temporary cessation of service to EPub's customers. The occurrence of any of these events could have a material adverse effect on EPub's business, results of operations, financial condition and prospects.

  Possible Adverse Effect Due to Future Capital Requirements; Uncertainty of Additional Financing

     EPub expects that it will be required to raise additional funds. EPub has commenced discussions with the holder of an existing subordinated promissory note in the principal amount of $100,000 about increasing the borrowings under such note and expects to receive an additional $100,000 loan from FV. However, no assurance can be given that additional funding, would be available to EPub or that, if available, such funds would be available on terms favorable to EPub or its current stockholders. The failure to raise needed funds on sufficiently favorable terms could have a material adverse effect on EPub's business, results of operations, financial condition and prospects.

Governmental Regulation and Legal Uncertainties

     EPub believes that it is not currently subject to direct regulation by any government agency, other than regulations generally applicable to businesses, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. A number of legislative and regulatory proposals are under consideration by federal and state lawmakers and regulatory bodies and may be adopted with respect to the Internet covering issues such as user privacy, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the projected demand for EPub's products and services, increase EPub's cost of doing business, or otherwise have an adverse effect on EPub's business, results of operations, financial condition and prospects. Moreover, the applicability to the Internet of existing United States and international laws governing issues such as property ownership, copyright, trade secret, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on EPub's business, results of operations, financial condition and prospects.

     Because materials may be distributed by EPub and may be subsequently distributed to others, there is a potential that claims will be made against EPub for defamation, negligence, patent, copyright or trademark infringement, personal injury or other theories based on the nature, content, publication and distribution of such materials. In addition, it is possible that if any information provided through EPub's services contains errors, third parties could make claims against EPub for losses incurred in reliance on such information. It is also possible that EPub may be exposed to further potential risks, such as liabilities or claims resulting from unsolicited e-mail (spamming), lost or misdirected messages, illegal or fraudulent use of e-mail, harassment or interruptions or delays in e-mail service.

  Year 2000 Compliance

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code filed. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century date from 20th century dates. As a result, in approximately 1 1/4 years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with compliance. Although EPub believes that it is Year 2000 compliant, there can be no assurance that coding errors or other defects will not be discovered in the future. Any Year 2000 compliance problem of EPub, its service providers, its customers or the Internet infrastructure could result in a material adverse effect on EPub's business, operating results and financial conditions.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of FV and EPub and certain equivalent EPub per share data. The information set forth below should be read in conjunction with the selected historical financial data included elsewhere in this Proxy Statement/Information Statement. The equivalent EPub per share data is calculated based on FV historical data and an assumed Exchange Ratio in the Merger of 2.20 shares of FV Common Stock for each share of EPub Common Stock outstanding. The pro forma combined financial data, which includes the effect of the pending acquisition of Distributed Bits, are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                      SIX MONTHS
                                                       YEAR ENDED       ENDED
                                                      DECEMBER 31,     JUNE 30,
                                                          1997           1998
                                                      ------------    ----------
Historical -- FV
  Net loss per share................................     $(1.94)        $(0.69)
  Cash dividends per share..........................         --             --
  Book value per share (at period end)(1)...........     $(0.06)        $ 0.18

                                                     TWELVE MONTHS    SIX MONTHS
                                                         ENDED          ENDED
                                                     DECEMBER 31,      JUNE 30,
                                                         1997            1998
                                                     -------------    ----------
Historical -- EPUB
  Net loss per share...............................     $(0.14)         $(0.03)
  Cash dividends per share.........................         --              --
  Book value per share (at period end)(1)..........     $ 0.06          $ 0.09

                                                     TWELVE MONTHS    SIX MONTHS
                                                         ENDED          ENDED
                                                     DECEMBER 31,      JUNE 30,
                                                         1997            1998
                                                     -------------    ----------
Pro Forma Combined Loss Per Share:
  Per FV Share.....................................     $(1.85)         $(0.78)
  Equivalent EPub Share............................     $(4.06)         $(1.72)
Pro Forma Combined Book Value Per Share(2):
  Per FV Share.....................................        N/A          $ 1.58
  Equivalent EPub Share............................        N/A          $ 3.47

---------------
(1) Historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                            MARKET PRICE INFORMATION

     The table below sets forth, for the calendar quarters indicated, the reported high and low sales price of FV Common Stock, as reported on Nasdaq. The prices appearing in the table below reflect the over-the-counter market quotations which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                                              HIGH      LOW
                                                              ----      ---
1996 CALENDAR YEAR
  Fourth Quarter............................................  9 1/2      9
1997 CALENDAR YEAR
  First Quarter.............................................  9 1/2      6 3/4
  Second Quarter............................................  7 1/4      3 1/2
  Third Quarter.............................................  7          2 7/8
  Fourth Quarter............................................  5 7/8      2 1/16
1998 CALENDAR YEAR
  First Quarter.............................................  3 1/8       11/16
  Second Quarter............................................  3 1/16      21/32
  Third Quarter.............................................  7 3/8     1 7/16
  Fourth Quarter (through November 9, 1998).................  4 1/2     1 5/8



     The table below sets forth the closing prices per share of FV Common Stock on Nasdaq on July 10, 1998, the last full trading date prior to the public announcement of FV's and EPub's intent to enter into the Reorganization Agreement, and on November 9, 1998, the last practicable trading date for which information is available before the printing of the Proxy Statement/Information Statement; and the equivalent per share prices for EPub Common Stock based on the FV Common Stock prices multiplied by the assumed Exchange Ratio of 2.20.



                                                                FV
                                                              COMMON      EPUB
                                                              STOCK    EQUIVALENT
                                                              ------   ----------
July 10, 1998...............................................  $4.63      $10.19
November 9, 1998............................................  $3.69      $ 8.11


     The trading price of FV Common Stock has been and in the future is expected to be subject to extreme fluctuations in response to both business-related issues, such as quarterly variations in operating results, the timing of development and introduction of new technologies or services, gain or loss of significant customers, and announcements of new services or business acquisitions by FV or its competitors, and stock market related influences, such as changes in estimates of securities analysts, the presence or absence of short-selling of FV's stock, and events affecting other companies that the market deems to be comparable to FV. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market price of many technology-oriented companies and that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of FV Common Stock. The trading prices of many high technology and Internet-related companies' stocks are at or near their historical highs and reflect price/earning ratios substantially above historical norms. There can be no assurance that the trading price of FV Common Stock will remain at or near its current level.

     Based on the capitalization of EPub as of August 20, 1998, the Exchange Ratio would be approximately 2.20 if the Merger were consummated on such date. Because the numerator of the Exchange Ratio is fixed, changes in the market price of FV Common Stock will affect the dollar value of FV Common Stock to be received by stockholders of EPub in the Merger. There can be no assurance as to the market price per share of FV Common Stock at any time prior to, at or after the consummation of the Merger. EPub stockholders are urged to obtain current market quotations for FV Common Stock prior to voting on the proposal to approve and adopt the Reorganization Agreement and approve the Merger. Additionally, the Exchange Ratio will be decreased to the extent additional shares of, or rights to acquire, EPub Capital Stock are issued prior to the closing of the Merger.

     To date, FV has not declared or paid dividends on its Common Stock. The FV Board presently intends to retain any earnings for use in FV's business and therefore does not anticipate declaring or paying any cash dividends in the foreseeable future.

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                              STOCKHOLDERS MEETING

DATE, TIME AND PLACE OF FV STOCKHOLDERS MEETING

     The FV Stockholders Meeting will be held at FV's executive offices, 4104 Sorrento Valley Blvd., Suite 200, San Diego, California 92121, on
               , 1998 at      a.m., local time.

PURPOSE

     The purpose of the FV Stockholders Meeting is to vote upon proposals to (1) approve and adopt the Reorganization Agreement and approve the Merger, (2) approve an amendment to FV's Amended and Restated Certificate of Incorporation that will change FV's corporate name, (3) approve an amendment to FV's Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of FV Common Stock from 40,000,000 to 100,000,000 shares, (4) amend FV's 1995 Stock Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares to an aggregate of 6,000,000 shares and
(5) transact such other business as may properly come before the FV Stockholders Meeting or any adjournment thereof.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of FV Common Stock on the FV Record Date are entitled to notice of, and to vote at, the FV Stockholders Meeting. As of the FV Record Date, there were approximately 200 stockholders of record holding an aggregate of approximately 33,091,260 shares of FV Common Stock.

     This Proxy Statement/Information Statement is being mailed on or about
         , 1998 to all stockholders of record of FV as of the FV Record Date.

VOTE REQUIRED

     The affirmative vote of the holders of a (1) majority of the shares of FV Common Stock represented and voting (in person or by proxy) at the FV Stockholders Meeting and (2) a majority of the shares represented and voting at the FV Stockholders Meeting, other than shares held by SOFTBANK, is required to approve and adopt the Reorganization Agreement and to approve the Merger. The FV Board has determined that the approval of holders of a majority of the shares of FV Common Stock represented and voting at the FV Stockholders Meeting other than shares held by SOFTBANK will be required in order to approve and adopt the Reorganization Agreement and approve the Merger in light of the fact that entities which may be deemed affiliates of SOFTBANK own a significant number of shares of EPub Capital Stock. Approval of the proposal to amend FV's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares of FV Common Stock outstanding as of the FV Record Date. Approval of the proposal to amend FV's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder requires the affirmative vote of holders of a majority of the shares of Common Stock represented and voting at the FV Stockholders Meeting. Each holder of record of FV Common Stock on the FV Record Date will be entitled to cast one vote per share on the proposal to be acted upon at the FV Stockholders Meeting. As of the FV Record Date, the directors and executive officers of FV and their affiliates held approximately 75.3% of the outstanding shares of FV Common Stock.

     SOFTBANK Holdings, SOFTBANK Technology, Lee H. Stein and certain of his affiliates, Paymentech Inc. and First USA Financial Corp. (the "Restricted Stockholders" and certain of their affiliates), who collectively beneficially own an aggregate of 75.3% of the FV Common Stock, have entered into a certain voting agreement (the "Voting Agreement") with EPub pursuant to which the Restricted Stockholders have agreed to vote such shares (and any additional shares of FV Common Stock that such stockholders acquire beneficial ownership of prior to the termination of the Voting Agreement) in favor of approval and adoption of the Reorganization Agreement and approval of the Merger and in favor of any other actions contemplated by the Reorganization Agreement or required in furtherance of the Merger which are submitted to a vote of the stockholders of FV, including a proposal to increase the authorized shares of FV Common Stock. In the event that a majority of the shares of FV Common Stock represented and voting at the FV Stockholder Meeting, other than shares held by the Restricted Stockholders and their respective affiliates, are voted against the approval and adoption of the Reorganization Agreement and approval of the Merger, the voting obligation of the Restricted Stockholders pursuant to the Voting Agreement will be without further force or effect, and the Restricted Stockholders may exercise their full discretion in voting their shares of FV Common Stock.

VOTING AND SOLICITATION

     The cost of this solicitation will be borne by FV. FV will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners in accordance with applicable regulations. Proxies may also be solicited by certain of FV's directors, officers and regular employees, without additional compensation, personally or by telephone, electronic mail or facsimile.

QUORUM; ABSTENTIONS; BROKER NONVOTES

     The required quorum for the transaction of business at the FV Stockholders Meeting is a majority of the shares of Common Stock issued and outstanding on the FV Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the FV Stockholders Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, FV believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, FV intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of FV a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. This Proxy Statement/Information Sheet and form of proxy will first be sent or given to FV stockholders on or
about             , 1998, together with the Notice of Special Meeting of
Stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders of FV that are intended to be presented by such stockholders at FV's next Annual Meeting of Stockholders must be received by FV no later than February 4, 1999 in order to be considered for possible inclusion in FV's proxy statement and form of proxy relating to that meeting.

FV AUDITORS

     Representatives of Ernst & Young LLP, FV's independent auditors, are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF FV BOARD

     The FV Board has approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, FV and its stockholders. AFTER CAREFUL CONSIDERATION, THE FV BOARD RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND "FOR" APPROVAL OF THE MERGER. IN ADDITION, THE FV BOARD HAS APPROVED THE AMENDMENTS TO FV'S CERTIFICATE OF INCORPORATION AND FV'S 1995 STOCK PLAN AND RECOMMENDS VOTES "FOR" THE PROPOSALS TO APPROVE SUCH AMENDMENTS. See "FV Stockholder Proposal No. 2," "FV Stockholder Proposal No. 3" and "FV Stockholder Proposal No. 4."

                             EMAIL PUBLISHING INC.
                 ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

PURPOSE

     A form of Action by Written Consent of the Stockholders of EPub is being sent to the stockholders of EPub together with this Proxy Statement/Information Statement. The purpose of the Action by Written Consent of the Stockholders is to vote upon a proposal to approve and adopt the Reorganization Agreement and approve the Merger.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of EPub Capital Stock on the EPub Record Date are entitled to notice of and to participate in the Action by Written Consent of the stockholders of EPub. As of the EPub Record Date, there were 14 stockholders of record of EPub Common Stock and 1,906,503 shares of EPub Common Stock outstanding, one stockholder of record of EPub Series A Preferred Stock and 400,000 shares of EPub Series A Preferred Stock outstanding, and three stockholders of record of EPub Series A-1 Preferred Stock and 232,558 shares of EPub Series A-1 Preferred Stock outstanding with each share entitled to one vote on the matter to be acted upon at the EPub Stockholders Meeting.

     This Proxy Statement/Information Statement and the form of Action by Written Consent of the Stockholders of EPub is being mailed on or about
            , 1998 to all stockholders of record of EPub as of the EPub Record Date.

VOTE REQUIRED

     Pursuant to the DGCL and the EPub Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of EPub Capital Stock, on an as-converted to common stock basis, outstanding as of the EPub Record Date is required to approve and adopt the Reorganization Agreement and approve the Merger. Each holder of record of EPub Capital Stock on the EPub Record Date will be entitled to cast one vote per share on the proposal to be acted upon by written consent of the stockholders. As of the EPub Record Date, the EPub Majority Stockholders owned in the aggregate approximately 98.4% of the outstanding shares of EPub Capital Stock, on an as-converted to common stock basis. See "Security Ownership of Management and Principal Stockholders of EPub." The EPub Majority Stockholders are parties to the Reorganization Agreement which obligates each such stockholder to vote all shares of EPub Capital Stock held by such holder in favor of the proposal to approve and adopt the Reorganization Agreement and approve the Merger.

     As a condition to Closing, FV will require that EPub stockholders holding no more than three percent (3%) of the EPub Capital Stock exercise, or be entitled to exercise, appraisal rights granted under applicable Delaware law.

RECOMMENDATION OF EPUB BOARD

     The EPub Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, EPub and its stockholders. AFTER CAREFUL CONSIDERATION, THE EPUB BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER.

              FV AND EPUB PROPOSAL NO. 1 -- APPROVAL OF THE MERGER
                            AND RELATED TRANSACTIONS

     Other than statements of historical fact, the statements made in this section, including statements as to the benefits expected to result from the Merger and as to future financial performance are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Proxy Statement/Information Statement.

FV'S REASONS FOR THE MERGER

     The FV Board has identified several benefits of the Merger, including the following:

     Complementary electronic messaging technology. EPub's vertical market focus on traditional and software publishing clients has led it to develop specialized electronic messaging technology that addresses the complexities of efficiently delivering high volumes of electronic mail and the management of large subscriber bases. EPub's outbound messaging technology complements FV's focus on providing technology for the automated processing of email customer responses. FV believes that a successful combination of these technologies would allow FV to provide its clients with a broader range of products and services that address all aspects of the email communications process, including message delivery, response processing, error handling and subscriber management, and would move FV closer towards being the preferred sole provider of comprehensive electronic messaging services.

     Valuable messaging expertise and experience. FV believes a critical element in achieving and maintaining market dominance in the electronic messaging arena is FV's technical expertise and experience in electronic messaging. EPub has proven itself a technical leader in electronic messaging and has experience in operating its solutions on behalf of numerous clients. FV believes that EPub's technical expertise and experience will enhance FV's ability to deliver valuable products and services to its clients and to remain on the leading edge of messaging technology.

     Complementary target markets and existing client base. EPub has historically focused on serving the needs of clients in the traditional and software publishing vertical markets, and over the past 18 months has accumulated a client base which includes Intuit, CMP Media, Cahners Publishing, and GeoCities. FV believes that EPub's vertical market focus complements FV's focus on the financial services, travel, catalog and online services industries. FV further believes that EPub's client base and sales efforts can be leveraged to cross-market FV's products and services to EPub's existing and expanding client base. FV also believes that there are opportunities to leverage FV's sales and marketing efforts to expand EPub's sales.

     In addition to the factors set forth above, in the course of its deliberations concerning the Merger, the FV Board consulted with FV's legal advisors as well as FV's management and reviewed a number of other factors relevant to the Merger, including (i) reports from management and legal advisors on specific terms of the Reorganization Agreement and ancillary transaction agreements referred to in the Reorganization Agreement; (ii) information concerning the financial performance, business operations and prospects of EPub presented at meetings of the FV Board; (iii) FV's belief that the management styles and corporate cultures of the two companies would be complementary; (iv) the expected tax and accounting treatment of the Merger; (v) the detailed financial analysis presented by William Blair & Company, FV's financial adviser, including the opinion of William Blair & Company, dated August 19, 1998, that the consideration to be paid to the EPub stockholders in the Merger was fair from a financial point of view to the stockholders of FV, and (vi) the fact that the Reorganization Agreement would permit the FV Board to terminate the agreement under certain circumstances.

     The FV Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the possibility of management disruption associated with the Merger and the risk that key technical and management personnel of EPub might not continue with EPub; (ii) the risks associated with obtaining necessary approvals of the Merger and the possibility that the Merger may not be consummated even if approved by FV's stockholders; (iii) the possibility that the Merger might adversely affect FV's or EPub's relationships with certain of their respective customers, suppliers and partners; (iv) the risk that the potential benefits of the Merger might not be realized and (v) the other risks described above under "Risk Factors." The FV Board concluded, however, that the benefits of the transaction to FV and its stockholders outweighed the risks associated with the foregoing factors.

     Upon the acquisition of EPub, FV intends to integrate EPub into FV's existing management structure and operations and to operate the combined entities under a single new entity, MessageMedia, Inc. See "FV Stockholder Proposal No. 2." General management and legal and human resources coordination of the combined entities will take place through FV's existing management and administrative infrastructure.

     Sales and marketing resources from EPub will be organizationally combined with FV's existing sales and marketing organization to form a national sales and marketing team responsible for selling a suite of products and services comprising both FV and EPub offerings under the MessageMedia brand name. By combining both companies' sales and marketing resources, FV believes it will be able to better take advantage of cross-marketing both companies products and services to each others' client base.

     FV intends to ultimately integrate EPub and FV technology into a single suite of interoperable products and services. Research, development and engineering efforts for FV and EPub will be organizationally combined under the leadership of a single Vice President of Engineering. Likewise, technical strategy for both companies and their respective products and services will be centralized under the leadership of FV's Chief Technology Officer. In centralizing the combined entities' research, development and engineering efforts, FV believes it will be able to better utilize the broader employee skill base and develop a more integrated suite of products and services than by operating the two companies in a stand-alone fashion.

     FV intends to continue to maintain EPub's Boulder, Colorado, operations in addition to FV's existing San Diego corporate headquarters, and will maintain sales and marketing and research, development and engineering resources, as well as limited administrative functions, at the Boulder facility.

     EPub has incurred net operating losses since its inception, and, as a result of the anticipated investment FV plans to continue to make in expanding EPub's business, FV expects that the acquisition of EPub will increase FV's net operating losses by approximately $85,000 per month. FV does not anticipate a significant increase in capital expenditures as a result of acquiring EPub.

EPUB'S REASONS FOR THE MERGER

     The EPub Board believes that the Merger is fair to and in the best interests of EPub and its stockholders, and the EPub Board has unanimously approved the Reorganization Agreement and the Merger. The decision of the EPub Board is based on its belief that (i) the Merger presents a strategic opportunity to maximize EPub's and the EPub stockholders' potential returns and
(ii) the Merger gives EPub stockholders an opportunity to achieve greater liquidity in their investment through sales of FV Common Stock in the public market. In reaching its conclusions, the EPub Board considered a number of factors, including the following:

     - The opportunity to participate in a combined company that will have the resources and capabilities to create enhanced service lines and a stronger overall marketing strategy.

     - The benefits of sharing information, resources and ideas, thereby increasing functionality of products and services and achieving economies of scale and business synergy.

     - The combined company's ability to expand its customer base by leveraging EPub's relationships in the traditional and software publishing sector and FV's strength in the interactive messaging market to achieve a leading market position in each of its target customer groups.

     - The capability to pursue new technical and market opportunities by way of internal development and, potentially, through acquisition of new products and technologies.

     - The number of shares of FV Common Stock to be issued to EPub stockholders and the contractual liabilities to be assumed by FV in connection with the Merger.

     - The general desire of EPub stockholders to obtain liquidity for their investment in EPub and the fact that FV Common Stock is listed on the Nasdaq National Market.

     - The favorable terms of the Reorganization Agreement, including but not limited to the registration rights available under the Reorganization Agreement.

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

     - The benefits that could reasonably be expected to be realized by the EPub stockholders from their continuing interest in the combined company, including but not limited to:

      - The financial strength and greater resources of the combined company, and its consequent enhanced ability to realize the potential of the business contributed by EPub;

      - The potential to expand the combined company's existing customer base;

      - The potential for growth in the business of the combined company as a result of the synergy created by the combined company; and

      - The potential cost savings and future cost avoidance which may be created by such business synergy.

     In addition to the factors set forth above, in the course of its deliberations concerning the Merger, the EPub Board consulted with EPub's legal advisors as well as EPub's management, and reviewed a number or other factors relevant to the Merger, including but not limited to:

     - The relative benefits of alternative strategies for growth such as additional private financing or an initial public offering.

     - Assessment of the fair market value of EPub and whether the capital stock of FV provided as consideration in the Merger sufficiently compensates the EPub stockholders.

     - Assessment of FV's business, financial position, results of operations, product development schedules, and technologies and whether the corporate culture and operations of EPub and FV would likely be compatible.

     The EPub Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including but not limited to:

     - The risk that the market price of FV Common Stock might be adversely affected by the public announcement of the Merger.

     - The substantial charges expected to be incurred, primarily in the quarter ending December 31, 1998, in connection with the Merger, including the transaction expenses arising from the Merger and the costs associated with combining the operations of the two companies.

     - The risk that, despite the intentions and the efforts of the parties, the benefits sought to be achieved in the Merger will not be achieved.

     - The limitations on EPub stockholders' ability to sell shares of FV Common Stock received in the Merger due to the fact that these shares will initially not be registered under the Securities Act or under any applicable state securities laws and therefore will initially be "restricted securities" under the Securities Act and the fact that a majority of the shares will be subject to a contractual restriction on transfer preventing EPub stockholders from selling or otherwise disposing of any such shares of the merger consideration for six to twelve months after the closing of the Merger. See "Terms of the Merger -- Restrictions on Transfer."

     - The fact that 20% of the shares of FV Common Stock that would otherwise be issued to the EPub stockholders in the Merger will be placed in an escrow fund and could be forfeited if FV makes a claim or claims against the escrow fund. See "Terms of the Merger -- Identification."

     - The other risks described above under "Risk Factors."

     Additionally, while the EPub Board considered obtaining an independent financial opinion as to the fairness of the transaction from a financial point of view to EPub and its stockholders, the EPub Board determined that the time and expense associated with obtaining such an opinion were not justified under the circumstances. This conclusion was based, in part, on the Board's determination that EPub's small and sophisticated stockholder base offered the EPub Board the opportunity to receive direct input from EPub's significant stockholders as to the material terms of the transaction, the consideration to be received by the EPub stockholders in the transaction represented a significant premium over the per-share price obtained in EPub's most recent stock issuances, and the fact that the FV Common Stock is publicly traded.

     The foregoing discussion of the information and factors considered by the FV Board and EPub Board in connection with their evaluation of the Merger is not intended to be exhaustive but is intended to include the material factors considered by such boards of directors. In view of the wide variety of factors considered by such boards of directors, the directors of each such board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

     On October 2, 1997, John Stachowiak, then Vice President of Finance and Administration and Chief Financial Officer of FV, Philip Bane, then Secretary and General Counsel of FV, Bradley Feld, Andrew Currie, President and Chief Executive Officer of EPub, and Brian Makare, Vice President of Engineering and Product Development of EPub, met to initiate preliminary discussions between the two companies.

     On October 17, 1997, Keith Kendrick, then Vice President of Marketing of FV, and Andrew Currie met at FV's executive offices to introduce the two companies to each other and to discuss possible strategic relationships between FV and EPub, including the acquisition of EPub by FV. Based on this preliminary discussion, FV's management team determined that the possibility of acquiring EPub should be further explored and evaluated.

     On November 7 and 8, 1997, Keith Kendrick, John Stachowiak and Philip Bane met with Andrew Currie in Boulder, CO, for the purpose of further evaluating the business prospects of EPub and the strategic fit between FV and EPub. Preliminary deal term discussions and initial financial due diligence were continued during the course of this meeting.

     On November 12, 1997, Lee Stein, Philip Bane and Bradley Feld, Chairman of EPub, met in Los Angeles to further discuss the possibility of FV and EPub merging.

     On November 25, 1997, Lee Stein and Carolyn Turbyfill, then Vice President of Engineering and Operations of FV, along with other FV representatives, met with Andrew Currie, Brian Makare, Bradley Feld and EPub's engineering team at EPub's Boulder, Colorado, offices for the purpose of preliminarily assessing EPub's technology, software and systems.

     On January 28, 1998, Keith Kendrick presented the proposed EPub acquisition to the FV Board, including the strategic benefits of the acquisition as well as the tentative deal terms, and, following additional discussions, both companies agreed to suspend further negotiation of the proposed acquisition until FV completed its next equity financing.

     On May 27, 1998, FV and EPub signed a joint marketing agreement, whereby FV agreed to resell EPub's services.

     On May 29, 1998, FV and EPub commenced negotiating a preliminary draft of a letter of intent to acquire EPub.

     On June 9 and 10, 1998, Lee Stein, Keith Kendrick, Carolyn Turbyfill and FV's engineering team met with Brian Makare at FV's San Diego offices to learn more about EPub's existing technology, as well as EPub's future technical plans.

     On July 6 and 7, 1998, Keith Kendrick and Andrew Currie met at EPub's Boulder, Colorado, offices to discuss specific acquisition deal terms. Also discussed were potential synergies between FV and EPub, operational logistics that would need to be addressed in the event of FV's acquisition of EPub, and how to integrate the two companies to achieve cost efficiencies and marketplace leverage.

     On July 8, 1998, FV engaged William Blair as its financial advisor in connection with a possible acquisition of EPub.

     On July 10, 1998, representatives of FV and EPub, including FV's legal advisors, spoke by phone to finalize the basic terms of FV's acquisition of EPub. As a result of these negotiations, FV and EPub executed a non-binding letter of intent whereby FV would acquire EPub.

     On July 15, 1998, FV commenced a general financial, tax and legal due diligence review of EPub, through discussions with representatives of EPub and a review of various materials provided by EPub to FV.

     Over the period of July 15 to August 19, 1998, representatives of FV and EPub and their respective legal and financial advisors negotiated and finalized definitive terms to the acquisition of EPub by FV.

     On July 16 and 17, 1998, representatives of FV's engineering team met with representatives of EPub's engineering team in EPub's executive offices to undertake an exhaustive technical due diligence of EPub's existing technology and systems. FV's technical due diligence team determined that EPub's e-mail broadcast technology was robust, scaleable and efficient.

     On July 24, 1998, the FV Board discussed the status of the EPub acquisition, including the role EPub would play in FV's business strategy, the terms of the proposed acquisition, and the various considerations necessary to ensure the fairness of the proposed acquisition to FV stockholders.

     On August 4, 1998, the FV Board held a special meeting to discuss the final terms and conditions of the proposed acquisition of EPub. The FV Board also received a report from its financial advisors, William Blair & Company, L.L.C., as to the fairness of the definitive terms to FV stockholders. The Board determined that the terms of the proposed acquisition of EPub were fair to FV stockholders and approved the Reorganization Agreement and the transactions contemplated thereby.

     On August 11, 12 and 13, 1998, Andrew Currie and Brian Makare met with representatives of FV's engineering, sales and marketing and executive teams to discuss the various issues relating to the integration of FV's and EPub's technology and organizational resources.

     The Reorganization Agreement was executed by all parties on August 20, 1998, and a joint public announcement of the execution of the Reorganization Agreement was made on that date.

     On August 25, 1998, Keith Kendrick and other representatives of FV met with representatives of EPub to continue planning the integration of the two companies and their joint marketing plan.

OPINION OF FV FINANCIAL ADVISOR

     Pursuant to an engagement letter dated July 8, 1998 (the "William Blair & Company Engagement Letter"), the FV Board retained William Blair & Company, L.L.C. ("William Blair") to serve as its financial advisor to assist FV in evaluating the fairness, from a financial point of view, to FV of the transaction (the "Transaction") contemplated by the terms of the Reorganization Agreement dated as of August 20, 1998.

     On July 31, 1998, William Blair delivered certain of its written analyses, and on August 4, 1998, at a meeting of the FV Board held to evaluate the proposed Transaction, William Blair rendered to the FV Board a draft written opinion (which opinion was subsequently confirmed by delivery of a final written opinion dated August 19, 1998) to the effect that the Transaction was fair, from a financial point of view, to FV.

     THE FULL TEXT OF THE WRITTEN OPINION OF WILLIAM BLAIR, DATED AUGUST 19, 1998, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED BY REFERENCE. HOLDERS OF FV COMMON STOCK ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, AND OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY WILLIAM BLAIR. THIS SUMMARY OF THE WRITTEN OPINION OF WILLIAM BLAIR IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. WILLIAM BLAIR'S ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED THE FV BOARD AND ARE DIRECTED ONLY TO THE FAIRNESS TO FV, FROM A FINANCIAL POINT OF VIEW, OF THE TRANSACTION, AND DO NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE TRANSACTION OR A RECOMMENDATION TO ANY HOLDERS OF FV COMMON STOCK AS TO HOW TO VOTE AT THE FV STOCKHOLDERS MEETING AT WHICH THE TRANSACTION WILL BE CONSIDERED.

     William Blair was selected by the FV Board as its financial advisor to render an opinion to the FV Board because William Blair is a nationally recognized investment banking firm and because the principals of William Blair have substantial experience in transactions similar to that contemplated by the Reorganization Agreement and are familiar with the Internet and marketing services industries. Additionally, William Blair
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

was selected because of its reputation and its independence from FV and its principal stockholders, including SOFTBANK. As part of its investment banking business, William Blair is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In the ordinary course of its business, William Blair and its affiliates may trade the equity securities of FV for their own account or for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

     In arriving at its opinion, William Blair has examined, among other things:
(i) the Reorganization Agreement; (ii) the unaudited historical financial statements of EPub for the six months ended June 30, 1998; (iii) the unaudited historical financial statements of EPub and the audited historical financial statements of FV for the fiscal year ended December 31, 1997; (iv) the unaudited historical financial statements of EPub and the audited historical financial statements of FV for the fiscal year ended December 31, 1996; (v) certain internal financial information including various forecast scenarios prepared by EPub's management; (vi) certain other public and non-public information available concerning EPub and FV; (vii) the historical market prices and trading volumes of FV Common Stock from the commencement of public trading through the period ending five days prior to the public announcement of the Transaction; and
(viii) the general condition of the securities markets. William Blair has also held discussions with members of senior management and directors of FV and their advisors to discuss the foregoing, as well as representatives of EPub and their advisors with respect to the terms of the Reorganization Agreement and have considered other matters which it has deemed relevant to its inquiry.

     In rendering its opinion, William Blair assumed no responsibility for the accuracy and completeness of any financial or other information provided to it and did not attempt to verify independently any of such information, nor did William Blair make or obtain an independent valuation or appraisal of the assets, properties or liabilities of EPub or FV. With respect to financial forecasts and projections, William Blair assumed that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of EPub's management as to the future financial performance of EPub and that such projections provided a reasonable basis upon which William Blair could form an opinion. William Blair has assumed no responsibility for, and expressed no view as to, such forecasts, projections, or the assumptions on which they were based. Except as otherwise set forth herein, William Blair's opinion is necessarily based on general economic, market, financial and other conditions as they existed on, and could be evaluated as of, the date of such opinion, as well as the information then currently available to William Blair. It should be understood that, although subsequent developments may have affected William Blair's opinion, William Blair has not updated, revised or reaffirmed its opinion, nor does it have any obligation to do so. William Blair's opinion does not constitute a recommendation to any holder of FV's Common Stock as to how such holder should vote on the proposed Transaction. The opinion does not imply any conclusion as to the likely trading range for FV's Common Stock following consummation of the Transaction, which may vary depending on numerous factors, including, among others, changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The opinion is limited to the fairness of the Transaction, from a financial point of view, to FV. William Blair expresses no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the FV Board to approve, or FV's decision to consummate, the Transaction.

     For purpose of rendering this opinion, William Blair assumed that the Transaction would be consummated on the terms described in the Reorganization Agreement and related agreements, without any waiver of any material terms or conditions by FV. William Blair also assumed that the final form of the Reorganization Agreement, including exhibits thereto, as and when executed, would be substantially similar to the draft thereof reviewed by William Blair.

     The following is a brief summary of certain financial analyses performed by William Blair to arrive at its opinion with respect to the Transaction. William Blair performed certain procedures, including each of the financial analyses described below and reviewed with the management of FV and EPub the assumptions on which such analyses were based and other factors. The amount of consideration exchanged in the Transaction was not determined by William Blair, but through negotiations between FV and EPub.

     The following presentation summarizes certain financial analyses performed by William Blair in arriving at its opinion, which analyses William Blair discussed with the FV Board.

     Comparable Company Analysis. William Blair compared selected historical and projected operating information and financial ratios for EPub to selected historical and projected operating information, stock market data and financial ratios of certain other publicly traded Internet and marketing services companies. These companies included Broadvision, CKS Group, Fine.com, USWeb Group, DoubleClick and NetGravity. While no company in this segment is identical to EPub, they were chosen principally by William Blair because they are publicly-traded companies which William Blair deemed most comparable to EPub.

     Among the information considered were revenues, gross profits, earnings before interest and taxes ("EBIT"), EBIT before depreciation and amortization ("EBITDA") and net income, gross margins, EBIT margins, EBITDA margins and net income margins, growth in revenues, EBIT, EBITDA and net income, return on assets and equity, and capital structure. For the purposes of this evaluation, William Blair did not base the valuation on multiples of Last Twelve Months ("LTM") EBIT, EBITDA or net income as EPub incurred losses for the periods considered. Because there has been a measurable increase in EPub revenues over the last 15 months, William Blair considered LTM revenues as the metric for comparison for this analysis.

     For companies used as comparables an analysis of current total enterprise value (defined as equity value adjusted by adding long-term debt and subtracting cash and short-term investments) to LTM revenues yielded an absolute range of
2.0 to 25.9 times with an average of 15.4 times and a median of 19.8 times. William Blair has determined that the total enterprise value to LTM revenue multiple implied to be paid for EPub based on the financial terms of the Reorganization Agreement, was 10.0 to 12.2 times, and was below the average and median of the range of multiples of the comparable public companies current trading ranges.

     Comparable Merger Analysis. William Blair reviewed 17 mergers and acquisitions involving Internet marketing and services companies during the period from October 10, 1996 to April 6, 1998. The selected transactions were not intended to be representative of the entire range of possible transactions in EPub's industry. Although William Blair compared the transaction multiples of these companies to the implied purchase price multiples of EPub, none of the selected companies is identical to EPub.

     In examining these transactions, William Blair analyzed, among other factors, certain income statement, cash flow statement and balance sheet parameters of the acquired companies relative to the consideration paid. Multiples analyzed included total transaction value as a multiple of the LTM revenues, EBITDA and EBIT and multiples of equity value to LTM net income. In certain cases, complete financial data were not publicly available for these transactions and only partial information was used in such instances.

     An analysis of these ratios as applied to the revenue multiples implied by the Reorganization Agreement follows: The implied transaction multiple paid was
10.0 to 12.2 times LTM revenue, as compared to the range of 1.1 to approximately 3,850.0 with a median of 3.9 for the comparable transactions. Given EPub's increasing revenues, increasing operating profit, customer base, number of e-mails transmitted, proprietary software, technical personnel and favorable projections, the appropriate comparable transactions were at the higher end of the range.

     Discounted Cash Flow Analysis. William Blair performed a discounted cash flow analysis of EPub for the fiscal years 1998 to 2001 to estimate the present value of the stand-alone unlevered free cash flows that EPub would be expected to generate if it performed in accordance with certain financial forecasts. William Blair performed this analysis using EPub-supplied projections (the "Base Case") and a separate analysis using EPub projections formulated off lower forecasted results (the "Adjusted Base Case"). The discounted cash flow analyses were based upon certain discussions with the management of EPub as well as upon certain financial forecasts prepared by management of EPub and William Blair. Unlevered free cash flows of EPub were calculated as earnings before interest, but after taxes, plus depreciation and amortization and other non-cash expenses, less investments in working capital, capital expenditures and other non-cash income. William Blair calculated terminal values by applying a range of revenue multiples from 2.0 times to 4.0 times. Using assumed weighted average costs of capital between 27.5% and 45.0%, without factoring in synergies of the transaction, the implied transaction equity value of $8.2 to $10.1 million was below the range of values calculated in the Base Case discounted cash flow analysis and overlapped the Adjusted Base Case valuation of $6.2 to $9.0 million.

     In performing its valuation analyses, for the purposes of determining the value of FV Common Stock, William Blair used the median closing price of FV Common Stock over the 15 trading days ending 5 trading days prior to the public announcement of the Transaction. With a fully-diluted EPub common stock equivalent count of 5,980,184, this implies the consideration for the Transaction was $10.0 million, plus assumed debt.

     The summary set forth above does not purport to be a complete description of the analyses performed by William Blair. The preparation of a fairness opinion is a complex process and involves various subjective business determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. William Blair did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, William Blair believes, and has advised the FV Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of EPub. These analyses performed by William Blair are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither FV nor William Blair assumes responsibility for their accuracy or responsibility if future results are materially different from those implied. As mentioned above, the analyses supplied by William Blair and its opinion were among many factors taken into consideration by the FV Board in making its determination to approve the Reorganization Agreement and related transactions. The analyses of William Blair and its opinion should not be considered as determinative of the decision of FV to consummate the Transaction.

     Pursuant to the William Blair Engagement Letter, FV has agreed to pay certain fees to William Blair for its financial advisory services provided in connection with the Agreement, none of which are contingent upon consummation thereof. Upon rendering the fairness opinion to the FV Board, William Blair received from FV an Opinion Fee. Additionally, FV has agreed to reimburse William Blair for its out-of-pocket expenses (including the fees and expenses of its counsel, and any other independent experts retained by William Blair) reasonably incurred or accrued during the period of, and in connection with, William Blair's engagement. FV has also agreed to indemnify William Blair against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by William Blair as financial advisor to the FV Board in connection with the Transaction, unless it is finally judicially determined that such liabilities arose out of William Blair's gross negligence or willful misconduct. The terms of the fee arrangement with William Blair, which are customary in transactions of this nature, were negotiated at arm's length between FV and William Blair. No limitations were imposed by the FV Board with respect to the investigations made or procedures followed by William Blair in rendering its opinion.

     William Blair has not undertaken to update or revise its opinion prior to the date of the FV Stockholders Meeting. Future developments which could alter William Blair's fairness opinion may include a substantial appreciation in the value of the FV Common Stock or a substantial adverse change in EPub's operating results. No such development has occurred as of the date of this Proxy/Information Statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the FV Board and the EPub Board with respect to the Reorganization Agreement and the Merger, holders of shares of FV Common Stock and EPub Capital Stock

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

should be aware that certain directors of FV and certain executive officers and directors of EPub have certain interests in the Merger that are in addition to the interests of holders of FV Common Stock or EPub Capital Stock generally as the case may be. The FV Board and EPub Board have considered these interests, among other matters, in approving the Reorganization Agreement and the Merger.

  Ownership of Capital Stock of FV and EPub

     Certain significant stockholders and directors of FV may be deemed affiliates of a significant stockholder and a director of EPub. As a result, such stockholders and directors may be deemed to have interests in the Reorganization Agreement and the transactions contemplated thereby which are different than the respective interests of the stockholders of FV and EPub generally.

     SOFTBANK Holdings and SOFTBANK Technology are the two largest holders of FV Common Stock, each holding 9,755,262 shares of FV Common Stock. SOFTBANK Holdings' and SOFTBANK Technology's aggregate holdings constitute approximately 62% of the FV Common Stock outstanding as of June 30, 1998.

     Because SOFTBANK Technology's general partner is wholly-owned by SOFTBANK Holdings, SOFTBANK Holdings is deemed to have beneficial ownership of SOFTBANK Technology's FV Common Stock. SOFTBANK Holdings is a wholly-owned subsidiary of SOFTBANK Corporation, a Japanese corporation ("SOFTBANK Corporation").

     SOFTBANK Corporation is the sole shareholder of SOFTVENTURE Capital Inc., a Japanese corporation that serves as the general partner of SOFTVEN No. 2 Investment Enterprise Partnership, a Japanese partnership ("SOFTVEN"). SOFTVEN beneficially owns 400,000 shares of Series A Preferred Stock of EPub, constituting approximately 63.2% of the EPub preferred stock outstanding and approximately 15.8% of the EPub Capital Stock outstanding on an as-converted to EPub common stock basis.

     Bradley A. Feld, a Managing Director of SOFTBANK Technology, serves on the FV Board as its Co-Chairman. Mr. Feld is also the Chairman of the EPub Board and beneficially owns 225,726 shares of EPub common stock. Ronald D. Fisher, Co-Chairman of the FV Board, is Vice Chairman and a director of SOFTBANK Holdings, a Managing Director of SOFTBANK Technology and a director of SOFTBANK Corporation. Gary Rieschel, the Executive Managing Director of SOFTBANK Technology, is also a director of FV. Scott Russell, a Managing Director of SOFTBANK Technology, is also a director of EPub.

  Employment Agreements

     As a condition to the consummation of the Merger, FV and EPub intend to enter into at-will Employment Agreements with each of Andrew Currie, President, Chief Executive Officer and a director of EPub, and Brian Makare, Vice President, Secretary and a director of EPub. The Employment Agreements will provide for a base salary per annum of $120,000 (subject, in the case of Mr. Makare, to a mutually acceptable adjustment in the event he is offered and accepts a different or additional position with FV or relocates out of the Denver, Colorado area). In addition, each of Mr. Currie and Mr. Makare will be granted incentive stock options to purchase 100,000 shares of FV Common Stock and be eligible to receive incentive bonuses up to $40,000 based upon objectives agreed to by FV's President. Pursuant to such Employment Agreements, for a period of two years from the date of such Employment Agreements, if EPub terminates Mr. Currie's or Mr. Makare's employment other than for Cause (as defined in the Employment Agreements), then such employee will be entitled to receive his base salary and incentive bonus, if any, through the end of the term of such agreement. The Employment Agreements define Cause as any one or more of the following occurrences, as determined in the good faith discretion of the FV Board after having given the employee an opportunity to be heard: (i) the employee's material breach of the Employment Agreement or any confidentiality or invention assignment agreement with FV, subject to the opportunity to cure any such breach; (ii) the employee's nonperformance or misperformance of his duties, or refusal to abide by or comply with the good faith directives of the FV Board or employee's superior officers (including directive intended to address any negligent conduct by the employee) or FV's policies and procedures, subject to the opportunity to cure any such conduct; (iii) the employee's gross negligence, willful dishonesty, fraud or misappropriation of funds with respect to the business or affairs of FV which materially and adversely affects the operations or reputation of FV; (iv) the employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (v) the employee's abuse of alcohol or drugs that materially impairs employee's ability to perform his duties, subject to the opportunity to cure any such conduct.

     As a further condition to the consummation of the Merger, each of Mr. Currie and Mr. Makare is required pursuant to the Reorganization Agreement to enter into Noncompetition Agreements with FV and EPub providing that during the period of such individual's employment with FV and/or any entity affiliated with EPub or FV and for a period of one year after the termination of any such employment arrangement, each will not (i) engage in any business selling any products or services in direct competition with the business of EPub as of the date of the Noncompetition Agreement or the business of FV and/or EPub after the date of the Noncompetition Agreement in which such individual has substantial involvement in; provided however, each of Mr. Currie and Mr. Makare may engage in such activities with a subsidiary or distinct division of a larger business which employs less than 10% of the aggregate number of employees of the larger business so long as such subsidiary or division does not itself engage in such businesses, (ii) contact any employee of EPub or FV for the purpose or with the intent of enticing such employee away from or out of the employ of EPub or FV,
(iii) contact any customer of EPub or FV for the purpose of soliciting or selling products or services in competition with EPub or FV or (iv) contact any person who or that, during such individual's employment by EPub or FV, was called upon by EPub or FV as a prospective acquisition candidate for the purpose of acquiring a significant interest in such candidate or its assets, in each case such restrictions are only applicable in the United States and areas outside the United States where FV or any subsidiary of FV conducts business. None of the restrictions described above prohibit Mr. Currie or Mr. Makare from acquiring as an investment not more than 1% of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association. See "Terms of the Merger -- Noncompetition and Employment Agreements."

  Stock Options

     At the Effective Time, each outstanding option issued pursuant to the EPub 1996 Stock Option Plan (the "Plan") will be assumed by FV. Each option so assumed will continue to have, and be subject to, the same terms and conditions set forth in the Plan and/or the stock option agreement by which it is evidenced, except that each option will be or become exercisable for FV Common Stock rather than EPub Common Stock. The exercise prices for such options range between $0.05 and $1.00 per share. See "Terms of the Merger -- Treatment of Options and Warrants -- EPub Stock Options." As of the EPub Record Date, no executive officer or director of EPub owned any outstanding options to purchase shares of EPub common stock.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations relevant to the conversion of shares of EPub Capital Stock into FV Common Stock pursuant to the Merger that are generally applicable to holders of EPub Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change or interpretation. Any such change or interpretation, which may or may not be retroactive, could alter the tax consequences to FV, Sub, EPub or their stockholders as described herein.

     EPub stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular EPub stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their EPub Capital Stock as capital assets or who acquired their shares in connection with stock option plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of EPub Common Stock are acquired or shares of FV Capital Stock are disposed of, or the tax consequences of the assumption by FV of the EPub options. ACCORDINGLY, EPUB STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"), in which case, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following federal income tax consequences:

          (a) No gain or loss will be recognized by holders of EPub Capital Stock upon their receipt in the Merger of shares of FV Common Stock solely in exchange for such EPub Capital Stock except to the extent of cash received in lieu of fractional shares.

          (b) The aggregate tax basis of the FV Common Stock received by EPub stockholders in the Merger (including any fractional shares not actually received) will be the same as the aggregate tax basis of the EPub Capital Stock converted pursuant to the Merger.

          (c) The holding period of the FV Common Stock received by each EPub stockholder in the Merger will include the period for which the EPub Capital Stock surrendered in exchange therefor was considered to be held, provided that the EPub Capital Stock so surrendered is held as a capital asset at the time of the Merger.

          (d) A stockholder who exercises dissenters' rights with respect to a share of EPub Capital Stock and receives payment for such share in cash will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such share and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of
     Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of EPub Capital Stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising dissenters' rights owns no shares of FV Common Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a stockholder's sale for cash of EPub Capital Stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such stockholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received.

          (e) Cash payments in lieu of a fractional share will be treated as if a fractional share of FV Common Stock had been issued in the Merger and then redeemed by FV. An EPub stockholder receiving such cash will generally recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received.

          (f) None of FV, Sub or EPub will recognize any gain or loss solely as a result of the Merger.

     The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Merger. The obligations of each of FV and EPub to effect the Merger are contingent on receipt of opinions from their counsel (Wilson Sonsini Goodrich & Rosati, P.C. and Cooley Godward LLP, respectively), to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions, which are collectively referred to herein as the "Tax Opinions," will neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions will be subject to certain assumptions and qualifications and will be based in part on the truth and accuracy of certain representations made by FV, Sub and EPub, including representations in certificates delivered to counsel by the respective managements of FV, Sub and EPub. FV and EPub may waive the requirement that opinions of tax counsel be obtained prior to consummation of the Merger. Neither party currently intends to waive this requirement.

     A successful IRS challenge to the Reorganization status of the Merger would result in EPub stockholders recognizing taxable gain or loss with respect to each share of EPub Capital Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the FV Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the FV Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

     Even if the Merger qualifies as a Reorganization, a recipient of shares of FV Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely EPub Capital Stock). All or a portion of such gain may be taxable as ordinary income. Gain would also have to be recognized to the extent that an EPub stockholder was treated as receiving (directly or indirectly) consideration other than FV Common Stock in exchange for EPub Capital Stock.

ANTICIPATED ACCOUNTING TREATMENT

     FV intends to treat the Merger as a purchase for accounting and financial reporting purposes in accordance with generally accepted accounting principles. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time of the Merger. FV's results of operations will not include the results of EPub prior to the Effective Time of the Merger.

EPUB OPTIONS AND WARRANTS

     STOCK OPTION PLANS. Under the terms of the Reorganization Agreement, each option to purchase shares of EPub common stock (the "EPub Stock Options") granted pursuant to the EPub 1996 Stock Option Plan shall be converted into an option to acquire, on the same terms and conditions as were applicable to such EPub Stock Option on the date of the Reorganization Agreement, the number of shares of FV Common Stock equal to the number of shares of EPub Common Stock subject to such EPub Stock Option immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under each such EPub Stock Option shall be adjusted by dividing the per share exercise price under such EPub Stock Option by the Exchange Ratio and rounding up to the nearest cent.

     As of the EPub Record Date, options to acquire 178,172 shares of EPub common stock were outstanding under the EPub Stock Option Plan. The vesting schedule of the options under the EPub Stock Option Plan will not become accelerated prior to the Effective Time.

     Following the Effective Time of the Merger, FV will file a Registration Statement on Form S-8 with respect to the shares of FV Common Stock subject to the EPub Stock Options.

     WARRANTS. At the Effective Time of the Merger, all rights with respect to the warrants to purchase EPub Capital Stock (the "EPub Warrants") shall be converted into and become rights with respect to FV Common Stock, and FV shall assume each EPub Warrant in accordance with the terms (as in effect as of the date of the Reorganization Agreement) of such EPub Warrants. From and after the Effective Time, (i) each EPub Warrant assumed by FV may be exercised solely for shares of FV Common Stock, (ii) the number of shares of FV Common Stock subject to each such EPub Warrant shall be equal to the number of shares of EPub Capital Stock subject to such EPub Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such EPub Warrant shall be adjusted by dividing the per share exercise price under such EPub Warrant by the Exchange Ratio and (iv) any restriction on the exercise of any such EPub Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such EPub Warrant shall otherwise remain unchanged. As of the Record Date, there were outstanding EPub Warrants to acquire 11,627 shares of EPub Capital Stock.

REGULATORY MATTERS

     ANTITRUST. FV and EPub do not believe that any governmental filings with the Federal Trade Commission ("FTC") are required with respect to the Merger. However, the FTC or the Antitrust Division of the United States Department of Justice could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking to cause divestiture of significant assets of EPub or FV. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such challenge is made, of what the result would be. Consummation of the Merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the Merger or which requires the divestitures of significant assets.

     FILING WITH THE DELAWARE SECRETARY OF STATE. A Certificate of Merger must be filed with the Secretary of State of the State of Delaware to consummate the Merger.

     SECURITIES LAWS. FV and EPub must comply with the federal securities laws and applicable securities laws of various states.

     EPub stockholders may not sell their shares of FV Common Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, beginning one year following the Effective Time of the Merger a stockholder would be entitled to sell shares of FV Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 145. Additionally, the number of shares to be sold by a stockholder within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of FV Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if FV remained current with its informational filings under the Exchange Act. Two years after the Effective Time of the Merger, EPub stockholders would be able to sell such shares of FV Common Stock without any restrictions so long as such stockholders had not been affiliates of FV for at least three months prior thereto. Furthermore, the shares of FV Common Stock acquired in connection with the Merger are subject to certain contractual restrictions on transfer. See "Terms of the Merger -- Restrictions on Transfer."

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

     If the Merger is consummated, dissenting holders of EPub Capital Stock may be entitled to have the "fair value" (exclusive of any element of value arising from the accomplishment or expectation of the Merger) of their EPub Capital Stock at the Effective Time of the Merger judicially determined and paid to them by complying with the provisions of Section 262 of the DGCL.

     The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the Merger and demanding statutory appraisal rights. This summary does not purport to be a complete statement of provisions for the DGCL relating to the rights of EPub stockholders to an appraisal of the value of their shares and is qualified in its entirety by reference to Section 262, the full text of which is attached as Annex B. Failure to follow these procedures exactly could result in the loss of appraisal rights. This Joint Proxy Statement/Information Statement constitutes notice to holders of EPub Capital Stock concerning the availability of appraisal rights under Section 262. Under Section 262, a stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the Effective Time of the Merger.

     STOCKHOLDERS WHO DESIRE TO EXERCISE THEIR APPRAISAL RIGHTS MUST SATISFY ALL OF THE CONDITIONS OF SECTION 262. A WRITTEN DEMAND FOR APPRAISAL OF SHARES MUST BE FILED WITH EPUB BEFORE THE TAKING OF THE VOTE ON THE MERGER. This written demand for appraisal of shares must be in addition to and separate from any vote abstaining from or voting against the Merger. Any such abstention or vote against the Merger will not constitute a demand for appraisal within the meaning of Section 262.

     Stockholders electing to exercise their appraisal rights under Section 262 must not vote for or consent to the adoption and approval of the Reorganization Agreement and approval of the Merger. If a stockholder returns a signed written consent in favor of the Reorganization Agreement and approval of the Merger, such consent will have the effect of waiving the stockholder's appraisal rights.

     A demand for appraisal must be executed by or for the stockholder of record fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demands, he is acting as agent for the record owner. A person having a beneficial interest in EPub Capital Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     A record owner, such as a broker, who holds EPub Capital Stock as a nominee for others may exercise his or her right of appraisal with respect to the shares for all or less than all of the beneficial owners of shares as to which he or she is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of such record owner.

     A holder of EPub Capital Stock who elects to exercise appraisal rights should mail or deliver his or her written demand to EPub at its address at 6685 Gunpark Drive East, Suite 240, Boulder, Colorado 80301, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her EPub Capital Stock. Within ten days after the Effective Time of the Merger, EPub must provide notice of the Effective Time of the Merger to all of its stockholders who have complied with Section 262 and have not consented to or voted for approval of the Merger.

     Within 120 days after the Effective Time of the Merger, any holder of EPub Capital Stock who has satisfied the requirements of Section 262 may deliver to EPub a written demand for a statement listing the aggregate number of shares of EPub Stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

     Within 120 days after the Effective Time of the Merger (but not thereafter), either EPub or any holder of EPub Capital Stock who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the fair value of such EPub Capital Stock. EPub has no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy will be made upon EPub, which will, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all holders of EPub Capital Stock who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by EPub. If the petition is filed by EPub, the petition will be accompanied by the verified list. The Register of Chancery, if so ordered by the Court, will give notice of the time and place filed for the hearing of such petition by registered or certified mail to EPub and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof shall be born by EPub.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court is to take into account all relevant factors. In Weinberger v. UOP. Inc. et al., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company . . ." The Delaware Supreme Court stated that, in making a determination of fair value, the agency fixing the value must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court held that the "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Delaware Supreme Court has determined that the statutory appraisal remedy, depending upon the factual circumstances, may or may not be a stockholders' exclusive remedy in connection with a merger.

     EPub stockholders considering seeking appraisal of their shares of EPub Capital Stock should note that the fair value of their shares determined under
Section 262 could be more, the same or less than the considerations they would receive pursuant to the Reorganization Agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the Court and taxed against the parties as the Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceedings, including reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his or her own expenses.

     Any holder of EPub Capital Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Merger.

     At any time within 60 days after the Effective Time of the Merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Reorganization Agreement. After this period, a stockholder may withdraw his or her demand for appraisal and receive payment for his or her shares as provided in the Reorganization Agreement only with the consent of EPub. If no petition for appraisal is filed with the Court within 120 days after the Effective Time of the Merger, stockholder's rights to appraisal (if available) will cease and holders of EPub Capital Stock will be entitled to receive shares of FV Common Stock as provided in the Reorganization Agreement. Inasmuch as EPub has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Court demanding appraisal may be dismissed as to any stockholder without the approval of the Court, which approval may be conditional upon such terms as the Court deems just.

                    FV MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This section contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. FV's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the subsection entitled "Risk Factors" commencing on page 13.

     FV's objective is to develop and provide market-leading interactive messaging services for electronic commerce that integrate secure payment processing with intelligent messaging and interactive transactional advertisements.

     FV completed development and started commercial use of the Interactive Messaging Platform ("IMP") in July 1998. The IMP is a family of products and services that enable the development and deployment of interactive, multimedia e-mail messaging solutions. The IMP is designed to be an extensible and scaleable infrastructure for online interactive communications, payment and data warehousing. The IMP is also designed to allow for intelligent e-mail communications to take place between companies and their customers. It integrates customer service and sales and marketing functions into transactional e-mail messages that include the ability to provide a system for secure payments and the use of highly graphical, animated and interactive elements. The IMP is interoperable with virtually all e-mail platforms and protocols and is expected to integrate FV's VirtualRECEIPT, VirtualALERT and VirtualMAIL technologies.

     FV is currently enhancing the IMP with the three new technologies of VirtualMAIL, VirtualRECEIPT and VirtualALERT. VirtualMAIL is being designed to allow customized direct e-mail, from merchants to consumers, that is tailored to the individual profiles of the recipient. VirtualRECEIPT is being designed to allow for electronic receipts to be generated and sent via e-mail to the consumer regardless of whether the transaction originally took place in the physical world or over the Internet. VirtualALERT is also an e-mail message sent to the consumer that is being designed to notify the consumer of shipment, billing or other critical information regarding a product or service. FV believes the VirtualMAIL, VirtualRECEIPT and VirtualALERT applications will enable merchants to directly market and merchandise their products and services to consumers.

     FV has incurred net operating losses in each quarter since inception. As of June 30, 1998, FV had an accumulated deficit of approximately $37.5 million. To date, FV has not generated significant revenues. There can be no assurance that FV's future revenues will increase, and FV's ability to generate significant future revenues is subject to substantial uncertainty. In addition, as FV introduces the IMP and explores opportunities to merge with or acquire complementary businesses and technologies, FV expects to continue to incur significant operating losses for the foreseeable future.

RESULTS OF OPERATIONS

REVENUES

     FV generates revenues from the IMP, FVIPS, interactive advertising development and consulting. In August 1998, FVIPS operations and related revenues ceased. In December 1997, 1 Virtual Place, FV's on-line shopping mall, was closed and merchandising sales ceased. Revenue was earned as detailed in the table below:

                                                                             SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                JUNE 30,
                                     ----------------------------------    --------------------
                                       1995        1996         1997         1997        1998
                                     --------    --------    ----------    --------    --------
Interactive Messaging Platform.....  $     --    $     --    $       --    $     --    $ 25,700
FV Internet payment system.........   197,902     532,134     1,002,554     410,164     352,594
Consulting.........................        --     150,000       288,300     221,250     120,000
Interactive advertising
  development......................        --          --       115,000     115,000          --
Merchandising......................        --      13,732        44,744      39,570          --
                                     --------    --------    ----------    --------    --------
     Total revenues................  $197,902    $695,866    $1,450,598    $785,984    $498,294
                                     ========    ========    ==========    ========    ========

     For the year ended December 31, 1997, revenues increased to $1,450,598 as compared to $695,866 for the year ended December 31, 1996. Revenues from FVIPS increased $470,420 from several bulk sales of consumer and merchant VPIN registrations that occurred at the end of the first quarter 1997. Also, in August 1997, FV increased the annual consumer VPIN registration fee from $2 to $5 for both new accounts and renewals. Revenues from merchandising and interactive advertising development increased in 1997, as compared to the year ended December 31, 1996, as First Virtual sold on-line merchandise for twelve months of 1997, as compared to only one month in 1996, and also sold VirtualTAGs for twelve months of 1997. FV did not sell VirtualTAGs in 1996. Consulting revenue increased for the year ended December 31, 1997 as First Virtual experienced greater demand for Internet related consulting.

     For the year ended December 31, 1996, revenues increased to $695,866 as compared to $197,902 for the year ended December 31, 1995. The primary reason for this growth was the increase in consumer and merchant FVIPS registration fees and transaction processing fees as a result of an increase in the number of consumer and merchant registrations and transactions. FV also collected $150,000 of consulting fees in 1996 and began selling merchandise through its on-line shopping mall.

     For the six months ended June 30, 1998, revenues were $498,294 as compared to $785,984 for the six months ended June 30, 1997. Revenues from FVIPS, interactive advertising development and consulting decreased as FV decided to focus its efforts primarily on developing the IMP starting in December 1997.

COST OF REVENUES

     FV incurred cost of revenues from FVIPS, merchandising, and interactive advertising development, as detailed in the table below:

                                                                            SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,              JUNE 30,
                                       --------------------------------    -------------------
                                         1995        1996        1997        1997       1998
                                       --------    --------    --------    --------    -------
Interactive Messaging Platform.......  $     --    $     --    $     --    $     --    $    --
FV Internet payment system...........   123,375     256,508     182,563      88,818     34,637
Interactive advertising
  development........................        --          --      46,000      46,000         --
Merchandising........................        --       9,392      41,853      37,167         --
                                       --------    --------    --------    --------    -------
     Total cost of revenues..........  $123,375    $265,900    $270,416    $171,985    $34,637
                                       ========    ========    ========    ========    =======

     For the year ended December 31, 1997, the cost of revenues related to FVIPS decreased to 18% of FVIPS related revenues. For the years ended December 31, 1996 and 1995, FVIPS related cost of revenues were 48% and 62%, respectively. By enhancing FVIPS with new capabilities and thus replacing services provided by third parties, FV was also able to reduce FVIPS cost of revenues. FV was able to negotiate more favorable processing agreements with outside service providers, as the volume of FVIPS transactions increased. For the year ended December 31, 1997, merchandising cost of revenues increased to 94% of related revenues, as compared to 68% for the year ended December 31, 1996. This increase was primarily due to the competitive nature of this area of revenue. In December 1997, FV decided to close its merchandising segment and focus its efforts on the Interactive Messaging Platform, FVIPS and VirtualTAG related products. For the year ended December 31, 1997, FV's interactive advertising development cost of revenues were for the creation of VirtualTAGs.

     For the six months ended June 30, 1998, the cost of revenues related to FVIPS decreased to 9.8% as compared with 21.7% for the six months ended June 30, 1997. The six month decreases in cost of revenues are discussed above in the cost of revenues narrative.

OPERATING EXPENSES

     Operating expenses consist of marketing and sales, research, development and engineering, and general and administrative expenses. FV expects operating expenses to continue to be substantial as more robust capabilities and enhancements associated with the IMP are developed and deployed. FV also expects operating expenses needed for the introduction and promotion of such products to be substantial. In addition,

FV is anticipating increased expenses from potential opportunities to merge with or acquire complementary businesses and technologies.

     Marketing and sales expenses. Marketing and sales expenses, which include salaries and wages, consulting fees, advertising, trade show expenses, travel and other marketing expenses, increased to $5.4 million for the year ended December 31, 1997, as compared to $1.8 million for the year ended December 31, 1996. This increase resulted primarily from an increase in salaries, wages and payroll taxes of approximately $1.7 million as FV increased its sales and marketing headcount to build sales and customer care teams, an increase in advertising and promotional expenses of $785,000 as FV marketed its VPIN concept to attract new customers, a consulting expense increase of approximately $580,000 for market research analysis, a recruiting and relocation expense increase of approximately $110,000 for recruitment of new employees, a travel expense increase of approximately $70,000 due to increased sales efforts, and a general increase in spending of approximately $355,000 to support FV's expanding marketing and sales activities. FV expects that marketing and sales expenses will continue to increase in the future as FV implements its marketing plan to introduce its Interactive Messaging Platform.

     For the year ended December 31, 1996, marketing and sales expenses increased to $1.8 million, as compared to $346,000 for the year ended December 31, 1995. This increase was primarily from an increase in marketing headcount of 28 employees, resulting in an increase in salaries, wages and payroll taxes of approximately $870,000, an increase in recruiting and relocation costs of $80,000 for recruitment of new employees, a travel expense increase of $150,000 due to increased sales efforts, a consulting expense increase of $240,000 for market research analysis, and a general increase in spending of approximately $114,000 to support FV's expanding operations.

     For the six months ended June 30, 1998, marketing and sales expenses decreased to $1.2 million as compared to $2.2 million for the six months ended June 30, 1997. This decrease was primarily from the elimination of 37 employees in the marketing department, resulting in decreases in salaries, wages and payroll taxes of approximately $800,000, a decrease in consulting of approximately $56,000 due to reductions in marketing research, a decrease in travel related expenses of approximately $63,000 from lower headcount, a decrease in recruiting and relocation expenses of approximately $61,000 as hiring new employees slowed and a general decrease in spending of approximately $20,000.

     Research, development and engineering expenses. Research, development and engineering expenses which include salaries and wages and consulting fees to support the development, enhancement and maintenance of FV's products and services, increased to $6.7 million for the year ended December 31, 1997, as compared to $4.7 million for the year ended December 31, 1996. This increase was primarily from increases in salaries, wages and payroll taxes of approximately $1.7 million as FV increased its research, development and engineering staff to support the FVIPS operations, as well as begin development of its new e-messaging product, the IMP, and a general increase in spending of approximately $720,000 to support the expansion of FV's research, development and engineering activities in San Diego, California, which included the establishment of a second data processing center, offset by a decrease in consulting expenses of approximately $420,000 as consultants were replaced by newly hired employees. To date, all of FV's software development costs have been expensed as incurred. FV anticipates that research, development and engineering expenses will increase in future periods as FV leverages the VirtualPIN architecture to offer new products and services, such as the Interactive Messaging Platform, along with enhancing the functionality of FVIPS and VirtualTAGs.

     For the year ended December 31, 1996, research, development and engineering expenses increased to $4.7 million, as compared to $531,000 for the year ended December 31, 1995. This increase resulted in part from FV expensing approximately $1.7 million in software development costs paid to consultants for the year ended December 31, 1996, as compared to approximately $77,000 for the year ended December 31, 1995. FV also had an increase in its research, development and engineering headcount of 35 employees, resulting in an increase in salaries, wages and payroll taxes of approximately $1.7 million, an increase in travel expense of approximately $285,000 and a general increase in spending of approximately $561,000 to support FV's expansion, which included the establishment of an office in Ann Arbor, Michigan, in October 1996.

     For the six months ended June 30, 1998, research, development and engineering expenses were $2.9 million as compared to $3.1 million for the six months ended June 30, 1997. This decrease was primarily from the elimination of 15 employees in the research, development and engineering staff, resulting in decreases in salaries, wages and payroll taxes of approximately $90,000, decreases in travel related expenses of approximately $48,000 and a decrease in general spending of approximately $62,000.

     General and administrative expenses. General and administrative expenses consist primarily of salaries and wages, professional and consulting fees and other expenses associated with the general management and administration of FV. For the year ended December 31, 1997, general and administrative expenses increased to $4.4 million as compared to $4.2 million for the year ended December 31, 1996. This increase resulted primarily from increases in salaries, wages and payroll taxes of approximately $730,000 as FV increased its general and administrative staff to support its growth, and from an increase of approximately $520,000 on public relations and investor relations expenses associated with being a publicly held company, offset by a $1.0 million, one-time charge that FV incurred for the year ended December 31, 1996, relating to a payment to First USA Merchant Services in consideration for the waiver of certain exclusive processing rights and a general reduction in spending of approximately $50,000.

     For the year ended December 31, 1996, general and administrative expenses increased to $4.2 million, as compared to $1.3 million for the year ended December 31, 1995. This increase was primarily from an increase in general and administrative staff of 16 employees, resulting in increases in salaries, wages and payroll taxes of approximately $1.1 million, a consulting expense increase of approximately $435,000 to help prepare the company for its initial public offering and an increase in spending of approximately $365,000 to support the increased activities of FV's corporate office. In addition, FV incurred a one-time charge of $1.0 million for the year ended December 31, 1996, in connection with payment of certain fees to First USA Merchant Services in consideration for the waiver of certain exclusive merchant processing rights.

     For the six months ended June 30, 1998, general and administrative expenses decreased to $2.2 million as compared to $2.6 million for the six months ended June 30, 1997. This decrease was primarily from the elimination of 14 employees in the general and administrative staff, resulting in decreases in salaries, wages and payroll taxes of approximately $545,000, a general reduction in spending of approximately $80,000 due to lower headcount, offset by an increase in legal expenses of approximately $225,000 for litigation and Nasdaq related issues.

     Restructuring expenses. In the second quarter 1998, FV took further steps to focus its efforts on the IMP. In doing so, FV incurred restructuring expenses of approximately $812,000, of which, approximately $545,000 was for severance compensation packages related to a reduction in staff and consultants, approximately $170,000 of expenses related to the shut down of the FVIPS and approximately $95,500 of expenses related to moving the company's corporate offices.

     FV expects to experience significant fluctuations in its future quarterly operating results.(1) These fluctuations will be due to several factors, many of which are beyond the control of FV, including, among others, market response to FV's IMP; difficulties encountered in the development or deployment of products or services, including interactive messaging; market acceptance of Internet commerce in general and IMP in particular; fluctuating market demand for FV's products and services; the degree of acceptance of the Internet as an advertising and merchandising medium; the timing and effectiveness of collaborative marketing efforts initiated by FV's strategic partners; the timing of the introduction of new products and services offered by FV; the timing of the release of enhancements to FV's products and services; product introductions and service offerings by FV's competitors; the mix of the products and services provided by FV; the timing and rate at which FV increases its expenses to support projected growth; the cost of compliance with applicable government regulations; competitive conditions in FV's marketplace; and general economic conditions. In addition, the fees charged by FV for advertising, messaging, consulting services and co-marketing are subject to change as FV introduces its IMP and assesses its marketing strategy and competitive position.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1998, FV had $6.3 million in cash and cash equivalents. On June 23, 1998, at FV's annual meeting, FV's stockholders approved the sale of 10,000,000 shares of FV Common Stock to SOFTBANK Holdings and SOFTBANK Technology. This sale raised approximately $6 million for FV. In conjunction with the sale of the 10,000,000 shares of FV Common Stock, FV settled a civil action brought against it by creditors holding certain promissory notes of FV. As part of the settlement, SOFTBANK Holdings and SOFTBANK Technology purchased
(1) the promissory notes from the creditors for a purchase price of approximately $1.5 million, representing the aggregate principal amount of and accrued but unpaid interest on the promissory notes, and (2) 1,200,000 shares of FV Common Stock for a purchase price of $720,000, and the creditors agreed to dismiss their civil action with prejudice. In a transaction unrelated to the civil action, SOFTBANK Holdings and SOFTBANK Technology also purchased 655 shares of FV Series A Convertible Preferred Stock of FV. The Series A Convertible Preferred Stock and promissory notes were subsequently converted into FV Common Stock. The original Series A Convertible Preferred stockholders were granted a reduction in the exercise price of their warrants to purchase up to 850,000 shares of FV Common Stock from $5.75 per share to $1.00 per share. Such warrants carry restrictions as to their exercisability. Pursuant to a Purchase Agreement dated as of September 8, 1998 among FV and SOFTBANK Holdings, SOFTBANK Technology and SOFTBANK Technology Advisors Fund, L.P. ("SOFTBANK Technology Advisors"), FV, on September 9, 1998, consummated the sale of 820,513, 805,087 and 15,426 additional shares of FV Common Stock at the closing price on September 4, 1998, to each of SOFTBANK Holdings, SOFTBANK Technology and SOFTBANK Technology Advisors, respectively. This sale of additional shares of FV Common Stock raised $4 million for FV. After giving effect to all of these transactions SOFTBANK and its affiliates own approximately 21.2 million shares of FV Common Stock, and SOFTBANK also holds a majority of the votes on the FV Board.

     FV believes that existing cash resources will be sufficient to support FV's currently anticipated working capital and capital expenditure requirements through the end of first quarter of 1999. However, FV anticipates that it will need to raise additional funds through the public or private sale of its equity or debt securities or from other sources before the end of first quarter of 1999 to ensure that FV remains in compliance with the requirements of the Nasdaq National Market for continued listing. As of this filing, FV has initiated efforts to raise additional capital. The timing and amount of FV's capital requirements will depend on a number of factors, including demand for FV's products and services, the need to develop new or enhanced products and services, competitive pressures and the availability of complementary businesses or technologies that FV may wish to acquire. If additional funds are raised through the issuance of equity securities, the percentage ownership of FV's stockholders will be diluted and such equity securities may have rights, preferences or privileges senior to those of the holders of FV's common stock. There can be no assurance that additional financing will be available when needed or that, if available, such financing will include terms favorable to FV or its stockholders. If adequate funds are not available on acceptable terms, FV may be unable to develop or enhance its products and services, take advantage of opportunities or respond to competition and the Nasdaq National Market may decide to discontinue the listing of FV Common Stock.

     During the six months ended June 30, 1998, FV significantly reduced its operating expenditures. These cost reduction efforts have been coupled with the planned reduction of capital expenditures. Management continues to pursue opportunities to increase its revenues and believes that the market for IMP has recently shown signs of significant expansion. Management believes that these efforts and its continuing efforts to raise additional capital through equity placements with existing stockholders, their affiliates or strategic partners should allow FV to continue operations for the next twelve months. If near term revenues do not increase or FV is unable to raise additional equity, management would be required to further reduce its expenditures on research and development and general and administrative activities. These reductions could significantly hamper FV's ability to develop the IMP.

     Operating activities used cash of $6.5 million during the six months ended June 30, 1998. Net cash used during this period was primarily to fund the net operating loss of $6.7 million (excluding depreciation, amortization and compensation expense related to the issuance of stock), reduce accounts payable and other accrued liabilities by approximately $305,000, pay down amounts due to stockholders by $97,500, reduce deferred revenue by approximately $225,000, offset by a decrease in deposits and prepaid expenses of approximately $225,000, collection of accounts receivable of approximately $145,000 and a savings of approximately $450,000 in compensation expense from employees and consultants who accepted common stock and stock options in lieu of cash compensation.

     Capital expenditures have been, and future capital expenditures are expected to be, primarily for facilities, furniture and capital equipment to support the expansion of FV's operations and management information systems. Capital expenditures were $263,400 and $528,900 for the six months ended June 30, 1998 and 1997, respectively. Furniture and equipment are stated at the cost and depreciated over three to five years using the straight line method.

RECENT DEVELOPMENTS

     On July 28, 1998, FV entered into a non-binding letter of intent with Distributed Bits, with respect to the acquisition by FV of Distributed Bits (the "DB Acquisition"). The DB Acquisition, if consummated, will involve the acquisition of all equity interests, including options, warrants or other purchase rights, if any, in Distributed Bits, in exchange for $5,750,000 in shares of FV Common Stock and warrants to purchase an additional 500,000 shares of FV Common Stock. The number of shares of FV Common Stock to be issued will be determined based on the average closing price of FV Common Stock for the twenty day trading period ending three business days prior to the closing of the transaction. The final amount of the acquisition consideration will be contingent upon the results of FV's financial, technical and legal due diligence. The warrants to be issued in the transaction will be exercisable (i) as to 50% of the underlying shares at a cash exercise price of $7.50 per share for a period of 30 months and (ii) as to the remaining underlying shares at a cash exercise price of $10.00 per share for a period of 42 months. The acquisition is expected to be accounted for as a purchase transaction. There can be no assurances that the DB Acquisition will be consummated. The consummation of the DB Acquisition is contingent upon numerous factors, including the negotiation of the definitive agreement mutually satisfactory to the parties, completion by FV of its financial, technical and legal due diligence, approval of the transaction by the FV Board and approval of the transaction by members of Distributed Bits. In addition, it is expected that the definitive agreement with respect to the DB Acquisition will contain various conditions to closing, included the absence of material adverse change in the business, financial condition, results of operations or prospects of FV or Distributed Bits, obtaining requisite consents and governmental approvals, accuracy of representations, warranties and covenants, absence of injunctions or orders restraining the transaction and receipt of customary certificates and opinions.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept only two-digit entries in date code fields. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in approximately 1 1/4 years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with compliance. Although FV believes that FV's Interactive Messaging Platform is Year 2000 compliant, there can be no assurance that coding errors or other defects will not be discovered in the future. While the Interactive Messaging Platform was designed to be Year 2000 compliant, FV has not yet undertaken a systematic effort to identify any Year 2000 compliance problems in the various components of the Interactive Messaging Platform. FV believes that compliance testing will require approximately 200 - 300 man-hours, and intends to complete such testing in 1999.

     Several collateral software and communications systems provided by third parties are required for the operation of the Interactive Messaging System, any of which may contain coding which is not Year 2000 compliant. These collateral systems include server software used to operate FV's network servers, software controlling routers, switches and other components of FV's data network, disk management software used to control FV's data disk arrays, firewall, security, monitoring and back-up software used by FV, as well as desktop PC applications software. In each case, FV employs widely available software applications from leading third party vendors, and expects that such vendors will provide any required upgrades or modifications in a timely fashion. However, any failure of third party software suppliers to provide Year 2000 compliant versions of the software used by FV could result in a temporary disruption of Interactive Messaging Platform service or otherwise disrupt FV's operations.

     Year 2000 compliance problems could also undermine the general infrastructure necessary to support FV's operations. For instance, FV depends on third party Internet service providers (ISPs) for connectivity to the Internet and to customers' information systems. Any interruption of service from FV's ISPs could result in a temporary interruption of the Company's interactive messaging and other services. FV has attempted to address this risk by obtaining redundant service capacity from multiple ISPs. In addition, FV relies on a third-party data center to house certain of its servers and communications systems. Any interruption in the security, access, monitoring or power systems at the third party data center could result in an interruption of FV's services. Moreover, the effects of Year 2000 compliance deficiencies on the integrity and stability of the Internet are difficult to predict. A significant disruption in the ability of businesses and consumers to reliably access the Internet would have an adverse effect on demand for FV's services and adversely impact FV's business, financial condition and results of operations.

     Failure of FV's customers to ensure that their software systems are Year 2000 compliant could also adversely affect FV's operations. The Interactive Messaging Platform is designed to interface with customer databases and communications systems in order to retrieve relevant information from customers' electronic commerce systems or customer databases and in order to allow customers to independently control certain features of the service including the content of transmitted messages. FV cannot assess or control the degree of Year 2000 compliance in its customers' information systems. Disruptions in the information systems of significant customers could temporarily prevent such customers from accessing or using the Interactive Messaging Platform, which could materially affect FV's operating results. In order to address the risk of disruptions in customer information systems, FV has designed the Interactive Messaging Platform to include redundant manual control features which can be used by such customers. Nevertheless, certain customers may elect to discontinue use of FV's interactive messaging services until such customers' internal information technology problems have been alleviated, which would adversely affect FV's business, financial condition and results of operations. Moreover, the spending patterns of current or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or update their systems for Year 2000 compliance. These expenditures may result in reduced funds available for such customers to pay for FV's services, which could have a material adverse affect on FV's business, financial condition and results of operations.

                   EPUB MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     All statements, trend analysis and other information contained in the following discussion and elsewhere in this Proxy Statement/Information Statement relative to markets for EPub's products and services, and trends in revenue and anticipated expense levels, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect" and "intend" and other similar expressions, constitute forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties, and EPub's actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" as well as other risks and uncertainties referenced in this Prospectus.

OVERVIEW

     EPub was incorporated on September 11, 1996 to develop, market and support large-scale personalized messaging services to periodical publishers and large corporations. EPub generates its revenue from service contracts to support large-scale personalized messaging services. EPub's service contracts typically provide for a monthly fee based on actual services rendered. Revenue from service contracts is recognized monthly over the period of the contract.

     During the period from September 11, 1996 (inception) through June 30, 1997 and for the year ending June 30, 1998, approximately 94% and 64%, respectively, of EPub's total revenue was derived from CMP Media, EPub's largest customer. As of June 30, 1997 and June 30, 1998, this customer accounted for approximately 100% and 41% of accounts receivables, respectively. See "Risk
Factors -- Reliance on Significant Customers."

RESULTS OF OPERATIONS

     The following table presents certain items contained in EPub's statement of operations reflected as a percentage of total revenue.

                                                           SEPTEMBER 11,
                                                          1996 (INCEPTION)
                                                              THROUGH          YEAR ENDING
                                                           JUNE 30, 1997      JUNE 30, 1998
                                                          ----------------    -------------
Services revenue........................................        100.0%            100.0%
Operating Expenses:
  Research and development..............................         58.2              14.6
  Sales and marketing...................................         23.9              31.5
  General and administrative............................        321.9              70.8
                                                               ------             -----
          Total operating expenses......................        404.0             116.9
                                                               ------             -----
Loss from operations....................................       (304.0)            (16.9)
                                                               ------             -----
Other income (expense), net.............................          4.9               (.9)
                                                               ------             -----
Net loss................................................       (299.1)%           (17.8)%
                                                               ======             =====

     SEPTEMBER 11, 1996 (INCEPTION) THROUGH JUNE 30, 1997 AND THE YEAR ENDING JUNE 30, 1998

REVENUE

     Services revenue increased 975.4% from $80,000 in the period from September 11, 1996 (inception) through June 30, 1997 to $864,000 in the year ending June 30, 1998, reflecting EPub's continued progress toward the successful introduction of EPub's large-scale personalized messaging service. EPub's large-scale personalized messaging service was introduced in March 1997. EPub recognizes revenue from service contracts monthly over the period of the contract.

COSTS AND EXPENSES

     EPub's research and development expenses consist primarily of salaries and other personnel-related expenses relating to the development of EPub's messaging service product. EPub has not capitalized any software costs to date. Research and development expenses increased 168.9% from $47,000 in the period from September 11, 1996 (inception) through June 30, 1997 to $126,000 in the year ending June 30, 1998. As a percentage of revenue, research and development expenses decreased to 14.6% in the year ending June 30, 1998 from 58.2% in the period from September 11, 1996 (inception) through June 30, 1997. The decrease in research and development expenses was due to the finalization of the messaging service product in 1997. The research and development expenses recognized in the year ended June 30, 1998 relate to development of a significant enhancement to this messaging service product.

     Sales and marketing expenses consist primarily of salaries and commissions. Sales and marketing expenses increased 1,312.8% from $19,000 in the period from September 11, 1996 (inception) through June 30, 1997 to $272,000 in the year ending June 30, 1998. As a percentage of revenue, sales and marketing expenses increased to 31.5% in the year ending June 30, 1998 from 23.9% in the period from September 11, 1996 (inception) through June 30, 1997. The increase in sales and marketing was due primarily to the expansion of the sales and marketing department from one employee as of June 30, 1997 to four employees as of June 30, 1998.

     General and administrative expenses consist primarily of salaries for administration, facilities, finance, human resources and general management personnel, as well as legal and accounting expenses. General and administrative expenses increased 136.6% from $259,000 in the period from September 11, 1996 (inception) through June 30, 1997 to $612,000 in the year ending June 30, 1998. As a percentage of revenue, general and administrative expenses decreased to 70.8% in the year ending June 30, 1998 from 321.9% in the period from September 11, 1996 (inception) through June 30, 1997. The increase in general and administrative was due primarily the expansion of EPub's business and an increase in the number of administration and general management personnel from seven employees as of June 30, 1997 to 14 employees as of June 30, 1998. The increase in employees reflects the growth and expanded operations of EPub's business.

     Other income (expense), net, includes rental income and interest expense on EPub's debt financing and capital lease obligations. Other income (expense), net, totaled $4,000 in the period from September 11, 1996 (inception) through June 30, 1997 and ($8,000) in the year ending June 30, 1998. The change in the other income (expense), net balance is due to increased interest expense on capital leases and bank debt obtained in the year ending June 30, 1998.

LIQUIDITY AND CAPITAL RESOURCES

     EPub has historically financed operations through cash flow from the sale of common and preferred stock or borrowings.

     Net cash used in operating activities totaled $259,000 for the period from September 11, 1996 (inception) through June 30, 1997 and $84,000 for the year ending June 30, 1998. Net cash used in operations in fiscal year 1997 and fiscal year 1998 was substantially impacted by the net operating loss for each of the periods.

     Net cash used in investing activities totaled $13,000 for the period from September 11, 1996 (inception) through June 30, 1997 and $111,000 for the year ending June 30, 1998. Net cash used in each period related to the purchase of property and equipment.

     Net cash provided by financing activities totaled $416,000 for the period from September 11, 1996 (inception) through June 30, 1997 and $114,000 for the year ending June 30, 1998. Net cash provided by financing activities for the period from September 11, 1996 (inception) through June 30, 1997 resulted primarily from proceeds from the issuance of common stock and preferred stock of $419,000. Net cash provided by financing activities for the year ending June 30, 1998 related primarily to proceeds from the issuance of long-term debt and payments on capital lease obligations of $150,000 and $31,000, respectively. In

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

July 1996, EPub signed a subordinated promissory note for $100,000, with an interest rate of 10%, which is due December 1998.

     For the year ending June 30, 1998, EPub incurred a net loss of $153,000 and experienced net cash outflows of $82,000. If the Merger is not consummated at all or in a timely fashion, EPub intends to fund its future cash requirements, to the extent not provided by operations, by seeking additional equity or debt financing. EPub has commenced discussions with the holder of the aforementioned $100,000 subordinated promissory note about increasing the amount of borrowings under such note. No assurance can be given that additional funding would be available to EPub or that, if available, such funds would be available on terms favorable to EPub or its current stockholders. On September 25, 1998, FV extended a loan of $100,000 to EPub to fund EPub's operation pending the closing of the Merger. The loan is evidenced by a senior secured promissory note issued by EPub (the "Note"). The Note carries an annual interest rate of 10.0% and is due April 15, 1999. The principal amount of, and accrued interest under, the
Note is due and payable in full upon the occurrence of certain events of default, including failure of EPub to pay any amount due to FV when due and payable, initiation of bankruptcy, insolvency and similar proceedings with respect to EPub, and the acceleration of other indebtedness of EPub. The Note is secured by all assets of EPub pursuant to a Security Agreement dated September 25, 1998 between FV and EPub. The security interest granted to FV is subordinate to a prior interest granted by EPub to a commercial bank. FV and EPub currently expect that FV will provide an additional loan of $100,000 to EPub prior to the closing of the Merger on terms similar to the first loan.

  Year 2000 Compliance

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century date from 20th century dates. As a result, in approximately 1 1/4 years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with compliance. Although EPub believes that it is Year 2000 compliant, there can be no assurance that coding errors or other defects will not be discovered in the future. Any Year 2000 compliance problem of EPub, its service providers, its customers or the Internet infrastructure could result in a material adverse effect on EPub's business, operating results and financial conditions.

                                BUSINESS OF EPUB
OVERVIEW

     EPub's objective is to be the leading provider of e-mail message delivery services to businesses and organizations on an "outsourced" basis. EPub's service offerings make managing communications via e-mail easy and accessible to companies with a need to get their message to a larger audience, whether the message is in the form of an advertisement, newsletter, a picture, a software upgrade or just information. The EPub message publishing platform allows EPub to send personalized, targeted and highly customized mass e-mail on behalf of its clients to a large number of recipients who have a pre-existing relationship with these clients.

     Target clients for EPub's services include a variety of organizations desiring close customer contact and timely delivery of information. Markets addressable with EPub's products and service offerings include magazine publishers, software providers, credit card issuers, catalog companies, direct marketers and travel services, such as airlines, rental car agencies and hotel operators. Initially, EPub has focused primarily on the magazine and software publishing industry. As EPub expands its sales and support capabilities, it plans to broaden the scope of its targeted vertical market segments. EPub markets its services nationally via tradeshows, direct mail and advertising. EPub sells its services through a direct sales force and through other indirect channels, such as resellers.

     EPub was established as a Delaware corporation in September 1996. EPub's investors include Softven No. 2 Investment Enterprise Partnership and several private investors. EPub's executive offices are located at 6685 Gunpark Drive East, Suite 240, Boulder, Colorado 80301, and its telephone number is (303) 440-7550.

EPUB PLATFORM AND SERVICES

  Message Publishing Platform

     Since its founding, EPub has developed an advanced suite of software tools for the management and delivery of messages, letters and publications over the Internet. The EPub platform's highly scaleable architecture and software supports a wide array of sophisticated messaging features at high message volume. The message publishing platform interoperates with all common e-mail standards including POP3, MIME and SMTP.

     The systems architecture allows it to:

          Efficiently Manage Large E-mail Address Lists. EPub's system can efficiently manage multiple subscriber lists with virtually unlimited numbers of subscribers; clean and correct duplicate or "ill-formed" addresses; identify and remove undeliverable addresses; and manage subscribe, unsubscribe and change of address processing. In addition, the system can import and export addresses and other data from and to a broad array of data formats.

          Collect and Report on Key Information. The system allows EPub to collect information regarding e-mail circulation, undeliverable messages and e-mail list activity including subscribes and unsubscribes. This information is output to clients detailing the number of messages delivered and returned, number of new subscribers and subscriber cancellations and other information requested by the client.

          Customize Content. EPub clients can request custom services, such as e-mail merge and "narrowcasting." E-mail merge allows the client to personalize each e-mail message with data unique to each subscriber. For example, a client could send e-mails that are personally addressed to the recipient or contain account number or other data. The narrowcasting feature allows subscribers to receive specific content based on preferences that they submit. For example, a subscriber could request specific types of news content (e.g. sports, business) and continue to receive this targeted information.

  Service Agreements and Fees

     EPub typically enters into service contracts with its clients pursuant to which EPub provides its message management and delivery services. EPub's standard service contracts provide for an initial set up fee and a recurring monthly fee based on actual services rendered. The monthly fee is generally based on the number of lists to be managed by EPub, the number of addresses in each list, the frequency of message delivery, and the features used by the client (broadcast, e-mail merge, narrowcast).

CUSTOMERS AND APPLICATIONS

     As of August 19, 1998, EPub was providing e-mail delivery services to over 20 clients in the magazine publishing, newspaper publishing, new media, software publishing, and Web commerce industries. CMP Media, EPub's largest customer, accounted for 94% and 64% of EPub's revenue during the period from September 11, 1996 (inception) through June 30, 1997 and for the year ended June 30, 1998, respectively.

     EPub services include broadcast, personalized, and customized e-mail message delivery and support with a variety of customer-specific options. Clients use EPub's service for a variety of communication applications, including:

     - E-mail magazine editions to complement print or Web publications

     - Periodic customer newsletters

     - Distribution of magazine renewal or requalification notices

     - Customer or industry "alert" messages

     - New product or product upgrade announcements

     As the use of electronic technologies, such as e-mail, continues to increase, EPub believes that the use and types of applications for the e-mail delivery systems will proliferate.

SALES AND MARKETING

     EPub markets its services nationally via tradeshows, direct mail, and Web-based advertising. EPub sells its services through a direct sales force and through other indirect channels, such as resellers. EPub's direct sales force comprises three employees.

RESEARCH AND DEVELOPMENT

     EPub's research and development activities have been and continue to be focused on development and enhancement of EPub's Message Publishing Platform, as well as development of new components and technologies to broaden the scope of EPub's service offerings. EPub's research and development expenses were $125,782 and $46,769 for the fiscal year ended June 30, 1998 and the period from September 11, 1996 (inception) through June 30, 1997, respectively. EPub believes that significant research and development expenditures will be required in order for EPub to remain competitive. Accordingly, EPub expects that research, development and engineering expenses will constitute a significant portion of EPub's overall expenses in the future.

COMPETITION

     Competition in the e-mail products and services industry is intense and EPub expects competition to persist, intensify and increase in the future. There are no substantial barriers to entry into EPub's business and EPub expects established and new entities to enter EPub's market for products and services in the near future. Furthermore, since there are many potential entrants to the field, it is difficult to assess which companies are likely to offer competitive products and services in the future.

     Several of EPub's existing and potential competitors have substantially longer operating histories, greater financial, technological, marketing and other resources, larger installed customer bases and longer-standing relationships with customers than EPub. EPub's principal competitors include Postmaster Direct, Matchlogic, Email Channel and Infobeat.

     EPub believes that its ability to compete successfully depends on numerous factors, both within and outside of its control, including continuing to quickly field required messaging features. A variety of potential actions by EPub's competitors, including pricing changes and development of new services or products or enhancement of existing services and products, could have a material adverse effect on EPub's business, financial condition and results of operations. There can be no assurance that EPub will be able to compete successfully with existing or new competitors. The failure of EPub to adapt to emerging market demands or compete successfully with existing competitors would have a material adverse effect on EPub's business, financial condition and results of operations.

PROPRIETARY RIGHTS

     EPub's success and ability to compete is dependent in part upon its proprietary technology. EPub relies primarily upon copyright, trade secret and trademark law to protect its technology. EPub has no patents. EPub generally enters into confidentiality and assignment agreements with its employees, consultants and vendors and generally controls access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use EPub's services or technology without authorization or to develop similar services or technology independently. In addition, effective copyright and trade secret protection may be unenforceable or limited in certain foreign countries, and the global nature of the Internet makes it difficult to control the ultimate destinations of EPub's services. Despite EPub's efforts to protect its proprietary rights, third parties may attempt to copy aspects of EPub's products or services or to obtain and use information that EPub regards as proprietary. Policing unauthorized use of EPub's products and services is difficult, particularly in a global environment in which EPub operates, and the laws of other countries may afford EPub little or no effective protection of its intellectual property. There can be no assurance the steps taken by EPub will prevent misappropriation of its technology or that such agreements will be enforceable. In addition, litigation may be necessary in the future to enforce EPub's intellectual property rights, to protect EPub's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on EPub's business, financial condition and results of operations.


     EPub is aware of patents held by independent third parties in the area of Internet communications. On October 19, 1998, InfoBeat, Inc. ("InfoBeat"), a competitor of EPub filed a complaint in the Federal District Court for the District of Colorado, alleging infringement of a patent held by InfoBeat. The complaint seeks injunctive relief and unspecified damages. Although EPub believes that the complaint is without merit, litigation with InfoBeat could result in significant expense to EPub and could divert EPub management's time and resources from other matters. In the event of an adverse ruling in such litigation, EPub may be required to pay substantial damages, discontinue certain of its services, pay significant royalties to InfoBeat or devote significant resources to developing alternative technologies. No assurance can be given as to the applicability of any additional issued patents, or potential patents issued in the future, to EPub's services and technologies. The assertion of these patent rights, if successful, could result in substantial cost to EPub. There can be no assurance that EPub's services are not, or in the future will not be, within the scope of such patents or any other existing or future patents, and any litigation arising thereunder, even if successfully contested, could have a material adverse effect on EPub's business, financial condition and results of operations. In addition, EPub may receive in the future other notices of claims of infringements of other parties' proprietary rights. There can be no assurance that additional claims for infringement or invalidity (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against EPub. If any such claims or actions are asserted, EPub may again seek to obtain a license under a third party's intellectual property rights. There can be no assurance that such a license would be available on reasonable terms or at all, and the assertion or prosecution of any such claims could have a material adverse effect on EPub's business, financial condition and results of operations.

EMPLOYEES

     As of August 19, 1998, EPub employed 18 people, all of whom are full time employees. EPub outsources its human resources operations. None of EPub's employees are represented by a labor union and EPub considers its employee relations to be good.

FACILITIES

     EPub's principal offices are located in approximately 5,800 square feet of space in Boulder, Colorado. EPub believes that its current facilities will be adequate for EPub's needs for at least the next 12 months.

LEGAL PROCEEDINGS

     EPub is not currently subject to any formal legal proceedings. In March 1998, EPub received a letter from a competitor of EPub alleging that EPub's services could be deemed to infringe claims of the competitor's pending patent application. EPub responded to the allegations by letter in April 1998 and requested information regarding the alleged infringement. In August 1998, EPub received notices from such other company indicating that the patent was issued and requesting that EPub send certain information regarding EPub's products and services to such other company by September 30, 1998. There has been no further correspondence with regard to such matter. There can be no assurance that the patent, will not have a material adverse effect on EPub or that the party claiming infringement will not commence formal litigation proceedings against EPub, the result of which could have a material adverse effect on EPub's business, financial condition and results of operations.

                        SECURITY OWNERSHIP OF MANAGEMENT
                       AND PRINCIPAL STOCKHOLDERS OF EPUB

     The following table sets forth certain information regarding beneficial ownership of EPub Common Stock and EPub Preferred Stock as of the EPub Record Date (except as otherwise noted) by (i) each director of EPub, (ii) each executive officer of EPub, (iii) all directors and executive officers of EPub as a group, and (iv) all those known by EPub to be beneficial owners of more than five percent of outstanding shares of EPub Common Stock or EPub Preferred Stock. This table is based on information provided by EPub. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

                                            PERCENTAGE OF                                   NUMBER OF     PERCENTAGE OF
                              NUMBER OF      OUTSTANDING     NUMBER OF     PERCENTAGE OF    COMMON AND     OUTSTANDING
                                COMMON         COMMON        PREFERRED      OUTSTANDING     PREFERRED      COMMON AND
                                SHARES          STOCK          SHARES        PREFERRED        SHARES        PREFERRED
                             BENEFICIALLY       OWNED       BENEFICIALLY    STOCK OWNED    BENEFICIALLY    STOCK OWNED
     BENEFICIAL OWNER           OWNED            (1)           OWNED            (2)           OWNED            (3)
     ----------------        ------------   -------------   ------------   -------------   ------------   -------------
5% STOCKHOLDERS
Softven No. 2 Investment
  Enterprise Partnership...          --           --          400,000          63.2%          400,000         15.8%
Catalyst Infotech
  Development Fund,
  L.P. ....................     271,625         14.2%              --            --           271,625         10.7%
EXECUTIVE OFFICERS AND
  DIRECTORS
Andrew Currie..............     827,661         43.4%              --            --           827,661         32.6%
Brian Makare...............     451,452         23.7%              --            --           451,452         17.8%
Bradley Feld...............     225,726         11.8%              --            --           225,726          8.9%
Scott Russell..............          --           --               --            --                --           --
All directors and executive
  officers as a group
  including the above-named
  persons (4 persons)......   1,504,839         78.9%              --            --         1,504,839         59.3%

---------------
(1) Based on 1,906,503 shares of Common Stock outstanding as of the EPub Record Date.

(2) Based on 632,558 shares of Preferred Stock outstanding as of the EPub Record Date.

(3) Based on 2,539,061 shares of Common and Preferred Stock outstanding as of the EPub Record Date.

                              TERMS OF THE MERGER

     The following is a summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Annex A to this Proxy Statement/Information Statement and is incorporated herein by reference. However, the following is not a complete statement of all provisions of the Reorganization Agreement and related agreements. Statements made in this Proxy Statement/Information Statement with respect to the terms of the Reorganization Agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the Reorganization Agreement and such related agreements. The terms and conditions of the Merger are set forth in the Reorganization Agreement.

EFFECTIVE TIME

     Subject to the provisions of the Reorganization Agreement and applicable provisions of Delaware law, FV, EPub and Sub shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware law as soon as practicable on or after the closing of the Merger (the "Closing") (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger being the "Effective Time" of the Merger). The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., counsel to FV, at a time and date to be specified by the parties as soon as practicable after satisfaction or waiver of the conditions set forth in the Reorganization Agreement or at such other date, time and location as FV, Sub and EPub may agree. The Closing is currently anticipated
to occur on or about             , 1998.

MANNER AND BASIS FOR CONVERTING SHARES

     At the Effective Time, by virtue of the Merger and without any action on the part of Sub, EPub or their respective stockholders, each share of EPub Capital Stock issued and outstanding immediately prior to the Effective Time (other than any shares as to which appraisal rights under the DGCL have been exercised) will be canceled and extinguished and automatically converted into a number of shares of FV Common Stock equal to the quotient of (i) 6,000,000 divided by (ii) the aggregate number of shares of EPub common stock outstanding as of the Effective Time or issuable upon exercise of all options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other similar rights to purchase shares of EPub capital stock outstanding as of the Effective Time.

     The Exchange Ratio will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into FV Common Stock or EPub Capital Stock), reorganization, recapitalization, reclassification or other like change with respect to FV Common Stock or EPub Capital Stock occurring or having a record date on or after the date of the Reorganization Agreement and prior to the Effective Time.

     No fraction of a share of FV Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of EPub Capital Stock who would otherwise be entitled to a fraction of a share of FV Common Stock (after aggregating all fractional shares of FV Common Stock that otherwise would be received by such holder) shall receive from FV an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by $1.675.


     The aggregate and per share consideration to be received by the stockholders of EPub is valued at approximately $22,140,000 (of which $1,539,892 is the approximate value of the shares to be issued upon exercise of options and warrants assumed by FV in the Merger) and $3.69, respectively, based on the closing price of the FV Common Stock on November 9, 1998.


     Twenty percent (20%) of the shares of FV Common Stock otherwise issuable to EPub stockholders in connection with the Merger will be withheld and placed into an escrow fund for a period of twelve months following the Effective Time of the Merger. Such escrow fund will be used to satisfy indemnification obligations of the EPub stockholders (excluding Catalyst Infotech Development Fund, L.P., Grandhaven L.L.C., Hexagon Investments L.L.C., Labyrinth Enterprises L.L.C. and Legacy Enterprises L.L.C. who collectively beneficially owned an aggregate of 14.3% of the EPub Capital Stock as of the EPub Record Date) under the Reorganization Agreement on account of breaches of the representations, warranties, covenants and agreements of EPub or the EPub Majority Stockholders. To the extent the escrow fund is used to satisfy such indemnification obligations, the shares of FV Common stock available for distribution to the EPub stockholders upon dissolution of the escrow fund will be accordingly reduced. See "-- Indemnification."


     Promptly after the Effective Time of the Merger, FV shall make available to the American Stock Transfer & Trust Company (the "Exchange Agent") for exchange the shares of FV Common Stock issuable pursuant to the Reorganization Agreement in exchange for outstanding shares of EPub Capital Stock, other than certain shares to be held in escrow pursuant to the Reorganization Agreement.

     Within ten days after the Effective Time of the Merger, the Exchange Agent, will deliver to each holder of record of EPub Capital Stock, as of the Effective Time, a letter of transmittal with instructions to be used by such holder in surrendering such certificates in exchange for certificates representing shares of FV Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF EPUB CAPITAL STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.

TREATMENT OF OPTIONS AND WARRANTS

  EPub Stock Options

     At the Effective Time, each outstanding EPub Stock Option, whether or not exercisable, will be assumed by FV. Each EPub Stock Option so assumed by FV under the Reorganization Agreement will continue to have, and be subject to, the same terms and conditions as were applicable to such EPub Stock Option immediately prior to the Effective Time (including, to the extent permissible, with respect to the status as an "incentive stock option" under Section 422 of the Code), except that (i) each EPub Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of FV Common Stock equal to the product of the number of shares of EPub Capital Stock that were issuable upon exercise of such EPub Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of FV Common Stock, and (ii) the per share exercise price for the shares of FV Common Stock issuable upon exercise of such assumed EPub Stock Option will be equal to the quotient determined by dividing the exercise price per share of EPub Capital Stock at which such EPub Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

  Warrants

     At the Effective Time, each EPub Warrant shall be converted into and become rights with respect to FV Common Stock, and FV shall assume each EPub Warrant in accordance with the terms (as in effect as of the date of the Reorganization Agreement) of such EPub Warrants. From and after the Effective Time, (i) each EPub Warrant assumed by FV may be exercised solely for shares of FV Common Stock, (ii) the number of shares of FV Common Stock subject to each such EPub Warrant shall be equal to the number of shares of EPub Capital Stock subject to such EPub Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such EPub Warrant shall be adjusted by dividing the per share exercise price under such EPub Warrant by the Exchange Ratio and (iv) any restriction on the exercise of any such EPub Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such EPub Warrant shall otherwise remain unchanged. As of the EPub Record Date, there were outstanding EPub Warrants to acquire 11,627 shares of EPub Capital Stock.

  Form S-8 Filing

     After the Effective Time, FV will file with the SEC a registration statement on Form S-8 to register shares of FV Common Stock issuable as the result of the assumption of the EPub Options.

STOCK OWNERSHIP FOLLOWING THE MERGER

     Based upon the capitalization of EPub as of the close of business on the EPub Record Date, an aggregate of approximately 5,582,685 shares of FV Common Stock will be issued to EPub stockholders in the Merger, and FV will assume options and warrants of EPub which will become equivalent options and warrants of FV to acquire up to approximately 417,315 additional shares of FV Common Stock. Based upon the number of shares of FV Common Stock issued and outstanding as of June 30, 1998, and after giving effect to the issuance of FV Common Stock as described in the previous sentence and the exercise of all options to purchase EPub Capital Stock assumed by FV, the former holders of EPub Capital Stock and options to purchase EPub Capital Stock would hold, and have voting power with respect to, approximately 16.1% of FV's total issued and outstanding shares. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either FV or EPub subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of FV or EPub at the Effective Time or of FV at any time following the Effective Time.

EFFECT OF THE MERGER

     Once the Merger is consummated, Sub will cease to exist as a corporation and EPub will remain as the Surviving Corporation and will be a wholly owned subsidiary of FV.

     Pursuant to the Reorganization Agreement, the Certificate of Incorporation of Sub in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Sub will become the Bylaws of the Surviving Corporation. The Board of Directors of the Surviving Corporation will consist of the directors who are serving as directors of Sub immediately prior to the Effective Time. The officers of Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains representations and warranties by EPub, the EPub Majority Stockholders, FV and Sub relating to a number of matters, including: (i) the due organization of EPub, FV and Sub; (ii) the authorization, execution, delivery and enforceability of the Reorganization Agreement and related matters; (iii) the capital structure of EPub and FV; (iv) the absence of conflicts under certificates of incorporation or bylaws, required consents or approvals and violations of any instruments or law; (v) the absence of any liability to pay any fees or commissions to any broker or agent with respect to the transactions under the Reorganization Agreement and (vi) the absence of certain material adverse changes or events.

     In addition, the Reorganization Agreement contains representations and warranties by EPub and the EPub Majority Stockholders relating to a number of additional matters, including: (i) EPub's financial statements; (ii) absence of any subsidiaries; (iii) title to assets; (iv) absence of undisclosed liabilities; (v) compliance with applicable law; (vi) taxes, tax returns and tax deficiencies; (vii) the possession of leasehold interests in real properties necessary for the conduct of business; (viii) intellectual property rights; (ix) the condition and status of tangible assets, inventory and notes and accounts receivable; (x) agreements, contracts and commitments; (xi) absence of any powers of attorney executed on behalf of EPub; (xii) insurance; (xiii) litigation; (xiv) product warranty and liability; (xv) employee and employee benefits matters; (xvi) guaranties; (xvii) environmental, health and safety matters; and (xviii) certain business relationships of affiliates of EPub.

     The Reorganization Agreement also contains representations and warranties by FV relating to the filing of documents and financial statements by FV with the SEC and the accuracy of information contained therein.

     The covenants, representations and warranties of EPub will survive the Merger for a period of 12 months from the Effective Time, provided that all covenants, representations and warranties relating to title to and validity of capital stock and taxes will survive until the expiration of the applicable statutes of limitations. All

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

representations and warranties of FV will survive the Merger for a period of 12 months from the Effective Time.

INDEMNIFICATION


     Pursuant to the Reorganization Agreement, the EPub stockholders (Catalyst Infotech Development Fund, L.P., Grandhaven L.L.C., Hexagon Investments L.L.C., Labyrinth Enterprises L.L.C. and Legacy Enterprises L.L.C. who collectively beneficially owned an aggregate of 14.3% of the EPub Capital Stock as of the EPub Record Date) are required to indemnify FV, its officers, directors and affiliates for damages resulting from any breach of the covenants, representations and warranties of EPub and the EPub Majority Stockholders. Such indemnity will be satisfied solely by an escrow fund ("Escrow Fund") consisting of 20 percent of the shares of FV Common Stock issued to EPub stockholders (excluding certain EPub stockholders referred to in the Reorganization Agreement); provided, however, such indemnity will not be limited to such Escrow Fund for knowing breach of any covenant, representation or warranty or for fraud. In no event will any EPub stockholder be required to compensate FV and its affiliates for losses in an amount exceeding the value of such stockholder's pro rata portion of the Merger Consideration. FV and Sub have agreed to indemnify the EPub stockholders (excluding certain EPub stockholders referred to in the Reorganization Agreement) for damages resulting from any breach of the covenants, representations and warranties of FV or Sub. Such indemnity will be limited to an aggregate amount of 17.14 percent of the value of the Merger Consideration; provided, however, such indemnity will not be limited to such amount for knowing breach of any covenant, representation or warranty or for fraud.


CONDUCT OF EPUB'S BUSINESS PRIOR TO THE MERGER

     Pursuant to the Reorganization Agreement, EPub has agreed that, until the earlier of the termination of the Reorganization Agreement pursuant to its terms or the Effective Time of the Merger, except as permitted by the terms of the Reorganization Agreement, EPub will carry on its business in the usual, regular and ordinary course, and in compliance with all applicable laws and regulations, and use its best efforts consistent with past practices and policies (i) to preserve intact its present business organization, (ii) to keep available the services of its employees, and (iii) to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, EPub will promptly notify FV of any material adverse development causing a breach of any of its representations and warranties.

     In addition, except as permitted by the terms of the Reorganization Agreement, until the earlier of the termination of the Reorganization Agreement pursuant to its terms or the Effective Time, EPub has agreed not to do any of the following: (a) cause or permit any amendment to its Certificate of Incorporation or Bylaws; (b) issue any capital stock or issue or grant any options, warrants or rights to acquire any capital stock (other than in connection with the exercise of stock options outstanding on the date of the Reorganization Agreement); (c) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of its capital stock; (d) pay any bonuses or increase the amount of compensation otherwise payable to any employee, consultant or director; (e) sell, lease, transfer or assign any assets or properties, tangible or intangible, outside the ordinary course of business;
(f) except for certain identified agreements, enter into, assume or become bound under or obligated by any agreement, contract, lease or commitment or extend or modify the terms of any such agreement which (i) involves the payment of greater than $25,000 per annum or which extends for more than 1 year, (ii) involves any payment or obligation to any affiliate of EPub other than in the ordinary course of business, (iii) involves the sale of any material assets, (iv) involves any OEM relationship or (v) involves any license of EPub's technology; (g) accelerate, terminate, make modifications to, or cancel any agreement, contract, lease, or license to which EPub is a party or by which it is bound; (h) modify, cancel or waive or settle any debts or claims held by EPub outside the ordinary course of business, or waive or settle any rights or claims of a substantial value, whether or not in the ordinary course of business; (i) subject any of EPub's assets, tangible or intangible, to any security interest; (j) make any capital expenditures except in the ordinary course of business and not exceeding $25,000 in the aggregate of all such capital expenditures; (k) make any capital investment in, or any loan to, any other person; (l) create, incur, assume, prepay or guarantee any

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

indebtedness for borrowed money and capitalized lease obligations, or extend or modify any existing indebtedness; (m) grant any license or sublicense of any rights under or with respect to any intellectual property; (n) engage in any practice or take any action which causes any damage, destruction or loss (whether or not recovered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses; (o) engage in any practice or take any action which causes any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services; (p) make any loan to, or enter into any other transaction with, or pay any bonuses in excess of an aggregate of $10,000 to, any of its affiliates, directors, officers, or employees or their affiliates, and, in any event, any such transaction will be on fair and reasonable terms no less favorable to EPub than would be obtained in a comparable arm's length transaction with a person which is not such a director, officer or employee or affiliate thereof; (q) enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any existing such contract or agreement; (r) adopt, amend, modify, or terminate any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other employee benefit plan); (s) make any other change in employment terms for any of its directors or officers, and make any other change in employment terms for any other employees outside the ordinary course of business; (t) engage in any practice or take any action which causes any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or dealers; (u) engage in any practice or take any action which causes any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of it major suppliers; (v) engage in any practice or take any action which causes labor trouble or strike, or any other occurrence, event or condition of a similar character; (w) change any of the accounting principles followed by it or the method of applying such principles; (x) make a change in any of its banking or safe deposit arrangements; (y) enter into any transaction other than in the ordinary course of business; and (z) agree in writing or otherwise to take any of the foregoing actions.

NO SOLICITATION

     Under the terms of the Reorganization Agreement, EPub and the EPub Majority Stockholders have agreed that, until the earlier of the Effective Time or termination of the Reorganization Agreement pursuant to its terms, none of such EPub Majority Stockholders nor EPub will (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets, of EPub or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Moreover, none of such EPub Majority Stockholders will transfer or offer to transfer any of their EPub Capital Stock. In addition, such EPub Majority Stockholders have agreed to vote their EPub Capital Stock in favor of approval and adoption of the Reorganization Agreement and approval of the Merger and not to vote their EPub Capital Stock in favor of any alternative acquisition whether structured as a merger, consolidation, share exchange or asset acquisition.

CONDITIONS TO THE MERGER

     The obligations of FV and Sub to consummate and effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by FV:
(i) the representations and warranties of EPub and the EPub Majority Stockholders contained in the Reorganization Agreement shall, subject to certain materiality thresholds, have been true and correct in all material respects on and as of the Effective Time; (ii) EPub and the EPub Majority Stockholders shall have performed or complied with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by them on or prior to the Effective Time; (iii) EPub shall have obtained the consents of certain third parties with respect to the Merger; (iv) no action, suit or proceeding and no law, statute, ordinance, rule, regulation or order which may prohibit or rescind the Merger or have certain material adverse effects shall be pending or have been enacted, enforced or entered on or prior to the Effective Time; (v) the President and Secretary of EPub shall have delivered to FV a certificate to the effect that each of the conditions specified in clauses (i), (ii), (iii) and
(iv) above have been satisfied in all
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

respects; (vi) the parties to the Reorganization Agreement shall have received the authorizations, consents and approvals of certain governmental entities;
(vii) each of Andrew Currie and Brian Makare shall have executed and delivered a noncompetition agreement (the "Noncompetition Agreement") and employment agreement (the "Employment Agreement") in the forms prescribed in the Reorganization Agreement and each such agreement shall be in full force and effect; (viii) FV shall have received from counsel to EPub an opinion regarding certain representations and warranties of EPub and other matters; (ix) FV shall have received substantially identical written opinions from Wilson Sonsini Goodrich & Rosati and Cooley Godward LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn; (x) the Reorganization Agreement and the Merger shall have been approved by the vote of the holders of at least 90% of the outstanding capital stock of EPub and holders of no more than 3% of the outstanding capital stock of EPub shall have exercised or shall be eligible to exercise any dissenters' rights with respect to the Merger; (xi) the Reorganization Agreement and the Merger, as well as the amendment to FV's Certificate of Incorporation to increase FV's authorized capital stock, shall have been approved by the required vote of the holders of FV Common Stock pursuant to Delaware law and the rules of the Nasdaq National Market; (xii) EPub and the EPub Majority Stockholders as a group shall have entered into certain tax representation statements to permit the rendering of the tax opinions described in clause (ix) above; (xiii) no event having a material adverse effect with respect to EPub shall have occurred since the date of the Reorganization Agreement; (xiv) each of the officers and directors of EPub shall have resigned;
(xv) the Reorganization Agreement shall have been approved and adopted and the Merger shall have been approved by the holders of a majority of the outstanding shares of FV Common Stock, other than shares held by SOFTBANK and its affiliates; (xvi) as of immediately prior to the Effective Time, all shares of Series A Preferred Stock and Series A-1 Preferred Stock of EPub shall have been converted into an equal number of shares of common stock of EPub; and (xvii) each of the EPub stockholders shall have executed and delivered to FV a stockholder representation statement.

     Further, the obligations of EPub and the EPub Majority Stockholders to consummate and effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by EPub: (i) the representations and warranties of FV and Sub contained in the Reorganization Agreement shall, subject to certain materiality thresholds, have been true and correct in all material respects on and as of the Effective Time; (ii) FV shall have performed or complied with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by it on or prior to the Effective Time; (iii) no action, suit or proceeding which may prohibit or rescind the Merger shall be pending at the Effective Time; (iv) the President or other duly authorized officer of FV shall have delivered to EPub a certificate to the effect that each of the conditions specified in clauses (i), (ii) and (iii) above have been satisfied in all respects; (v) EPub shall have received from counsel to FV an opinion regarding certain representations and warranties of FV and other matters; (vi) EPub shall have received substantially identical written opinions from Wilson Sonsini Goodrich & Rosati and Cooley Godward LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn; (vii) FV shall have entered into a certain Registration Rights Agreement (the "Registration Rights Agreement") and such agreement shall be in full force and effect; (viii) the average of the high and low sales prices for the FV Common Stock as reported by the Nasdaq Stock Market shall not have been less than $1.40 (as adjusted for stock splits, stock dividends and similar events) for more than seven days of the fifteen day trading period ending three days prior to the Effective Time of the Merger; (ix) FV shall not have received notice of the commencement of any action for de-listing of the FV Common Stock from Nasdaq; (x) no event having a material adverse effect with respect to FV shall have occurred since the date of the Reorganization Agreement, provided however, that a decline in the price of the FV Common Stock shall not be considered an event having such an effect; and
(xi) FV shall have entered into a certain tax representation statement to permit the rendering of the tax opinions described in clause (vi) above.

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

TERMINATION OF THE REORGANIZATION AGREEMENT

     The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual written consent of FV and EPub; (ii) by either FV or EPub if (A) there is a final nonappealable order of a court of competent jurisdiction in effect preventing the consummation of the Merger or
(B) there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; (iii) by either FV or EPub if the Merger is not consummated by (1) November 30, 1998 in the event the SEC determines to undertake a review of this Proxy Statement/Information Statement or (2) October 31, 1998 in the event the SEC determines to not to undertake a review of this Proxy Statement/Information Statement by reason of the failure of any condition to the Merger described above; (iv) by FV, if there is any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transaction by any governmental entity which would
(A) prohibit FV's or EPub's ownership or operation of all or a portion of the business of EPub or (B) compel FV or EPub to dispose of or hold separate all or a portion of the business or assets of FV or EPub as a result of the Merger; (v) by FV, upon a breach of any representation, warranty or covenant on the part EPub or the EPub Majority Stockholders set forth in the Reorganization Agreement, subject to certain materiality thresholds and cure provisions and provided that FV is not in material breach of any of its obligations under the Reorganization Agreement; and (vi) by EPub, upon a breach of any representation, warranty or covenant on the part of FV set forth in the Reorganization Agreement, subject to certain materiality thresholds and cure provisions and provided that EPub and the EPub Majority Stockholders are not in material breach of any of their obligations under the Reorganization Agreement.

EFFECT OF TERMINATION

     If the Reorganization Agreement is terminated by FV or EPub as described above, the Reorganization Agreement will be of no further force or effect, except that certain provisions contained therein, including those relating to the parties bearing their own respective costs and expenses, will survive such termination, and each party will remain liable for any breaches of the Reorganization Agreement occurring prior to such termination. Notwithstanding the general agreement that the parties shall bear their own respective costs and expenses, to the extent any such termination of the Reorganization Agreement is due to a failure to satisfy the conditions that (i) the Reorganization Agreement and the Merger, as well as the amendment to FV's Certificate of Incorporation to increase FV's authorized capital stock, be approved by the required vote of the holders of FV Common Stock pursuant to Delaware law and the rules of the Nasdaq National Market and (ii) the Reorganization Agreement be approved and adopted and the Merger be approved by the holders of a majority of the outstanding shares of FV Common Stock, other than shares held by SOFTBANK, FV has agreed to pay the reasonable out-of-pocket legal and accounting fees and expenses and travel expenses of EPub up to a total of $150,000.

AMENDMENTS AND WAIVERS

     The Reorganization Agreement may be amended prior to the Effective Time of the Merger with the consent of FV and EPub, and FV and EPub may waive any of the conditions to consummation of the Merger set forth in the Reorganization Agreement. FV and EPub currently do not anticipate that the Reorganization Agreement will be amended or that any of the material conditions to the consummation of the Merger will be waived, and both companies intend to re-submit the proposal to approve and adopt the Reorganization Agreement and approve the Merger to their respective stockholders for approval in the event that there is a material adverse change in the terms of the Reorganization Agreement or if a material condition to the consummation of the Merger is to be waived. However, the respective Boards of Directors of FV and/or EPub may choose to consummate the Merger notwithstanding the occurrence of events or circumstances which cause the representations and warranties of the other party in the Reorganization Agreement to no longer be true and correct if such events or circumstances do not, in the judgment of the applicable Board of Directors, undermine the fundamental benefits of the Merger.

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

ANTI-DILUTION RIGHTS

     To provide EPub stockholders a degree of anti-dilution protection against FV issuing additional shares of FV Common Stock below a threshold price of one dollar and fifty cents per share of FV Common Stock (the "Threshold Price"), FV has agreed to enter into a letter agreement with EPub pursuant to which FV during the one year period following the Effective Time is required to issue to EPub stockholders additional shares of FV Common Stock (as determined pursuant to a weighted average formula described below) in the event FV, subject to certain exceptions (as described below), issues additional shares of FV Common Stock or securities convertible into FV Common Stock at a price per share less than the Threshold Price (an "Issuance of Additional Shares of FV Common Stock"). More specifically, in the event of such an Issuance of Additional Shares of FV Common Stock during such period, FV will concurrently issue to each EPub stockholder a number of additional shares determined by multiplying the number of shares of FV Common Stock issued to such stockholder in the Merger which are still held by such stockholder as of such date by the result of (i) a fraction, the numerator of which shall be the sum of (A) the aggregate number of shares of FV Common Stock then outstanding, including the aggregate number of shares of FV Common Stock issuable upon conversion or exercise of all convertible securities of FV then outstanding and (B) the number of additional shares of common stock so issued, and the denominator of which shall be the sum of (A) the aggregate number of shares of FV Common Stock then outstanding, including the aggregate number of shares of FV Common Stock issuable upon conversion of exercise of all convertible securities of FV then outstanding and
(B) the number of shares of FV Common Stock which would be issuable if sold at the Threshold Price for the aggregate consideration received by FV in such Issuance of Additional Shares of FV Common Stock, minus (ii) one. FV will not be required to issue additional shares of FV Common Stock to EPub stockholders pursuant to such agreement if Issuances of Additional Shares of FV Common Stock are (i) pursuant to a dividend or distribution on the FV Common Stock or pursuant to a subdivision, combination or consolidation of the FV Common Stock;
(ii) upon exercise of options or warrants to subscribe for, purchase or otherwise acquire shares of FV Common Stock issued to employees or directors of, or consultants to, FV in connection with services rendered to FV and pursuant to stock purchase plans and benefit arrangements or plans authorized by a majority of the FV Board; (iii) in connection with a merger, consolidation, share acquisition or other business combination or asset acquisition; (iv) in connection with a strategic transaction pursuant to which significant additional commercial value is received by FV in addition to any securities or assets acquired (as determined in good faith by the FV Board); or (v) in connection with the establishment, extension or amendment of credit and leasing facilities and arrangements approved by a majority of the FV Board.

CO-SALE AGREEMENT


     To provide EPub stockholders a certain level of liquidity with respect to the shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger, SOFTBANK Holdings and SOFTBANK Technology have agreed to enter into a co-sale agreement (the "Co-Sale Agreement") with EPub stockholders granting such stockholders the co-sale rights described below with respect to such shares of the Merger Consideration. Pursuant to the Co-Sale Agreement, in the event SOFTBANK Holdings and SOFTBANK Technology propose to sell or transfer a number of shares of FV Common Stock equal to 20% or more of the shares of FV Common Stock held by SOFTBANK as of the date of the Co-Sale Agreement, EPub stockholders will be entitled, subject to certain exceptions, to participate in such sale of FV Common Stock on the same terms and conditions. To the extent that one or more of such EPub stockholders exercise such co-sale right, the number of shares of FV Common Stock that SOFTBANK may sell in the transaction will be correspondingly reduced. Each such EPub stockholder electing to participate in such sale may sell all or any part of that number of shares of FV Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of FV Common Stock proposed to be sold by SOFTBANK Holdings and SOFTBANK Technology by (ii) a fraction the numerator of which is the number of shares of FV Common Stock owned by such EPub stockholder at the time of sale or transfer and the denominator of which is the total number of shares of FV Common Stock owned by SOFTBANK Holdings and SOFTBANK Technology and all such EPub stockholders. Currently, each of Andrew Currie, Brian Makare, Bradley Feld, Dan Lynch, John Strauss, Softven No. 2 Investment Enterprise Partnership, Catalyst Infotech Development Fund, L.P., WHP Family Limited Partnership, Grandhaven LLC, Hexagon Investments LLC, Labyrinth Enterprises

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


LLC and Legacy Enterprises LLC have entered into the Co-Sale Agreement with SOFTBANK Holdings and SOFTBANK Technology. The remaining EPub stockholders will be given an opportunity to enter into and obtain the benefits of the Co-Sale Agreement prior to the Effective Time of the Merger. Notwithstanding the foregoing, the shares of the Merger consideration are subject to certain restrictions on transfer as described in "-- Restrictions on Transfer."


NONCOMPETITION AND EMPLOYMENT AGREEMENTS

     Each of Andrew Currie and Brian Makare, as a condition to the Merger, is required pursuant to the Reorganization Agreement to enter into a Noncompetition Agreement with FV and EPub providing that during the period of such individual's employment with FV and/or any entity affiliated with EPub or FV and for a period of one year after the termination of any such employment arrangement (the "Restricted Period"), each will not engage, as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the business of EPub as of the date of the Noncompetition Agreement or the business of FV and/or EPub after the date of the Noncompetition Agreement in which such individual has substantial involvement; provided however, each of Mr. Currie and Mr. Makare may engage in such activities with a subsidiary or distinct division of a larger business which employs less than 10% of the aggregate number of employees of the larger business so long as such subsidiary or division does not itself engage in such businesses. In addition, each of Mr. Currie and Mr. Makare also agreed that during the Restricted Period, each will not (i) contact any employee of EPub or FV for the purpose or with the intent of enticing such employee away from or out of the employ of EPub or FV,
(ii) contact any person who is, at that time, or has been within one year prior to that time, a customer of EPub or FV for the purpose of soliciting or selling products or services in competition with EPub or FV, or (iii) contact any person who, during such individual's employment by EPub or FV, was called upon by EPub or FV as a prospective acquisition candidate for the purpose of acquiring a significant interest in such candidate or its assets. Each of the restrictions described above are only applicable in the United States and areas outside the United States where FV or any subsidiary of FV conducts business. Furthermore, none of the restrictions described above prohibit Mr. Currie or Mr. Makare from acquiring as an investment not more than 1% of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association. Such restrictive covenants contained in the Noncompetition Agreements terminate with respect to Mr. Currie and Mr. Makare at such time as payment of such employee's salary is terminated if such employee's employment with EPub and/or any other entity owned by EPub or FV is terminated (i) by EPub other than for Cause (as defined below) or (ii) by such employee for Good Reason (as defined below). For purposes of such Noncompetition Agreements, the term "Good Reason" is defined as: (i) FV's material breach of the Noncompetition Agreement, subject to certain cure provisions; (ii) an involuntary discontinuance of such employee's participation in any employee benefit plan maintained by FV which results in such employee's overall benefits package being significantly reduced, unless such plans are discontinued by reason of law or change in applicable rules or regulations, or are discontinued as a matter of FV's policy applied equally to all participants, without the consent of such employee or (iii) a significant reduction in such employee's responsibilities and status within FV without the consent of such employee other than for Cause (as defined below).

     In addition, each of Mr. Currie and Mr. Makare, as a condition to the Merger, is required pursuant to the Reorganization Agreement to enter into an Employment Agreement with FV for a base salary per annum of no less than $120,000 (subject, in the case of Mr. Makare, to a mutually acceptable adjustment in the event he is offered and accepts a different or additional position with FV or relocates out of the Denver, Colorado area). Furthermore, each of Mr. Currie and Mr. Makare will be granted incentive stock options to purchase 100,000 shares of FV Common Stock and be eligible to receive incentive bonuses up to $40,000 based upon objectives agreed to by FV's President. Pursuant to such Employment Agreements, for a period of two years from the date of such Employment Agreements (the "Term"), if FV terminates such employee's employment other than for Cause (as defined below), then such employee is entitled to receive his base salary and any earned but unpaid incentive bonus, if any, through the end of such Term. For purposes of the Employment
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

Agreements and Noncompetition Agreements, the term "Cause" is defined as any one or more of the following occurrences as determined in the good faith discretion of the Board of Directors of FV after having given the employee an opportunity to be heard: (i) employee's material breach of the Employment Agreement or Noncompetition Agreement, as applicable, or any confidentiality or invention assignment agreement with FV, subject to certain cure provisions; (ii) employee's nonperformance or misperformance of his duties, or refusal to abide by or comply with the good faith directives of the Board of Directors of FV or his superior officers (including directives intended to address any negligent conduct by such employee) or FV's policies and procedures, subject to certain cure provisions; (iii) employee's gross negligence, willful dishonesty, fraud, or misappropriation of funds with respect to the business or affairs of FV which materially and adversely affects the operations or reputation of FV; (iv) employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (v) employee's abuse of alcohol or drugs that materially impairs employee's ability to perform his duties, subject to certain cure provisions. Except as described below, if such employee terminates his employment with FV, such employee is not entitled to receive any severance compensation. In the event that during the Term such employee terminates his employment with FV as a result of a requirement by FV to relocate from his present residence to another geographic location as a condition of continued employment with FV, then such employee is entitled to receive his base salary through the end of the Term.

RESTRICTIONS ON TRANSFER

     The shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger will not be registered under the Securities Act or under any applicable state securities laws, and will be "restricted securities" under the Securities Act. Such shares will not be freely salable. Accordingly, such shares must be held indefinitely and may not be sold or disposed of unless a registration statement with respect to such shares has become effective under the Securities Act or an exemption from registration under the Securities Act is applicable to such transaction. Each certificate representing shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger will bear a legend or legends to the effect that the holder will not be entitled to sell, transfer or otherwise dispose of such shares except in compliance with the Securities Act and that the shares are subject to certain restrictions on transfer. Pursuant to the Registration Rights Agreement described below, certain EPub stockholders will have certain rights with respect to the registration of the shares of FV Common Stock to be issued in connection with the Merger. Except as set forth in such agreement, FV is under no obligation to register any of the FV Common Stock issuable pursuant to the Reorganization Agreement.

     In addition, such shares of FV Common Stock to be issued to EPub stockholders in connection with the Merger will be subject to contractual restrictions on transfer pursuant to a certain stockholder representation statement (the "Stockholder Certificate") to be executed and delivered to FV by each EPub stockholder as a condition to the consummation of the Merger. Pursuant to the Stockholder Certificate, no EPub stockholder may, without the prior written consent of FV, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or similar agreement that transfers, in whole or in part, the economic ownership of the FV Common Stock received by the stockholder in the Merger prior to the first anniversary of the Closing. Such contractual restriction on transfer will only apply to 67% of the total number of shares of FV Common Stock received by an EPub stockholder in the Merger, and beginning on the date six months after the Closing, such restriction will only apply to 34% of the total number of shares of FV Common Stock received by an EPub stockholder. Furthermore, pursuant to such Stockholder Certificate, each EPub stockholder must agree, if requested by FV and if all executive officers and directors of FV similarly agree, not to sell or otherwise transfer or dispose of any FV capital stock held by the EPub stockholder during a period of time determined by FV and its underwriters (not to exceed 90 days) following the effective date of a registration statement of FV filed under the Securities Act. The foregoing contractual restrictions on transfer terminate as to each EPub stockholder at such time it beneficially owns less than 200,000 shares of FV Common Stock.

REGISTRATION RIGHTS

     FV, as a condition to the Merger, is required pursuant to the Reorganization Agreement to enter into a Registration Rights Agreement with the EPub stockholders entitling such stockholders and their permitted transferees to certain rights with respect to the registration of the Registrable Securities (as defined below) under the Securities Act. Subject to certain limitations in the Registration Rights Agreement, FV will prepare and file with the SEC, and use its reasonable best efforts to have declared within 60 days of the Effective Time, a registration statement on Form S-3 providing for the resale by such stockholders of all Registrable Securities then owned (or to be owned upon exercise of convertible securities) by such stockholders. In addition, subject to certain limitations in the Registration Rights Agreement, if FV registers any of its securities either for its own account or for the account of other security holders, such holders will be entitled to include their shares of Registrable Securities in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering. For purposes of such Registration Rights Agreement, the term "Registrable Securities" is defined as (i) the shares of FV Common Stock issued to such stockholders pursuant to the Reorganization Agreement, (ii) any shares of FV Common Stock issued to such stockholders pursuant to a certain letter agreement, and (iii) any shares of FV Common Stock issued as a dividend or other distribution with respect to, or in exchange for or replacement of, such shares, provided, however, that Registrable Securities shall not include (x) any shares of FV Common Stock that have been previously sold to the public or (y) any shares of FV Common Stock that may be sold in the public market by such a stockholder pursuant to Rule 144 under the Securities Act in a single three month period.

VOTING AGREEMENT

     SOFTBANK Holdings, SOFTBANK Technology, Lee H. Stein and certain of his affiliates, Paymentech Inc. and First USA Financial Corp., who collectively beneficially own an aggregate of 75.3% of the FV Common Stock, have entered into a certain voting agreement with EPub pursuant to which such stockholders have agreed to vote such shares (and any additional shares of FV Common Stock that such stockholders acquire beneficial ownership of prior to the termination of such voting agreement) in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. The parties to the voting agreement need not vote their shares in accordance with such agreement if the majority of the shares of FV Common Stock represented and voting at such FV Stockholders Meeting, other than shares held by the parties to the voting agreement and their affiliates, are voted against the approval and adoption of the Reorganization Agreement and approval of the Merger. See "FV Stockholders Meeting -- Vote Required."

INTERIM LOAN

     On September 25, 1998, FV extended a loan of $100,000 to EPub to fund EPub's operation pending the closing of the Merger. The loan is evidenced by a senior secured promissory note issued by EPub (the "Note"). The Note carries an annual interest rate of 10.0% and is due April 15, 1999. The principal amount of, and accrued interest under, the Note is due and payable in full upon the occurrence of certain events of default, including failure of EPub to pay any amount due to FV when due and payable, initiation of bankruptcy, insolvency and similar proceedings with respect to EPub, and the acceleration of other indebtedness of EPub. The Note is secured by all assets of EPub pursuant to a Security Agreement dated September 25, 1998 between FV and EPub. The security interest granted to FV is subordinate to a prior interest granted by EPub to a commercial bank. FV and EPub currently expect that FV will provide an additional loan of $100,000 to EPub prior to the closing of the Merger on terms similar to the first loan.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined balance sheet as of June 30, 1998 and the unaudited pro forma combined statements of operations for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998 have been prepared to give effect to the proposed Merger and the proposed acquisition of Distributed Bits, using the purchase method of accounting. The pro forma combined balance sheet assumes the Merger and the proposed acquisition of Distributed Bits took place on June 30, 1998. The pro forma combined statements of operations assume the Merger and the proposed acquisition of Distributed Bits took place on January 1, 1997. These pro forma combined financial statements have been prepared by the management of FV based upon the audited financial statements of FV as of December 31, 1997, the unaudited financial statements of FV for the six months ended June 30, 1997 and 1998; the unaudited financial statements of EPub for the twelve months ended December 31, 1997 and for the six months ended June 30, 1998; and the audited financial statements of Distributed Bits as of December 31, 1997, and the unaudited financial statements of Distributed Bits for the six months ended June 30, 1997 and 1998. The fiscal year end of EPub is June 30. The unaudited statements of operations for the six months ended June 30, 1998 and the twelve months ended December 31, 1997 used in the unaudited pro forma combined financial statements have been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of EPub's management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. There can be no assurances that such proposed acquisition of Distributed Bits will be consummated. See "FV Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments" and "Risk Factors -- Risks Related to FV's Business -- Integration of Potential Acquisitions."

     Such unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger and the proposed acquisition of Distributed Bits occurred on January 1, 1997, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations resulting from the Merger and the proposed acquisition of Distributed Bits. They should be read in conjunction with the historical financial statements and notes thereto and narrative sections included elsewhere herein.

                      FIRST VIRTUAL HOLDINGS INCORPORATED,
               EMAIL PUBLISHING, INC. AND DISTRIBUTED BITS L.L.C.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1998
                                  (UNAUDITED)

                                                            PENDING PURCHASE
                                                              TRANSACTIONS            PRO FORMA ADJUSTMENTS
                                                        ------------------------   ----------------------------
                                        FIRST VIRTUAL     EMAIL      DISTRIBUTED      EMAIL         DISTRIBUTED        COMBINED
                                          HOLDINGS      PUBLISHING      BITS       PUBLISHING          BITS           PRO FORMA
                                        -------------   ----------   -----------   -----------      -----------      ------------
                                                                                    (NOTE 2)         (NOTE 3)
ASSETS
Current assets:
  Cash and cash equivalents...........  $  6,301,489    $   62,273   $    72,840   $        --      $        --      $  6,436,602
  Accounts receivable.................        64,060       138,895            --            --               --           202,955
  Prepaid expenses and other..........       246,136         9,989        34,196            --               --           290,321
                                        ------------    ----------   -----------   -----------      -----------      ------------
Total current assets..................     6,611,685       211,157       107,036            --               --         6,929,878
Furniture, equipment and software,
  net.................................     1,533,383       220,552       111,821            --               --         1,865,756
Organization and other costs, net.....        64,061            --            --            --               --            64,061
Intangibles...........................            --            --                  18,336,787(d)     5,838,168(i)     24,924,955
                                                                                       500,000(f)       250,000(j)
Other assets..........................        86,962        10,620         1,500            --               --            99,082
                                        ------------    ----------   -----------   -----------      -----------      ------------
Total assets..........................  $  8,296,091    $  442,329   $   220,357   $18,836,787      $ 6,088,168      $ 33,883,732
                                        ============    ==========   ===========   ===========      ===========      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................  $  1,157,784    $   60,911   $   147,863   $   500,000(f)   $   250,000(j)   $  2,116,558
  Accrued compensation and related
    liabilities.......................       176,513        30,705        43,357            --               --           250,575
  Deferred revenue....................       184,536            --        36,000            --               --           220,536
  Other accrued liabilities...........       900,070            --            --            --               --           900,070
  Current portion, due to
    stockholder.......................       270,000            --            --            --               --           270,000
  Current portion, note payable to
    bank..............................            --        47,350            --            --               --            47,350
  Current portion, capital lease
    obligations.......................            --        36,141        14,053            --               --            50,194
                                        ------------    ----------   -----------   -----------      -----------      ------------
Total current liabilities.............     2,688,903       175,107       241,273       500,000          250,000         3,855,283
Long term liabilities:
  Amount due to stockholder...........       125,000            --            --            --               --           125,000
  Note payable to bank................            --        42,615            --            --               --            42,615
  Obligation under capital lease......            --        46,225        34,522            --               --            80,747
                                        ------------    ----------   -----------   -----------      -----------      ------------
Total long term liabilities...........       125,000        88,840        34,522            --               --           248,362
Total liabilities.....................     2,813,903       263,947       275,795       500,000          250,000         4,103,645
Stockholders' equity:
  Preferred stock.....................            --           632            --          (632)(a)           --                --
  Common stock........................        31,216         1,897            --           632(a)         2,114(i)         34,520
                                                                                        (1,897)(b)           --
                                                                                           558(d)
  Members' capital....................            --            --     1,495,433            --       (1,495,433)(g)            --
  Additional paid in capital..........    41,869,894     1,017,735            --         1,897(b)     1,495,433(g)     67,967,730
                                                                                      (393,751)(c)   (1,495,761)(h)
                                                                                    18,336,229(d)     5,836,054(i)
                                                                                     1,300,000(e)
  Warrants............................     1,080,828            --                          --               --         1,080,828
  Deferred compensation...............       (65,694)     (448,131)      (55,110)           --               --          (568,935)
  Accumulated deficit.................   (37,434,056)     (393,751)   (1,495,761)      393,751(c)     1,495,761(h)    (38,734,056)
                                                                                    (1,300,000)(e)
                                        ------------    ----------   -----------   -----------      -----------      ------------
Total stockholders' equity............     5,482,188       178,382       (55,438)   18,336,787        5,838,168        29,780,087
                                        ------------    ----------   -----------   -----------      -----------      ------------
Total liabilities and stockholders'
  equity..............................  $  8,296,091    $  442,329   $   220,357   $18,836,787      $ 6,088,168      $ 33,883,732
                                        ============    ==========   ===========   ===========      ===========      ============

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                      FIRST VIRTUAL HOLDINGS INCORPORATED,
               EMAIL PUBLISHING, INC. AND DISTRIBUTED BITS L.L.C.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                      PENDING PURCHASE
                                                        TRANSACTIONS              PRO FORMA ADJUSTMENTS
                                                  -------------------------    ---------------------------
                                 FIRST VIRTUAL      EMAIL       DISTRIBUTED       EMAIL        DISTRIBUTED       COMBINED
                                   HOLDINGS       PUBLISHING       BITS        PUBLISHING         BITS          PRO FORMA
                                 -------------    ----------    -----------    -----------     -----------     ------------
Revenues.......................   $   498,294     $ 610,716      $      --     $        --     $        --     $  1,109,010
Cost of revenues...............        34,637            --             --              --              --           34,637
                                  -----------     ---------      ---------     -----------     -----------     ------------
Gross profit...................       463,657       610,716             --              --              --        1,074,373
Operating expenses
  Marketing and sales..........     1,213,499       228,802             --              --              --        1,442,301
  Research, development, and
    engineering................     2,896,745        76,432        443,922              --              --        3,417,099
  General and administrative...     2,230,721       352,267        333,025              --              --        2,916,013
  Restructuring charge.........       812,166            --             --              --              --          812,166
  Depreciation and
    amortization...............       840,075            --             --       4,709,197(a)    1,522,042(c)     7,071,314
                                  -----------     ---------      ---------     -----------     -----------     ------------
Total operating expenses.......     7,993,206       657,501        776,947       4,709,197       1,522,042       15,658,893
                                  -----------     ---------      ---------     -----------     -----------     ------------
Loss from operations...........    (7,529,549)      (46,785)      (776,947)     (4,709,197)     (1,522,042)     (14,584,520)
  Interest income..............        55,761            --             --              --              --           55,761
  Interest expense.............       (64,258)       (8,220)            --              --              --          (72,478)
                                  -----------     ---------      ---------     -----------     -----------     ------------
Net loss.......................    (7,538,046)      (55,005)      (776,947)     (4,709,197)     (1,522,042)     (14,601,237)
Dividend imputed on preferred
  stock........................      (153,126)           --             --              --              --         (153,126)
                                  -----------     ---------      ---------     -----------     -----------     ------------
Net loss applicable to common
  shares.......................   $(7,691,172)    $ (55,005)     $(776,947)    $(4,709,197)    $(1,522,042)    $(14,754,363)
                                  ===========     =========      =========     ===========     ===========     ============
Net loss per share, basic and
  diluted......................   $     (0.69)    $   (0.03)                                                   $      (0.78)
                                  ===========     =========                                                    ============
Shares used in per share
  computation, basic and
  diluted......................    11,183,418     1,891,033                      3,691,652(b)    2,113,971(d)    18,880,074

---------------
(a) Adjustment to reflect the six-month amortization of goodwill and other intangibles based on the allocation of the assumed purchase price in the June 30, 1998 pro forma balance sheet for EMail Publishing, Inc.

(b) Adjustment to the average common shares outstanding for the elimination of EPub's shares and the issuance of 5,582,685 shares of First Virtual Common Stock.

(c) Adjustment to reflect the six-month amortization of goodwill and other intangibles based on the allocation of the assumed purchase price in the June 30, 1998 pro forma balance sheet for Distributed Bits.

(d) Adjustment to the average common shares outstanding for the issuance of 2,113,971 shares of First Virtual Common Stock for all the equity interests at Distributed Bits based on an assumed purchase price of $5,750,000 in First Virtual common stock at a price of $2.72 per share.

The above pro forma combined statement of operations does not include a $1.3 million in-process technology charge to be recorded by First Virtual Holdings in conjunction with the Merger for the estimated fair value of the in-process technology of EPub.

  See accompanying notes to unaudited pro forma combined financial statements.

                      FIRST VIRTUAL HOLDINGS INCORPORATED,
               EMAIL PUBLISHING, INC. AND DISTRIBUTED BITS L.L.C.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                       PENDING PURCHASE
                                                         TRANSACTIONS             PRO FORMA ADJUSTMENTS
                                                   -------------------------    --------------------------
                                  FIRST VIRTUAL      EMAIL       DISTRIBUTED       EMAIL       DISTRIBUTED      COMBINED
                                    HOLDINGS       PUBLISHING       BITS        PUBLISHING        BITS         PRO FORMA
                                  -------------    ----------    -----------    -----------    -----------    ------------
Revenues........................  $  1,450,598     $ 335,631      $      --     $        --    $        --    $  1,786,229
Cost of revenues................       270,416            --             --              --             --         270,416
                                  ------------     ---------      ---------     -----------    -----------    ------------
Gross profit....................     1,180,182       335,631             --              --             --       1,515,813
Operating expenses
  Marketing and sales...........     5,424,110       115,223             --              --             --       5,539,333
  Research, development, and
    engineering.................     6,687,177        71,850        477,738              --             --       7,236,765
  General and administrative....     4,377,688       415,932        121,170              --             --       4,914,790
  Depreciation and
    amortization................     1,097,716            --             --       9,418,394(a)   3,044,084(c)   13,560,194
                                  ------------     ---------      ---------     -----------    -----------    ------------
         Total operating
           expenses.............    17,586,691       603,005        598,908       9,418,394      3,044,084      31,251,082
                                  ------------     ---------      ---------     -----------    -----------    ------------
Loss from operations............   (16,406,509)     (267,374)      (598,908)     (9,418,394)    (3,044,084)    (29,735,269)
  Interest income...............       554,587            --             --              --             --         554,587
  Interest expense..............       (95,360)        2,849             --              --             --         (92,511)
                                  ------------     ---------      ---------     -----------    -----------    ------------
Net loss........................   (15,947,282)     (264,525)      (598,908)     (9,418,394)    (3,044,084)    (29,273,193)
Dividend imputed on preferred
  stock.........................    (1,250,000)           --             --              --             --      (1,250,000)
                                  ------------     ---------      ---------     -----------    -----------    ------------
Net loss applicable to common
  shares........................  $(17,197,282)    $(264,525)     $(598,908)    $(9,418,394)   $(3,044,084)   $(30,523,193)
                                  ============     =========      =========     ===========    ===========    ============
Net loss per share, basic and
  diluted.......................  $      (1.94)    $   (0.14)                                                 $      (1.85)
                                  ============     =========                                                  ============
Shares used in per share
  computation, basic and
  diluted.......................     8,842,367     1,877,646                      3,705,039(b)   2,113,971(d)   16,539,023

---------------
(a) Adjustment to reflect the twelve-month amortization of goodwill and other intangibles based on the allocation of the assumed purchase price in the June 30, 1998 pro forma balance sheet for EMail Publishing, Inc.

(b) Adjustment to the average common shares outstanding for the elimination of EPub's shares and the issuance of 5,582,685 shares of First Virtual Common Stock.

(c) Adjustment to reflect the twelve-month amortization of goodwill and other intangibles based on the allocation of the assumed purchase price in the June 30, 1998 pro forma balance sheet for Distributed Bits.

(d) Adjustment to the average common shares outstanding for issuance of 2,113,971 shares of First Virtual Common Stock for all the equity interests of Distributed Bits based on an assumed purchase price of $5,750,000 in First Virtual stock at a price of $2.72 per share.

The above pro forma combined statement of operations does not include a $1.3 million in-process technology charge to be recorded by First Virtual Holdings in conjunction with the Merger for the estimated fair value of the in-process technology of EPub.

  See accompanying notes to unaudited pro forma combined financial statements.

                      FIRST VIRTUAL HOLDINGS INCORPORATED,
               EMAIL PUBLISHING, INC. AND DISTRIBUTED BITS L.L.C.

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                                     PENDING PURCHASE
                                                       TRANSACTIONS              PRO FORMA ADJUSTMENTS
                                                 -------------------------    ---------------------------
                                FIRST VIRTUAL      EMAIL       DISTRIBUTED       EMAIL        DISTRIBUTED       COMBINED
                                  HOLDINGS       PUBLISHING       BITS        PUBLISHING         BITS          PRO FORMA
                                -------------    ----------    -----------    -----------     -----------     ------------
Revenues......................   $   785,984     $   82,317     $      --     $        --     $        --     $    868,301
Cost of revenues..............       171,985             --            --              --              --          171,985
                                 -----------     ----------     ---------     -----------     -----------     ------------
Gross profit..................       613,999         82,317            --              --              --          696,316
Operating expenses
  Marketing and sales.........     2,171,371         30,564            --              --              --        2,201,935
  Research, development, and
    engineering...............     3,058,821         22,500       182,470              --              --        3,263,791
  General and
    administrative............     2,573,242        197,977        31,198              --              --        2,802,417
  Depreciation and
    amortization..............       547,033             --            --       4,709,197(a)    1,522,042(c)     6,778,272
                                 -----------     ----------     ---------     -----------     -----------     ------------
         Total operating
           expenses...........     8,350,467        251,041       213,668       4,709,197       1,522,042       15,046,415
                                 -----------     ----------     ---------     -----------     -----------     ------------
Loss from operations..........    (7,736,468)      (168,724)     (213,668)     (4,709,197)     (1,522,042)     (14,350,099)
  Interest income.............       349,683          2,650            --              --              --          352,333
  Interest expense............       (48,944)            --            --              --              --          (48,944)
                                 -----------     ----------     ---------     -----------     -----------     ------------
Net loss applicable to common
  shares......................   $(7,435,729)    $ (166,074)    $(213,668)    $(4,709,197)    $(1,522,042)    $(14,046,710)
                                 ===========     ==========     =========     ===========     ===========     ============
Net loss per share, basic and
  diluted.....................   $     (0.84)    $    (0.09)                                                  $      (0.85)
                                 ===========     ==========                                                   ============
Shares used in per share
  computation, basic and
  diluted.....................     8,803,463      1,873,424                     3,709,261(b)    2,113,971(d)    16,500,119

---------------
(a) Adjustment to reflect the six-month amortization of goodwill and other intangibles based on the allocation of the assumed purchase price in the June 30, 1998 pro forma balance sheet for EMail Publishing, Inc..

(b) Adjustment to the average common shares outstanding for the elimination of EPub's shares and the issuance of 5,582,685 shares of First Virtual Common Stock.

(c) Adjustment to reflect the six-month amortization of goodwill and other intangibles based on the allocation of the assumed purchase price in the June 30, 1998 pro forma balance sheet for Distributed Bits.

(d) Adjustment to the average common shares outstanding for the issuance of 2,113,971 shares of First Virtual for all the equity interests of Distributed Bits based on an assumed purchase price of $5,750,000 in First Virtual stock at a price of $2.72 per Common Stock.

The above pro forma combined statement of operations does not include an $1.3 million in-process technology charge to be recorded by First Virtual Holdings in conjunction with the Merger for the estimated fair value of the in-process technology of EPub.

  See accompanying notes to unaudited pro forma combined financial statements.

                      FIRST VIRTUAL HOLDINGS INCORPORATED,
               EMAIL PUBLISHING, INC. AND DISTRIBUTED BITS L.L.C.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1.

     The unaudited pro forma financial statements reflect the proposed and pending acquisitions of EPub and Distributed Bits for an aggregate purchase price of $26,851,140.

NOTE 2.

     Upon consummation of the Merger, FV will acquire all of the common stock and all outstanding rights to acquire shares of common stock of EPub in exchange for 5,582,685 shares of FV common stock and the assumption by FV of options and warrants to acquire up to approximately 417,315 additional shares of FV common stock at a weighted average exercise price of $.04 per share. The purchase price is calculated to be $20,763,300 based on the fair market value of $3.38 per share of FV common stock. The purchase price also includes estimated merger costs of $500,000. The purchase price is subject to change based upon anti-dilution rights of the EPub stockholders during the one year period following the closing of the Merger. In the event that FV is required to issue additional shares of FV common stock during this period, additional purchase price will be recorded. The purchase price was allocated as follows based upon a valuation of the tangible and intangible assets, including acquired technology and in-process technology, by an independent appraiser, as well as management's best estimates:

Current assets acquired.....................................  $   211,157
Furniture, equipment and software...........................      220,552
Other assets................................................       10,620
In-process technology.......................................    1,300,000
Developed technology........................................      900,000
Goodwill....................................................   17,936,787
Liabilities assumed.........................................     (263,947)
Deferred compensation.......................................      448,131
                                                              -----------
                                                              $20,763,300

     The pro forma combined balance sheet includes the adjustments necessary as if the Merger had occurred on June 30, 1998 and reflect the allocation of the purchase price, issuance of FV common stock and elimination of EPub's equity accounts. These adjustments are summarized as follows:

(a) Conversion of all outstanding preferred stock into common stock
(b)  Elimination of existing EPub common stock
(c)  Elimination of EPub's accumulated deficit
(d) Issuance of FV common stock (5,582,685 shares @ $.0001 par value) and record the net assets and deferred compensation of EPub and excess purchase price (goodwill and other intangibles)
(e)  Write off of EPub's in-process technology
(f)  Accrue estimated merger costs to be incurred by FV

NOTE 3.

     FV anticipates acquiring all equity interests, including options, warrants or other purchase rights, if any, in Distributed Bits, in exchange for $5,750,000 in shares of FV common stock and warrants to purchase an additional 500,000 shares of FV common stock. Based on an average closing price of $2.72 per share of FV common stock, FV would issue approximately 2,113,971 shares of FV common stock in connection with this transaction (excluding warrants to purchase an additional 500,000 shares of FV common stock). The per share price used in calculating the number of shares to be issued was the average closing price of FV common stock for the twenty trading day period ending three business days prior to the signing of the non-binding letter of intent to acquire Distributed Bits. Because the actual number of shares to be issued in connection with this transaction will be based on the average closing price of FV common stock for the twenty trading day period ending three business days prior to the closing of the acquisition, changes in the market price of FV common stock prior to the consummation of the acquisition will affect the actual number of shares to be issued. There can be no assurance that fluctuations in the market price of FV common stock will not result in a material change in the number of shares to be issued as a result of this transaction. In addition, it is possible that the acquisition consideration set forth in the definitive acquisition agreement to be entered into with Distributed Bits may change and such change could be material. The purchase price of the proposed acquisition is anticipated to be approximately $6,087,840, which includes estimated merger costs of $250,000 and the value of warrants of $87,512. This purchase price will be allocated as follows, based upon management's best estimates:

Current assets acquired.....................................  $  107,036
Furniture, equipment and software...........................     111,821
Other assets................................................       1,500
Goodwill....................................................   6,088,168
Liabilities assumed.........................................    (275,795)
Deferred compensation.......................................      55,110
                                                              ----------
                                                              $6,087,840

     The pro forma combined balance sheet includes the adjustments necessary as if the pending acquisition had occurred on June 30, 1998 and reflect the allocation of the purchase price, issuance of FV common stock and elimination of Distributed Bits' equity accounts. These adjustments are summarized as follows:

(g)  Elimination of existing Distributed Bits members' capital
(h)  Elimination of Distributed Bits accumulated deficit
(i) Issuance of FV common stock (2,113,971 shares @ $.0001 par value) and record the net liabilities and deferred compensation of Distributed Bits and excess purchase price
     (goodwill and other intangibles)
(j)  Record estimated merger costs

NOTE 4.

     The allocation of the purchase price was applied to the historical balance sheet or historical statements of operations of FV, EPub and Distributed Bits to arrive at the pro forma combined balance sheet and statements of operations. The developed technology and goodwill are amortized over their estimated useful lives of two years due to the unusually rapid pace of technological development of the Internet. It is not uncommon for a specific technology product or service in the industry to become obsolete in a relatively short period of time. Furthermore, the Internet, as an industry, is in its infancy stage with rapidly shifting trends, technologies, consumer preferences and competitive pressures. The management of EPub has indicated that the technologies and business models developed by their company appear generally to have a useful life of no more than one or two years before they require complete redevelopment. It is anticipated that this rapid rate of change will continue in the future. The technology currently under development, for which technological feasibility has not been established and for which there are no future alternative uses, will be written off at the date of acquisition. Based on an initial review of Distributed Bits technologies and their planned business models, FV's management anticipates that it will be appropriate to use a two year life for Distributed Bits' intangibles as well. In addition, both EPub and Distributed Bits are operating in very competitive environments and competitive advantages are often short lived. The pro forma combined statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 reflect amortization expense of $12,462,478 and $6,231,239, respectively.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF FV CAPITAL STOCK

     The authorized capital stock of FV consists of 40,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

  FV Common Stock

     As of the FV Record Date, there were 31,388,076 shares of FV Common Stock outstanding. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding shares of FV Preferred Stock, the holders of FV Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the FV Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of FV, the holders of FV Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of FV Preferred Stock, if any, then outstanding. The FV Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the FV Common Stock. All outstanding shares of FV Common Stock are fully paid and nonassessable, and the shares of Common Stock to be outstanding upon completion of this offering will be fully paid and nonassessable.

  FV Preferred Stock

     FV currently has no shares of Preferred Stock outstanding. The FV Board of Directors has the authority, without further action by the stockholders, to issue the FV Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. FV Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change of control of FV or to serve as an entrenchment device for incumbent management. Additionally, the issuance of FV Preferred Stock may have the effect of decreasing the market price of the FV Common Stock and may adversely affect the voting and other rights of the holders of FV Common Stock. At present, FV has no plans to issue any of the authorized shares of FV Preferred Stock.

     FV is subject to Section 203 of the DGCL, an anti-takeover law. In general,
Section 203 of the DGCL prevents a person owning 15% or more of a corporation's outstanding voting stock ("Interested Stockholder") from engaging in a "business combination" (as defined in the DGCL) with a Delaware corporation for three years following the date such person became an Interested Stockholder, subject to certain exceptions such as the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have the effect of discouraging takeover attempts, including attempts that might result in a premium over the market price for the shares of FV Common Stock held by stockholders.

     Certain provisions of FV's Certificate of Incorporation and Bylaws may have the effect of preventing, discouraging or delaying any change in the control of FV and may maintain the incumbency of the FV Board of Directors and management. FV's Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of FV may be taken only at a duly called annual or special meeting of the stockholders and does not provide for cumulative voting in the election of directors. The Certificate of Incorporation and Bylaws also restrict the right of stockholders to change the size of the Board of Directors and to fill vacancies on the Board of Directors. The Bylaws also establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors or for stockholder proposals to be submitted at stockholder meetings. The authorization of undesignated Preferred Stock makes it possible for the Board of Directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of FV. In addition, these provisions could have the effect of making it more difficult for proposals favored by the stockholders to be presented for stockholder consideration. The amendment of any of these provisions would require approval by holders of 66.67% or more of the outstanding Common Stock.

     FV has also included in its Certificate of Incorporation provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL.

  Transfer Agent and Registrar

     The Transfer Agent and Registrar for FV Common Stock is American Stock Transfer & Trust Company. Its telephone number is (212) 936-5100.

  Listing

     FV Common Stock is listed on Nasdaq under the trading symbol "FVHI."

DESCRIPTION OF EPUB CAPITAL STOCK

     As of the EPub Record Date, the authorized capital stock of EPub consists of 3,000,000 shares of Common Stock, $0.001 par value, and 750,000 shares of Preferred Stock, $0.001 par value; of which 400,000 shares are designated Series A Preferred Stock and 350,000 shares are designated Series A-1 Preferred Stock.

     EPub Common Stock. As of the EPub Record Date there were 1,906,503 shares of EPub Common Stock issued and outstanding. Subject to certain Preferred Stock class voting rights described below, the holders of EPub Common Stock are entitled to vote as a class with the holders of the Preferred Stock and are entitled to one vote per share on all matters to be voted upon by the stockholders. In the event of a liquidation, dissolution or winding up of EPub, after payment of all liabilities and payment in full of the liquidation preference of the Preferred Stock as described below, the holders of EPub Common Stock are entitled to receive ratably the remaining assets of EPub, if any. Subject to the rights of the holders of Preferred Stock to receive preferential dividends and to participate in any payment of dividends on an as-converted basis, the holders of EPub Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors of EPub out of funds legally available therefor. The EPub Common Stock has no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the EPub Common Stock. Transfers of EPub Common Stock, subject to certain exceptions, are subject to a right of first refusal in favor of EPub. In the event that EPub elects not to exercise, in whole or in part, its right of first refusal on sales of EPub Common Stock, EPub shall assign to the existing holders of Preferred Stock the portion of such right that is not exercised. All outstanding shares of EPub Common Stock are fully paid and non-assessable.

     Certain significant holders of EPub Common Stock are subject to Founder's Stock Purchase Agreements which provides that shares of EPub Common Stock owned by them are subject to a purchase option in favor of EPub. Such purchase option lapses with respect to a certain number of shares on a quarterly basis. The purchase option lapses in its entirety in September 1999 or upon any merger, sale or sale of all or substantially all of the assets of EPub. Additionally, certain significant holders of EPub Common Stock are parties to an Amended and Restated Stockholders Agreement which provides that the existing holders of Preferred Stock are entitled to a co-sale right to participate in transfers of EPub Common Stock held by such significant holders, subject to certain exceptions.

     EPub Preferred Stock. As of the EPub Record Date, there were 400,000 shares of Series A Preferred Stock issued and outstanding and 232,558 shares of Series A-1 Preferred Stock issued and outstanding. The EPub Preferred Stock has no redemption or sinking fund provisions. All outstanding shares of EPub Preferred Stock are fully paid and non-assessable. The principal rights, privileges and preferences of the issued and outstanding shares of EPub Preferred Stock are as set forth below.

     Dividends. The holders of EPub Series A Preferred Stock and Series A-1 Preferred Stock (collectively, the "Series Preferred") are entitled to receive, in preference to the holders of any other stock ("Junior Stock") of EPub, ratably such dividends, if any, as may be declared from time to time by the EPub Board out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the EPub Board and shall be non-cumulative from May 16, 1997, the original issue date of the Series A-1 Preferred Stock. So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of EPub be purchased, redeemed, or otherwise acquired for value by EPub (except for acquisitions of Common Stock by EPub pursuant to agreements that permit EPub to repurchase such shares upon termination of services to EPub or in exercise of EPub's right of first refusal upon a proposed transfer) until all dividends on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock except for dividends paid on Common Stock in connection with the following: (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of EPub that is unanimously approved by EPub's Board of Directors.

     Voting Rights. Except as required by law or as specifically set forth in the EPub Restated Certificate of Incorporation, the Series Preferred will vote together with the Common Stock of EPub and not as a separate class. Each share of Series Preferred shall have the number of votes equal to the number of shares of Common Stock of EPub then issuable upon conversion of such share of Series Preferred.

     Protective Provisions of Series Preferred. For so long as at least 100,000 shares of Series Preferred (subject to adjustment for stock splits, combinations and the like) remain outstanding, the consent of the holders of at least a majority of the outstanding Series Preferred shall be necessary for effecting or validating the following actions: (i) any amendment, alteration or repeal of any provision of the EPub Restated Certificate of Incorporation or Bylaws that adversely affects the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series Preferred,
(ii) any authorization or any designation of any new class or series of equity securities ranking on a parity with or senior to the Series Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such class or series, (iii) the issuance of any note or debt security in excess of the net worth of EPub that has not been unanimously approved by the EPub Board of Directors, (iv) any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (as defined below) in which the per share price received by the holders of Series Preferred is less than the original issue price of the Series Preferred, (v) any material change in EPub's line of business that has not been approved by the EPub Board of Directors and (vi) any agreement between the Company and any executive officer or director other than in the ordinary course of business.

     Election of Board of Directors. So long as SOFTVEN No. 2 Investment Enterprise Partnership or its affiliate holds at least 40,000 shares of Series Preferred, then it shall be entitled to elect one member of the EPub Board of Directors at each meeting or pursuant to each consent of the EPub stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

     Liquidation. In the event of a liquidation, dissolution or winding up of EPub, the holders of EPub Series Preferred are entitled to receive in preference to the holders of any Junior Stock, an amount per share of Series Preferred equal to $0.50 per share for the Series A Preferred and $0.86 per share for the Series A-1 Preferred, plus all declared and unpaid dividends on such shares of Series Preferred. The following events shall be considered a liquidation: (i) any consolidation or merger of EPub with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of EPub immediately prior to such consolidation, merger or reorganization, own less than 50% of EPub's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of EPub's voting power is transferred (an "Acquisition"); or (i) a sale, lease or other disposition of all or substantially all of the assets of EPub (an "Asset Transfer").

     Conversion. Holders of Series Preferred have the right at any time to convert such shares into Common Stock at the then effective applicable conversion rate. Each share of Series Preferred is presently convertible into one share of EPub Common Stock, subject to adjustment in the event of any subdivision or combination of the EPub Common Stock, any capital reorganization (other than an Acquisition or Asset Transfer), the issuance of any equity securities (or securities convertible into equity securities) at a per share price less than the applicable conversion rate, subject to certain exceptions. The Series Preferred shall automatically convert into Common Stock, at the then effective applicable conversion rate, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of EPub in which the per share price is at least $5.00 per share (as adjusted for stock splits, combinations and the like) and the gross cash proceeds to EPub are at least $10,000,000.

     Registration Rights. Certain EPub stockholders have registrations rights with respect to EPub Registrable Securities. EPub Registrable Securities means any shares of Common Stock owned by the holders of Series Preferred and any shares of Common Stock issued or issuable upon conversion of the Series Preferred (other than shares that have previously been registered under the Securities Act or otherwise sold to the public in an open-market transaction under Rule 144).

     Demand Registration. At any time beginning 180 days after the effective date of the first registration statement with respect to an underwritten public offering of Common Stock lead managed by an underwriter acceptable to the holders of at least 50% of the Registrable Securities, resulting in proceeds to EPub of more than $10,000,000 (prior to expenses and underwriting commissions) and at an offering price per share equal to at least $5.00 (as adjusted for stock splits, stock dividends, and the like) filed by EPub under the Securities Act of 1933, the holders of Registrable Securities representing 51% of the then-outstanding Registrable Securities may require that EPub effect a registration under the Securities Act of 1933 up to two times utilizing a registration on Form S-1 or any similar form and as many times as requested utilizing a Form S-3 or any similar form, if available, with respect to Registrable Securities with an anticipated offering price of $1,000,000 or more. EPub has the ability to defer any such registration statement, subject to certain limitations.

     Piggyback Registration. If EPub shall determine to register any of its securities for its own account or for the account of other security holders of EPub on any registration form (other than Form S-4 or S-8) which permits the inclusion of Registrable Securities, EPub will promptly give each holder of Registrable Securities written notice thereof, subject to the limitations discussed below, shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within 20 days after delivery of EPub's notice. The investor's participation in such a registration is subject to the qualification that if such registration is an underwritten offering such investor's participation is conditioned upon such investor agreeing to participate in such underwriting by executing the underwriting agreement. If such proposed registration is an underwritten offering and the managing underwriter for such offering advises EPub that the securities requested to be included therein exceeds the amount of securities that can be sold in such offering, any securities to be sold by EPub in such offering shall have priority over any Registrable Securities, and the number of shares to be included by a holder of Registrable Securities in such registration shall be reduced pro rata on the basis of the percentage of the outstanding Common Stock held by such Stockholder (assuming the conversion of the Preferred Stock and the exercise of all options, warrants and similar rights held by such Stockholder) and all other holders exercising similar registration rights. Notwithstanding the foregoing, in no event shall the amount of securities of the selling holders of Registrable Securities included in the registration be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is EPub's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, in which event any or all of the Registrable Securities of the holders may be excluded in accordance with the immediately preceding sentence.

     The Registration Rights listed above shall terminate when (i) all EPub Registrable Securities beneficially owned by such holder of EPub Registrable Securities may immediately be sold under Rule 144(k), and (ii) EPub's Common Stock is listed on a national securities exchange or traded on the Nasdaq National Market; provided, however, that these termination provisions shall not apply to any holder of EPub Registrable Securities representing more than 5% of EPub's then-outstanding Common Stock.

     Indemnification. To the extent permitted by law, EPub will indemnify the holders of EPub Registrable Securities (and certain related parties) against any losses or liabilities to which they may become subject based on any untrue statement of material fact contained in, or material fact omitted from, a registration statement covering the EPub Registrable Securities, or any other violation or alleged violation of any state or federal securities laws (a "Violation") by EPub.

     To the extent permitted by law, each person who held EPub Registrable Securities included in a registration effected by EPub will indemnify (i) EPub, its officers, directors, legal counsel, control persons and underwriters and
(ii) any other holder of EPub Registrable Securities (and certain related parties) selling securities in such registration against any losses or liabilities to which they may become subject based on a Violation by such holder in connection with written information supplied by such Investor for use in such registration.

     Transferability. The aforementioned registration rights of any holder of EPub Registrable Securities may be transferred to (i) any subsidiary, parent, partner or retired partner, member or retired member, (ii) any family member or trust for the benefit of any individual holder or (iii) any transferee who acquires at least 100,000 shares of Registrable Securities, provided EPub is given written notice thereof.

     Expenses. The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) of up to two long-form demand registrations and all piggy-back and S-3 registrations (including the expense of one special counsel of the selling shareholders).

     Market Standoff. No holder of EPub Registrable Securities shall sell, transfer or otherwise dispose of any Common Stock (or other securities) of EPub held by such holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of EPub not to exceed 180 days following the effective date of a registration statement of EPub filed under the Securities Act relating to EPub's initial public offering, unless such holders own less than 1% of EPub's then outstanding securities.

     Co-Sale Rights. Holders of Series Preferred have a participation right of co-sale in connection with any sale, transfer, assignment, pledge or other disposition of stock held by certain significant holders of Common Stock other than to a member of such transferor's immediate family, a transfer by will or the laws of intestate succession, and with respect to Softbank Holdings any affiliated partnership managed by it provided that such transferee agrees in writing to be subject to the terms of the Amended and Restated Stockholders Agreement.

     Preemptive Rights. Each holder of EPub Registrable Securities shall have the right in the event that EPub proposed to offer equity securities to any person to purchase its pro rata portion of such securities. Such right is subject to certain exceptions and limitations and expires upon an initial public offering of EPub Common Stock meeting certain size and manner requirements.

     Information Rights. Each holder of EPub Registrable Securities is entitled to receive from EPub certain annual, quarterly and monthly financial information with respect to EPub.

COMPARISON OF CAPITAL STOCK

     After consummation of the Merger, the holders of EPub Capital Stock who receive FV Common Stock under the terms of the Reorganization Agreement will become stockholders of FV. As stockholders of EPub, their rights are governed by EPub's Restated Certificate of Incorporation (the "EPub Certificate") and EPub's Bylaws (the "EPub Bylaws"). As stockholders of FV, their rights will be governed by FV's Amended and Restated Certificate of Incorporation (the "FV Certificate") and FV's Bylaws (the "FV Bylaws"). The following discussion summarizes the material differences between the rights of holders of EPub Common Stock and the rights of holders of FV Common Stock and differences between the charters and bylaws of EPub and FV. This summary does not purport to be complete and is qualified in its entirety by reference to the EPub Certificate, the EPub Bylaws, the FV Certificate and the FV Bylaws.

     Size of the Board of Directors. The FV Certificate provides that the number of directors which constitute the whole board of directors of FV shall be designated in the FV Bylaws. The number of directors of FV is currently fixed in the FV Bylaws at five. The FV Board acting without stockholder approval may change such number by a duly adopted amendment to the FV Bylaws. The EPub Bylaws provide that the Board of Directors shall consist of one or more members and grants the EPub Board the authority to set the exact number of directors. The number of directors of EPub is currently fixed at four. Softven is entitled to elect one member of the EPub Board and to remove such director and to fill any vacancy caused by the resignation, death or removal of such director so long as it or its affiliate holds at least 40,000 shares of EPub's preferred stock.

     Voting by Ballot. The FV Certificate provides that the election of directors need not be by written ballot unless a stockholder demands an election by written ballot at the meeting before voting begins. The FV Bylaws specify that the election of directors at a stockholders' meeting need not be by written ballot. The EPub Certificate provides that directors need not be elected by written ballot unless the bylaws so provide. EPub's Bylaws provide that all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

     Cumulative Voting. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Under Delaware law, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation. Neither the FV Certificate nor the EPub Certificate provides for cumulative and cumulative voting is therefore not available to FV's or EPub's stockholders.

     Classified Board of Directors. A classified board is one on which a certain number of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Neither the FV Certificate nor the EPub Certificate provides for a classified board.

     Power to Call Special Stockholders' Meetings; Advance Notice of Stockholder Business and Nominees. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The FV Bylaws provide that special stockholders' meetings may be called by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such special meetings. The FV Bylaws require that advance written notice (not less than ten
(10) nor more than sixty (60) days in advance) of such a special meeting be provided and that it include the place, date, and hour of the meeting, and the purpose or purposes for which the meeting is called. The EPub Bylaws allow stockholders holding 10% of the outstanding shares of EPub's voting stock, the Board of Directors, the Chairman of the Board or the President to call special meetings of stockholders. The EPub Bylaws require that a request for a special meeting by any person or persons other than the Board of Directors be in writing and specify the time of such meeting and the general nature of the business proposed to be transacted. Such form of notice shall be delivered to the Chairman of the Board, the President, the Vice President, or the Secretary of EPub. Unlike the FV Bylaws, the EPub Bylaws provide explicitly that no business may be transacted at such special meeting otherwise than specified in such form of notice.

     Elimination of Actions by Written Consent of Stockholders. Under Delaware law, stockholders may take action by written consent in lieu of voting at a stockholders meeting. Delaware law permits a corporation, pursuant to a provision in such corporation's certificate of incorporation to eliminate the ability of stockholders to act by written consent. The FV Certificate eliminates the ability of stockholders to act by written consent, while the EPub Certificate does not. Elimination of the ability of stockholders to act by written consent could lengthen the amount of time required to take stockholder actions because certain actions by written consent are not subject to the minimum notice requirements of a stockholders' meeting and could, as a consequence, deter hostile takeover attempts. If the ability of stockholders to act by written consent is eliminated, a holder or group of holders controlling a majority in interest of a corporation's capital stock, for example, would not be able to amend such corporation's bylaws or remove its directors pursuant to a stockholders' written consent.

     Filling Vacancies on the Board of Directors. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director so elected, may fill such vacancy). The FV Certificate allows vacancies on the Board to be filled by a majority of the directors remaining in office (even though less than a quorum). The FV Bylaws allow a vacancy created by resignation to be filled by a majority of those directors then in office (as constituted immediately prior to any such increase). The FV Bylaws also provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The FV Bylaws further specify that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. The EPub Bylaws allow a vacancy to be filled by a majority of the remaining members of the Board (even though less than a quorum), or by a sole remaining director, unless otherwise provided in the certificate of incorporation. In addition, the EPub Bylaws provide that, at a special stockholders meeting called for the purpose, the Board of Directors, or any individual director, may be removed from office with or without cause, and a new director or directors may be elected by a majority vote of stockholders entitled to vote at such meeting.

     Indemnification and Limitation of Liability. Delaware law permits corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. Both the FV Certificate and the EPub Certificate eliminate the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability provisions do not affect the availability of non-monetary remedies such as injunctive relief or rescission.

     Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The FV Certificate provides that, to the fullest extent permitted by Delaware law, a director of FV shall not be personally liable to FV or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the FV Bylaws provide that FV shall indemnify, to the fullest extent permitted by law, each of its directors, officers, employees and agents against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of FV. The EPub Bylaws include a provision that EPub shall indemnify its directors and officers to the fullest extent permissible under Delaware law, provided that EPub shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of EPub or (iii) such indemnification is provided by EPub, in its sole discretion, pursuant to the powers vested in EPub under Delaware law.

     Inspection of Stockholders List. Delaware law allows any stockholder to inspect and copy the stockholders list for a purpose reasonably related to such person's interest as a stockholder. The FV Bylaws provide that any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during usual hours for business to inspect FV's stock ledger, a list of FV's stockholders, and its other books and records and to make copies or extracts therefrom, provided that
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

such inspection is reasonably related to such person's interest as a stockholder. The EPub Bylaws direct that the Secretary of EPub shall compile, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting and that such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting.

     Dividends and Repurchases of Shares. Delaware law permits a corporation to declare and pay dividends out of (i) surplus or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. Notwithstanding the foregoing, a Delaware corporation may redeem or repurchase shares having a preference upon the distribution of any of its assets (or shares of common stock, if there are no such shares of preferred stock) if such shares will be retired upon acquisition (and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts not otherwise provided for).

     The FV Bylaws provide that the directors of FV may, subject to any restrictions in the FV Certificate, declare and pay dividends upon the shares its capital stock pursuant to the General Corporation Law of Delaware. The FV Certificate is silent as to FV dividend policy. The EPub Certificate requires that dividends, when and if declared by the board of directors, shall be payable to holders of preferred stock in preference and priority to any payment of any dividend on the common stock. Preferred stockholders' rights to dividends shall not be cumulative. The EPub Certificate further specifies that so long as any shares of preferred stock are outstanding, no dividend, whether in cash or property, shall be paid or declared on any common stock, nor shall, with minor exceptions, any shares of common stock of EPub be purchased, redeemed, or otherwise acquired for value by EPub, until all dividends on the preferred stock have been paid or declared and set apart.

     Stockholder Voting on Mergers and Similar Transactions. Delaware law generally requires that the holders of a majority of the outstanding voting shares of the acquiring and target corporations approve statutory mergers, but does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is equal to an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. Delaware law requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     Delaware law generally does not require class voting (i.e., approval by a majority vote of each class of shares outstanding), except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares, increases or decreases the number of authorized shares of a class of shares or increases or decreases the par value of the shares of a class of shares. EPub's Certificate of Incorporation requires that the holders of a majority of the outstanding preferred stockholders approve (i) any amendment, alteration, or repeal of any provision of EPub's Certificate that affects adversely the voting powers, preferences, or other special rights, privileges, qualifications, limitations, or restrictions of the preferred stock, (ii) any authorization or designation of any new class or series of stock or any other securities convertible into equity securities of EPub ranking on a parity with, or senior to, the existing preferred stock in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series, (iii) the issuance of any note or debt security in excess of the net worth of EPub that has not been unanimously approved by EPub's directors (with all interested directors abstaining), (iv) any agreement by EPub or its stockholders regarding an asset transfer or acquisition in which the per share price received by the holders of preferred stock as a result of such event is less than the original issue price of the preferred stock, (v) any material change in EPub's line of business that has not been

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

approved by EPub's directors, or (vi) any agreement between EPub and any executive officer or director other than in the ordinary course of business.

     Appraisal Rights. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may be entitled, under varying circumstances, to dissenters' or appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such rights are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation (unless otherwise provided in the corporation's certificate of incorporation); (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation, shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Unlike the EPub Capital Stock, FV Common Stock is listed on Nasdaq. Accordingly, no appraisal rights would be available with respect to FV Common Stock in connection with a merger or consolidation if FV stockholders receive only shares of the surviving corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing.

     Dissolution. Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if a dissolution is initially approved by the board of directors may it be ratified by a simple majority of the corporation's outstanding shares of capital stock entitled to vote thereon. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the Board. Neither the FV Certificate nor the EPub Certificate contain any such super majority voting requirement. The FV Bylaws provide that if the board of directors deem it advisable to dissolve FV, the board shall adopt a resolution to that effect by a majority of the whole board at a meeting called for that purpose, and shall cause notice to be mailed to each stockholder entitled to vote on the adoption of the resolution of a meeting of stockholders to take action upon the resolution.

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

                         FV STOCKHOLDER PROPOSAL NO. 2

      APPROVAL OF AN AMENDMENT TO FV'S AMENDED AND RESTATED CERTIFICATE OF
              INCORPORATION TO CHANGE THE NAME OF THE CORPORATION

     The FV Board is proposing an amendment ("Amendment No. 1") to FV's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to change the name of the corporation to "MessageMedia, Inc."

CHANGE OF CORPORATE NAME

     The FV Board believes that a change in the name of the corporation is advisable in light of FV's new business focus on e-mail-based messaging services and technologies. FV's current corporate name is reflective of FV's historical focus on secure Internet-based payment systems. In June 1997, the FV Board determined to aggressively pursue the development and commercialization of FV's Interactive Messaging Platform and related technologies and services. On August 17, 1998, FV phased out its principal payment service, the First Virtual Internet Payment System, in order to allow FV to concentrate its full resources on pursuing opportunities in the email messaging sector. The FV Board believes that adoption of the name "MessageMedia, Inc." will serve to heighten market awareness of FV's Interactive Messaging Platform and related services and technologies and to enhance customer brand recognition.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of FV Common Stock outstanding as of the FV Record Date will be required to approve Amendment No. 1.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AMENDMENT NO. 1 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AMENDMENT NO. 1.

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

                         FV STOCKHOLDER PROPOSAL NO. 3

                  APPROVAL OF AN AMENDMENT TO FV'S AMENDED AND
             RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
       NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 SHARES

     The FV Board is proposing an amendment ("Amendment No. 2") to the Restated Certificate to increase the number of authorized shares of FV Common Stock from 40,000,000 shares to 100,000,000 shares.

INCREASE IN AUTHORIZED CAPITAL STOCK

     The FV Board has determined that the increase in authorized capital stock is necessary in light of the fact that, as of the FV Record Date, 33,091,260 of the 40,000,000 authorized shares of Common Stock were issued and outstanding, and an additional 5,602,454 shares were reserved for issuance upon exercise of outstanding stock options and warrants.

     The FV Board believes that the issuance of additional shares of FV Common Stock is likely to be required in order to attract and retain highly qualified officers, employees and consultants and in connection with the acquisition of any businesses, assets or technologies that FV may choose to undertake in the future. In particular, the proposed increase in the number of authorized shares of FV Common Stock is necessary in order to permit the issuance of the shares of FV Common Stock issuable to the EPub stockholders in the Merger. Accordingly, the Reorganization Agreement provides that approval of this proposal by the FV Stockholders is a condition to the obligation of EPub to consummate the Merger.

     If this proposal is approved by the FV stockholders, subject to applicable restrictions under the DGCL and the rules and regulations of Nasdaq, the FV Board will have the authority, without further action by the FV stockholders, to issue the additional authorized shares of FV Common Stock as the FV Board may deem advisable in its sole discretion. The issuance of additional shares of FV Common Stock will reduce the percentage ownership interest of existing FV Stockholders and may have the effect of decreasing the market price of the FV Common Stock.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of FV Common Stock outstanding as of the FV Record Date will be required to approve Amendment No. 2.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AMENDMENT NO. 2 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AMENDMENT NO. 2.

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

                         FV STOCKHOLDER PROPOSAL NO. 4

                             AMENDMENT OF 1995 PLAN

     FV's 1995 Stock Plan (the "1995 Plan") was adopted in September 1995, with 2,000,000 shares of Common Stock reserved for issuance thereunder. In October 1996, the 1995 Plan as amended to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 to an aggregate of 3,000,000 shares. The number of shares of Common Stock reserved for issuance under the 1995 Plan was increased by a further 1,000,000 shares in January 1998, to a total of 4,000,000 shares. As of June 30, 1998, an aggregate of 1,055,608 shares were available for future grant under the 1995 Plan. In July 1998, the FV Board amended the 1995 Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 2,000,000 shares to an aggregate of 6,000,000 shares. The stockholders are being asked to approve this share increase at the FV Stockholders Meeting. The FV Board believes that increasing the number of shares available under the 1995 Plan is necessary in order to allow FV to continue to attract, retain and motivate employees.

     The principal features of the 1995 Plan, as proposed to be modified, are described below:

  General

     The 1995 Plan authorizes the FV Board, or a committee which the FV Board may appoint from among its members (the "Option Committee"), to grant options and rights to purchase shares of Common Stock. Options granted under the Stock Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, ("the Code"), or nonstatutory stock options, as determined by the Board or Option Committee. The 1995 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, nor is it subject to the Employee Retirement Income Security Act of 1974, as amended.

  Purpose

     The general purpose of the 1995 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of FV and to promote the success of FV's business.

  Stock Subject to the 1995 Plan

     Subject to other provisions of the 1995 Plan, the maximum aggregate number of shares of FV Common Stock which may be optioned and sold under the 1995 Plan shall be 6,000,000 shares. The shares reserved under the 1995 Plan may be authorized, but unissued, or reacquired FV Common Stock.

  Administration

     The 1995 Plan may be administered by the Board or Option Committee. Subject to other provisions of the 1995 Plan, the FV Board or Option Committee has the authority to: (i) select the employees, directors and consultants to whom options are to be granted; (ii) to approve forms of agreement for use under the 1995 Plan; (iii) determine whether and to what extent options are granted under the 1995 Plan; (iv) determine the number of shares to be made subject to each option; (v) determine whether and to what extent options are to be granted; (vi) prescribe the terms and conditions of each option (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory option and the provisions of the stock option or restricted stock purchase agreement to be entered into between FV and the grantee); (vii) modify or amend each option subject to applicable legal and plan restrictions; (viii) reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option has declined since the date the Option was granted; (ix) allow optionees to satisfy withholding tax obligations by electing to have FV withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld, (x) to provide for the early exercise of unvested Options, subject to such terms and conditions as shall be determined by the

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

Administrator and (ix) construe and interpret the terms of the Plan and awards granted pursuant to the 1995 Plan. The Board or Option Committee's decisions, determinations and interpretations are final and binding on all optionees and any other holder of options.

  Eligibility

     The 1995 Plan provides that nonstatutory stock options may be granted to employees, directors and consultants of FV and its subsidiaries. Incentive stock options may be granted only to employees.

  Limitation

     The 1995 Plan provides that no employee shall be granted, in any fiscal year of FV, options to purchase more than 500,000 shares of Common Stock.

  Terms and Conditions of Options

     Each option is to be evidenced by a stock option agreement between FV and the employee or consultant to whom such option is granted and is subject to the following additional terms and conditions:

          (a) Exercise Price. The FV Board or the Option Committee determines the exercise price of options at the time the options are granted. However, excluding options issued to 10% stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the FV Common Stock on the date such option is granted. In the case of nonstatutory stock option, the exercise price shall be determined by the FV Board or Option Committee. Incentive stock options granted to 10% stockholders must have an exercise price of not less than 110% of the fair market value of FV Common Stock on the date such option is granted. Notwithstanding the foregoing, options may be granted with an exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of FV Common Stock owned by the optionee for more than six months on the date of surrender, delivery of an exercise notice together with such other documentation as the administrator or broker shall require to effect the exercise of the option and delivery to FV of the sale or loan proceeds required to pay the exercise price, or by any combination thereof or any other consideration and payment method for the issuance of FV Common Stock to the extent permitted by applicable laws.

          (c) Term of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. In the case of an incentive stock option, the term must be ten years from the date of grant or such shorter time as may be provided in the notice of grant. In the case of an incentive stock option granted to a 10% stockholder, the term of the option must be no more than five years from the date of grant. No option may be exercised by any person after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1995 Plan will expire as set forth in his or her notice of grant (but not to exceed three months after the termination of his or her employment in the case of an incentive stock option). The optionee may exercise all or part of his or her option at any time before such expiration to the extent such option was exercisable at the time of termination of employment.

          (e) Disability. If an optionee should terminate his or her employment or consulting relationship as a result of total and permanent disability (as defined in the Code), then all options held by such optionee under the 1995 Plan will expire the earlier of (i) the date specified in the option agreement (which may not exceed 12 months from the date of termination of the optionee's employment), or (ii) the expiration date of such option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (f) Death. In the event of death of an optionee, any options which are then vested, or which would have otherwise vested within 12 calendar months from the date of death, may be exercised at any time within 12 months after the date of death (but in no event later than the expiration of such), by the optionee's estate or by the person who acquired the right to exercise the option by bequest or inheritance.

          (g) Nontransferability of Options. During an optionee's lifetime, his or her option(s) will be exercisable only by the optionee and will not be transferable other than by will or laws of descent and distribution.

          (h) Value Limitation. If the aggregate fair market value of all shares of FV Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

          (i) Other Provisions. The stock option agreements used in conjunction with the 1995 Plan may contain such other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Board or Option Committee.

  Adjustments Upon Changes in Capitalization

     In the event that the stock of FV is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of FV effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the number and class of shares of stock subject to any option outstanding under the 1995 Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the FV Board, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving FV, each outstanding option must be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee will have the right to exercise the option to all the optioned stock, including shares which would not otherwise be exercisable. If the option is exercisable in lieu of assumption or substitution, the FV Board or Option Committee will notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option will terminate upon expiration of such period.

  Amendment and Termination of the Plan

     The Board may amend, alter, suspend or terminate the 1995 Plan or any part thereof, at any time and for any reason. However, FV will obtain stockholder approval for any amendment to the 1995 Plan to the extent necessary to comply with any applicable law, rule or regulation. No such action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1995 Plan without the written consent of the optionee. In any event, the 1995 Plan shall terminate no later than ten years from its approval by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1995 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options. An optionee who is granted an incentive stock option will not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of FV. FV will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of FV will be subject to tax withholding by FV. FV will be entitled to a deduction in the same amount as ordinary income recognized by the employee. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary of the effect of federal income taxation upon the employee or consultant and FV with respect to awards under the 1995 plan and does not purport to be complete, and reference should be made to the applicable provisions of the code. In addition, this summary does not discuss alternative minimum tax laws or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

  Vote Required

     The approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the FV Stockholders Meeting.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1995 PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Reorganization Agreement and the federal income tax consequences of the Merger will be passed upon for FV and Sub by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"). Certain members of WSGR own an aggregate of 10,300 shares of FV Common Stock. Certain legal matters in connection with the Reorganization Agreement and the federal income tax consequences of the Merger will be passed upon for EPub by Cooley Godward LLP.


                         INDEX TO FINANCIAL STATEMENTS

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                                                              ----
FIRST VIRTUAL HOLDINGS INCORPORATED
Annual Financial Statements
Report of Ernst & Young LLP, Independent Auditors...........   F-2
Balance Sheets as of December 31, 1997 and 1996.............   F-3
Statements of Operations for the years ended December 31,
  1997, 1996 and 1995.......................................   F-4
Statements of Stockholders' Equity (Net Capital Deficiency)
  for the years ended December 31, 1997, 1996 and 1995......   F-5
Statements of Cash Flows for the years ended December 31,
  1997, 1996 and 1995.......................................   F-6
Notes to Financial Statements...............................   F-7
Interim Financial Statements
Balance Sheets as of June 30, 1998 (unaudited) and December
  31, 1997..................................................  F-17
Statements of Operations for the three months and six months ended June 30, 1998 and 1997 (unaudited)..................  F-18
Statements of Cash Flows for the six months ended June 30,
  1998 and 1997 (unaudited).................................  F-19
Notes to Financial Statements for the six months ended June
  30, 1998 (unaudited)......................................  F-20
EMAIL PUBLISHING, INC
Report of PricewaterhouseCoopers LLP, Independent
  Auditors..................................................  F-22
Balance Sheets as of June 30, 1997 and 1998.................  F-23
Statements of Operations for the years ended June 30, 1997
  and 1998..................................................  F-24
Statements of Stockholders' Equity (Deficit) for the years
  ended June 30, 1997 and 1998..............................  F-25
Statements of Cash Flows for the years ended June 30, 1997
  and 1998..................................................  F-26
Notes to Financial Statements...............................  F-27
DISTRIBUTED BITS L.L.C.
Report of Ernst & Young LLP, Independent Auditors...........  F-34
Balance Sheets as of December 31, 1996 and 1997 and June 30,
  1998 (unaudited)..........................................  F-35
Statements of Operations for the period from September 9,
  1996 (inception) to December 31, 1996, the year ended
  December 31, 1997, the six months ended June 30, 1997 and
  1998 (unaudited) and the period from September 9, 1996
  (inception) to June 30, 1998 (unaudited)..................  F-36
Statements of Members' Equity (Deficit) for the period from
  September 9, 1996 (inception) to December 31, 1996, the
  year ended December 31, 1997, and the six months ended
  June 30, 1998 (unaudited).................................  F-37
Statements of Cash Flows for the period from September 9,
  1996 (inception) to December 31, 1996, the year ended
  December 31, 1997, and the six months ended June 30, 1997
  and 1998 (unaudited) and the period from September 9, 1996
  (inception) to June 30, 1998 (unaudited)..................  F-38
Notes to Financial Statements...............................  F-39

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
First Virtual Holdings Incorporated

     We have audited the accompanying balance sheets of First Virtual Holdings Incorporated as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Virtual Holdings Incorporated at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has insufficient working capital to finance its planned operations through 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan as to this matter is described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                /s/   ERNST & YOUNG LLP

San Diego, California
January 16, 1998
except for the first paragraph of Note 6 and Note 10, for which the date is March 20, 1998

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                                 BALANCE SHEETS

                                     ASSETS

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1997            1996
                                                              ------------    ------------
Current assets:
  Cash and cash equivalents(1)..............................  $  6,331,059    $ 17,127,971
  Short-term investment, available-for-sale.................            --         200,000
  Accounts receivable.......................................       207,985          88,278
  Prepaid expenses and other................................       418,615          83,840
                                                              ------------    ------------
          Total current assets..............................     6,957,659      17,500,089
Furniture, equipment and software, net (Note 2).............     1,859,048       1,964,635
Information technology, net (Note 5)........................        19,845          59,226
Organization and other costs, net...........................        77,630         105,798
Deposits and other..........................................       133,907          62,809
                                                              ------------    ------------
          Total assets......................................  $  9,048,089    $ 19,692,557
                                                              ============    ============
              LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
  Accounts payable..........................................  $  1,440,224    $  1,626,198
  Accrued compensation and related liabilities..............       370,741         372,739
  Accrued interest..........................................       289,903         196,340
  Deferred revenue..........................................       537,790          64,683
  Current portion, due to stockholders (Note 3).............     1,530,000         400,000
  Directors and officers insurance payable..................       275,415              --
  Other accrued liabilities.................................       325,885         576,077
                                                              ------------    ------------
          Total current liabilities.........................     4,769,958       3,236,037
Amount due to stockholder (Note 3)..........................       162,500         312,500
Notes payable to stockholders (Note 3)......................            --       1,200,000
                                                              ------------    ------------
          Total long term liabilities.......................       162,500       1,512,500
Commitments (Note 5)
  Series A convertible preferred stock (Note 6).............     4,687,500              --
Stockholders' equity (net capital deficiency) (Note 7):
  Series A convertible preferred stock, $0.001 par value;
     1,000 shares authorized and outstanding at December 31,
     1997; liquidation preference of $5,000,000(2)..........             1              --
  Preferred stock, 5,000,000 shares authorized, none
     outstanding at December 31, 1997 and 1996..............            --              --
  Common stock, $0.001 par value; 40,000,000 shares
     authorized, 8,903,855 and 8,794,812 shares issued and
     outstanding at December 31, 1997 and 1996,
     respectively...........................................         8,904           8,795
  Additional paid-in-capital................................    26,300,228      25,758,015
  Warrants..................................................     3,017,115       3,017,115
  Deferred compensation.....................................      (155,235)        (44,305)
  Accumulated deficit.......................................   (29,742,882)    (13,795,600)
                                                              ------------    ------------
          Total stockholders' equity (net capital
            deficiency).....................................      (571,869)     14,944,020
                                                              ------------    ------------
          Total liabilities and stockholders' equity
            (net capital deficiency)........................  $  9,048,089    $ 19,692,557
                                                              ============    ============

---------------
(1) Pursuant to a civil lawsuit filed against the Company in February 1998, $1.5 million of the Company's available cash has been attached. (Note 10).

(2) 750 shares of the Series A convertible preferred stock have been classified outside of stockholders' equity (net capital deficiency).

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1997            1996           1995
                                                    ------------    ------------    -----------
Revenues..........................................  $  1,450,598    $    695,866    $   197,902
Cost of revenues..................................       270,416         265,900        123,375
                                                    ------------    ------------    -----------
Gross profit......................................     1,180,182         429,966         74,527
Operating expenses:
  Marketing and sales.............................     5,424,110       1,836,545        346,400
  Research, development and engineering...........     6,687,177       4,652,582        530,809
General and administrative(1).....................     4,377,688       4,237,638      1,292,781
Depreciation and amortization.....................     1,097,716         524,124        106,628
                                                    ------------    ------------    -----------
          Total operating expenses................    17,586,691      11,250,889      2,276,618
                                                    ------------    ------------    -----------
Loss from operations..............................   (16,406,509)    (10,820,923)    (2,202,091)
Interest income...................................       554,587         235,560         20,259
Interest expense..................................       (95,360)       (104,577)       (88,149)
                                                    ------------    ------------    -----------
Net loss..........................................  $(15,947,282)   $(10,689,940)   $(2,269,981)
Dividend imputed on preferred stock(2)............    (1,250,000)             --             --
                                                    ------------    ------------    -----------
Net loss applicable to common shares..............  $(17,197,282)   $(10,689,940)   $(2,269,981)
                                                    ============    ============    ===========
Net loss per share, basic and diluted.............  $      (1.94)   $      (2.33)   $     (0.54)
Shares used in per share computation, basic and
  diluted.........................................     8,842,367       4,588,262      4,170,231

---------------
(1) The year ended December 31, 1996 includes $1,000,000 of expense in connection with obtaining a waiver of an exclusivity provision of an agreement with a stockholder.

(2) The year ended December 31, 1997 includes an imputed dividend on the Series A convertible preferred stock totaling $1,250,000 for discounted conversion terms.

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

           STATEMENT OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

                                     PREFERRED STOCK         COMMON STOCK      ADDITIONAL
                                   --------------------   ------------------     PAID-IN                    DEFERRED
                                     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL      WARRANTS    COMPENSATION
                                   ----------   -------   ---------   ------   -----------   ----------   ------------
Balance at December 31, 1994.....          --   $    --   4,083,350   $4,083   $   289,945   $       --    $      --
Issuance of common stock for
  services.......................          --        --     135,400      135         5,281           --           --
Issuance of Series A convertible
  preferred stock at $1.76 per
  share for cash, net of issuance
  costs of $71,791...............     551,500       552          --       --       898,297           --           --
Issuance of Series A convertible
  preferred stock at $1.76 per
  share for retirement of notes
  payable, net of issuance costs
  of $7,257......................     142,044       142          --       --       242,598           --           --
Issuance of Series B convertible
  preferred stock at $3.189 per
  share, net of issuance costs of
  $100,390.......................     783,945       784          --       --     2,398,826           --           --
Issuance of common stock for
  services.......................          --        --      54,500       55        17,385           --           --
Net loss.........................          --        --          --       --            --           --           --
                                   ----------   -------   ---------   ------   -----------   ----------    ---------
Balance at December 31, 1995.....   1,477,489     1,478   4,273,250    4,273     3,852,332           --           --
Issuance of common stock for cash
  and services...................          --        --      61,126       61        51,776           --           --
Issuance of Series B convertible
  preferred stock at $3.189 per
  share, net of issuance costs of
  $117,110.......................     465,000       465          --       --     1,365,310           --           --
Issuance of warrants.............          --        --          --       --            --    3,017,115           --
Issuance of Series C convertible
  preferred stock at $15 per
  share and shares of common
  stock at $5 per share, net of
  issuance costs of $45,934......     130,952       131     107,144      107     2,453,828           --           --
Issuance of Series D convertible
  preferred stock at $15 per
  share, net of issuance costs of
  $9,163.........................     200,000       200          --       --     2,990,637           --           --
Deferred compensation related to
  grant of certain stock
  options........................          --        --          --       --        50,567           --      (50,567)
Amortization of deferred
  compensation...................          --        --          --       --            --           --        6,262
Issuance of common stock for IPO
  net of issuance costs..........          --        --   2,000,000    2,000    14,991,067           --           --
Issuance of common stock for
  converted preferred stock upon
  IPO............................  (2,273,441)   (2,274)  2,273,441    2,274            --           --           --
Issuance of common stock for
  anti-dilutive shares in
  preferred stock conversion.....          --        --      59,876       60           (60)          --           --
Issuance of common stock for
  exercise of stock options......          --        --      19,975       20         2,558           --           --
Net loss.........................          --        --          --       --            --           --           --
                                   ----------   -------   ---------   ------   -----------   ----------    ---------
Balance at December 31, 1996.....          --        --   8,794,812    8,795    25,758,015    3,017,115      (44,305)
Deferred compensation and related
  amortization...................          --        --          --       --       128,888           --     (110,930)
Accelerated vesting of stock
  options........................          --        --          --       --        52,137           --           --
Extension of warrants............          --        --          --       --        50,000           --           --
Issuance of Series A stock, net
  of issuance cost...............         250         1          --       --     1,137,999           --           --
Employee stock purchase plan.....          --        --      22,160       22        74,958           --           --
Issuance of common stock for
  services rendered..............          --        --       1,193        1         8,052           --           --
Issuance of common stock for
  exercise of stock options......          --        --      85,690       86        27,679           --           --
Dividend imputed on Series A
  convertible preferred stock,
  classified outside of
  stockholders' equity (net
  capital deficiency)............          --        --          --       --      (937,500)          --           --
Net loss.........................          --        --          --       --            --           --           --
                                   ----------   -------   ---------   ------   -----------   ----------    ---------
Balance at December 31, 1997.....         250   $     1   8,903,855   $8,904   $26,300,228   $3,017,115    $(155,235)
                                   ==========   =======   =========   ======   ===========   ==========    =========

                                                      TOTAL
                                                  STOCKHOLDERS'
                                                   EQUITY (NET
                                   ACCUMULATED       CAPITAL
                                     DEFICIT       DEFICIENCY)
                                   ------------   -------------
Balance at December 31, 1994.....  $   (835,679)  $   (541,651)
Issuance of common stock for
  services.......................            --          5,416
Issuance of Series A convertible
  preferred stock at $1.76 per
  share for cash, net of issuance
  costs of $71,791...............            --        898,849
Issuance of Series A convertible
  preferred stock at $1.76 per
  share for retirement of notes
  payable, net of issuance costs
  of $7,257......................            --        242,740
Issuance of Series B convertible
  preferred stock at $3.189 per
  share, net of issuance costs of
  $100,390.......................            --      2,399,610
Issuance of common stock for
  services.......................            --         17,440
Net loss.........................    (2,269,981)    (2,269,981)
                                   ------------   ------------
Balance at December 31, 1995.....    (3,105,660)       752,423
Issuance of common stock for cash
  and services...................            --         51,837
Issuance of Series B convertible
  preferred stock at $3.189 per
  share, net of issuance costs of
  $117,110.......................            --      1,365,775
Issuance of warrants.............            --      3,017,115
Issuance of Series C convertible
  preferred stock at $15 per
  share and shares of common
  stock at $5 per share, net of
  issuance costs of $45,934......            --      2,454,066
Issuance of Series D convertible
  preferred stock at $15 per
  share, net of issuance costs of
  $9,163.........................            --      2,990,837
Deferred compensation related to
  grant of certain stock
  options........................            --             --
Amortization of deferred
  compensation...................            --          6,262
Issuance of common stock for IPO
  net of issuance costs..........            --     14,993,067
Issuance of common stock for
  converted preferred stock upon
  IPO............................            --             --
Issuance of common stock for
  anti-dilutive shares in
  preferred stock conversion.....            --             --
Issuance of common stock for
  exercise of stock options......            --          2,578
Net loss.........................   (10,689,940)   (10,689,940)
                                   ------------   ------------
Balance at December 31, 1996.....   (13,795,600)    14,944,020
Deferred compensation and related
  amortization...................            --         17,958
Accelerated vesting of stock
  options........................            --         52,137
Extension of warrants............            --         50,000
Issuance of Series A stock, net
  of issuance cost...............            --      1,138,000
Employee stock purchase plan.....            --         74,980
Issuance of common stock for
  services rendered..............            --          8,053
Issuance of common stock for
  exercise of stock options......            --         27,765
Dividend imputed on Series A
  convertible preferred stock,
  classified outside of
  stockholders' equity (net
  capital deficiency)............            --       (937,500)
Net loss.........................   (15,947,282)   (15,947,282)
                                   ------------   ------------
Balance at December 31, 1997.....  $(29,742,882)  $   (571,869)
                                   ============   ============

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1997            1996           1995
                                                    ------------    ------------    -----------
OPERATING ACTIVITIES
Net loss..........................................  $(15,947,282)   $(10,689,940)   $(2,269,981)
Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization...................     1,097,716         524,124        106,628
  Loss on disposal of assets......................        11,249              --             --
  Common stock issued for services................        60,191          20,000         22,856
  Changes in operating assets and liabilities:
     Accounts receivable..........................      (119,707)        (88,278)            --
     Prepaid expenses and other...................      (334,775)        (72,887)         1,047
     Information technology charge................            --              --       (100,000)
     Deposits and other...........................       (71,098)        (58,809)        (4,000)
     Accounts payable.............................      (185,974)      1,134,542        411,638
     Accrued compensation and related
       liabilities................................        (1,998)        364,569        (21,917)
     Deferred revenue.............................       473,107          64,683             --
     Accrued interest.............................        93,563          96,000         84,010
     Due to stockholders..........................      (220,000)        712,500             --
     Directors and officers insurance payable.....       275,415              --             --
     Other accrued liabilities....................      (250,192)        576,077             --
                                                    ------------    ------------    -----------
Net cash flows used in operating activities.......   (15,119,785)     (7,417,419)    (1,769,719)
INVESTING ACTIVITIES
Additions to furniture and equipment..............      (929,641)     (2,104,301)      (151,148)
Proceeds from sales of fixed assets...............        11,769              --             --
Maturity/(purchase) of short-term investment......       200,000        (200,000)            --
Organization and other costs......................            --         (74,998)       (30,128)
                                                    ------------    ------------    -----------
Net cash flows used in investing activities.......      (717,872)     (2,379,299)      (181,276)
FINANCING ACTIVITIES
Proceeds from issuance of Series A preferred
  stock, net of issuance costs....................     4,888,000              --      1,141,589
Proceeds from issuance of Series B preferred
  stock, net of issuance costs....................            --       1,365,775      2,399,610
Proceeds from issuance of Series C preferred
  stock, net of issuance costs....................            --       1,928,189             --
Proceeds from issuance of Series D preferred
  stock, net of issuance costs....................            --       2,990,837             --
Proceeds from issuance of common stock, net of
  issuance costs..................................       102,745      15,531,122             --
Proceeds from issuance/extension of warrants......        50,000       3,017,115             --
Proceeds from borrowings from stockholders and
  bank............................................            --         486,111        486,600
Repayment of loan from bank.......................            --        (486,111)            --
                                                    ------------    ------------    -----------
Net cash flows provided by financing activities...     5,040,745      24,833,038      4,027,799
Net increase/(decrease) in cash and cash
  equivalents.....................................   (10,796,912)     15,036,320      2,076,804
Cash and cash equivalents at the beginning of
  year............................................    17,127,971       2,091,651         14,847
                                                    ------------    ------------    -----------
Cash and cash equivalents at the end of year......  $  6,331,059    $ 17,127,971    $ 2,091,651
                                                    ============    ============    ===========

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and business activity

     Founded in 1994, First Virtual Holdings Incorporated is a leader in advanced marketing and customer service systems for Internet commerce. In October 1994, the Company developed and implemented the FVIPS, a secure and easy-to-use payment system. This was the Company's first application of the VirtualPIN architecture. The VirtualPIN architecture facilitates Internet commerce and is designed to facilitate other forms of interactive Internet communications.

     On August 11, 1995, the Company declared a twenty five-for-one stock split of the Company's common stock and Series A convertible preferred stock. All applicable share and stock option information have been restated to reflect the split.

     On July 3, 1996, the Company was reincorporated in Delaware. In connection with the reincorporation, the Company is authorized to issue 40,000,000 shares of common stock and 3,401,447 shares of preferred stock. In addition, on August 26, 1996 in connection with the sale of Series D preferred stock, the Company's certificate of incorporation was amended to authorize the issuance of 3,601,447 shares of preferred stock. All of the accompanying financial statements have been restated to reflect the reincorporation.

     On December 13, 1996, the Company completed an initial public offering (the "Offering") of 2,000,000 shares of its common stock. The offering price of all shares sold in the Offering was $9.00 per share, resulting in gross proceeds of $18.0 million and net proceeds (less the underwriters' discount and offering expenses) of approximately $15.0 million. Upon completion of the offering, all of the then outstanding preferred stocks were converted to common stock and the Company amended its Articles of Incorporation and is authorized to issue 40,000,000 shares of common stock and 5,000,000 shares of preferred stock.

BASIS OF PRESENTATION

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of conducting business. The Company anticipates that its existing available cash and cash equivalents and the related interest income will not be adequate to satisfy its capital requirements through December 31, 1998. Management estimates that additional funding will be necessary to enable the Company to fund its presently planned operations through the end of 1998. Although the Company believes it has reasonable alternatives to meet the financial needs of its operations, there can be no assurance that the requisite fundings will be consummated in the necessary time frame or on terms that are favorable to the Company. To fund the ongoing research, development and general operating activities, the Company is dependent on raising additional funds from the capital markets and corporate partners. In this regard, the Company is presently in discussion with several companies about strategic alliances for the deployment of the Interactive Messaging Platform. In addition to seeking capital and strategic partners, management plans to address the cash flow used in operations by reducing general and administrative expenditures through the reduction of employee headcount and the consolidation of operating facilities into smaller and lower cost facilities; reducing marketing expenditures through the reduction of employee headcount and activities associated with the marketing of FVIPS; and reducing research, development and engineering expenditures through the elimination of further development of FVIPS and focusing the Company's future efforts on IMP, thereby significantly reducing the cash used in operating activities. Additionally, management plans to limit its expenditures on capital assets and to negotiate with certain of its shareholders to convert their debt into equity. Should the Company be unable to raise sufficient funds, establish funding through strategic alliances, significantly reduce cash used in its operations and convert certain of its debt to equity, it may be required to file for bankruptcy.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of less than three months to be cash equivalents.

  Short-Term Investment, Available-for-Sale

     In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities," the Company's short-term investment is classified as available-for-sale. Available-for-sale securities consist of certificates of deposit with maturities greater than three months and are stated at cost, as the difference between cost and fair value is immaterial.

  Concentration of Credit Risk

     Because the Company acts as an intermediary and facilitator for credit card transactions, the Company is exposed to the credit risks associated with credit card payment systems. These credit risks include returned transactions, merchant fraud and transmission of erroneous information. Through December 31, 1997, the Company has not incurred significant losses from these credit risks.

  Furniture and Equipment

     Furniture and equipment are stated at cost and depreciated over the estimated useful lives of the assets (three to five years) using the straight-line method.

  Organization and Other Costs

     Organization and other costs are being amortized over five years. Accumulated amortization at December 31, 1997 and 1996 amounted to $59,431 and $31,264, respectively.

  Asset Impairment

     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), effective January 1, 1996. SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect on the financial statements from the adoption of SFAS 121.

  Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123), requires use of option valuation models that were not developed for use in valuing employee stock options. As a result, deferred compensation is recorded for the excess of the fair value of the stock on the date of the option grant, over the exercise price of the option. The deferred compensation is amortized over the vesting period of the option.

  Income Taxes

     On May 24, 1995, in conjunction with the issuance of Series A Preferred Stock, the Company changed its status for federal and state income tax purposes from an S Corporation (whereby the Corporation's operating

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

gains and losses flowed through to the stockholders for tax purposes) to become a C Corporation (whereby the Company is subject to federal and state income taxes). The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109.

  Revenue Recognition

     First Virtual has four main sources of revenue: Internet payment system
(IPS), merchandising, interactive advertising development and consulting. Internet payment system revenue consists of consumer and merchant registrations, transaction revenue, Infohaus revenue and marketing revenue. Merchandising revenue consists of sales generated from JUNO On-line and 1 Virtual Place merchandise sales. Interactive advertising development consists of sales of VTAGs. Consulting revenue consists of payments for Internet consulting services provided.

     Consumer registration fees and merchant registration fees are recognized over a 12 month period. Also, the related direct costs of processing such registrations and renewals are deferred and amortized over a 12-month period. Consumer registration fees renew annually. Prior to July 1, 1996, revenues from registration fees and related direct costs of processing registrations were recognized in the month the consumer's or the merchandiser's registration fee was processed and the VirtualPIN was issued. Transaction revenue and marketing revenue are recognized when earned. InfoHaus revenue is recognized when it is collected.

     As part of processing certain transactions, the Company earns interest from the time money is collected from consumers until the time payment is made to the applicable merchants.

     All other revenues are recognized upon delivery of goods or performance of service.

  Research and Development

     Research and development costs are expensed in the period incurred.

  Software Developments Costs

     Financial accounting standards provide for the capitalization of certain software development costs after technological feasibility of the software is attained. No such costs have been capitalized to date.

  Reclassification of Expenses

     For the years ended December 31, 1996 and 1995, approximately $1,403,624 and $0 were reclassified as research, development and engineering expenses, respectively, and approximately $265,900 and $123,375 were reclassified as cost of revenues, respectively, which had previously been included in general and administrative expenses. Such reclassification was done to be consistent with current year presentation.

  Net Loss Per Share

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 128, Earnings Per Share, which is effective for the fiscal periods ending December 15, 1997. SFAS 128 includes a new computation for earnings per share and presentation of basic and diluted earnings per share. The Company retroactively adopted SFAS 128 in the fourth quarter of 1997. Upon adoption, all loss per share amounts for all periods have been represented, and where appropriate, restated to conform to the SFAS 128 requirements.

     The Company's net loss per share calculations are based upon the weighted average number of shares of common stock outstanding.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

  New Accounting Standards

     In June 1997, the Financial Accounting Standards Board issued SFAS 130, Reporting Comprehensive Income and SFAS 131, Segment Information. Both of these standards are effective for the fiscal years beginning after December 15, 1997. SFAS 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. The Company's comprehensive loss will not be materially different than net loss as reported. SFAS 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. The Company currently operates in one business and operating segment and does not believe adoption of this standard will have a material impact on the Company's financial statements as reported.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

 2. FURNITURE AND EQUIPMENT

     Furniture and equipment consists of the following:

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1997           1996
                                                     -----------    ----------
Furniture, equipment and software..................  $ 3,378,530    $2,481,307
Less accumulated depreciation......................   (1,519,482)     (516,672)
                                                     -----------    ----------
                                                     $ 1,859,048    $1,964,635
                                                     ===========    ==========

 3. RELATED PARTY TRANSACTIONS

     In conjunction with the sale of 1,250,000 shares of common stock to a stockholder on September 16, 1994 for $200,000, the Company obtained an unsecured line of credit commitment from the stockholder for borrowings up to $800,000. The Company also has an unsecured line of credit from a stockholder which allows for maximum borrowings of $400,000. The borrowings plus interest at 8% are due upon the earlier of (i) January 31, 1998 or (ii) the closing of an underwritten public offering (other than the IPO) of the Company's common stock. At December 31, 1997, $1,200,000 has been drawn against these lines of credit. See further discussion at Note 10.

     The stockholders who have provided these lines of credit have agreed to subordinate the debt to future institutional financing. Pursuant to these agreements, no dividends will be paid by the Company until the borrowings are paid in full and the lines of credit have been terminated.

     On August 20, 1996, the Company entered into an agreement with the Series B stockholder for the waiver of a previous agreement to use the Series B stockholder as an exclusive services provider. In return for the waiver, the Company agreed to pay the Series B stockholder facility fees totaling $500,000 and transaction surcharges of no less than $500,000 during the 40-month period beginning September 1, 1996, dependent upon the number of transactions processed through service providers other than the Series B stockholder. The Company charged the $1,000,000 associated with this agreement to general and administrative during 1996. At December 31, 1997, the Company had an outstanding balance of $492,500 due to this stockholder. There is no interest being charged on the outstanding balance.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

     The Company's credit card transaction services are provided by Paymentech, Inc., a stockholder. Fees for these services amounted to $151,284, $123,622 and $28,198 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Certain marketing and technology consulting services were provided by a company whose president was a director of the Company. No services were provided during the years ended December 31, 1997 and 1996. Services amounted to $132,521 for the year ended December 31, 1995.

 4. NOTE PAYABLE

     On February 27, 1996, the Company entered into a promissory note to borrow up to $500,000 at the prime rate plus 2% from a financial institution. The loan was repaid in full in April 1996.

 5. COMMITMENTS

  Leases

     The Company leases its office facilities and certain equipment under non-cancelable operating lease agreements. The facility lease requires the Company to pay standard common area maintenance fees and is subject to certain minimum escalation provisions. Rent expense for all operating leases was approximately $523,214, $210,000 and $38,400 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Future minimum operating lease payments as of December 31, 1997 are as follows:

1998.............................................  $  614,641
1999.............................................     581,265
2000.............................................     101,867
                                                   ----------
                                                   $1,297,773
                                                   ==========

  Information Service Agreement

     In October 1994, the Company entered into a technology service agreement with another company to receive information technology services from the other company beginning in 1994. Minimum monthly payments of $5,000 for services commenced upon full system implementation. The Company paid an implementation charge of $150,000 which is being amortized over three years. Accumulated amortization at December 31, 1997 and 1996 amounted to $130,155 and $90,774, respectively. In June 1996, this agreement was amended, reducing the information technology services to be received, and as a result, effective July 1, 1996, minimum monthly charges no longer apply.

 6. SERIES A CONVERTIBLE PREFERRED STOCK

     On October 22, 1997, First Virtual completed a private placement of preferred stock and received net proceeds of $4.9 million. Under the private placement agreement, 1,000 shares of Series A convertible preferred stock were issued at $5,000 per share. The Series A convertible preferred stock is convertible into common stock at the option of the investors at a per share conversion price equal to the lesser of $5.50 or 80% of the average closing bid price of the common stock for the prior ten days. At December 31, 1997, the Company recorded imputed dividends on the Series A preferred convertible stock totaling $1,250,000 for discounted conversion terms. The Series A convertible preferred stock may be redeemable for cash in the event that the Company's stockholders do not approve the private placement at its upcoming Annual Stockholders' meeting scheduled for June 23, 1998. However, the Company has obtained proxies from a majority in interest of its stockholders which allow executive officers of the Company to vote their shares for the approval of the private placement. As of March 20, 1998, 250 shares of the Series A convertible preferred

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

stock have been converted into 953,269 shares of the Company's common stock. The remaining 750 shares of Series A convertible preferred stock will remain classified as mezzanine financing until they are converted or until stockholders' vote approving the private placement has been obtained at the Annual Stockholders' meeting.

     The Series A convertible preferred stock carries an annual dividend of 7% payable quarterly in cash or shares of common stock at the option of the Company.

     In connection with the sale of Series A convertible preferred stock, warrants to purchase up to 850,000 shares of common stock at $5.75 per share were issued to the Series A convertible preferred stock stockholders. These warrants will expire on October 15, 2001.

 7. STOCKHOLDERS' EQUITY

  Preferred Stock

     In May 1995, the Company sold 551,500 shares of Series A preferred stock at $1.76 per share. An additional 142,044 shares were issued at $1.76 per share to retire certain notes payable in December 1995. In December 1995, the Company sold 783,945 shares of Series B preferred stock at $3.189 per share.

     On July 3, 1996, the Company sold 130,952 shares of Series C preferred stock at $15.00 per share and 107,144 shares of common stock at $5.00 per share for total proceeds of approximately $2,500,000.

     In connection with the sale of the Series C preferred stock, the Company issued a performance warrant to purchase 33,333 shares of the Company's common stock at an exercise price of $15 per share. This warrant was extended to July 23, 1997 from July 3, 1997 in exchange for $50,000. The warrant expired on July 23, 1997.

     On August 26, 1996, the Company sold 200,000 shares of Series D preferred stock at $15.00 per share for total proceeds of approximately $3,000,000. In connection with the sale of Series D preferred stock, the Company issued a warrant to purchase shares of the Company's common stock. The number of shares and exercise price are contingent upon the Series D stockholder achieving certain performance criteria with respect to the issuance of VirtualPINs to its customer base as outlined in the following schedule:

                                                        INCREMENTAL   EXERCISE PRICE
     DEADLINE FOR ACHIEVING PERFORMANCE CRITERIA          SHARES        PER SHARE
------------------------------------------------------  -----------   --------------
May 31, 1997..........................................    375,000         $5.00
August 31, 1997.......................................    375,000          3.33
October 31, 1997......................................    375,000          2.50
December 30, 1997.....................................    375,000          2.23

     The Company and First Data agreed to an amendment to the First Data Warrant in March 1997. Pursuant to such amendment, the deadlines for First Data securing registration of VirtualPINs (on which the exercisability of First Data Warrant is contingent) were altered, and the range of exercise prices for the First Data Warrant was reduced to $1.50 to $4.50 per share and the deadline for achieving the performance criteria was changed to September 1997.

     This performance warrant expired on September 29, 1997.

     Total issuance costs for preferred stock issued prior to the Company's IPO amounted to $351,645 and $179,438 at December 31, 1996 and December 31, 1995, respectively.

     On December 13, 1996, all outstanding preferred stock was converted into common stock concurrent with the closing of the Company's underwritten initial public offering. As a result of certain anti-dilution

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

adjustments, the 2,273,441 shares of preferred stock outstanding prior to the offering were converted to 2,333,317 shares of common stock.

  Warrants

     In connection with a sale of Series B preferred stock in December 1995 to a financial institution, the Company issued warrants to purchase shares of Series A and Series B preferred stock. In April 1996, the Series B preferred stockholder partially exercised this warrant by purchasing 465,000 shares of Series B preferred stock at $3.189 per share. In addition, the Series B preferred stockholder paid the Company $3,017,115 for warrants to purchase 852,272 shares of Series A preferred stock and 475,734 shares of Series B preferred stock at $0.01 per share. These warrants are currently exercisable as to common stock of the same number of shares and will expire on March 4, 2001. The Company received total proceeds of approximately $4.5 million in connection with this transaction. Furthermore, all of the unexercised warrants originally issued on December 22, 1995 have been canceled.

     In connection with a consulting agreement, an incentive warrant to purchase 300,000 shares of common stock at $5.63 per share was issued on September 24, 1997 to a third party. When the third party receives $10 million of net sales through the use of technology and services provided by the Company, 100,000 shares of common stock can be issued under this warrant. An additional 100,000 shares of common stock can be issued under this warrant when the third party receives $25 million of net sales through the use of technology and services provided by the Company and the remaining 100,000 shares of common stock can be issued under this warrant when the third party receives $50 million of net sales through the use of technology and services provided by the Company. This warrant expires on December 20, 2003.

     Under a certain consulting agreement, dated September 8, 1997, a warrant to purchase 65,000 shares of common stock at $5.63 per share was granted to a third party as payment for consulting services rendered. Under the terms of the warrant agreement, 20,000 shares of common stock became available to be issued when the third party completed its obligation to the Company in September 1997 (as defined in the agreement), with the remaining 45,000 common shares to be issued under this warrant when the third party delivers to the Company, two catalog merchants who execute agreements with the Company in regards to either licensing of VirtualPINS or Interactive Messaging services. This warrant expires on December 30, 2002. The Company estimated the fair value of the 20,000 common shares issued under this warrant in September 1997 using the Black-Scholes option pricing model. However, no value was allocated to the warrant as the estimated fair value was nominal.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

  Stock Option Plan

     The Company's 1994 Incentive and Non-Statutory Stock Option Plan (1994
Plan), under which options to purchase 482,300 shares of common stock were granted, was replaced with the 1995 Stock Plan (1995 Plan). Under the 1995 Plan, the Company is authorized to issue up to 3,000,000 common shares to officers, employees, directors and certain other individuals providing services to the Company. Options granted under the 1995 Plan generally vest over four years and are exercisable for a period of up to ten years from the date of grant. Incentive stock options are granted at prices which approximate the fair value of the shares at the date of grant as determined by the board of directors. The following table summarizes stock option activity:

                                                                        WEIGHTED AVERAGE
                                                            SHARES       EXERCISE PRICE
                                                           ---------    ----------------
Balance at December 31, 1994.............................    288,875         $0.04
  Options granted........................................    179,875         $0.07
                                                           ---------
Balance at December 31, 1995.............................    468,750         $0.05
  Options granted........................................  1,327,645         $6.43
  Options exercised......................................    (19,975)        $0.13
  Options canceled.......................................    (33,250)        $4.94
                                                           ---------
Balance at December 31, 1996.............................  1,743,170         $4.82
  Options granted........................................  1,115,600         $4.54
  Options exercised......................................    (85,690)        $0.32
  Options canceled.......................................   (504,987)        $7.49
                                                           ---------
Balance at December 31, 1997.............................  2,268,093         $4.14
                                                           =========

     As of December 31, 1997, options to purchase 1,046,362 shares are exercisable under the 1994 and 1995 plan and 1,108,542 shares are available for future grant under the 1995 Plan.

     The weighted average fair value of the options granted during 1997, 1996 and 1995 were $4.66, $2.83 and $0.13, respectively.

     Exercise prices and weighted average remaining contractual life for the options outstanding under the 1994 Plan and 1995 Plan as of December 31, 1997 are as follows:

                       OPTIONS OUTSTANDING
------------------------------------------------------------------        OPTIONS EXERCISABLE
                               WEIGHTED AVERAGE                      ------------------------------
   RANGE OF        NUMBER         REMAINING       WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
EXERCISE PRICE   OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
--------------   -----------   ----------------   ----------------   -----------   ----------------
$0.04 - $ 0.32      794,184          7.04              $ 0.12           670,471         $ 0.11
 1.00 -   5.00      870,280          9.54                3.97            41,106           2.91
 6.00 -   7.50       70,000          9.43                6.59            12,000           6.38
 9.00 -  10.50      533,629          8.71               10.07           322,785          10.23
                  ---------                                           ---------
                  2,268,093                                           1,046,362
                  =========                                           =========

     Some of these options were granted at a per share value below the then current fair market value of such shares. The Company recorded deferred compensation expense for the difference between the exercise price and the fair value of the Company's common stock for options granted during 1997 and 1996. Deferred compensation expense aggregates to $128,888 and $50,567 for the years ended December 31, 1997 and 1996, respectively.

     Pursuant to the terms of the December 22, 1995 Series B Preferred Stock Purchase Agreement, on April 11, 1996, the Company's board of directors granted options to purchase 475,000 shares of common stock at $6.30 per share to an officer and director of the Company. The options vested immediately and expire on

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

April 11, 2006. Two directors of the Company were granted options to purchase 225,000 and 100,000 shares under the same terms. In addition, the board of directors granted options to purchase 200,000 shares of common stock at $6.30 per share to two key employees of the Company. The options to these two key employees vest on June 30, 1998 provided that each remains an employee of the Company at that date and expire in ten years. These options to purchase 1,000,000 shares were not granted under the 1995 Plan. No deferred compensation was deemed appropriate for the April 1996 option grants. The fair value of common stock was determined by an independent valuation.

     Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for the 1997 options was estimated at the date of grant, using the Black-Scholes option pricing model, with the following assumptions: risk-free interest rates of 5.41%; dividend yields of 0%; and a weighted-average expected life of the option of five years with a volatility factor of .50. The fair value for the 1996 options that were granted after the Company filed its initial filing of the registration statement relating to the IPO, was estimated at the date of grant, using the Black-Scholes option pricing model, with the following assumptions: risk-free interest rates of 6.18%; dividend yields of 0%; and a weighted-average expected life of the option of five years with a volatility factor of .75. The fair value for the 1996 options granted before the Company filed its initial filing of the registration statement relating to the IPO and the fair value of the 1995 options, were estimated at the date of grant, using the "minimum value" method for option pricing through the initial filing of the registration statement relating to the IPO, with the following weighted-average assumptions: risk-free interest rates of 6%; dividend yields of 0%; and a weighted-average expected life of the option of seven years. The volatility factor was based upon the Company's competitive situation, marketing dynamics and competitive technology inherent in the Internet.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying Statement 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income (loss) in the future years because they do not take into consideration pro forma compensation expense related to grants made prior to 1995. The Company's pro forma information follows:

                                                                   DECEMBER 31,
                                                            ---------------------------
                                                1997            1996           1995
                                            ------------    ------------    -----------
Pro forma net loss applicable to common
  shares..................................  $(17,889,405)   $(11,186,398)   $(2,276,119)
Pro forma net loss per common share, basic
  and diluted.............................  $      (2.02)   $      (2.44)   $     (0.55)

  Employee Stock Purchase Plan

     In 1996, the Company adopted an Employee Stock Purchase Plan (the "ESPP"), whereby employees, at their option, can purchase shares of Company common stock. This is done through a payroll deduction at the lower of 85% of the fair market value on the first day of the ESPP offering period or the end of each six-month period. The ESPP expires at the earlier of December 31, 2006 or the date on which all shares available for issuance have been sold. The Company has reserved 100,000 shares of common stock for issuance under the

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                               DECEMBER 31, 1997

ESPP. At December 31, 1997 employees have purchased 22,160 shares through the ESPP and 77,840 shares are available for future purchases.

  Shares Reserved for Future Issuance

     As of December 31, 1997, the Company has reserved shares of common stock for future issuance as follows:

Stock options...............................................   3,376,635
Warrants....................................................   2,543,006
Series A convertible preferred stock........................   4,608,294
Employee stock purchase plan................................      77,840
                                                              ----------
                                                              10,605,775
                                                              ==========

 8. INCOME TAXES

     Significant components of the Company's deferred tax assets as of December 31, 1997 and 1996 are shown below. Valuation allowances of $11,750,000 and $5,063,000 have been recognized for 1997 and 1996, respectively, to offset the net deferred tax assets, as realization of such assets is uncertain.

                                                          DECEMBER 31,
                                                   ---------------------------
                                                       1997           1996
                                                   ------------    -----------
Deferred tax assets:
  Net operating losses carryforwards.............  $ 10,280,000    $ 4,519,000
  R & D credit...................................       790,000             --
  Other..........................................       680,000        544,000
                                                   ------------    -----------
                                                     11,750,000      5,063,000
Valuation allowance for deferred tax assets......   (11,750,000)    (5,063,000)
                                                   ------------    -----------
Net deferred tax assets..........................  $         --    $        --
                                                   ============    ===========

     At December 31, 1997, the Company has federal and California tax net operating loss carryforwards of approximately $26,730,000 and $16,100,000. These federal and state carryforwards will begin to expire in 2010 and 2000, respectively, unless previously utilized. The Company also has federal and state research credit carryforwards of approximately $612,000 and $279,000, respectively, which will begin expiring in 2010, unless previously utilized.

     Pursuant to Internal Revenue Code Section 382 and 383, use of the Company's net operating loss and tax credit carryforwards may be significantly limited if a cumulative change in ownership of more than 50% occurs within a three year period.

 9. 401(K) PROFIT SHARING PLAN

     The Company maintains a 401(k) profit sharing plan which allows substantially all employees to contribute up to 15% of their salary, subject to annual limitations. The Board of Directors, may at its sole discretion, approve Company contributions. To date, there have been no Company contributions under the plan.

10. SUBSEQUENT EVENT

     On February 5, 1998, two stockholders filed civil actions against the Company seeking to recover the principal and interest due under the unsecured lines of credit described in Note 3. The total amount of principal and interest is approximately $1.5 million which is reflected as current liabilities in the financial statements. Subsequently, on February 20, 1998, $1.5 million of the Company's available cash was attached.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                                 BALANCE SHEETS

                                     ASSETS

                                                                JUNE 30,      DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  6,301,489    $  6,331,059
  Accounts receivable.......................................        64,060         207,985
  Prepaid expenses and other................................       246,136         418,615
                                                              ------------    ------------
Total current assets........................................     6,611,685       6,957,659
Furniture, equipment and software, net......................     1,533,383       1,859,048
Information technology, net.................................         6,405          19,845
Organization and other costs, net...........................        64,061          77,630
Deposits and other..........................................        80,557         133,907
                                                              ------------    ------------
Total assets................................................  $  8,296,091    $  9,048,089
                                                              ============    ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $  1,157,784    $  1,440,224
  Accrued compensation and related liabilities..............       176,513         370,741
  Accrued interest..........................................            --         289,903
  Deferred revenue..........................................       184,536         537,790
  Current portion, due to stockholders......................       270,000       1,530,000
  Other accrued liabilities.................................       900,070         601,300
                                                              ------------    ------------
Total current liabilities...................................     2,688,903       4,769,958
Amount due to stockholder...................................       125,000         162,500
Series A convertible preferred stock........................            --       4,687,500
Stockholders' equity (deficit):
  Series A convertible preferred stock, $0.001 par value;
     1,000 shares authorized; 0 and 1,000 shares outstanding
     at June 30, 1998 and December 31, 1997, respectively;
     liquidation preference of $5,000,000...................            --               1
  Preferred stock, 5,000,000 shares authorized, none
     outstanding at June 30, 1998 and December 31, 1997.....            --              --
  Common stock, $0.001 par value; 40,000,000 shares
     authorized, 31,215,599 and 8,903,855 shares issued and
     outstanding at June 30, 1998 and December 31, 1997,
     respectively...........................................        31,216           8,904
  Additional paid-in-capital................................    41,869,894      26,300,228
  Warrants..................................................     1,080,828       3,017,115
  Deferred compensation.....................................       (65,694)       (155,235)
  Accumulated deficit.......................................   (37,434,056)    (29,742,882)
                                                              ------------    ------------
Total stockholders' equity (deficit)........................     5,482,188        (571,869)
                                                              ------------    ------------
Total liabilities and stockholders' equity (deficit)........  $  8,296,091    $  9,048,089
                                                              ============    ============

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                        THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                        ----------------------------    --------------------------
                                            1998            1997           1998           1997
                                        ------------    ------------    -----------    -----------
Revenues..............................  $   217,625     $   393,067     $   498,294    $   785,984
Cost of Revenues......................       16,037          60,471          34,637        171,985
                                        -----------     -----------     -----------    -----------
Gross Profit..........................      201,588         332,596         463,657        613,999
Operating Expenses:
  Marketing and sales.................      420,965       1,122,034       1,213,499      2,171,371
  Research, development and
     engineering......................    1,252,689       1,606,815       2,896,745      3,058,821
  General and administrative..........    1,209,657       1,409,661       2,230,721      2,573,242
  Restructuring charge................      812,166              --         812,166             --
  Depreciation and amortization.......      440,812         289,034         840,075        547,033
                                        -----------     -----------     -----------    -----------
Total operating expenses..............    4,136,289       4,427,544       7,993,206      8,350,467
                                        -----------     -----------     -----------    -----------
Loss from operations..................   (3,934,701)     (4,094,948)     (7,529,549)    (7,736,468)
Interest income.......................       10,864         156,792          55,761        349,683
Interest expense......................      (37,073)        (24,000)        (64,258)       (48,944)
                                        -----------     -----------     -----------    -----------
Net loss..............................   (3,960,910)     (3,962,156)     (7,538,046)    (7,435,729)
Preferred stock dividend..............      (65,624)             --        (153,126)            --
                                        -----------     -----------     -----------    -----------
Net loss applicable to common
  shares..............................  $(4,026,534)    $(3,962,156)    $(7,691,172)   $(7,435,729)
Net loss per share, basic and
  diluted.............................  $     (0.32)    $     (0.45)    $     (0.69)   $     (0.84)
Shares used in per share computation,
  basic and diluted...................   12,763,183       8,811,514      11,183,418      8,803,463

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
Operating Activities
Net loss....................................................  $(7,538,046)   $(7,435,729)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization.............................      840,075        547,033
  Loss on disposal of assets................................       19,146             --
  Common stock issued for services..........................       42,109             --
  Compensation expense recognized for stock options.........      405,718         52,138
  Changes in operating assets and liabilities:
     Accounts receivable....................................      143,925        (13,883)
     Prepaid expenses and other.............................      172,479         (4,245)
     Deposits and other.....................................       53,350       (109,894)
     Accounts payable.......................................     (282,440)      (742,234)
     Accrued compensation and related liabilities...........     (194,228)      (141,818)
     Deferred revenue.......................................     (224,516)       514,861
     Accrued interest.......................................           --         48,000
     Amount paid to stockholder.............................      (97,500)       (75,000)
     Other accrued liabilities..............................      170,035       (390,366)
                                                              -----------    -----------
Net cash used in operating activities.......................   (6,489,893)    (7,751,137)
Investing Activities
Additions to furniture and equipment........................     (263,427)      (528,911)
Proceeds from sale of fixed assets..........................       14,738             --
Maturity of short-term investment...........................           --        200,000
                                                              -----------    -----------
Net cash used in investing activities.......................     (248,689)      (328,911)
Financing Activities
Proceeds from issuance of common stock, net.................    6,700,489         48,673
Proceeds from the issuance of warrants......................        8,523             --
Proceeds from SOFTBANK loan.................................    1,411,578             --
Repayment of SOFTBANK loan..................................   (1,411,578)            --
                                                              -----------    -----------
Net cash provided by financing activities...................    6,709,012         48,673
Net decrease in cash and cash equivalents...................      (29,570)    (8,031,375)
                                                              -----------    -----------
Cash and cash equivalents at the beginning of period........    6,331,059     17,127,971
                                                              -----------    -----------
Cash and cash equivalents at the end of period..............  $ 6,301,489    $ 9,096,596
                                                              ===========    ===========

                            See accompanying notes.

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                       NOTES TO THE FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The interim unaudited financial statements included herein have been prepared by First Virtual Holdings Incorporated ("First Virtual" or the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all the information and disclosures required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1997 included in the Company's Annual Report on Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position of the Company as of June 30, 1998 and the results of operations and the changes in cash flows for the three month and six month periods ended June 30, 1998 and 1997 have been included. The results of operations for the interim period ended June 30, 1998 are not necessarily indicative of the results which may be reported for any other interim period or for the year ended December 31, 1998.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has adopted this Statement effective January 1, 1998, and has no components of comprehensive income to report.

 2. SOFTBANK AND E*TRADE INVESTMENT

     On June 23, 1998, at the Company's Annual Meeting of Stockholders ("Annual Meeting"), the Company's stockholders approved an investment in the Company by SOFTBANK Holdings Inc., SOFTBANK Technology Ventures IV, L.P. (together "SOFTBANK") and E*Trade Group Inc. ("E*Trade").

     The Company issued approximately 9.8 million shares of common stock to SOFTBANK and 833,333 shares of common stock to E*Trade for approximate net proceeds of $6.6 million. In addition, SOFTBANK purchased $5.8 million of the Company's outstanding debt and preferred stock, which were subsequently converted into approximately 8.5 million shares of the Company's common stock. The $5.8 million amount includes a settlement to two stockholders of the Company who, on February 5, 1998 had filed civil actions against the Company seeking to recover the principal and interest due under unsecured lines of credit. The total amount of principal and interest paid out as settlement was approximately $1.5 million. Also included in the transaction was the purchase of the 655 remaining outstanding shares of the Series A convertible preferred stock. The original Series A convertible preferred stockholders were granted a reduction in the exercise price of outstanding warrants to purchase up to 850,000 shares of common stock from $5.75 per share to $1.00 per share. Such warrants carry restrictions as to their exercisability. After giving effect to these transactions and the private purchase of 1.2 million shares of the Company's common stock from two stockholders, SOFTBANK owns approximately 19.5 million shares of the Company's common stock and holds a majority of the votes on the Board of Directors of the Company that was elected at the Annual Meeting.

 3. RESTRUCTURING CHARGE

     In the second quarter 1998, the Company took further steps to focus its efforts on the Interactive Messaging Platform ("IMP"). In doing so, the Company incurred expenses of approximately $545,000 for severance compensation packages related to a reduction in staff and consultants, booked expenses of approximately $170,000 related to the shut down of the First Virtual Internet Payment System ("FVIPS") and incurred expenses of approximately $95,500 related to moving the corporate office to less expensive office space.

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                                  (UNAUDITED)

4. SUBSEQUENT EVENTS

     On July 13, 1998, First Virtual announced that it entered into a non-binding letter of intent with Email Publishing Inc. ("EMP") to acquire 100% of the outstanding stock of EMP. Email Publishing is a leading provider of message delivery and email subscription management services to publishers and other corporate customers. The transaction, if consummated, will involve the exchange of approximately six million First Virtual common shares for the outstanding stock of EMP. The transaction is contingent upon various factors, including approval by the stockholders of First Virtual and EMP, as well as other customary matters.

     On July 20, 1998, First Virtual announced that it entered into a cooperative agreement with CyberCash, Inc. ("CyberCash") to offer all of First Virtual's merchants and consumers a migration path to CyberCash's CashRegister Payment Service. Pursuant to the agreement, CyberCash will provide Internet payment solutions to First Virtual's merchants and consumers. Additionally, First Virtual's IMP will be CyberCash's preferred solution for interactive messaging and First Virtual will incorporate CyberCash's payment systems into the Company's IMP. First Virtual ceased its Internet payment services in August 1998.

           REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

To the Board of Directors and
  Stockholders of EMAIL PUBLISHING INC.

     In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of EMAIL PUBLISHING INC. at June 30, 1997 and 1998, and the results of its operations and its cash flows for the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Broomfield, Colorado
August 13, 1998

                             EMAIL PUBLISHING INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              JUNE 30,      JUNE 30,
                                                                1997          1998
                                                              ---------    ----------
Current assets:
  Cash and cash equivalents.................................  $ 144,023    $   62,273
  Accounts receivable, net of allowance for doubtful
     accounts of $874 and $7,926 in 1997 and 1998...........     34,040       138,895
  Prepaid expenses..........................................      4,513         9,989
                                                              ---------    ----------
          Total current assets..............................    182,576       211,157
Property and equipment, net.................................     31,015       220,552
Other noncurrent assets.....................................        490        10,620
                                                              ---------    ----------
          Total assets......................................  $ 214,081    $  442,329
                                                              =========    ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $   2,602    $   60,911
  Accrued salaries..........................................     10,000        15,000
  Accrued vacation..........................................      2,777        15,705
  Current portion of long-term debt.........................                   47,350
  Current portion of capital lease obligations..............      6,325        36,141
                                                              ---------    ----------
          Total current liabilities.........................     21,704       175,107
Long-term debt, net of current portion......................         --        42,615
Capital lease obligations, net of current portion...........     12,103        46,225
                                                              ---------    ----------
          Total liabilities.................................     33,807       263,947
Commitments and contingencies (Note 6)
Stockholders' Equity:
  Series A preferred stock; $.001 par value; 400,000 shares
     authorized, issued and outstanding at June 30, 1997 and
     1998...................................................        400           400
  Series A-1 preferred stock; $.001 par value; 350,000
     shares authorized; 232,558 shares issued and
     outstanding at June 30, 1997 and 1998..................        232           232
  Common stock; $.001 par value; 3,000,000 shares
     authorized; 1,877,668 and 1,896,753 shares issued and
     outstanding at June 30, 1997 and 1998, respectively....      1,878         1,897
  Additional paid-in capital................................    460,397     1,017,735
  Deferred compensation.....................................    (42,338)     (448,131)
  Accumulated deficit.......................................   (240,295)     (393,751)
                                                              ---------    ----------
          Total stockholders' equity........................    180,274       178,382
                                                              ---------    ----------
          Total liabilities and stockholders' equity........  $ 214,081    $  442,329
                                                              =========    ==========

   The accompanying notes are an integral part of these financial statements.

                             EMAIL PUBLISHING INC.

                            STATEMENTS OF OPERATIONS

                                                               SEPTEMBER 11,
                                                                    1996
                                                                (INCEPTION)       YEAR ENDED
                                                              THROUGH JUNE 30,     JUNE 30,
                                                                    1997             1998
                                                              ----------------    ----------
Revenues....................................................     $   80,347       $  864,030
Operating expenses:
  Sales and marketing.......................................         19,237          271,772
  Research and development..................................         46,769          125,782
  General and administrative................................        258,611          611,911
                                                                 ----------       ----------
          Total operating expenses..........................        324,617        1,009,465
                                                                 ----------       ----------
Loss from operations........................................       (244,270)        (145,435)
                                                                 ----------       ----------
Other income (expense):
  Interest expense..........................................         (1,025)         (11,710)
  Interest income...........................................             --              889
  Miscellaneous income......................................          5,000            2,800
                                                                 ----------       ----------
          Total other income (expense)......................          3,975           (8,021)
                                                                 ----------       ----------
Net loss....................................................     $ (240,295)      $ (153,456)
                                                                 ==========       ==========
Basic net loss per common share.............................     $     (.13)      $     (.08)
Basic weighted-average common shares outstanding............      1,871,445        1,887,012
Diluted net loss per common share...........................     $     (.13)      $     (.08)
Diluted weighted-average common shares outstanding..........      1,871,445        1,887,012

   The accompanying notes are an integral part of these financial statements.

                             EMAIL PUBLISHING INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                  PREFERRED STOCK       COMMON STOCK      ADDITIONAL                                    TOTAL
                                  ----------------   ------------------    PAID-IN       DEFERRED     ACCUMULATED   STOCKHOLDERS'
                                  SHARES    AMOUNT    SHARES     AMOUNT    CAPITAL     COMPENSATION     DEFICIT        EQUITY
                                  -------   ------   ---------   ------   ----------   ------------   -----------   -------------
September 11, 1996
  (inception)...................       --    $ --           --   $   --   $       --    $      --      $      --      $      --
Issuance of Series A preferred
  stock.........................  400,000     400                            199,600                                    200,000
Issuance of Series A-1 preferred
  stock.........................  232,558     232                            199,768                                    200,000
Issuance of common stock........                     1,867,000    1,867       16,802                                     18,669
Exercise of stock options.......                        10,668       11          523                                        534
Deferred compensation...........                                              43,704      (43,704)
Amortization of deferred
  compensation..................                                                            1,366                         1,366
Net loss........................                                                                        (240,295)      (240,295)
                                  -------    ----    ---------   ------   ----------    ---------      ---------      ---------
Balance, June 30, 1997..........  632,558     632    1,877,668    1,878      460,397      (42,338)      (240,295)       180,274
Exercise of stock options.......                        19,085       19        1,161                                      1,180
Deferred compensation...........                                             488,822     (488,822)
Amortization of deferred
  compensation..................                                                           83,029                        83,029
Issuance of Series A-1 preferred
  warrants......................                                              67,355                                     67,355
Net loss........................                                                                        (153,456)      (153,456)
                                  -------    ----    ---------   ------   ----------    ---------      ---------      ---------
Balance, June 30, 1998..........  632,558    $632    1,896,753   $1,897   $1,017,735    $(448,131)     $(393,751)     $ 178,382
                                  =======    ====    =========   ======   ==========    =========      =========      =========

   The accompanying notes are an integral part of these financial statements.

                             EMAIL PUBLISHING INC.

                            STATEMENTS OF CASH FLOWS

                                                              SEPTEMBER 11,
                                                                  1996
                                                               (INCEPTION)
                                                                 THROUGH      YEAR ENDED
                                                                JUNE 30,       JUNE 30,
                                                                  1997           1998
                                                              -------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(240,295)    $(153,456)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation and amortization..........................        4,038        29,158
     Amortization of deferred compensation..................        1,366        83,029
     Amortization of debt discount..........................                      1,292
     Provision for doubtful accounts........................          874         7,052
     Changes in:
       Accounts receivable..................................      (34,914)     (111,907)
       Prepaid expenses.....................................       (4,513)       (5,476)
       Other noncurrent assets..............................         (490)      (10,228)
       Accounts payable.....................................        2,602        58,309
       Accrued salaries.....................................       10,000         5,000
       Accrued vacation.....................................        2,777        12,928
                                                                ---------     ---------
Net cash used in operating activities.......................     (258,555)      (84,299)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment..........................      (13,494)     (111,032)
                                                                ---------     ---------
Net cash used in investing activities.......................      (13,494)     (111,032)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A preferred stock..........      200,000            --
Proceeds from issuance of Series A-1 preferred stock........      200,000            --
Proceeds from issuance of common stock......................       19,203         1,180
Proceeds from notes payable.................................           --       150,000
Payments on notes payable...................................           --        (6,972)
Payments on capital lease obligations.......................       (3,131)      (30,627)
                                                                ---------     ---------
Net cash provided by financing activities...................      416,072       113,581
                                                                ---------     ---------
Net increase (decrease) in cash and cash equivalents........      144,023       (81,750)
Cash and cash equivalents, beginning of period..............           --       144,023
                                                                ---------     ---------
Cash and cash equivalents, end of period....................    $ 144,023     $  62,373
                                                                =========     =========
Supplemental Disclosure of other Cash and Non-cash Financing
  Activities
Interest paid...............................................    $   1,025     $  11,710
Acquisition of equipment under capital leases...............    $  21,559     $  94,565
Acquisition of equipment with note payable..................    $      --     $  13,000
Issuance of warrants with debt..............................    $      --     $  67,355

   The accompanying notes are an integral part of these financial statements.

                             EMAIL PUBLISHING INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Email Publishing, Inc. (the "Company") was incorporated on September 11, 1996 in the State of Delaware to develop, market and support large-scale personalized messaging services to periodical publishers and large corporations.

REVENUE RECOGNITION

     Revenue from service contracts is recognized monthly over the period of the contract.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets (generally three years). Repair and maintenance costs are charged to expense when incurred.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value.

STOCK OPTIONS

     Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") permits the use of either a fair-value-based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB No. 25") to account for stock-based compensation arrangements. The Company has elected to determine the value of stock-based compensation arrangements under the provisions of APB No. 25, and has included the pro forma disclosures required under SFAS No. 123 in Note 4.

RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Research and development costs are charged to expense as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenue, whichever is greater. Software development costs qualifying for capitalization have been insignificant and therefore, the Company has not capitalized any software development costs.

INCOME TAXES

     Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheet, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance if current evidence indicates that it is considered likely that these benefits will not be realized.

                             EMAIL PUBLISHING INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities and capital lease obligations. The carrying amounts of financial instruments approximate fair value due to their short maturities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER COMMON SHARE

     Statement of Financial Accounting Standard No. 128 "Earnings per Share" was issued in February of 1997. This pronouncement establishes new standards for computing and presenting earnings per share ("EPS") on a basis that is more comparable to international standards and provides for the presentation of basic and diluted EPS. Basic EPS is computed by dividing net income by the weighted-average number of shares outstanding during the period. Diluted EPS is computed by using the weighted-average number of shares outstanding plus all dilutive potential common shares outstanding. The convertible preferred shares, options and warrants were not included in the computation of diluted EPS for the respective periods because they were anti-dilutive due to the net loss for all periods presented.

RECLASSIFICATIONS

     Certain amounts in the 1997 financial statements were reclassified to conform to current year presentation.

(2) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following as of June 30:

                                                               1997        1998
                                                              -------    --------
Office and communications equipment.........................  $27,826    $193,850
Computer software...........................................    7,227      31,806
Furniture and fixtures......................................                2,666
Leasehold improvements......................................               25,328
                                                              -------    --------
                                                               35,053     253,650
Less: accumulated depreciation..............................   (4,038)    (33,098)
                                                              -------    --------
                                                              $31,015    $220,552
                                                              =======    ========

                             EMAIL PUBLISHING INC.

(3) LONG-TERM DEBT

     Long-term debt consisted of the following as of June 30:

                                                                 1997          1998
                                                              -----------    --------
Note payable to bank; interest at prime plus 1% (9.5%);
  payable in monthly installments of $6,250 through June
  2000; secured by business assets..........................  $        --    $150,000
Less unamortized discount...................................                  (66,063)
                                                              -----------    --------
                                                                               83,937
Note payable to company; interest at 11.76%; payable in
  monthly installments of $703 through March 1999; secured
  by equipment..............................................                    6,028
                                                              -----------    --------
                                                                               89,965
Less current portion........................................                  (47,350)
                                                              -----------    --------
                                                              $        --    $ 42,615
                                                              ===========    ========

     Future maturities of long-term debt at June 30, 1998, are as follows:

1999...............................................  $47,350
2000...............................................   42,615
                                                     -------
                                                     $89,965
                                                     =======

     On June 16, 1998, the Company executed a bank loan agreement of $150,000, and issued 11,627 detachable warrants. Each warrant entitles the holder to purchase one share of Series A-1 Preferred stock at $.86 at any time between issuance and June 30, 2003.

(4) PREFERRED STOCK

     Each share of preferred stock is convertible into shares of common stock, at anytime, based on the conversion rate, at the option of the holder. Additionally, if the Company completes an initial public offering of its common stock in which the price is at least $5 per share, and gross proceeds are at least $10,000,000, the preferred stock will automatically convert into shares of common stock. The conversion rate is the original preferred stock issue price plus any declared but unpaid dividends divided by the original preferred stock issue price, which is subject to future adjustment upon certain events taking place. As of June 30, 1997 and 1998, the Company has reserved 632,558 shares of common stock for issuance upon conversion of the preferred stock.

     In the event of liquidation, dissolution or winding up of the Company, the holders of preferred stock will be entitled to be repaid prior and in preference to any payments to common stockholders. The payments shall be an amount per share equal to the investment price plus declared but unpaid dividends. As of June 30, 1997, the liquidation price of the preferred stock is the original preferred stock issue price per share of $0.50 for Series A preferred and $0.86 for Series A-1 preferred, or $400,000 in total.

(5) STOCK OPTIONS AND WARRANTS

     The Company maintains a stock option plan (the "Plan") which provides for the grant of incentive stock options to directors, key employees, and consultants to purchase common stock of the Company. The Board of Directors has reserved 400,000 shares of common stock for issuance under the Plan. The vesting period is determined by the Board of Directors and is generally four years for directors and key employees and options granted to consultants for services rendered vest on the date of grant. The options expire ten years after the date of grant.

                             EMAIL PUBLISHING INC.

     The following table summarizes stock option activity for the period from September 11, 1996 (inception) through June 30, 1998:

                                                                        WEIGHTED-AVERAGE
                                                              SHARES     EXERCISE PRICE
                                                              -------   ----------------
Outstanding at September 11, 1996...........................       --         $ --
  Granted...................................................   98,675          .05
  Exercised.................................................  (10,668)         .05
  Forfeited.................................................
                                                              -------         ----
Outstanding at June 30, 1997................................   88,007          .05
                                                              -------         ----
  Granted...................................................  103,500          .12
  Exercised.................................................  (19,085)         .06
  Forfeited.................................................
                                                              -------         ----
Outstanding at June 30, 1998................................  172,422         $.09
                                                              =======         ====
Vested at June 30, 1997.....................................    2,667         $.05
                                                              =======         ====
Vested at June 30, 1998.....................................   26,250         $.10
                                                              =======         ====

     The exercise price of all options outstanding at June 30, 1998 range from $.05 to $.15. The weighted-average remaining contractual life of common stock options outstanding at June 30, 1998 is 9.31 years. There are 189,825 options available for grant at June 30, 1998.

     Had the Company recognized compensation cost for options granted to employees and directors based on the fair value of the options granted as of the grant date as prescribed, net loss would have increased by an immaterial amount.

     The range of weighted-average grant date fair values of common stock options granted during the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998 are as follows:

         1997 WEIGHTED-AVERAGE            1998 WEIGHTED-AVERAGE
SHARES   GRANT DATE FAIR VALUE   SHARES   GRANT DATE FAIR VALUE
------   ---------------------   ------   ---------------------
53,340           $0.01           36,500           $3.70
32,000           $1.38            8,000           $3.74
13,335           $0.02           59,000           $5.54

     In accordance with the guidance provided under SFAS 123, fair values are based on minimum values. The fair value of each option grant to directors or key employees is estimated on the date of grant using a Black-Scholes-type option-pricing model with the following weighted-average assumptions used for grants in the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998: dividend yield of zero; expected volatility of zero; risk-free interest rates ranging from 5.57% to 5.87% and an expected term of four years. The fair value of each option grant to consultants is estimated on the date of grant using a Black-Scholes-type option pricing model with the following weighted-average assumptions used for grants in the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998: dividend yield of zero; expected volatility of 55%; risk-free interest rates ranging from 5.57% to 5.60% and an expected term of four years. The risk-free interest rate used in the calculation is the yield on the grant date of the U.S. Treasury Strip with maturity equal to the expected term of the option.

     Generally, stock options are granted with an exercise price not less than the fair value of common stock as determined by the Board of Directors at the date of grant. During the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998, the Company recorded $43,704 and $488,822, respectively, as deferred compensation, representing the excess of the deemed fair value of the Company's common stock over the exercise price of options granted during the period from September 11,

                             EMAIL PUBLISHING INC.

1996 (inception) through June 30, 1997 and the year ended June 30, 1998. Such deferred compensation cost is being amortized over the vesting period of the options.

     On June 16, 1998, debt was issued with 11,627 detachable warrants for Series A-1 preferred stock with a weighted average exercise price and an exercise price of $.86 per share. Based on calculations using a minimum value-pricing model, the weighted average grant date fair value of each detachable warrant was $5.79 or approximately $67,300 in total. The $67,300 debt discount is being amortized over the term of the debt. The fair value of each detachable warrant is estimated on the date of grant using a Black-Scholes-type pricing model with the following weighted-average assumptions used for grants in the year ended June 30, 1998: dividend yield of zero; expected volatility of 55%; risk-free interest rate 5.57% and an expected term of one year. As of June 30, 1998 there were 11,627 warrants outstanding and exercisable.

(6) LEASE COMMITMENTS

     The Company maintains a non-cancelable operating lease arrangement for office space.

     Future minimum lease payments as of June 30, 1998 are as follows:

1999......................................................  $ 87,543
2000......................................................    83,724
2001......................................................    83,724
2002......................................................    76,747
                                                            --------
                                                            $331,738
                                                            ========

     Rent expense was $11,124 and $22,561 for the period from September 11, 1996 (inception) through June 30, 1997 and for the year ended June 30, 1998, respectively.

     The Company also leases office and communications equipment, which are capitalized for financial reporting purposes. The related capital equipment collateralizes these agreements. Office and communications equipment under capital leases include the following at June 30:

                                                           1997        1998
                                                          -------    --------
Office and communications equipment.....................  $21,559    $116,124
Less: accumulated amortization..........................   (2,644)    (19,144)
                                                          -------    --------
                                                          $18,915    $ 96,980
                                                          =======    ========

     Amortization expense for the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998 was $2,644 and $16,500, respectively.

     At June 30, 1998, future minimum lease payments under capital leases are as follows:

1999........................................................  $46,377
2000........................................................   34,706
2001........................................................   14,781
2002........................................................    2,822
                                                              -------
Total minimum lease payments................................   98,686
Less amount representing interest...........................  (16,320)
                                                              -------
Present value of future minimum lease payments..............   82,366
Less current portion........................................   36,141
                                                              -------
Long-term portion...........................................  $46,225
                                                              =======

                             EMAIL PUBLISHING INC.

(7) INCOME TAXES

     At June 30, 1998, the Company has net operating loss carryforwards aggregating approximately $247,000, which expire between 2012 and 2013. The Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occur.

     The Company's net deferred tax assets are comprised of the following at June 30:

                                                               1997        1998
                                                              -------    ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $41,859    $  92,128
  Start-up costs............................................   54,011       42,355
  Accounts payable and accrued liabilities..................    2,017       28,578
  Accrued salaries..........................................    3,750        5,595
                                                              -------    ---------
          Total deferred tax assets.........................  101,637      168,656
                                                              -------    ---------
Deferred tax liabilities:
  Accounts receivable and prepaid expenses..................  (14,441)     (56,784)
  Depreciation and capital leases...........................   (1,762)      (1,752)
                                                              -------    ---------
          Total deferred tax liabilities....................  (16,203)     (58,536)
                                                              -------    ---------
Net deferred tax asset......................................   85,434      110,120
Less: net deferred tax asset valuation allowance............  (85,434)    (110,120)
                                                              -------    ---------
Net deferred tax asset......................................  $    --    $      --
                                                              =======    =========

     The net deferred tax assets have been reduced by a valuation allowance because it is currently more likely than not that such benefits will not be realized.

     The difference between the zero provision for income taxes and the expected amount determined by applying the federal statutory rate to loss before income taxes results from the following:

                                                            SEPTEMBER 11,
                                                                 1996
                                                             (INCEPTION)
                                                               THROUGH          YEAR ENDED
                                                               JUNE 30,          JUNE 30,
                                                                 1997              1998
                                                          ------------------    ----------
Federal income tax benefit at statutory rate............       $(81,700)         $(52,175)
Valuation allowance.....................................         85,434            24,686
State income tax benefit, net of federal effect.........         (7,930)           (2,184)
Deferred compensation...................................            464            28,230
Other...................................................          3,732             1,443
                                                               --------          --------
                                                               $     --          $     --
                                                               ========          ========

(8) MAJOR CUSTOMERS

     Sales to one customer accounted for 94% and 64% of total revenue for the period from September 11, 1996 (inception) through June 30, 1997 and for the year ended June 30, 1998, respectively. At June 30, 1997 and 1998, accounts receivable from this customer were $34,000 and $56,365, respectively.

                             EMAIL PUBLISHING INC.

(9) SUBSEQUENT EVENTS

     On July 6, 1998, the Company signed a subordinated promissory note for $100,000, with an interest rate at 10%, which is due December 1998.

     In July 1998, the Company granted 15,500 stock options to employees of the Company. The Company recorded approximately $87,000 of deferred compensation associated with these grants.

     On July 10, 1998, the Company entered into a definitive agreement for the sale of the Company in a transaction involving the exchange of all of its outstanding shares for the acquiring company's stock.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Management Committee
Distributed Bits L.L.C.

     We have audited the accompanying balance sheets of Distributed Bits L.L.C. (a development stage company) as of December 31, 1996 and 1997, and the related statements of operations, members' equity (deficit) and cash flows for the period from September 9, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Distributed Bits L.L.C. (a development stage company) at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from September 9, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, at December 31, 1997 the Company has limited working capital and will require additional sources of financing to complete the commercialization of its services and products. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ ERNST & YOUNG LLP
September 1, 1998
San Diego, California

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,
                                                         ----------------------     JUNE 30,
                                                           1996         1997          1998
                                                         ---------    ---------    -----------
                                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents............................  $   7,090    $      --    $    72,840
  Capital subscriptions receivable from members........         --      344,092             --
  Employee advance and other...........................      6,000        6,000         10,000
  Inventory............................................         --           --         24,196
                                                         ---------    ---------    -----------
          Total current assets.........................     13,090      350,092        107,036
Property and equipment, net............................        571       60,541        111,821
Deposit................................................      2,500        1,500          1,500
                                                         ---------    ---------    -----------
          Total assets.................................  $  16,161    $ 412,133    $   220,357
                                                         =========    =========    ===========
                          LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.....................................  $  15,225    $  55,331    $   147,863
  Accrued compensation and related liabilities.........      7,042       26,501         43,357
  Deferred revenue.....................................         --       36,000         36,000
  Current portion, capital lease commitment............         --           --         14,053
                                                         ---------    ---------    -----------
          Total current liabilities....................     22,267      117,832        241,273
Capital lease commitment...............................         --           --         34,522
Members' equity (deficit):
  Members capital......................................    113,800    1,013,115      1,495,433
  Deferred compensation................................         --           --        (55,110)
  Deficit accumulated during the development stage.....   (119,906)    (718,814)    (1,495,761)
                                                         ---------    ---------    -----------
Net members' equity (deficit)..........................     (6,106)     294,301        (55,438)
                                                         ---------    ---------    -----------
          Total liabilities and members' equity
            (deficit)..................................  $  16,161    $ 412,133    $   220,357
                                                         =========    =========    ===========

                See accompanying notes to financial statements.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                             PERIOD FROM                                                PERIOD FROM
                                          SEPTEMBER 9, 1996                       SIX MONTHS         SEPTEMBER 9, 1996
                                           (INCEPTION) TO      YEAR ENDED       ENDED JUNE 30,        (INCEPTION) TO
                                            DECEMBER 31,      DECEMBER 31,   ---------------------       JUNE 30,
                                                1996              1997         1997        1998            1998
                                          -----------------   ------------   ---------   ---------   -----------------
                                                                                  (UNAUDITED)           (UNAUDITED)
Cost and expenses:
  Research and development..............      $  82,491        $ 477,738     $ 182,470   $ 443,922      $ 1,004,151
  General and administrative............         37,415          121,170        31,198     333,025          491,610
                                              ---------        ---------     ---------   ---------      -----------
Net loss................................      $(119,906)       $(598,908)    $(213,668)  $(776,947)     $(1,495,761)
                                              =========        =========     =========   =========      ===========

                See accompanying notes to financial statements.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                     FOR THE PERIOD FROM SEPTEMBER 9, 1996
                       (INCEPTION) THROUGH JUNE 30, 1998

                                                                              DEFICIT
                                                                            ACCUMULATED
                                                                            DURING THE
                                                               DEFERRED     DEVELOPMENT    TOTAL MEMBERS'
                                           MEMBERS CAPITAL   COMPENSATION      STAGE      EQUITY (DEFICIT)
                                           ---------------   ------------   -----------   ----------------
  Issuance of Member Interest from
     inception through December 1996.....    $  113,800        $     --     $        --       $113,800
  Net loss...............................            --              --        (119,906)      (119,906)
                                             ----------        --------     -----------       --------
Balance at December 31, 1996.............       113,800              --        (119,906)        (6,106)
  Issuance of Member Interest throughout
     1997................................       899,315              --              --        899,315
  Net loss...............................            --              --        (598,908)      (598,908)
                                             ----------        --------     -----------       --------
Balance at December 31, 1997.............     1,013,115              --        (718,814)       294,301
  Issuance of Member Interest from
     January through June 1998
     (unaudited).........................       369,708              --              --        369,708
  Issuance of unit options for services
     (unaudited).........................        24,500              --              --         24,500
  Deferred compensation (unaudited)......        88,110         (88,110)             --             --
  Amortization of deferred compensation
     (unaudited).........................            --          33,000              --         33,000
  Net loss (unaudited)...................            --              --        (776,947)      (776,947)
                                             ----------        --------     -----------       --------
Balance at June 30, 1998 (unaudited).....    $1,495,433        $(55,110)    $(1,495,761)      $(55,438)
                                             ==========        ========     ===========       ========

                See accompanying notes to financial statements.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                             PERIOD FROM                                                PERIOD FROM
                                          SEPTEMBER 9, 1996                       SIX MONTHS         SEPTEMBER 9, 1996
                                           (INCEPTION) TO      YEAR ENDED       ENDED JUNE 30,        (INCEPTION) TO
                                            DECEMBER 31,      DECEMBER 31,   ---------------------       JUNE 30,
                                                1996              1997         1997        1998            1998
                                          -----------------   ------------   ---------   ---------   -----------------
                                                                                  (UNAUDITED)           (UNAUDITED)
OPERATING ACTIVITIES
Net loss................................      $(119,906)       $(598,908)    $(213,668)  $(776,947)     $(1,495,761)
Adjustments to reconcile net loss to net
  cash used in operating activities:
     Depreciation.......................            114           11,661           419      27,956           39,731
     Amortization of deferred
       compensation.....................             --               --            --      33,000           33,000
     Unit options issued for services
       rendered.........................             --               --            --      24,500           24,500
     Changes in operating assets and
       liabilities:
       Employee advance and other.......         (6,000)              --            --      (4,000)         (10,000)
       Inventory........................             --               --            --     (24,196)         (24,196)
       Accounts payable.................         15,225           40,106        (4,567)     92,532          147,863
       Accrued compensation and related
          liabilities...................          7,042           19,459        (5,640)     16,856           43,357
       Deferred revenue.................             --           36,000        12,000          --           36,000
                                              ---------        ---------     ---------   ---------      -----------
Net cash used in operating activities...       (103,525)        (491,682)     (211,456)   (610,299)      (1,205,506)
INVESTING ACTIVITIES
  Acquisition of property and
     equipment..........................           (685)         (71,631)      (40,142)    (25,756)         (98,072)
Deposits................................         (2,500)           1,000         1,000          --           (1,500)
                                              ---------        ---------     ---------   ---------      -----------
Net cash used in investing activities...         (3,185)         (70,631)      (39,142)    (25,756)         (99,572)
FINANCING ACTIVITIES
Payments on capital lease commitments...             --               --            --      (4,905)          (4,905)
Proceeds from issuance of member
  interest..............................        113,800          555,223       243,650     369,708        1,038,731
Proceeds from capital subscriptions
  receivable from members...............             --               --            --     344,092          344,092
                                              ---------        ---------     ---------   ---------      -----------
Net cash provided by financing
  activities............................        113,800          555,223       243,650     708,895        1,377,918
Increase (decrease) in cash and cash
  equivalents...........................          7,090           (7,090)       (6,948)     72,840           72,840
Cash and cash equivalents at beginning
  of period.............................             --            7,090         7,090          --               --
                                              ---------        ---------     ---------   ---------      -----------
Cash and cash equivalents at end of
  period................................      $   7,090        $      --     $     142   $  72,840      $    72,840
                                              =========        =========     =========   =========      ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES
Capital subscriptions receivable from
  members...............................      $      --        $ 344,092     $      --   $      --      $        --
                                              =========        =========     =========   =========      ===========
Capital lease commitment entered into
  for equipment.........................      $      --        $      --     $      --   $  53,480      $    53,840
                                              =========        =========     =========   =========      ===========

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
  (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 AND PERTAINING TO JUNE 30, 1998
         AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Distributed Bits L.L.C. (the Company) develops customer e-mail management systems and solutions. The Company was formed on September 9, 1996, as a limited liability company in accordance with the Limited Liability Company Act (LLCA) of the State of Illinois. Under the terms of the LLCA, the Company will dissolve upon the earlier of December 31, 2006, or unanimous agreement of all members.

BASIS OF PRESENTATION

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of conducting business. Since inception, the Company has been primarily engaged in organizational activities, including raising capital, recruiting personnel and the engaging in research and development activities. As of December 31, 1997, the Company has not realized significant revenues and therefore is considered to be in the development stage.

     The Company's ability to transition from the development stage and ultimately to attain profitable operations is dependent upon its ability to raise additional capital through debt or equity financing and the successful market acceptance of its products and services. There can be no assurances that the Company's products and services or its efforts to raise additional capital will be successful. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

INTERIM FINANCIAL INFORMATION

     The financial statements for the six months ended June 30, 1997 and 1998 and for the period from September 9, 1996 (inception) to June 30, 1998 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

     The results of operations for the interim period ended June 30, 1998 are not necessarily indicative of the results which may be reported for any other interim period or for the year ended December 31, 1998.

FISCAL YEAR END

     The Company's fiscal year end is December 31.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a remaining maturity of three months or less when acquired to be cash equivalents.

INVENTORY

     Inventory is stated at the lower of cost or market and consist of finished goods.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
  (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 AND PERTAINING TO JUNE 30, 1998
         AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INVENTORY

     Inventory is stated at the lower of cost or market and consist only of finished goods.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation, and is depreciated over the estimated useful lives (three to five years) of the assets using straight line methods.

IMPAIRMENT OF LONG-LIVED ASSETS

     Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, establishes the accounting for the impairment of long-lived assets, identifiable intangibles and goodwill related to those assets. To date the Company has not identified any indicators of impairment nor recorded any impairment losses.

INCOME TAXES

     Losses of the Company are allocated to, and included in the individual returns of members.

UNIT OPTIONS

     SFAS No. 123, Accounting for Stock-Based Compensation, establishes the use of the fair value based method of accounting for equity-based compensation arrangements, under which compensation cost is determined using the fair value of equity-based compensation determined as of the grant date, and is recognized over the periods in which the related services are rendered. SFAS No. 123 also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (APB) Opinion No. 25 to account for equity-based compensation. The Company has decided to use the intrinsic value based method, and will disclose the pro forma effect of using the fair value based method to account for its equity-based compensation.

REVENUE RECOGNITION

     Through December 31, 1997, the Company recognizes revenue in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position on Software Revenue Recognition No. 91-1. Initial license fee revenue is recognized upon shipment of the product to customers if no significant Company obligations remain and collection of the receivable is deemed probable. The portion of the initial license fee revenue which represents the software support for the first year is deferred and recognized ratably over the contract period. In subsequent years, customers pay annual license fees for continued use and support of licensed software. Annual renewal license and support fees revenue is deferred and recognized ratably over the contract period.

RESEARCH AND DEVELOPMENT COSTS

     Costs incurred in connection with research and development are charged to operations as incurred.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
  (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 AND PERTAINING TO JUNE 30, 1998
         AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) SOFTWARE DEVELOPMENT COSTS

     Financial accounting standards provide for the capitalization of certain software development costs after technological feasibility of the software is attained. No such costs have been capitalized to date because costs incurred subsequent to reaching technological feasibility have not been material.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     The AICPA's Statement of Position, Software Revenue Recognition (SOP 97-2), provides guidance for recognizing revenue related to sales by software vendors. SOP 97-2 is effective for the Company beginning on January 1, 1998. The Company does not believe the adoption of SOP 97-2 has had a significant impact on its revenue recognition policy.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income which establishes rules for reporting and displaying comprehensive income. The Statement is effective for the Company during 1998. The Company does not believe that the adoption of SFAS No. 130 will have a material impact on the Company's results of operations, cash flows or financial position.

 2. EMPLOYEE ADVANCE

     The Company has a non-interest bearing note receivable from the Chief Executive Officer totaling $6,000. The note is payable on demand by the Company.

 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                              DECEMBER 31,
                                                            ----------------
                                                            1996      1997
                                                            -----    -------
Software..................................................  $  --    $11,131
Computer equipment........................................    685     56,959
Office equipment..........................................     --      4,226
                                                            -----    -------
                                                              685     72,316
Less accumulated depreciation.............................   (114)   (11,775)
                                                            -----    -------
                                                            $ 571    $60,541
                                                            =====    =======

 4. DEFERRED REVENUE

     In March 1997, the Company entered into an agreement to develop and license software to a customer totaling $36,000. The agreement provides for support services at an annual fee of $5,400. At December 31, 1997, the Company recorded amounts received under the agreement as deferred revenue pending completion of significant development obligations.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
  (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 AND PERTAINING TO JUNE 30, 1998
         AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 5. COMMITMENTS

     The Company leases its office facilities under a month-to-month operating lease. Total rent expense was $5,000 for the period from September 9, 1996 to December 31, 1996 and $27,000 for the year ended December 31, 1997.

     In April 1998, the Company entered into a three year non-cancellable capital lease commitment for computer equipment requiring monthly payments of $1,752.

 6. MEMBERS' EQUITY

     As of December 31, 1997 the Company had issued Member Interest to six individuals. In accordance with the Operating Agreement (the "Agreement"), these individuals are required to contribute total capital of $1,049,115 of which $705,023 had been received by the Company as of December 31, 1997. The Company has recorded the remaining $344,092 to be received under the Agreement as capital subscriptions receivable in the accompanying balance sheet. The outstanding subscription amounts were received as of June 30, 1998. The transfer of Member Interest is restricted as defined in the Agreement. Members are not entitled to demand or receive from the Company the liquidation of such. There is one class of members.

     Member Interest in the Company will be until the Company is dissolved in accordance with the provisions of the Agreement. Profits and losses of the Company for each fiscal year shall be allocated to the members in proportion as described in the Agreement.

     Upon dissolution of the Company, existing assets of the Company will be used to settle liabilities owed to creditors prior to any distribution to holders of Member Interest.

     On April 1, 1998 the Manager and Members adopted the Company's Unit Option Plan (the Plan), which provides for the issuance of unit options consisting of membership interests of the Company to eligible employees and consultants of the Company. The initial maximum number of unit options which may be issued, pursuant to the Plan, shall be 2,000 unit options (representing 20% of the total ownership interest in the Company at June 30, 1998) unless increased by an appropriate action of the Manager. Under the Plan, the terms and conditions of the unit options are determined at the discretion of the Manager or the management committee.

     Through June 30, 1998, the Company granted 267 unit options representing approximately 3% ownership interest at exercise prices of $20 per unit option. At June 30, 1998, none of the unit options were exercised and 100 unit options were vested and exercisable. The deemed weighted-average fair value of unit options granted in the six months ended June 30, 1998 was $350.

     Through December 31, 1997, the Company recorded deferred compensation for the difference between the exercise price of unit options granted and the deemed fair value for financial statement presentation purposes of the Company's Member Interest at the date of issuance or grant. The deferred compensation will be amortized over the vesting period of the related unit options which is generally four years. Gross deferred compensation at June 30, 1998 totaled $88,110, and related amortization expense totaled $33,000 for the six months ended June 30, 1998.

     In January 1998, the Company granted 70 unit options to a consultant outside the Plan. The unit options are exercisable at $.01 per unit option and all were vested and exercisable at June 30, 1998. The Company recorded a $24,500 charge to general and administrative expense in the six months ended June 30, 1998 representing the deemed fair value of these unit options.

                            DISTRIBUTED BITS L.L.C.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
  (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 AND PERTAINING TO JUNE 30, 1998
         AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 7. RECENT DEVELOPMENTS (UNAUDITED)

     On July 28, 1998, the Company entered into a non-binding letter of intent with First Virtual Holdings Incorporated ("FV"), with respect to the acquisition of Distributed Bits by FV(the "DB Acquisition"). The DB Acquisition, if consummated, will involve the acquisition of all equity interests, including the unit options in the Company, in exchange for $5,750,000 in shares of FV Common Stock and warrants to purchase an additional 500,000 shares of FV Common Stock. The number of shares of FV Common Stock to be issued will be determined based on the average closing price of FV Common Stock for the twenty day trading period ending three business days prior to the closing of the transaction. The final amount of the acquisition consideration will be contingent upon the results of FV's financial, technical and legal due diligence. The warrants to be issued in the transaction will be exercisable (i) as to 50% of the underlying shares at a cash exercise price of $7.50 per share for a period of 30 months and (ii) as to the remaining underlying shares at a cash exercise price of $10.00 per share for a period of 42 months. There can be no assurances that the DB Acquisition will be consummated.

 8. YEAR 2000 COMPLIANCE (UNAUDITED)

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in approximately one and one-quarter years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

     Significant uncertainty exists concerning the potential effects associated with compliance. Although the Company believes that it is Year 2000 compliant, there can be no assurance that coding errors or other defects will not be discovered in the future. Any Year 2000 compliance problem of the Company, its service providers, its customers or the Internet infrastructure could result in a material adverse effect on the Company's business, operating results and financial conditions.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                      FIRST VIRTUAL HOLDINGS INCORPORATED,
                              EPUB HOLDINGS, INC.,
                            EMAIL PUBLISHING, INC.,
                            CERTAIN STOCKHOLDERS OF
                             EMAIL PUBLISHING, INC.
                  AND CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION

                                AUGUST 20, 1998

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
 1.  Certain Definitions................................................   A-1
 2.  The Merger.........................................................   A-2
     2.1    Merger; Effective Time of the Merger........................   A-2
     2.2    Closing.....................................................   A-2
     2.3    Effect of the Merger........................................   A-2
     2.4    Tax-Free Reorganization.....................................   A-3
 3.  Effect of Merger on the Capital Stock of the Constituent
     Corporations; Exchange of Certificates; Additional Payments........   A-3
     3.1    Exchange of Stock; Rights to Additional Payments............   A-3
     3.2    EPub Options................................................   A-3
     3.3    Fractional Shares...........................................   A-3
     3.4    Exchange of Certificates....................................   A-3
     3.5    Taking of Necessary Action; Further Action..................   A-4
     3.6    Escrow Account..............................................   A-4
     3.7    Dissenters' Rights..........................................   A-4
 4.  Securities Act Compliance..........................................   A-5
     4.1    Securities Act Exemption....................................   A-5
     4.2    Stock Restrictions..........................................   A-5
 5.  Representations and Warranties of EPub.............................   A-5
     5.1    Organization, Qualification, and Corporate Power............   A-5
     5.2    Authorization...............................................   A-6
     5.3    Capitalization..............................................   A-6
     5.4    Noncontravention............................................   A-7
     5.5    Fees........................................................   A-7
     5.6    Financial Statements........................................   A-7
     5.7    Subsidiaries................................................   A-7
     5.8    Title to Assets.............................................   A-7
     5.9    Events Subsequent to Most Recent Fiscal Period End..........   A-7
     5.10   Undisclosed Liabilities.....................................   A-9
     5.11   Legal Compliance............................................   A-9
     5.12   Tax Matters.................................................   A-9
     5.13   Properties..................................................  A-10

                                                                          PAGE
                                                                          ----
     5.14   Intellectual Property.......................................  A-10
     5.15   Tangible Assets.............................................  A-11
     5.16   Inventory...................................................  A-11
     5.17   Contracts...................................................  A-12
     5.18   Notes and Accounts Receivable...............................  A-13
     5.19   Power of Attorney...........................................  A-13
     5.20   Insurance...................................................  A-13
     5.21   Litigation..................................................  A-13
     5.22   Product Warranty............................................  A-13
     5.23   Product Liability...........................................  A-13
     5.24   Employees...................................................  A-13
     5.25   Employee Benefits...........................................  A-14
     5.26   Guaranties..................................................  A-15
     5.27   Environment, Health, and Safety.............................  A-15
     5.28   Certain Business Relationships With EPub....................  A-16
     5.29   No Adverse Developments.....................................  A-16
     5.30   Full Disclosure.............................................  A-16
 6.  Representations and Warranties of FV and Sub.......................  A-17
     6.1    Organization, Qualification, and Corporate Power............  A-17
     6.2    Authorization...............................................  A-17
     6.3    Capitalization..............................................  A-17
     6.4    Noncontravention............................................  A-17
     6.5    SEC Filings.................................................  A-17
     6.6    Brokers' Fees...............................................  A-18
     6.7    Absence of Certain Changes..................................  A-18
 7.  Pre-Closing Covenants..............................................  A-18
     7.1    General.....................................................  A-18
     7.2    Notices and Consents........................................  A-18
     7.3    Operation of Business.......................................  A-18
     7.4    Preservation of Business....................................  A-18
     7.5    Access to Information.......................................  A-18
     7.6    Notice of Developments......................................  A-18
     7.7    Preparation of the Proxy/Information Statement..............  A-19
     7.8    Solicitation of Proxy Statements and Written Consents.......  A-19
     7.9    Exclusivity.................................................  A-19
 8.  Post-Closing Covenants.............................................  A-19
     8.1    General.....................................................  A-19
     8.2    Litigation Support..........................................  A-19
     8.3    Transition..................................................  A-20
     8.4    Confidentiality.............................................  A-20
     8.5    Company Employee Matters....................................  A-20
     8.6    FIRPTA Compliance...........................................  A-20
     8.7    Stockholder Certificate.....................................  A-20

                                                                          PAGE
                                                                          ----
 9.  Conditions to Obligations to Close.................................  A-20
     9.1    Conditions to FV's and Sub's Obligation to Close............  A-20
     9.2    Conditions to EPub's Obligation.............................  A-22
10.  Survival of Representations, Warranties and Covenants; Escrow......  A-22
     10.1   Survival of Representations and Warranties..................  A-22
     10.2   Escrow Arrangements.........................................  A-23
11.  Termination........................................................  A-28
     11.1   Termination of the Agreement................................  A-28
     11.2   Effect of Termination.......................................  A-29
12.  Miscellaneous......................................................  A-29
     12.1   Press Releases and Public Announcements.....................  A-29
     12.2   No Third-Party Beneficiaries................................  A-29
     12.3   Entire Agreement............................................  A-29
     12.4   Succession and Assignment...................................  A-29
     12.5   Counterparts................................................  A-29
     12.6   Headings....................................................  A-29
     12.7   Notices.....................................................  A-29
     12.8   Governing Law...............................................  A-30
     12.9   Forum Selection; Consent to Jurisdiction....................  A-30
     12.10  Amendments and Waivers......................................  A-30
     12.11  Severability................................................  A-30
     12.12  Expenses....................................................  A-30
     12.13  Construction................................................  A-31
     12.14  Incorporation of Exhibits and Schedules.....................  A-31
     12.15  Attorneys' Fees.............................................  A-31

EXHIBITS
--------
Exhibit A    Agreement and Plan of Merger
Exhibit B    Stockholder Certificate
Exhibit C    Intentionally Omitted
Exhibit D    Intentionally Omitted
Exhibit E    Non Competition Agreement
Exhibit F    Opinion of Counsel for EPub
Exhibit G    Intentionally Omitted
Exhibit H    Opinion of Counsel for FV
Exhibit I    Form of Employment Agreement
Exhibit J    Registration Rights Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement") is entered into as of August 20, 1998, by and among First Virtual Holdings Incorporated, a Delaware corporation ("FV"), EPub Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of FV ("Sub"), Email Publishing, Inc., a Delaware corporation ("EPub"), the stockholders of EPub listed on the signature pages hereto (collectively, the "Majority Stockholders") and, as to Section 10.2 hereof only, Chase Manhattan Bank and Trust Company, National Association as Escrow Agent. FV, EPub, Sub and the Majority Stockholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. Pursuant to the Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "Merger Agreement") providing for the merger of Sub with and into EPub pursuant to the Delaware General Corporation Law (the "Merger"), the shares of capital stock of EPub, issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of Common Stock of FV.

     B. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to serve as conditions precedent to the consummation of the Merger.

     C. The respective Boards of Directors of FV, Sub and EPub have approved and adopted this Agreement, and the Agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto do hereby agree as follows:

                                   AGREEMENT

     1. Certain Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement.

     "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     "Business Condition" means the current business, financial condition, results of operations and assets of such corporate entity.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation, retirement plan, severance plan or similar plan or arrangement; (b) Employee Pension Benefit Plan; (c) Employee Welfare Benefit Plan; and (d) any other nonqualified plan providing welfare benefits, including but not limited to medical, dental, life insurance and disability benefits.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "EPub Stockholders" shall mean the stockholders of record of EPub immediately prior to the Effective Time of the Merger (other than the holders of Dissenting Shares).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Gross Negligence" consists of an intentional act, or the failure to perform a duty, with reckless disregard for the consequences of such act or failure.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, drawings, specifications, customer and supplier lists, pricing and cost information, financial information, and business and marketing plans and proposals), and (e) all computer software (including data and related documentation).

     "Material Adverse Effect" shall mean a material adverse effect on the Business Condition of the corporate entity and its subsidiaries, taken as a whole, other than as a result of (i) general economic or industry conditions, or
(ii) performance by such corporate entity of its obligations under this Agreement.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37) and Code Sec. 414(f).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SEC" shall mean the United States Securities and Exchange Commission.

     2. The Merger.

     2.1 Merger; Effective Time of the Merger. Subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Sub will be merged with and into EPub (the "Merger"), the separate existence of Sub shall cease and EPub shall continue as the surviving corporation and as a wholly-owned subsidiary of FV. In accordance with the provisions of this Agreement, the Merger Agreement shall be filed with the Delaware Secretary of State in accordance with the DGCL on the Closing Date (as defined in Section 2.2) and each issued and outstanding share of capital stock of EPub ("EPub Capital Stock"), shall be converted into shares of Common Stock, $.001 par value, of FV ("FV Common Stock") in the manner contemplated by
Section 3. The Merger shall become effective at the time of the filing of the Merger Agreement with the Delaware Secretary of State (the date of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of such filing being hereinafter referred to as the "Effective Time of the Merger").

     2.2 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver of the latest to occur of the conditions set forth in Section 9 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050.

     2.3 Effect of the Merger. At the Effective Time of the Merger, (i) the separate existence of Sub shall cease and Sub shall be merged with and into EPub (Sub and EPub are sometimes referred to herein as the "Constituent Corporations" and EPub after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, (iv) the directors of Sub shall be the directors of the Surviving Corporation, (v) the officers of Sub shall be the initial officers of the Surviving Corporation, (vi) all shares of capital stock of Sub shall be canceled, and (vii) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

     2.4 Tax-Free Reorganization. Each of FV and Epub acknowledges and agrees that (i) it intends the Merger to qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) it will report the Merger as such a reorganization in any and all federal, state and local income tax returns filed by it and (iii) it will use reasonable efforts to cause the Merger to qualify as, and will not take any action that would prevent the Merger from qualifying as, such a reorganization both before and after the effective time of the Merger.

     3. Effect of Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Additional Payments.

     3.1 Exchange of Stock; Rights to Additional Payments. As of the Effective Time of the Merger, each share of EPub Capital Stock that is issued and outstanding immediately prior to the Effective Time of the Merger (other than shares, if any, held by persons exercising dissenters' rights in accordance with the DGCL as provided for in Section 3.7 below) shall, by virtue of the Merger and without any action on the part of EPub Stockholders, be converted into a number of shares (the "Exchange Ratio") of FV Common Stock equal to 6,000,000 shares (the "Merger Consideration") divided by the aggregate number of shares of Common Stock of EPub outstanding as of the Effective Time of the Merger or issuable upon exercise of all outstanding Stock Rights (as defined in Section 5.3(b) hereof) outstanding as of the Effective Time of the Merger.

     3.2 EPub Options. At the Effective Time of the Merger, each of the then outstanding options and warrants to purchase EPub Capital Stock whether vested or unvested (collectively, the "EPub Options") (including all outstanding options granted under EPub's 1996 Stock Option Plan (the "EPub Plan"), and any individual non-plan options) will by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into an option to purchase that number of shares of FV Common Stock determined by multiplying the number of shares of EPub Capital Stock subject to such EPub Option at the Effective Time by the Exchange Ratio, at an exercise price per share of FV Common Stock equal to the exercise price per share of such EPub Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest cent. If the foregoing calculation results in an assumed EPub Option being exercisable for a fraction of a share of FV Common Stock, then the number of EPub shares of FV Common Stock subject to such option will be rounded down to the nearest whole number of shares with no cash being payable for such fractional share. The term, exercisability, vesting schedule, vesting commencement date, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the EPub Options will otherwise be unchanged. Continuous employment with EPub will be credited to an optionee of EPub for purposes of determining the number of shares of EPub Common Stock subject to exercise under a converted EPub Option after the Effective Time.

     3.3 Fractional Shares. No fractional shares of FV Common Stock shall be issued in the Merger. In lieu thereof, each holder of shares of EPub Capital Stock who would otherwise be entitled to receive a fraction of a share of FV Common Stock shall receive from FV an amount of cash (rounded to the nearest whole cent) equal to the product of the fraction of a share of FV Common Stock to which such holder would otherwise be entitled, multiplied by $1.675. For the purpose of determining fractional shares, all shares of FV Common Stock to be issued to any EPub stockholder shall be aggregated.

     3.4  Exchange of Certificates.

     (a) Exchange Agent. Prior to the Closing Date, FV shall appoint itself or American Stock Transfer & Trust Company to act as the exchange agent (the "Exchange Agent") in the Merger.

     (b) FV to Provide FV Common Stock. Promptly after the Effective Date of the Merger, FV shall make available for exchange in accordance with this Section 3, through such reasonable procedures as FV may adopt, the shares of FV Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of EPub Capital Stock, other than the shares to be held in escrow pursuant to
Section 3.6 hereof.

     (c) Exchange Procedures. Within ten (10) days after the Effective Date of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date of the Merger represented outstanding shares of EPub Capital Stock (the "Certificates") whose shares are being converted into the Merger Consideration pursuant to
Section 3.1 hereof (less any

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shares held in escrow pursuant to Section 3.6 hereof), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as FV may reasonably specify, including appropriate investment representations to be made by each such stockholder) (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (less any shares held in escrow pursuant to Section 3.6 hereof). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by FV, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of FV Common Stock (less any shares held in escrow pursuant to Section 3.6 hereof) to which the holder of EPub Common Stock is entitled pursuant to Section 3.1 hereof. The Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any outstanding EPub Common Stock. From and after the Effective Date of the Merger, until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed for all corporate purposes to evidence the number of shares of FV Common Stock into which the shares of EPub Common Stock represented by such Certificate have been converted. Notwithstanding the foregoing procedures, FV shall use its reasonable efforts to provide the form of Letter of Transmittal to EPub as soon as practical after the date hereof, and EPub shall provide such Letter of Transmittal to each EPub Stockholder. The parties agree that in the event FV makes such Letter of Transmittal available to EPub, any Exchange Agent shall not be obligated to mail such Letter of Transmittal to the EPub Stockholders. FV agrees that to the extent a EPub Stockholder provides a fully executed and completed Letter of Transmittal together with the related Certificates held by such stockholder to FV at least three (3) business days prior to the Closing, then FV will provide to such EPub Stockholder at the Closing a certificate representing the shares of FV Common Stock to which such stockholder is entitled pursuant to the terms hereof.

     (d) No Further Ownership Rights in Capital Stock of EPub. The Merger Consideration delivered upon the surrender for exchange of shares of EPub Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such EPub Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of EPub Capital Stock which were outstanding immediately prior to the Effective Date of the Merger. If, after the Effective Date of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.4, provided that the presenting holder is listed on EPub's stockholder list as a holder of EPub Capital Stock.

     3.5 Taking of Necessary Action; Further Action. FV, Sub, EPub and the Majority Stockholders shall take all such actions as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of EPub, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

     3.6 Escrow Account. The parties agree that twenty percent (20%) of the shares of FV Common Stock to be issued to the EPub Stockholders other than Catalyst Infotech Development Fund, L.P., Grandhaven L.L.C., Hexagon Investments L.L.C., Labyrinth Enterprises L.L.C. and Legacy Enterprises L.L.C. (all of such entities are collectively referred to hereinafter as "Catalyst")) will, without any act of any EPub Stockholder, be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Amount") to be governed by the terms of Section 10.2. The portion of the Escrow Amount contributed on behalf of each such EPub Stockholder shall be in proportion to the aggregate Merger Consideration which such EPub Stockholder would otherwise be entitled to receive.

     3.7 Dissenters' Rights. If holders of EPub Capital Stock are entitled to dissenters' rights at the Effective Time of the Merger under Section 262 of the DGCL, the shares as to which dissenters' rights are available ("Dissenting Shares") shall not be converted into the Merger Consideration on or after the Effective Time of the Merger, but shall instead be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the

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DGCL. Each holder of Dissenting Shares (a "Dissenting Stockholder") who,
pursuant to the provisions of Section 262 of the DGCL, becomes entitled to payment of the value of shares of EPub Capital Stock held by such Dissenting Stockholder shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver the Merger Consideration to any Dissenting Stockholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Stockholder, the Surviving Corporation shall issue and deliver, upon surrender by such Dissenting Stockholder of his certificate or certificates representing shares of EPub Common Stock, the Merger Consideration to which such Dissenting Stockholder is then entitled under Section 3.1. To the extent that FV or EPub makes any payment or payments in respect of any Dissenting Shares, FV shall be entitled to recover under the terms of Section 10 hereof (by surrender of shares of FV Common Stock) (i) the aggregate amount by which such payment or payments exceed the aggregate Merger Consideration that otherwise would have been payable in respect of such shares plus (ii) the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by FV or the Surviving Corporation in connection with calculating, settling or litigating the amount of, or making, any such payment.

     4. Securities Act Compliance.

     4.1 Securities Act Exemption. The issuance of the FV Common Stock in the Merger shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) and/or Rule 506 under Regulation D of the Securities Act.

     4.2 Stock Restrictions. The certificates representing the shares of FV Common Stock issued pursuant to this Agreement shall bear restrictive legends (and stop transfer orders shall be placed against the transfer thereof with FV's transfer agent), stating substantially as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR FIRST VIRTUAL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES."

     5. Representations and Warranties of EPub. EPub and the Majority Stockholders (other than Catalyst) hereby severally but not jointly represent and warrant to FV that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the disclosure letter delivered by EPub to FV on the date hereof (and initialed by FV) (referred to herein as the "EPub Disclosure Letter"). The EPub Disclosure Letter will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.

     5.1 Organization, Qualification, and Corporate Power. EPub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. EPub is duly authorized to conduct business and is in good standing under the laws of each other jurisdiction where such qualification is required. There is no state, other than Colorado, in which EPub owns any property or in which it has any employees, offices or operations. EPub has full corporate power and authority, and has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

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Section 5 of the EPub Disclosure Letter lists the directors and officers of
EPub. The operations now being conducted by EPub have not been conducted under any other name during the past five (5) years.

     5.2 Authorization. EPub and each of the Majority Stockholders has full power and authority to execute and deliver this Agreement and all agreements and instruments delivered pursuant hereto (the "Ancillary Agreements") to which it is a party, and, subject in the case of EPub to receipt of the requisite approval of its stockholders, to consummate the transactions contemplated hereunder and to perform its obligations hereunder and no other proceedings on the part of EPub or any Majority Stockholder or, to the knowledge of EPub and each Majority Stockholder, any other EPub Stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby have been approved by the unanimous vote of EPub's Board of Directors. This Agreement and the Ancillary Agreements to which they are parties constitute the valid and legally binding obligations of EPub and each of the Majority Stockholders and, to the knowledge of EPub and each Majority Stockholder, each other EPub Stockholder, enforceable against EPub and such stockholders in accordance with their respective terms and conditions. Neither EPub nor any Majority Stockholder, or, to the knowledge of EPub and each Majority Stockholder, any other EPub Stockholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     5.3  Capitalization.

     (a) Capital Stock. As of the date of this Agreement, the entire authorized capital stock of EPub consists of 3,000,000 shares of Common Stock, 1,906,503 of which are issued and outstanding, 400,000 shares of Series A Preferred Stock, all of which are issued and outstanding and 350,000 shares of Series A-1 Preferred Stock, 232,558 of which are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth in Section 5.3(a) of the EPub Disclosure Letter. All of the outstanding shares of capital stock have been offered, issued and sold by EPub in compliance with applicable Federal and state securities laws. As of the Closing Date, the entire authorized capital stock of EPub shall consist of 3,000,000 shares of Common Stock, 1,906,503 of which shall be issued and outstanding (plus any shares issued upon exercise of common stock options or warrants outstanding as of the date hereof), 400,000 shares of Series A Preferred Stock, all of which shall be issued and outstanding, and 350,000 shares of Series A-1 Preferred Stock, 232,558 of which are issued and outstanding. As of the Closing Date, all of the then issued and outstanding shares of capital stock shall have been duly authorized, shall be validly issued, fully paid, and non-assessable, and shall be held of record by the respective stockholders as set forth in Section 5.3(a) of the EPub Disclosure Letter. As of the Closing Date, all of the then outstanding shares of capital stock shall have been offered, issued and sold by EPub in compliance with applicable Federal and state securities laws.

     (b) No Other Rights or Agreements. As of the date of this Agreement,
Section 5.3(b) of the EPub Disclosure Letter lists all of the holders of options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other rights that could require EPub to issue, sell or otherwise cause to become outstanding any of its capital stock (the "Stock Rights"), and the number and class of shares of EPub Capital Stock subject to such Stock Rights. Except as set forth in Section 5.3(b) of the EPub Disclosure Letter, there are no other outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to EPub. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of EPub. No additional EPub Stock Rights will be granted prior to the Closing Date, other than grants of stock options to employees of EPub provided that FV is provided with written notice of such grants at least five business days prior to the Closing Date. As of the Closing Date, there will be (i) no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to EPub and (ii) no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of EPub.

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

     5.4 Noncontravention. Neither the execution and the delivery of this Agreement by EPub nor the consummation by EPub of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which EPub is subject or any provision of its Certificate of Incorporation or bylaws, or (B)(i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, franchise permit or other arrangement to which EPub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

     5.5 Fees. EPub has no liability or obligation to pay any fees or commissions to any broker, finder, agent or attorney with respect to the transactions contemplated by this Agreement.

     5.6 Financial Statements. Section 5.6 of the EPub Disclosure Letter contains the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income and cash flows as of and for the fiscal year ended June 30, 1997 for EPub; and (ii) an unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the fiscal year ended June 30, 1998 (the "Most Recent Fiscal Period End") for EPub. The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of EPub as of such dates and the results of operations of EPub for such periods; provided, however, that the Most Recent Financial Statements lack footnotes and certain other presentation items and are subject to normal year end adjustments. The books of account of EPub reflect as of the dates shown thereon all items of income and expenses, and all assets, liabilities and accruals of EPub required to be reflected therein.

     5.7 Subsidiaries. EPub has no, and has not had any, subsidiaries and has not been a subsidiary of another company.

     5.8 Title to Assets. Except as set forth in Section 5.8 of the EPub Disclosure Letter, EPub has good and marketable title to, or a valid leasehold interest in, the properties and assets (including, without limitation, all Intellectual Property) used by it, located on its premises, or shown on the balance sheet contained within the Most Recent Financial Statements (the "Most Recent Balance Sheet") or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. No Person other than EPub will own at the time of the Closing any assets or properties currently utilized in or necessary to the operations or business of EPub or situated on any of the premises of EPub. There are no existing contracts, agreements, commitments or arrangements with any Person to acquire any of the assets or properties of EPub (or any interest therein) except for this Agreement.

     5.9 Events Subsequent to Most Recent Fiscal Period End. Since the Most Recent Fiscal Period End, there has not been any material adverse change in the Business Condition of EPub. Without limiting the generality of the foregoing, since that date:

          (a) EPub has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, outside the Ordinary Course of Business;

          (b) except for those agreements, contracts, leases and commitments identified in Section 5.17 of the EPub Disclosure Letter, EPub has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively a "EPub Agreement") or extended or modified the terms of any EPub Agreement which (i) involves the payment of greater than $25,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of EPub other than in the Ordinary Course of Business, (iii) involves the sale of any material assets, (iv) involves any OEM relationship, or (v) involves any license of EPub's technology;

          (c) no party (including EPub) has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license to which EPub is a party or by which it is bound and EPub has not modified, canceled or waived or settled any debts or claims held by it, outside the Ordinary Course of

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

     Business, or waived or settled any rights or claims of a substantial value, whether or not in the Ordinary Course of Business;

          (d) none of the assets of EPub, tangible or intangible, has become subject to any Security Interest;

          (e) EPub has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $25,000 in the aggregate of all such capital expenditures;

          (f) EPub has not made any capital investment in, or any loan to, any other Person;

          (g) EPub has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

          (h) EPub has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the Certificate of Incorporation or bylaws of EPub;

          (j) EPub has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (k) EPub has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses;

          (l) EPub has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services;

          (m) EPub has not made any loan to, or entered into any other transaction with, or paid any bonuses in excess of an aggregate of $10,000 to, any of its Affiliates, directors, officers, or employees or their Affiliates, and, in any event, any such transaction was on fair and reasonable terms no less favorable to EPub than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or employee or Affiliate thereof;

          (n) EPub has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (o) EPub has not granted any increase in the base compensation of any of its directors or officers, or, except in the Ordinary Course of Business, any of its employees;

          (p) EPub has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) EPub has not made any other change in employment terms for any of its directors or officers, and EPub has not made any other change in employment terms for any other employees outside the Ordinary Course of Business;

          (r) EPub has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or dealers;

          (s) EPub has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of it major suppliers;

          (t) EPub has not received notice or had knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

          (u) EPub has not changed any of the accounting principles followed by it or the method of applying such principles;

          (v) EPub has not made a change in any of its banking or safe deposit arrangements;

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

          (w) EPub has not entered into any transaction other than in the Ordinary Course of Business; and

          (x) EPub is not obligated to do any of the foregoing.

     5.10 Undisclosed Liabilities. Subject to the limitation set forth in the next sentence, EPub has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) of a character which, under GAAP, should be accrued, shown or disclosed on a balance sheet of EPub, except for (i) liabilities set forth on the Most Recent Balance Sheet and (ii) liabilities which have arisen after the Most Recent Fiscal Period End in the Ordinary Course of Business. It is understood and agreed that the representation and warranty set forth in the preceding sentence shall not have the effect of expanding the scope of the representations and warranties of EPub and the Majority Stockholders in this Section 5 as to matters specifically addressed by other representations and warranties in this
Section 5 and which are limited to information of which EPub or the Majority Stockholders have knowledge, such that the representations and warranties of EPub and the Majority Stockholders as to such matters would extend to information of which EPub or the Majority Stockholders have no knowledge.

     5.11 Legal Compliance. EPub has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against, or received by, any governmental body alleging any failure to so comply. EPub has all licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are necessary for the operations of EPub as they are presently conducted.

     5.12  Tax Matters

     (a) For purposes of this Agreement, "Taxes" means all federal, state, municipal, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, value added, license, excise, franchise, employment, withholding, capital stock, levies, imposts, duties, transfer and registration fees or similar taxes or charges imposed on the income, payroll, properties or operations of EPub, together with any interest, additions or penalties, deficiencies or assessments with respect thereto and any interest in respect of such additions or penalties.

     (b) EPub has filed all reports and returns with respect to any Taxes ("Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all respects, and no such Tax Returns are currently the subject of audit. All Taxes owed by EPub (whether or not shown on any Tax Return) were paid in full when due or are being contested in good faith and are supported by adequate reserves on the Most Recent Financial Statements. EPub has provided adequate reserves on its Financial Statements for the payment of any taxes accrued but not yet due and payable. EPub is not currently the beneficiary of any extension of time within which to file any Tax Return, and EPub has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

     (c) There is no dispute or claim concerning any Tax liability of EPub either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority. There are no tax liens of any kind upon any property or assets of EPub, except for inchoate liens for taxes not yet due and payable.

     (d) EPub has not filed a consent under Sec. 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations. EPub has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments as a result of the consummation of the Merger that will not be deductible under Code Sec. 280G. EPub has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). EPub is not a party to any tax allocation or sharing agreement. EPub (A) has not been a member of any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local, or foreign law (an "Affiliated Group") filing a consolidated federal Income Tax Return (other than a group the common parent of which was EPub) and (B) has no any liability for the taxes of any Person (other than any of EPub) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (e) The unpaid Taxes of EPub (A) did not, as of the Most Recent Fiscal Period End, exceed by any amount the reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of EPub in filing its Tax Returns.

     5.13  Properties

     (a) EPub does not currently own and has never previously owned any real property.

     (b) Section 5.13 of the EPub Disclosure Letter lists and describes briefly all real property leased or subleased to EPub. EPub has delivered to FV correct and complete copies of the leases and subleases listed in Section 5.13 of the EPub Disclosure Letter (as amended to date). With respect to each lease and sublease listed in Section 5.13 of the EPub Disclosure Letter:

          (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all respects against EPub and, to EPub's and the Majority Stockholders' knowledge, the other parties thereto;

          (ii) neither EPub nor, to EPub's or the Majority Stockholders' knowledge, any other party thereto is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iii) neither EPub nor, to EPub's or the Majority Stockholders' knowledge, any other party thereto has repudiated any provision thereof;

          (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease: and

          (v) EPub has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

     5.14  Intellectual Property

     (a) To the knowledge of EPub and the Majority Stockholders, EPub has not interfered with, infringed upon, misappropriated or violated any patent rights of third parties. EPub has not interfered with, infringed upon, misappropriated or violated any non-patent Intellectual Property rights of third parties, and has not received since its inception any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or violation of any non-patent Intellectual Property rights of third parties (including any claim that any of EPub must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of EPub. EPub owns or has the right to all Intellectual Property necessary to the conduct of its business as it is currently conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use and sale of all products and technology currently offered or sold by EPub or under development by EPub and the performance of all services provided or contemplated to be provided by EPub.

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     (b) Section 5.14(b) of the EPub Disclosure Letter identifies each patent or registration which has been issued to EPub or any Affiliate of EPub and identifies each pending patent application or application for registration which EPub or any Affiliate of EPub has made. EPub has delivered to FV correct and complete copies of all such patents, registrations and applications. Section 5.14(b) of the EPub Disclosure Letter also identifies (i) each trade name or unregistered trademark of EPub or any Affiliate of EPub and (ii) each unregistered copyright owned by EPub or any Affiliate of EPub. With respect to each item of Intellectual Property required to be identified in Section 5.14(b) of the EPub Disclosure Letter:

          (i) EPub possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

          (ii) the item is legal and valid and in full force and effect and is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened in writing which challenges the legality, validity, enforceability, use or ownership of the item; and

          (iv) other than pursuant to the contracts listed in Section 5.14(b) of the EPub Disclosure Letter, EPub has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (c) Section 5.14(c) of the EPub Disclosure Letter identifies each item of Intellectual Property material to the operation of EPub's business that any third party owns and that EPub uses pursuant to license, sublicense, agreement, or permission. EPub has delivered to FV correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 5.14(c) of the EPub Disclosure Letter:

          (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all respects against EPub and, to EPub's and the Majority Stockholders' knowledge, the other parties thereto;

          (ii) neither EPub nor, to EPub's or the Majority Stockholders' knowledge, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iii) neither EPub nor, to EPub's or the Majority Stockholders' knowledge, any other party thereto, has repudiated any provision thereof; and

          (iv) EPub has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission covering the item.

     (d) EPub has taken all reasonable steps that are required to protect EPub's rights in confidential information and trade secrets of EPub or provided by any third party to EPub. Without limiting the foregoing, EPub has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information and confidentiality and assignment agreements substantially in EPub's standard forms, and all current and former employees, consultants and contractors of EPub have executed such an agreement.

     5.15 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that EPub owns and leases have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business.

     5.16 Inventory. All of the inventory of EPub, which consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, is usable, merchantable and fit for the purpose for which it was procured or manufactured, and none of such inventory is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of EPub.

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     5.17  Contracts. Section 5.17 of the EPub Disclosure Letter lists the following contracts, agreements, commitments and other arrangements to which EPub is a party or by which EPub or any of its assets is bound:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person that involves aggregate annual payments of more than $10,000;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

          (c) any agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors that involves aggregate annual payments of more than $25,000;

          (d) any agreement concerning a partnership or joint venture;

          (e) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in excess of $25,000 or under which a Security Interest has been imposed on any of its assets, tangible or intangible;

          (f) any agreement concerning noncompetition or restraint of trade;

          (g) any agreement with any EPub stockholder or any of such stockholder's Affiliates (other than EPub) or with any Affiliate of EPub;

          (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

          (i) any collective bargaining agreement;

          (j) any agreement for the employment (other than employment agreements that are terminable at will by EPub) of any individual on a full-time, part-time, consulting, or other basis;

          (k) any executory agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

          (l) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

          (m) any executory agreement with any original equipment manufacturer entered into or performed by EPub;

          (n) any executory agreement pursuant to which EPub is obligated to provide maintenance, support or training for its products;

          (o) any agreement pursuant to which any of EPub's products are manufactured which involves aggregate annual payments of more than $25,000; and

          (p) any license, agreement or other permission which EPub or any Affiliate of EPub has granted to any third party with respect to any of the Intellectual Property used in EPub's business.

          (q) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 or which is expected to continue for more than one (1) year from the date hereof.

EPub has delivered to FV a correct and complete copy of each written agreement listed in Section 5.17 of the EPub Disclosure Letter (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.17 of the EPub Disclosure Letter. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects; (B) neither EPub nor, to EPub's or the Majority Stockholders' knowledge, any other party is in breach or

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

default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any provision of the agreement; and (D) EPub does not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms and without resulting in a loss to any of EPub.

     5.18 Notes and Accounts Receivable. All notes and accounts receivable of EPub, all of which are reflected properly on the books and records of EPub, are valid receivables subject to no setoffs, defenses or counterclaims, are current and, to EPub's and the Majority Stockholders' knowledge, collectible subject in each case only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of EPub.

     5.19 Power of Attorney. There are no outstanding powers of attorney executed on behalf of EPub.

     5.20 Insurance. EPub has delivered to FV copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which EPub is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect (and there has been no notice of cancellation or nonrenewal of the policy received); (B) neither EPub nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. Section 5.20 of the EPub Disclosure Letter describes any self-insurance arrangements presently maintained by EPub.

     5.21 Litigation. Section 5.21 of the EPub Disclosure Letter sets forth each instance in which EPub (or any of its assets) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is or has been since its inception a party, or, to the knowledge of EPub and the Majority Stockholders, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the knowledge of EPub and the Majority Stockholders', there are no facts or circumstances which would form the basis of any claim against EPub.

     5.22 Product Warranty. Substantially all of the products licensed, manufactured, sold, leased, and delivered and all services provided by EPub have conformed in all material respects with all applicable contractual commitments and all express warranties, and EPub has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, other than in the Ordinary Course of Business in an aggregate amount not exceeding $25,000.

     5.23 Product Liability. Section 5.23 of the EPub Disclosure Letter contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to EPub products that are presently pending or which, to the knowledge of EPub and the Majority Stockholders', are threatened, or which have been asserted or commenced against EPub within the last five (5) years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance).

     5.24 Employees. No executive, key employee, or significant group of employees has advised any executive officer of EPub that he, she or they plan to terminate employment with EPub during the next 12 months. EPub is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute. To EPub's and the Majority Stockholders' knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of EPub.

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

     5.25  Employee Benefits

     (a) Section 5.25(a) of the EPub Disclosure Letter lists each Employee Benefit Plan that EPub maintains or to which EPub contributes or is obligated to contribute.

          (i) Each such Employee Benefit Plan (and each related trust, or fund established by EPub) complies in form and in operation in all respects with their terms, the applicable requirements of ERISA, the Code, and other applicable laws.

          (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Code Sec. 4980B have been met in all respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. No event has occurred and no condition exists with respect to any Employee Benefit Plan that would subject EPub to any tax under Code Sections 4972, 4976 or 4979 or to a fine under ERISA Sections 502(i) or 502(l).

          (iii) All contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all contributions, premiums or other payments for any period ending on or before the Closing Date which are not yet due shall been paid to each such Employee Benefit Plan or shall be accrued in accordance with the custom and practice of EPub.

          (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is intended to qualify under Code Sec. 401(a), has received a favorable determination letter from the Internal Revenue Service with respect to the qualification of the plan under Code Section 401(a) and the exemption of any corresponding trust under Code Section 501, unless the Internal Revenue Service is deemed to have approved the form of such Plan under applicable IRS Revenue Procedures. A copy of such determination letters have been provided to FV and nothing has occurred since the date of each such determination letter that would cause such Employee Pension Benefit Plan to lose its ability to rely on such letter. Each Employee Pension Benefit Plan has been restated to comply with the 1986 Tax Reform Act and subsequent applicable tax legislation to the extent required by governing tax law. A copy of any determination letters applicable to such restatement which have been received by EPub has been provided to FV.

          (v) Neither EPub nor any other Person or entity under common control with EPub within the meaning of Section 414(b), (c) or (m) of the Code and the regulations thereunder has now or at any previous time, maintained, established, sponsored, participated in, or contributed to, any Employee Pension Benefit Plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. No Employee Welfare Benefit Plan or other Employee Benefit Plan providing welfare benefits is funded with a trust or other funding vehicle, other than insurance policies or contracts with a health maintenance organization or similar health care delivery entity.

          (vi) EPub has delivered to FV correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each maintained Employee Benefit Plan. The terms of any such documentation or other communication do not prohibit FV from amending or terminating any such Employee Benefit Plan.

     (b) With respect to each Employee Benefit Plan that EPub, and/or any controlled group of corporations within the meaning of Code Sec. 1563 (a "Controlled Group of Corporations") which includes EPub, maintains or ever has maintained or to which any of them contributes, ever contributed, or ever has been required to contribute:

          (i) There have been no prohibited transactions within the meaning of ERISA Sec 406 and Code Sec. 4975 with respect to any such Employee Benefit Plan. No fiduciary within the meaning of ERISA

     Sec. 3(21) (a "Fiduciary"), has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

     (c) Except as disclosed in Schedule 5.25(c) of the EPub Disclosure Letter, EPub does not maintain or contribute to, has never maintained or contributed to, and has never been required to contribute to, any Employee Welfare Benefit Plan or any other Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B or Part 6 of Subtitle B of Title I of ERISA).

     (d) There is no liability in connection with any Employee Benefit Plan that is not fully disclosed or provided for on the Most Recent Balance Sheet for which disclosure would be required under generally accepted accounting principles.

     (e) No Employee Benefit Plan or EPub has any liability to any plan participant, beneficiary or other person by reason of the payment of benefits or the failure to pay benefits with respect to benefits under or in connection with any such Employee Benefit Plan, other than claims in the normal administration of such plans.

     5.26 Guaranties. EPub is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

     5.27  Environment, Health and Safety.

     (a) For purposes of this Agreement, the following terms have the following meanings:

          "Environmental, Health, and Safety Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, plans, injunctions, judgments, decrees, requirements or rulings now or hereafter in effect, imposed by any governmental authority regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety, or employee health and safety, concerning any Hazardous Materials or Extremely Hazardous Substances, as such terms as defined herein, or otherwise regulated, under any Environmental, Health and Safety Laws. The term "Environmental, Health and Safety Laws" shall include, without limitation, the Clean Water Act (also known as the Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-4, 99, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., all as amended, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

     "Extremely Hazardous Substance" means a substance on the list described in
Section 302 (42 U.S.C. Section 11002(a)(2)) of the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., as amended.

     "Hazardous Material" means any material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, hazardous material, hazardous substance or contaminant under any Environmental, Health and Safety Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and

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which is now or hereafter regulated under any Environmental, Health and Safety
Laws, or which is or contains petroleum, gasoline, diesel fuel or other petroleum hydrocarbon product.

     (b) Each of EPub and its predecessors and Affiliates (A) has complied with the Environmental, Health, and Safety Laws (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, directive or notice has been filed or commenced against any of them alleging any such failure to comply), (B) has obtained and been in substantial compliance with all of the terms and conditions of all permits, licenses, certificates and other authorizations which are required under the Environmental, Health, and Safety Laws, and (C) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws.

     (c) EPub has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and none of EPub and its predecessors and Affiliates has handled or disposed of any Hazardous Materials or extremely Hazardous Substances, arranged for the disposal of any Hazardous Materials or Extremely Hazardous Substances, exposed any employee or other individual to any Hazardous Materials or Extremely Hazardous Substances, or owned or operated any property or facility in any manner that could give rise to any liability, for damage to any site, location, surface water, groundwater, land surface or subsurface strata, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (d) No Extremely Hazardous Substances are currently, or have been, located at, on, in, under or about all properties and equipment used in the business of EPub and its predecessors and Affiliates.

     (e) No Hazardous Materials are currently located at, on, in, under or about all properties and equipment used in the business of EPub and its predecessors and Affiliates in a manner which violates any Environmental, Health and Safety Laws or which requires cleanup or corrective action of any kind under any Environmental, Health and Safety Laws.

     5.28 Certain Business Relationships with EPub. Other than SOFTVEN and Bradley Feld, neither the stockholders of EPub nor any director or officer of EPub, nor any member of their immediate families, nor any Affiliate of any of the foregoing, owns, directly or indirectly, or has an ownership interest in (a) any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with EPub, or (b) any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by EPub.

     5.29 No Adverse Developments. There is no development (exclusive of general economic factors affecting business in general or the Internet, messaging or electronic publishing sectors) or, to EPub's or the Majority Stockholders' knowledge, threatened development affecting EPub (or affecting customers, suppliers, employees, and other Persons which have relationships with
EPub) that (i) is having or is reasonably likely to have a Material Adverse Effect on EPub, or (ii) would prevent FV from conducting the business of the Surviving Corporation following the Closing in the manner in which it was conducted by EPub prior to the Closing.

     5.30 Full Disclosure. No representation or warranty in this Section 5 or in any document delivered by any EPub Stockholder or EPub pursuant to the transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to FV pursuant hereto or in connection with this Agreement, when taken as a whole, contains any untrue statement of a material fact, or omits to state any fact necessary to make any statement herein or therein not materially misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general or the Internet, messaging or electronic publishing sectors and developments resulting from EPub's performance of its obligations under this Agreement) which EPub has not disclosed to FV in writing and which is having or may have a Material Adverse Effect on EPub. EPub has delivered to FV true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the EPub Disclosure Letter.

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     6. Representations and Warranties of FV and Sub. FV and Sub represent and warrant to EPub that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the Disclosure Letter delivered by FV to EPub on the date hereof (and initialed by FV and EPub) (referred to herein as the "FV Disclosure Letter"). The FV Disclosure Letter will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 6.

     6.1 Organization, Qualification, and Corporate Power. FV and Sub are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware. FV and Sub are duly authorized to conduct business and are in good standing under the laws of each other jurisdiction where such qualification is required. FV and Sub have full corporate power and authority, and have all necessary licenses and permits, to carry on the businesses in which they are engaged and to own and use the properties owned and used by them.

     6.2 Authorization. FV and Sub have full power and authority to execute and deliver this Agreement and the Ancillary Agreement to which they are parties, and to consummate the transactions contemplated hereunder and to perform their obligations hereunder, and no other proceedings on the part of FV or Sub are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreement to which they are parties. This Agreement and the Ancillary Agreement to which they are parties and the transactions contemplated hereby and thereby have been approved by FV's Board of Directors. This Agreement and the Ancillary Agreement to which they are parties constitute the valid and legally binding obligations of FV and/or Sub, enforceable against FV and/or Sub in accordance with their respective terms and conditions. Neither FV nor Sub need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     6.3  Capitalization

     (a) As of June 30, 1998, the authorized capital stock of FV consisted of
(i) 5,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued or outstanding and (ii) 40,000,000 shares of Common Stock, $0.001 par value of which 31,240,461 shares were issued and outstanding. All of the outstanding shares of FV's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section
6.3 or as described in the FV SEC Reports (as defined herein) or in the FV Disclosure Letter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of FV or obligating FV to issue or sell any shares of capital stock of, or other equity interests in, FV.

     (b) The shares of FV Common Stock to be issued pursuant to Section 3.1 of this Agreement are duly authorized and reserved for issuance, and upon issuance thereof will be validly issued, fully paid and nonassessable.

     6.4 Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FV or Sub is subject or any provision of their respective charters or bylaws, or (B) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of,
(v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which FV is a party or by which its is bound or to which any of its assets is subject.

     6.5 SEC Filings. FV has filed all forms, reports and documents required to be filed with the SEC since December 31, 1996, and has heretofore made available to EPub, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the period ended March 31, 1998, (iii) the proxy statement relating to FV's annual meeting of stockholders held on June 23, 1998, and (iv) all other reports filed by FV with the SEC since December 31,

1997 (collectively, the "FV SEC Reports"). The FV SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6.6 Brokers' Fees. FV does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     6.7 Absence of Certain Changes. Since June 30, 1998 (the "FV Balance Sheet Date"), FV has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect to FV; (ii) any acquisition, sale or transfer of any material asset of FV other than in the ordinary course of business; (iii) any change in accounting methods or practices by FV; or (iv) any material contract entered into by FV, other than as provided to EPub, or any termination of any material contract to which FV is a party.

     7. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Effective Time of the Merger:

     7.1 General. Each of the Parties will use their reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below).

     7.2 Notices and Consents. EPub will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that are required in connection with the matters identified in Section 5.4 of the EPub Disclosure Letter or otherwise required in connection with the Merger so as to preserve all material rights of or benefits to the Company. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters identified in Section 5.4 of the EPub Disclosure Letter or as otherwise required in connection with the Merger.

     7.3 Operation of Business. EPub will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, EPub will not (i) cause or permit any amendment to its Certificate of Incorporation or Bylaws, (ii) issue any capital stock or issue or grant any options, warrants or rights to acquire any capital stock (other than in connection with the exercise of stock options outstanding on the date of this Agreement) or (iii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (iv) pay any bonuses or increase the amount of compensation otherwise payable to any employee, consultant or director or (v) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.9 above. In addition, EPub will comply with all laws, statutes, ordinances, rules, regulations and orders applicable to it or to the conduct of its business, except for violations that would not subject EPub to a penalty or loss that would constitute a Material Adverse Effect on EPub.

     7.4 Preservation of Business. EPub will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     7.5 Access to Information. EPub will permit FV and its representatives to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of EPub, to the business and operations of EPub. Neither such access, inspection and furnishing of information to FV and its representatives, nor any investigation by FV and its representatives, shall in any way diminish or otherwise affect FV's right to rely on any representation or warranty made by EPub or the Majority Stockholders hereunder.

     7.6 Notice of Developments. EPub will give prompt written notice to FV of any material adverse development causing a breach of any of its own representations and warranties in Section 5 above. No

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disclosure by EPub pursuant to this Section 7.6, however, shall be deemed to amend or supplement the EPub Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     7.7 Preparation of the Proxy/Information Statement. As promptly as practicable after the date hereof, FV shall prepare and file with the SEC a joint proxy statement/information statement (the "Proxy Statement") for purposes of soliciting the approval of the respective stockholders of FV and EPub of the Merger and this Agreement. FV acknowledges that EPub and its counsel may participate in the preparation of the Proxy Statement, provided that the final determination of any issues related thereto shall be made by FV, in consultation with its counsel. Each of FV and EPub will notify the other promptly upon the receipt from the SEC or its staff or any other government officials of any inquiries regarding, or requests for amendments or supplements to, or supplemental information with respect to, the Proxy Statement, and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or the Merger. EPub shall furnish all information concerning the EPub and the holders of EPub Capital Stock as may be reasonably requested in connection with any of the foregoing.

     7.8 Solicitation of Proxy Statement and Written Consents. EPub will solicit the vote or written consent to the Merger from each of the stockholders and, if necessary, option holders of EPub as soon as practicable following the execution of this Agreement, and shall use reasonable efforts to obtain such consent. FV shall call a special meeting of its stockholders (the "FV Stockholders Meeting") for purposes of voting upon the Merger and this Agreement, and will exert reasonable efforts to obtain stockholder proxies. Such special meeting of stockholders shall be held as promptly as practicable after the SEC has approved or declined to review the Proxy Statement. The Board of Directors of EPub will recommend unanimously in the Proxy Statement the approval of the Merger by the EPub Stockholders. The Board of Directors of FV will recommend in the Proxy Statement the approval of the Merger by the FV Stockholders and, in any event, the Merger will be submitted to the stockholders of FV unless EPub otherwise agrees in writing.

     7.9 Exclusivity. None of the Majority Stockholders nor EPub will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets, of EPub or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Majority Stockholders will transfer or offer to transfer any of their EPub Capital Stock. The Majority Stockholders will vote their EPub Capital Stock in favor of approval and adoption of this Agreement and approval of the Merger and none of the Majority Stockholders will vote their EPub Capital Stock in favor of any alternative acquisition structured as a merger, consolidation, share exchange or asset acquisition.

     8. Post-Closing Covenants. With respect to the period following the Effective Time of the Merger:

     8.1 General. In case at any time after the Effective Time of the Merger any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below).

     8.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time of the Merger involving EPub or (B) arising out of FV's operation of the business of the Surviving Corporation following the Effective Time of the Merger in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the party, its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and

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

expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 10 below).

     8.3 Transition. None of the Majority Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of EPub from maintaining the same business relationships with the Surviving Corporation after the Effective Time of the Merger as it maintained with EPub prior to the Effective Time of the Merger.

     8.4 Confidentiality. Each of the Parties hereto hereby agrees to keep such information or knowledge obtained in any due diligence or other investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, except to the extent that such information is or becomes publicly known or available or is independently acquired or developed. In this regard, EPub and its employees (including the Majority Stockholders) and agents acknowledge that FV's Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, EPub its employees and agents, and the Majority Stockholders acknowledge and agree not to engage in any transactions in FV's Common Stock in violation of applicable insider trading laws.

     8.5  Company Employee Matters.

     (a) Employment Offers. All EPub employees will continue to be employees of EPub as of the day after the Effective Date; provided, however, that the provisions of this Agreement shall not be construed to affect the status of any employee as an "at will" employee, or to in any way limit the ability of FV to terminate the employment of any employee at any time after the Closing.

     (b) Salary and Benefits. EPub employees will receive salary and benefits from FV which are no less favorable than the salary and benefits currently received. For avoidance of doubt, the previous sentence shall not prevent FV or EPub from terminating the employment of any employee at any time.

     8.6 FIRPTA Compliance. On the Closing Date, EPub shall deliver to FV a properly executed statement in a form reasonably acceptable to FV for purposes of satisfying FV's obligations under U.S. Treasury Regulation Section 1.1445-2(c)(3).

     8.7 Stockholder Certificate. EPub shall distribute to each EPub Stockholder, and use reasonable efforts to cause such EPub Stockholders to execute and deliver to FV prior to the Effective Time of the Merger, a Stockholder Certificate in the form attached hereto as Exhibit B.

     9. Conditions to Obligations to Close

     9.1 Conditions to FV's and Sub's Obligation to Close. The obligations of FV and Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) EPub and the Majority Stockholders shall have performed and complied with all of their respective covenants hereunder in all respects through the Closing;

          (c) EPub shall have procured all of the third party consents specified in Section 5.4 of the EPub Disclosure Letter;

          (d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect materially and adversely the right of FV to control EPub following the Effective Time of the Merger, or
     (D) affect materially and adversely the right of FV or EPub to own EPub's assets (including without limitation its intellectual property

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

     assets) and to operate EPub's businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused any of the effects under clause (A), (B), (C), or
     (D) of this Section 9.1(d) to occur.

          (e) the President and the Secretary of EPub shall have delivered to FV a certificate to the effect that each of the conditions specified above in
     Section 9.1(a) to 9.1(d) (inclusive) is satisfied in all respects;

          (f) the Parties shall have received all authorizations, consents and approvals of governments and governmental agencies referred to in Section
     5.4 or Section 7.2 above or disclosed in a corresponding section in the EPub Disclosure Letter.

          (g) each of Andrew Currie and Brian Makare shall have executed and delivered a Noncompetition Agreement in the form attached hereto as Exhibit E, and each of Andrew Currie, Brian Makare and EPub shall have executed and delivered the Employment Agreements in the form attached hereto as Exhibit I, and each such agreement shall be in full force and effect;

          (h) FV shall have received from counsel to EPub an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to FV, and dated as of the Closing Date;

          (i) FV and EPub shall have received substantially identical written opinions of Wilson Sonsini Goodrich & Rosati, P.C., and Cooley Godward LLP, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon the Tax Representation Statements delivered pursuant to Section 9.1(l) and 9.2(k) below.

          (j) this Agreement and the Merger shall have been approved by the vote of the holders of at least 90% of the outstanding Capital Stock of EPub and holders of no more than three percent (3%) of the outstanding EPub Capital Stock shall have exercised of or shall be eligible to exercise any dissenters' rights with respect to the Merger;

          (k) this Agreement and the Merger, as well as an amendment to FV's Certificate of Incorporation to increase FV's authorized capital stock, shall have been approved by the required vote of the holders of Common Stock of FV pursuant to the DGCL and the rules of the Nasdaq National Market;

          (l) EPub and the Majority Stockholders as a group shall have entered into Tax Representation Statements to permit the rendering of the opinions as to tax matters set forth in Section 9.1(i) above;

          (m) There shall not have occurred any Material Adverse Effect on EPub since the date of this Agreement;

          (n) Each of the officers and directors of the Company shall have resigned; and

          (o) This Agreement shall have been approved and adopted and the Merger shall have been approved by holders of a majority of the shares of FV Common Stock represented and voting on the Merger at the FV Stockholders Meeting, other than shares held by SOFTBANK Holdings Inc., SOFTBANK Technology Partners IV, L.P. and their respective affiliates.

          (p) As of immediately prior to the Effective Time of the Merger, all shares of Series A Preferred Stock and Series A-1 Preferred Stock of EPub shall have been converted into an equal number of shares of Common Stock of EPub.

          (q) Each of the EPub Stockholders shall have executed and delivered to FV a Stockholder Representation Statement in the form attached hereto as Exhibit B.

     FV may waive any condition (in whole or in part) specified in this Section
9.1 if it executes a writing so stating at or prior to the Closing.

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

     9.2 Conditions to EPub's Obligation. The obligation of EPub and the Majority Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) FV shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or
     (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) the President or other duly authorized officer of FV shall have delivered to EPub a certificate to the effect that each of the conditions specified above in Section 9.2(a) to 9.2(c) (inclusive) is satisfied in all respects;

          (e) EPub shall have received from counsel to FV an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to EPub, and dated as of the Closing Date;

          (f) FV and EPub shall have received substantially identical written opinions of Wilson Sonsini Goodrich & Rosati, P.C., and Cooley Godward LLP, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon the Tax Representation Statements delivered pursuant to Section 9.1(l) and 9.2(k) below;

          (g) FV shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit J and such agreement shall be in full force and effect;

          (h) The average of the high and low sales prices for the FV Common Stock as reported by the Nasdaq Stock Market shall not have been less than $1.40 (as adjusted for stock splits, stock dividends and similar events) for more than seven days of the fifteen day trading period ending three days prior to the Closing Date;

          (i) FV shall not have received notice of the commencement of any action for de-listing of the FV Common Stock from the Nasdaq National Market;

          (j) There shall not have occurred any Material Adverse Effect on FV since the date of this Agreement; provided however, that a decline in the price of the FV Common Stock shall not be considered a Material Adverse Effect; and

          (k) FV shall have entered into a Tax Representation Statement to permit the rendering of the opinions as to tax matters set forth in Section 9.2(f) above.

     EPub may waive any condition (in whole or in part) specified in this
Section 9.2 if it executes a writing so stating at or prior to the Closing.

     10. Survival of Representations, Warranties and Covenants; Escrow

     10.1 Survival of Representations and Warranties. All covenants of EPub and the Majority Stockholders to be performed prior to the Effective Time, and all representations and warranties of EPub in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of twelve (12) months from the Effective Time of the Merger; provided that all covenants, representations and warranties relating to title to and validity of capital stock and taxes shall survive until expiration of the applicable statutes of limitations. Following the Effective Time of the Merger, the remedies of FV and the

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

EPub Stockholders for breach of any of the foregoing shall be as set forth in
Section 10.2. All representations and warranties of FV in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of twelve (12) months from the Effective Time of the Merger.

     10.2  Escrow Arrangements

     (a) Escrow Fund; Indemnity.

          (i) As soon as practicable after the Effective Time, shares of FV Common Stock which comprise the Escrow Amount, without any act of any EPub Stockholder, will be deposited with Chase Manhattan Bank & Trust, N.A. as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each EPub Stockholder (other than Catalyst) shall be in proportion to the aggregate Merger Consideration which such holder would otherwise be entitled under Section
     3.1. The Escrow Agent shall not be responsible for confirming that the shares contributed to the Escrow Fund comprise the Escrow Amount or that the portion contributed on behalf of each EPub Stockholder is in the proper proportion, which determination shall be made by FV. The EPub Stockholders (other than Catalyst), severally but not jointly, agree to indemnify and hold FV and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by FV, its officers, directors, or affiliates (including EPub) directly or indirectly as a result of (A) any breach of a representation or warranty of EPub or the Majority Stockholders contained in this Agreement, or (B) any failure by EPub or the Majority Stockholders to perform or comply with any covenant contained in this Agreement. The Escrow Fund shall be available to compensate FV and its affiliates for such Losses. The EPub Stockholders shall not have any right of contribution from FV or EPub with respect to any Loss claimed by FV. FV, EPub and the Majority Stockholders each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Resort to the Escrow Fund shall be the exclusive contractual remedy of FV and its Affiliates against EPub or any of its directors, officers, representatives, agents or stockholders or the EPub Stockholders for any such breaches and misrepresentations if the Merger does close; provided, however, that nothing herein shall limit any remedy for any knowing breach of any representation, warranty or covenant or for fraud; provided further that no EPub Stockholder shall be required to compensate FV and its affiliates for Losses in an amount exceeding the value of such EPub Stockholder's pro rated portion of the Merger Consideration.

          (ii) FV agrees to indemnify and hold the EPub Stockholders (other than Catalyst) harmless against all Losses to such EPub Stockholders directly or indirectly as a result of (A) any breach of a representation or warranty of FV or Sub contained in this Agreement, or (B) any failure by the FV or Sub to perform or comply with any covenant contained in this Agreement. FV and Sub's indemnification obligations pursuant to this Section 10.2 shall be limited to Losses to the EPub Stockholders with an aggregate amount of 17.14% of value of Merger Consideration; provided, however, that nothing herein shall limit any remedy for any knowing breach of any representation, warranty or covenant or for fraud.

     (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall remain in existence during the period following the Closing for twelve (12) months (the "Escrow Period"). At the expiration of the Escrow Period a portion of the Escrow Fund shall be released from Escrow to the EPub Stockholders (other than Catalyst) in an amount equal to the Escrow Amount less an amount equal to the sum of (i) all amounts theretofore distributed out of the Escrow Fund to FV and its Affiliates pursuant to this Section 10 and (ii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of FV, subject to the reasonable objection of the Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 10.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the end of the Escrow Period, which amount shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved

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

(such resolution to be evidenced by the written agreement of FV and Agent (as defined below) or the written decision of the arbitrators as described in
Section 10.2(f)), the Escrow Agent shall deliver to the EPub Stockholders (other than Catalyst) the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the EPub Stockholders pursuant to this Section 10.2(b) and Section 10.2(d)(iii) shall be made in proportion to their respective original contributions to the Escrow Fund, as calculated by the Agent (as defined below).

     (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of FV and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     (d) Distributions; Voting; Claims Upon Escrow Fund.

          (i) Any shares of FV Common Stock or other equity securities issued or distributed by FV (including shares issued upon a stock split) ("New Shares") in respect of FV Common Stock in the Escrow Fund which have not been released from the Escrow Fund, shall be added to the Escrow Fund and become a part thereof. Any cash dividends paid on FV Common Stock in the Escrow Fund, shall be paid to the persons who, prior to the Merger, were stockholders in accordance with their respective contributions to the Escrow Fund. New Shares and cash dividends issued in respect of FV Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the record holders thereof.

          (ii) Each person who, prior to the Merger was a stockholder of EPub shall have voting rights with respect to the shares of FV Common Stock contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of FV Common Stock) so long as such shares of FV Common Stock or other voting securities are held in the Escrow Fund.

          (iii) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of FV (an "Officer's Certificate"): (A) stating that FV or its Affiliates has incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, and (C) indicating the number of shares of FV Common Stock to be disbursed to FV out of the Escrow Fund, the Escrow Agent shall, subject to the provisions of Section 10.2(e) hereof, deliver to FV out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses.

          (iv) For the purposes of determining the number of shares of FV Common Stock to be disbursed to FV out of the Escrow Fund, the shares of FV Common Stock shall be valued at the Fair Market Value of such shares. For purposes hereof, the "Fair Market Value" of the FV Common Stock shall be determined by using the average closing price of the FV Common Stock as reported in the Wall Street Journal, for the ten (10) consecutive trading days ending five (5) days prior to the date that the shares of FV Common Stock are disbursed to FV out of the Escrow Fund.

     (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Agent (as defined in Section 10.2(g)), and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to FV of any Escrow Amount specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with such Officer's Certificate and Section 10.2(d) hereof, provided that no such payment or delivery may be made if the Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     (f) Resolution of Conflicts; Arbitration.

          (i) In case the Agent shall so object in writing to any claim or claims made in any Officer's Certificate within 30 days after delivery of such Officer's Certificate, the Agent and FV shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Agent and FV should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof;

          (ii) If no such agreement can be reached after good faith negotiation, either FV or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to FV and the Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, FV and the Agent cannot mutually agree on one arbitrator, FV and the Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period not to exceed forty-five (45) and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer=s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.2(e) to the hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Funds in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). In the event that the Escrow Agent has not received evidence of resolution under Section 10.2(f)(i) or this Section 10.2(f)(ii), Escrow Agent shall continue to hold the Escrow Funds in accordance herewith.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Diego County, California under the rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 10.2(f) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by FV, on the one hand and the EPub Stockholders, on the other. Neither the expenses that the Agent incurs in the course of any arbitration pursuant to this Section 10.2(f) nor the Agent's portion of the fees of the arbitrators or the administrative fees for the American Arbitration Association shall be deducted from any amounts held in the Escrow Fund.

     (g) Agent of the Stockholders; Power of Attorney.

          (i) In the event that the Merger is approved by the EPub Stockholders, effective upon such vote, and without any further act of any stockholder, Andrew Currie shall be appointed as agent and attorney-in-fact (together, the "Agent") for each stockholder of EPub on whose behalf shares were deposited into escrow, for and on behalf of such stockholders, to give and receive notices and communications, to authorize delivery to FV of shares from the Escrow Fund in satisfaction of claims by FV, to object to such deliveries, to agree to, negotiate, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate for the accomplishment of the foregoing. Such Agent may be changed by the stockholders of EPub from time to time upon not less than thirty (30) days' prior written notice to FV and Escrow Agent; provided that the Agent may not be removed unless holders of a two-thirds interest of the Escrow Amount in the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Agent, and the Agent shall not receive compensation for his or her services. Notices or communications to or from the Agent shall constitute notice to or from each of the stockholders of EPub.

          (ii) The Agent shall not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of EPub on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent.

     (h) Actions of the Agent. A decision, act, consent or instruction of the Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and FV may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of each every such stockholder of EPub. The Escrow Agent and FV are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

     (i) Third-Party Claims. In the event FV becomes aware of a third-party claim which FV believes may result in a demand against the Escrow Fund, FV shall notify the Agent of such claim, and the Agent and the stockholders of EPub who have monies in the escrow shall be entitled, at their expense, to participate in any defense of such claim. FV shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Agent has consented to any such settlement, the Agent shall have no power or authority to object under any provision of this Section 10 to the amount of any claim by FV against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

     (j) Escrow Agent's Duties.

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of FV and the Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent=s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (ix) In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (x) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

     (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by FV in accordance with the schedule of the Escrow Agent delivered to FV at or prior to the execution of this Agreement. Such fee schedule may be amended or modified upon mutual consent of FV and the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney=s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

     11. Termination

     11.1 Termination of the Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (a) FV and EPub may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing;

          (b) by FV, or by EPub if: (i) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Merger or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by FV if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity, which would: (i) prohibit FV's or EPub's ownership or operation of all or a portion of the business of EPub or (ii) compel FV or EPub to dispose of or hold separate all or a portion of the business or assets of FV or EPub as a result of the Merger;

          (d) FV may terminate this Agreement by giving written notice to EPub and the Majority Stockholders at any time prior to the Closing (A) in the event that FV is not in material breach of its obligations under this Agreement and either of EPub or the Majority Stockholders has materially breached any representation, warranty, or covenant contained in this Agreement and such breach has not been cured within ten (10) calendar days after written notice to EPub or the EPub Stockholders, as the case may be (provided that no cure period is required for a breach which by its nature cannot be cured) or (B) if the Closing shall not have occurred (1) on or before November 30, 1998 in the event the SEC determines to undertake a review the Proxy Statement or (2) on or before October 31, 1998 in the event the SEC determines to not to undertake a review the Proxy Statement, by reason of the failure of any condition precedent under Section 9.1 hereof (unless the failure results primarily from FV itself breaching any representation, warranty, or covenants contained in this Agreement); and

          (e) EPub may terminate this Agreement by giving written notice to FV at any time prior to the Closing (A) in the event EPub and the Majority Stockholders are not in material breach of their obligations under this Agreement FV has materially breached any representation, warranty, or covenant contained in this Agreement and such breach has not been cured within ten (10) calendar days after written notice to FV (provided that no cure period shall be required for a breach which by its nature cannot be cured), or (B) if the Closing shall not have occurred on or before (1) on or before November 30, 1998 in the event the SEC determines to undertake a review the Proxy Statement or (2) on or before October 31, 1998 in the event the SEC determines to not to undertake a review the Proxy Statement, by reason of the failure of any condition precedent under Section 9.2 hereof (unless the failure results primarily from EPub or either of the Majority Stockholders breaching any representation, warranty, or covenants contained in this Agreement).

     11.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 11 above, all rights and obligations of the Parties hereunder (including rights and obligations pursuant to indemnity provisions contained in the Section 10.2 hereof) shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided that each Party shall remain liable for any breaches of this Agreement prior to its termination and provided, further, that the provisions contained in Section 12 shall survive termination.

     12. Miscellaneous.

     12.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of FV and EPub; provided, however, that FV may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case FV will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     12.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties (other than the EPub Stockholders who are not Majority Stockholders) and their respective successors and permitted assigns.

     12.3 Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that FV may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

     12.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.6 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below:

        If to FV:
               First Virtual Holdings Incorporated
           4104 Sorrento Valley Blvd., Suite 200
           San Diego, CA 92121
           Attention: Keith S. Kendrick, President
           Facsimile: 619-410-3701

        Copy to:
               Wilson Sonsini Goodrich & Rosati
           Professional Corporation
           650 Page Mill Road
           Palo Alto, California 94304-1050
           Attention: John T. Sheridan
           Facsimile: 650-493-6811

        If to EPub or the Majority Stockholders:
               Email Publishing Inc.
           6685 Gunpark Drive East, Suite 240
           Boulder, Colorado 80301
           Attention: Andrew Currie
           Facsimile: 303-440-0303

        Copy to:
               Cooley Godward LLP
           2595 Canyon Boulevard, Suite 250
           Boulder, Colorado 80302
           Attention: Michael L. Platt, Esq.

        If to the Escrow Agent:
               Chase Manhattan Bank and Trust Company, National Association 101 California Street, Suite 2725
           San Francisco, CA 94111-5830
           Attention: James Nagy

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties ten (10) days' advance written notice to the other parties pursuant to the provisions above.

     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     12.9 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement (other than matters subject to arbitration pursuant to the terms of this Agreement or the other agreements delivered by the Parties pursuant hereto) shall be solely and exclusively resolved by a court of competent jurisdiction in the State of California. The Parties hereby consent to the jurisdiction of the Superior Court of the State of California and the United States District Courts of California and waive any objections or rights as to forum nonconvenience, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

     12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by FV, EPub and a majority-in-interest of the Majority Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

     12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.12 Expenses. Each of FV, EPub and the Majority Stockholders will bear its or their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. FV acknowledges that EPub's legal fees and expenses of Cooley Godward LLP and auditing fees and expenses of PricewaterhouseCoopers LLP shall be borne by EPub. Notwithstanding the foregoing, in the event that this Agreement is terminated prior to consummation of the Merger due to a failure to satisfy the condition set forth in Section 9.1(o) or 9.1(k) hereof, FV shall pay the reasonable out-of-pocket legal and accounting fees and expenses and travel expenses of EPub up to a total of $150,000, upon presentment of invoices therefor.

     12.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     12.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.15 Attorneys' Fees. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

    EPUB:                                                    EMAIL PUBLISHING INC.
                                                             By: /s/ ANDREW CURRIE
                                                                 --------------------------------------
                                                                 Andrew Currie, President and CEO

    FV:                                                      FIRST VIRTUAL HOLDINGS INCORPORATED

                                                             By: /s/ KEITH S. KENDRICK
                                                                 --------------------------------------
                                                                 Keith S. Kendrick, President

    SUB:                                                     EPUB HOLDINGS, INC.

                                                             By: /s/ KEITH S. KENDRICK
                                                                 --------------------------------------

    Escrow Agent:                                            CHASE MANHATTAN BANK
                                                             AND TRUST COMPANY,
                                                             NATIONAL ASSOCIATION

                                                             By: /s/ JAMES NAGY
                                                                 --------------------------------------

    Majority Stockholders:

                                                             /s/ ANDREW CURRIE
                                                             ------------------------------------------
                                                             Andrew Currie

                                                             /s/ BRIAN MAKARE
                                                             ------------------------------------------
                                                             Brian Makare

                                                             /s/ BRADLEY FELD
                                                             ------------------------------------------
                                                             Bradley Feld

                                                             /s/ DAN LYNCH
                                                             ------------------------------------------
                                                             Dan Lynch

                                                             /s/ JOHN STRAUSS
                                                             ------------------------------------------
                                                             John Strauss

                                                             Softven No. 2 Investment Enterprise
                                                             Partnership

                                                             By: /s/ YOSHITAKA KITAO
                                                                 --------------------------------------
                                                             Name: Yoshitaka Kitao
                                                             Title: President

                                                             Catalyst Infotech Development Fund, L.P.
                                                             By: Catalyst Venture Management, L.L.C.

                                                             By: /s/ CRAIG F. DAWSON
                                                                 --------------------------------------
                                                             Name: Craig F. Dawson
                                                             Title: Manager

                                                             WHP Family Limited Partnership

                                                             By: /s/ WILLIAM H. PAYNE
                                                                 --------------------------------------
                                                             Name: William H. Payne
                                                             Title: General Partner

                                                             Grandhaven L.L.C.
                                                             By: Hexagon Investments, Inc.

                                                             By: /s/ SCOTT J. REIMER
                                                                 --------------------------------------
                                                                 Scott J. Reimer, President

                                                             Hexagon Investments L.L.C.

                                                             By: /s/ SCOTT J. REIMER
                                                                 --------------------------------------
                                                                 Scott J. Reimer, President

                                                             Labyrinth Enterprises L.L.C.
                                                             By: Hexagon Investments, Inc.

                                                             By: /s/ SCOTT J. REIMER
                                                                 --------------------------------------
                                                                 Scott J. Reimer, President

                                                             Legacy Enterprises L.L.C.
                                                             By: Hexagon Investments, Inc.

                                                             By: /s/ SCOTT J. REIMER
                                                                 --------------------------------------
                                                                 Scott J. Reimer, President

                                                                         ANNEX B

                        DELAWARE GENERAL CORPORATION LAW
                                APPRAISAL RIGHTS

262 APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of a merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market systems security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
     (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)

                                                                         ANNEX C

                                August 19, 1998

Board of Directors
First Virtual Holdings, Incorporated
4104 Sorrento Valley Boulevard, Suite 200
San Diego, CA 92121

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to First Virtual Holdings, Inc. (the "Company" or "First Virtual") of the transaction (the "Transaction") contemplated by the terms of the Agreement and Plan of Reorganization dated as of August 20, 1998 (the "Agreement"), by and among the Company, EPub Holdings, Inc. (a wholly-owned subsidiary of the Company), Email Publishing, Inc. ("EPI") and certain other parties. The Agreement provides for and contemplates, among other things, the acquisition of EPI by the Company pursuant to a merger of EPub Holdings, Inc. with and into EPI, in which each share of capital stock of EPI issued and outstanding immediately prior to the effective time of such merger will be converted into the right to receive a number of shares of First Virtual common stock equal to 6,000,000 shares divided by the aggregate number of shares of common stock of EPI outstanding as of the effective time or issuable upon exercise of all outstanding Stock Rights (as defined in the Agreement).

     In connection with our review of the Transaction and the preparation of our opinion herein, we have examined: (a) the Agreement; (b) the unaudited historical financial statements of EPI for the six months ended June 30, 1998;
(c) the unaudited historical financial statements of EPI and the audited historical financial statements of the Company for the fiscal year ended December 31, 1997; (d) the unaudited historical financial statements of EPI and the audited historical financial statements of the Company for the fiscal year ended December 31, 1996; (e) certain internal financial information including various forecast scenarios prepared by EPI's management; and (f) certain other public and non-public information available concerning EPI and the Company. We have also held discussions with members of senior management and directors of the Company and their advisors, as well as representatives of EPI and their advisors with respect to the terms of the Agreement and to discuss the foregoing and have considered other matters which we have deemed relevant to our inquiry.

     We have not assumed responsibility for the accuracy and completeness of any financial or other information and have not attempted to verify independently any of such information, nor have we made or obtained an independent appraisal of the assets of the Company or EPI. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of EPI's management as to the future financial performance of EPI. Except as otherwise set forth herein, our opinion herein is based upon circumstances existing and disclosed to us and can be evaluated as of the date of this letter.

     In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company. We have also assumed that the final form of the Agreement, including exhibits thereto, as and when executed, will be substantially similar to the draft thereof reviewed by us.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including (a) historical revenues, operating earnings (losses), operating cash flows, net losses, working capital position (positive or negative), capitalization and retained earnings (deficit) as to EPI, the Company and certain private and publicly held companies; (b) the current financial position, results of operations and financial prospects of EPI and the Company; (c) the historical market prices and trading volumes of First Virtual common stock from the commencement of public trading through the period ending five days prior to the public announcement of the Transaction; and (d) the general condition of the securities markets.

     William Blair & Company has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. For our services relating to the Transaction, including the rendering of this opinion, the Company will pay us a fee and indemnify us against certain liabilities. In the ordinary course of business, we may for our own account and the accounts of our customers at any time hold a long or short position in the securities of the Company.

     Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Transaction to the Company. We do not address the merits of the underlying decision by the Company to engage in the Transaction and this opinion does not constitute a recommendation of how any common stockholder should vote at any meeting of stockholders of the Company to consider the Transaction. This opinion may be reproduced in full in any Proxy or Information Statement delivered to the common stockholders but may not otherwise be disclosed or referred to without our prior written consent.

     We are not expressing any opinion hereby as to the prices at which the First Virtual common stock will trade following the closing of the Transaction, which may vary depending upon, among other factors, changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that the Transaction is fair, from a financial point of view, to First Virtual.

                                          Very truly yours,

                                           /s/  William Blair & Company, L.L.C.

                                          --------------------------------------
                                             WILLIAM BLAIR & COMPANY, L.L.C.

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       FIRST VIRTUAL HOLDINGS INCORPORATED
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                ___________, 1998


     The undersigned stockholder of First Virtual Holdings Incorporated (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders of the Company to be held on _________, 1998 at _______ a.m., local time, at the Company's principal place of business, 4104 Sorrento Valley Blvd., Suite 200, San Diego, California 92121 (telephone (619) 410-3700), and hereby revokes all previous proxies and appoints ________ and __________, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Special Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner specified on the reverse side:

                  (Continued and to be signed on reverse side)

[X]  Please mark your
     votes as in this
     example


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE MERGER PROPOSAL AND THE OTHER PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE
               THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

1. Proposal to (i) approve and adopt the Agreement and Plan of Reorganization, dated as of August 20, 1998, among the Company, Email Publishing Inc., a Delaware corporation ("EPub"), EPub Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), certain stockholders of EPub and Chase Manhattan Bank & Trust Company, N.A., as escrow agent and (ii) approve the merger of Sub with and into EPub pursuant to which EPub will become a wholly-owned subsidiary of the Company and all outstanding shares of EPub capital stock will be converted into shares of the Company's common stock.

                       FOR         AGAINST        ABSTAIN
                       [ ]            [ ]           [ ]

2. Proposal to approve an amendment to the Company's Certificate of Incorporation that will change the Company's name.

                       FOR         AGAINST        ABSTAIN
                       [ ]            [ ]           [ ]

3. Proposal to approve an amendment to the Company's Certificate of Incorporation that will increase the number of authorized shares of the Company's common stock from 40,000 to 100,000,000 shares.

                       FOR         AGAINST        ABSTAIN
                       [ ]            [ ]           [ ]

4. Proposal to amend the Company's 1995 Stock Plan to increase the number of shares of common stock available for issuance thereunder by 2,000,000 shares to an aggregate of 6,000,000 shares.

                       FOR         AGAINST        ABSTAIN
                       [ ]            [ ]           [ ]

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.


       I Plan to attend the meeting:  [ ]


SIGNATURE(S) _________________________________________ DATED _______,  1998

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)